    As filed with the Securities and Exchange Commission on November 26, 1997


                                                      Registration No. 333-36663
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------




                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------



                              PILLOWTEX CORPORATION
             (Exact name of registrant as specified in its charter)

          TEXAS                                 2392                         75-2147728
(State or other jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)        Classification Code Number)          Identification
                                                                               Number)

                                  4111 MINT WAY
                               DALLAS, TEXAS 75237
                                 (214) 333-3225

   (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


                            JOHN H. KARNES, JR., ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              PILLOWTEX CORPORATION
                                  4111 MINT WAY
                               DALLAS, TEXAS 75237
                                 (214) 333-3225

       (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                               ------------------
                                   Copies to:

    TROY B. LEWIS, ESQ.                       DENNIS J. BLOCK, ESQ.
JONES, DAY, REAVIS & POGUE                 WEIL, GOTSHAL & MANGES LLP
2300 TRAMMELL CROW CENTER                       767 FIFTH AVENUE
    2001 ROSS AVENUE                        NEW YORK, NEW YORK 10153
   DALLAS, TEXAS 75201                          (212) 310-8000
    (214) 220-3939

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER OF A WHOLLY OWNED SUBSIDIARY OF PILLOWTEX CORPORATION ("PILLOWTEX") WITH AND INTO FIELDCREST CANNON, INC. ("FIELDCREST") PURSUANT TO THE AGREEMENT AND PLAN OF MERGER FILED AS EXHIBIT 2.1 HERETO (AS AMENDED, THE "MERGER AGREEMENT") HAVE BEEN SATISFIED OR WAIVED.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                              PILLOWTEX CORPORATION
                                  4111 MINT WAY
                               DALLAS, TEXAS 75237


                                                               November 26, 1997


Dear Shareholders:


         You are invited to attend the Special Meeting of Shareholders of Pillowtex Corporation ("Pillowtex") to be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1071 Avenue of the Americas, 10th Floor, New York, New York (including any postponement or adjournment thereof, the "Pillowtex Special Meeting").


         At the Pillowtex Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance (the "Share Issuance") of up to 5,600,000 shares of Common Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Common Stock") and of 65,000 shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Preferred Stock") in connection with the acquisition by Pillowtex of Fieldcrest Cannon, Inc. ("Fieldcrest") and related financing transactions. The acquisition by Pillowtex of Fieldcrest will be effected by means of a merger (the "Merger") of a wholly owned subsidiary of Pillowtex with and into Fieldcrest. The Merger will result in Fieldcrest becoming a wholly owned subsidiary of Pillowtex.

         The Merger is provided for in an Agreement and Plan of Merger dated as of September 10, 1997 (as amended, the "Merger Agreement") by and among Pillowtex, a wholly owned subsidiary of Pillowtex, and Fieldcrest. As a result of the Merger, each outstanding share of Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Common Stock") will be converted into a right to receive total consideration valued at $34.00, consisting of (i) a cash payment in an amount equal to $27.00 and (ii) a number (the "Conversion Number") of shares of Pillowtex Common Stock equal to the quotient obtained by dividing $7.00 by the average of the closing sales prices per share of Pillowtex Common Stock on the New York Stock Exchange (the "NYSE") for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the closing date for the Merger (the "Determination Price"), except that, absent an election by Pillowtex as described below, the Conversion Number will not be more than
0.333 or less than 0.269. If the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the cash portion of such consideration and/or the Conversion Number such that the aggregate value of the cash and Pillowtex Common Stock (valued at the Determination Price) comprising such consideration equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement.


         For example, assuming the Determination Price is $26 1/2 (i.e., the closing price per share of Pillowtex Common Stock as reported in the NYSE Composite Tape on November 25, 1997, the last full trading day prior to the date of the accompanying Joint Proxy Statement/Prospectus), the Conversion Number would be 0.269. You may obtain by telephone from Innisfree M&A Incorporated at (888) 750-5834 the average of the closing sales prices per share of the Pillowtex Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of your call and the Conversion Number that would result if the Determination Price were to equal such average. Because the actual Determination Price and Conversion Number will not be determinable until the fifth trading day prior to the closing date for the Merger (the "Determination Date"), you should bear in mind that the actual Determination Price and Conversion Number may vary from the example set forth above and from information obtained from Innisfree M&A Incorporated prior to the Determination Date. The prices at which shares of Pillowtex Common Stock may trade are subject to fluctuation based on many factors, including general economic and industry conditions and the performance of, and investor expectations for, Pillowtex. During the period commencing on September 1, 1997 and ending on November 25, 1997 (i.e., the last full trading day prior to the date of the accompanying Joint Proxy Statement/Prospectus), the sales prices per share of Pillowtex Common Stock as reported on the NYSE Composite Tape ranged from a high of $31 1/4 to a low of $22 7/8. The following table sets forth the Conversion Number resulting from each of the Determination Prices indicated:

                                                  Resulting
        Determination Price                   Conversion Number
        -------------------                   -----------------
               $26.00                               0.269
               $25.00                               0.280
               $24.00                               0.292
               $23.00                               0.304
               $22.00                               0.318
               $21.00                               0.333


Under the Merger Agreement, absent an election by Pillowtex as described above, the Conversion Number will not be more than 0.333 even if the Determination Price is less than $21.00 and the Conversion Number will not be less than 0.269 even if the Determination Price exceeds $26.00.


         As a result of the Merger, each outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 per share, of Fieldcrest ("Fieldcrest Preferred Stock"), other than shares converted into Fieldcrest Common Stock prior to the Merger, will be converted into a right to receive total consideration valued at $58.12, consisting of (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 1.7094 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 1.7094.

         Pillowtex's Board of Directors has determined that the Merger is in the best interests of Pillowtex and its shareholders and has unanimously approved the Merger and the related financing transactions described in the accompanying Joint Proxy Statement/Prospectus. At the request of Pillowtex, on September 5, 1997, Bear, Stearns & Co. Inc. ("Bear Stearns"), Pillowtex's financial advisor, delivered to the Board of Directors of Pillowtex an oral opinion, which was subsequently confirmed in a written opinion dated as of September 10, 1997, to the effect that, as of such date and subject to the assumptions and qualifications set forth in its written opinion, the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock in connection with the Merger was fair, from a financial point of view, to the shareholders of Pillowtex.

         Pillowtex's shareholders must approve the issuance (i.e., the Share Issuance) of both the shares of Pillowtex Common Stock to be issued in connection with the Merger and the shares of Pillowtex Preferred Stock (which will be convertible into Pillowtex Common Stock) to be issued in connection with the financing transactions relating to the Merger in order to comply with the requirements of the NYSE. Under the NYSE's shareholder approval policy, shareholder approval generally is required prior to the issuance of securities when common stock or securities convertible into common stock are to be issued in any transaction or series of related transactions if (i) upon issuance the common stock will have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or convertible securities or
(ii) the number of shares of common stock to be issued will be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance. Pillowtex's shareholders are not otherwise being asked to approve the cash payments to be made to Fieldcrest's stockholders in connection with the Merger or to approve the financing transactions related to the Merger that will enable Pillowtex to make such cash payments.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PILLOWTEX VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

         Only shareholders of record at the close of business on November 5, 1997 (the "Pillowtex Record Date") are entitled to notice of and to vote at the Pillowtex Special Meeting. As of the Pillowtex Record Date, Charles M. Hansen, Jr., Chairman of the Board and Chief Executive Officer of Pillowtex, Mary R. Silverthorne, a director of Pillowtex, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A owned, in the aggregate, approximately 52.4% of the outstanding shares of Pillowtex Common Stock. Each of Mr. Hansen, Ms. Silverthorne, and such trusts has agreed to vote the shares of Pillowtex Common Stock held by such shareholder for the approval of the Share Issuance. Accordingly, the approval of the Share Issuance is expected to occur irrespective of whether or the manner in which other holders of Pillowtex Common Stock vote their shares.

         The Merger Agreement provides that, if the Pillowtex shareholders fail to approve the Share Issuance, among other things, (i) the consideration to be paid to the holders of Fieldcrest Common Stock will be a cash payment in an amount equal to $34.00 per share and (ii) the consideration to be paid to holders of Fieldcrest Preferred Stock will be a cash payment in an amount equal to $58.12 per share. If the Pillowtex shareholders were to fail to approve the Share Issuance, there can be no assurance that Pillowtex would be able to obtain financing adequate to enable it to pay the amounts described in the immediately preceding sentence on terms acceptable to Pillowtex, if at all. However, for the reasons described in the immediately preceding paragraph, the approval by Pillowtex shareholders of the Share Issuance is expected to occur.

         The holders of Pillowtex Common Stock will not have any appraisal rights in connection with the Merger or the Share Issuance.

         Please read carefully the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for additional information regarding the Share Issuance. Whether or not you plan to attend the Pillowtex Special Meeting, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you attend the Pillowtex Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card.


                                             Sincerely,


                                             /s/ Charles M. Hansen, Jr.


                                             Charles M. Hansen, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer

                              PILLOWTEX CORPORATION

                                  4111 MINT WAY
                               DALLAS, TEXAS 75237
                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON DECEMBER 19, 1997

                             ----------------------

To the Shareholders:


         Notice is hereby given that a Special Meeting of Shareholders of Pillowtex Corporation ("Pillowtex") is to be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1071 Avenue of the Americas, 10th Floor, New York, New York (including any postponement or adjournment thereof, the "Pillowtex Special Meeting") for the following purpose:


                  To consider and vote upon the issuance (the "Share Issuance") of up to 5,600,000 shares of Common Stock, par value $0.01 per share, of Pillowtex (the "Pillowtex Common Stock") and of 65,000 shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex (the "Pillowtex Preferred Stock") in connection with acquisition by Pillowtex of Fieldcrest Cannon, Inc. ("Fieldcrest") and related financing transactions. The acquisition by Pillowtex of Fieldcrest will be effected by means of a merger (the "Merger") of a wholly owned subsidiary of Pillowtex with and into Fieldcrest, whereupon Fieldcrest will become a wholly owned subsidiary of Pillowtex.

         Please read the accompanying Joint Proxy Statement/Prospectus carefully. The Joint Proxy Statement/ Prospectus and the Appendices thereto form a part of this Notice.

         Pillowtex's shareholders must approve the issuance (i.e., the Share Issuance) of both the shares of Pillowtex Common Stock to be issued in connection with the Merger and the shares of Pillowtex Preferred Stock (which will be convertible into Pillowtex Common Stock) to be issued in connection with the related financing transactions in order to comply with the requirements of the New York Stock Exchange (the "NYSE"). Under the NYSE's shareholder approval policy, shareholder approval generally is required prior to the issuance of securities when common stock or securities convertible into common stock are to be issued in any transaction or series of related transactions if (i) upon issuance the common stock will have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or convertible securities or (ii) the number of shares of common stock to be issued will be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance. Pillowtex's shareholders are not otherwise being asked to approve the cash payments to be made to Fieldcrest's stockholders in connection with the Merger or to approve the financing transactions related to the Merger that will enable Pillowtex to make such cash payments.

         Only shareholders of record at the close of business on November 5, 1997 (the "Pillowtex Record Date") are entitled to notice of and to vote at the Pillowtex Special Meeting. As of the Pillowtex Record Date, Charles M. Hansen, Jr., Chairman of the Board and Chief Executive Officer of Pillowtex, Mary R. Silverthorne, a director of Pillowtex, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A owned, in the aggregate, approximately 52.4% of the outstanding shares of Pillowtex Common Stock. Each of Mr. Hansen, Ms. Silverthorne, and such trusts has agreed to vote the shares of Pillowtex Common Stock held by such shareholder for the approval of the Share Issuance. Accordingly, the approval of the Share Issuance is expected to occur irrespective of whether or the manner in which other holders of Pillowtex Common Stock vote their shares.

         The Merger Agreement provides that, if the Pillowtex shareholders fail to approve the Share Issuance, among other things, (i) the consideration to be paid to the holders of Fieldcrest Common Stock will be a cash payment in an amount equal to $34.00 per share and (ii) the consideration to be paid to holders of Fieldcrest Preferred Stock will be a cash payment in an amount equal to $58.12 per share. If the Pillowtex shareholders were to fail to approve the Share Issuance, there can be no assurance that Pillowtex would be able to obtain financing adequate to enable it to pay the amounts described in the immediately preceding sentence on terms acceptable to Pillowtex, if at all. However, for the reasons described in the immediately preceding paragraph, the approval by Pillowtex shareholders of the Share Issuance is expected to occur.

         The holders of Pillowtex Common Stock will not have any appraisal rights in connection with the Merger or the Share Issuance.



                                             By Order of the Board of Directors


                                             /s/ Charles M. Hansen, Jr.


                                             Charles M. Hansen, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer
Dallas, Texas


November 26, 1997

                             FIELDCREST CANNON, INC.
                              ONE LAKE CIRCLE DRIVE
                        KANNAPOLIS, NORTH CAROLINA 28081


                                                               November 26, 1997


Dear Stockholder:


         You are cordially invited to attend a Special Meeting of Stockholders (the "Fieldcrest Special Meeting") of Fieldcrest Cannon, Inc. ("Fieldcrest") to be held at 8:00 a.m., Eastern Time, on Friday, December 19, 1997, at 1271 Avenue of the Americas, New York, New York.



         As described in the accompanying Joint Proxy Statement/Prospectus, at the Fieldcrest Special Meeting you will be asked to (i) consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 10, 1997 (as amended, the "Merger Agreement"), by and among Pillowtex Corporation ("Pillowtex"), Pegasus Merger Sub, Inc. ("Sub") and Fieldcrest pursuant to which Sub will be merged with and into Fieldcrest (the "Merger"), with Fieldcrest continuing as the surviving corporation and becoming a wholly owned subsidiary of Pillowtex, and (ii) if necessary, to approve any adjournment of the Fieldcrest Special Meeting without further notice except by announcement at the Fieldcrest Special Meeting.


         Pursuant to the Merger Agreement, each outstanding share of Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Common Stock") will be converted into a right to receive total consideration valued at $34.00, consisting of (i) a cash payment in an amount equal to $27.00 and (ii) a number (the "Conversion Number") of shares of Common Stock, par value $0.01 per share, of Pillowtex ("Pillowtex Common Stock") equal to the quotient obtained by dividing $7.00 by the average of the closing sales prices per share of Pillowtex Common Stock on the New York Stock Exchange (the "NYSE") for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Merger (the "Determination Price"), except that, absent an election by Pillowtex as described below, the Conversion Number will not be more than 0.333 or less than 0.269. If the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the cash portion of such merger consideration and/or the Conversion Number such that the sum of (i) the cash portion of such merger consideration and (ii) the product of (a) the Conversion Number and (b) the Determination Price equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement. The Fieldcrest directors presently expect that they would exercise their right to terminate the Merger Agreement if the Determination Price were to be below $21.00 and Pillowtex does not increase the merger consideration as described in the preceding sentence. If the Fieldcrest directors were to determine, based on the facts and circumstances existing at the time, that it would not be in the best interests of Fieldcrest's stockholders to terminate the Merger Agreement upon such occurrences, then notice of that determination would be given and Fieldcrest would at that time resolicit proxies from Fieldcrest's stockholders regarding the vote on the Merger Agreement.


         For example, assuming the Determination Price is $26 1/2 (i.e., the closing price per share of Pillowtex Common Stock as reported in the NYSE Composite Tape on November 25, 1997, the last full trading day prior to the date of the accompanying Joint Proxy Statement/Prospectus), the Conversion Number would be 0.269. You may obtain by telephone from Morrow & Company, Inc. at
(800) 662-5200 the average of the closing sales prices per share of the Pillowtex Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of your call and the Conversion Number that would result if the Determination Price were to equal such average. Because the actual Determination Price and Conversion Number will not be determinable until the fifth trading day prior to the closing date for the Merger (the "Determination Date"), you should bear in mind that the actual Determination Price and Conversion Number may vary from the example set forth above and from information obtained from Morrow & Company, Inc. prior to the Determination Date. The prices at which shares of Pillowtex Common Stock may trade are subject to fluctuation based on many factors, including general economic and industry conditions and the performance of, and investor expectations for, Pillowtex. During the period commencing on September 1, 1997 and ending on November 25, 1997 (i.e., the last full trading day prior to the date of the accompanying Joint Proxy Statement/Prospectus), the sales prices per share of Pillowtex Common Stock as reported on the NYSE Composite Tape ranged from a high of $31 1/4 to a low of $22 7/8. The following table sets forth the Conversion Number resulting from each of the Determination Prices indicated:

                                                  Resulting
        Determination Price                   Conversion Number
        -------------------                   -----------------
               $26.00                               0.269
               $25.00                               0.280
               $24.00                               0.292
               $23.00                               0.304
               $22.00                               0.318
               $21.00                               0.333


Under the Merger Agreement, absent an election by Pillowtex as described above, the Conversion Number will not be more than 0.333 even if the Determination Price is less than $21.00 and the Conversion Number will not be less than 0.269 even if the Determination Price exceeds $26.00.


         As a result of the Merger, each outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 share, of Fieldcrest ("Fieldcrest Preferred Stock"), other than shares converted into Fieldcrest Common Stock prior to the Merger, will be converted into a right to receive total consideration valued at $58.12, consisting of (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 1.7094 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 1.7094.

         Consummation of the Merger is subject to certain conditions, including approval and adoption of the Merger Agreement by the affirmative vote of the holders of 66 2/3% Stock. Holders of Fieldcrest Preferred Stock are not entitled to vote at the Fieldcrest Special Meeting.


         Fieldcrest's 6% Convertible Debentures due 2012 (the "Fieldcrest Convertible Debentures"), which are convertible into shares of Fieldcrest Common Stock, will remain outstanding immediately after the effective time of the Merger. As a result of the Merger, Fieldcrest Convertible Debentures will become convertible into the same consideration that the holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. Fieldcrest's stockholders are not being asked to approve the changes to be made to the Fieldcrest Convertible Debentures.


         Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement and has determined that the Merger Agreement and the Merger are fair to and in the best interests of Fieldcrest and its stockholders, and has approved and adopted the Merger Agreement. In addition, Fieldcrest's financial advisor, Credit Suisse First Boston Corporation, has rendered its opinion to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the consideration to be received by holders of the Fieldcrest Common Stock in the Merger was fair to such holders from a financial point of view. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         Holders of Fieldcrest Common Stock who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. Holders of Fieldcrest Preferred Stock who comply with the applicable statutory procedures of Section 262 of the DGCL will also be entitled to appraisal rights under Section 262 of the DGCL. A summary of the provisions of Section 262 of the DGCL, including a summary of the requirements that must be complied with by holders of Fieldcrest Common Stock or Fieldcrest Preferred Stock desiring to assert appraisal rights, is set forth in the accompanying Joint Proxy Statement/Prospectus under the heading "The Merger--Appraisal Rights." The entire text of Section 262 of the DGCL is attached as Appendix D to the Joint Proxy Statement/Prospectus.

         Detailed information concerning the proposed Merger is set forth in the accompanying Joint Proxy Statement/Prospectus. I urge you to read the enclosed material carefully and request that you promptly complete and return the enclosed proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the Fieldcrest Special Meeting, you may vote in person even if you have previously returned your proxy.
Your vote is important regardless of the number of shares you own.

                                             Sincerely,


                                             /s/ James M. Fitzgibbons


                                             James M. Fitzgibbons
                                             Chairman of the Board and
                                             Chief Executive Officer

                             FIELDCREST CANNON, INC.
                              ONE LAKE CIRCLE DRIVE
                        KANNAPOLIS, NORTH CAROLINA 28081
                             ----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON DECEMBER 19, 1997

                             ----------------------

To the Stockholders:


         Notice is hereby given that a Special Meeting of Stockholders of Fieldcrest Cannon, Inc. ("Fieldcrest") will be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1271 Avenue of the Americas, New York, New York (including any postponement or adjournment thereof, the "Fieldcrest Special Meeting") for the following purposes:



                  1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 10, 1997 (as amended, the "Merger Agreement"), by and among Pillowtex Corporation, a Texas corporation ("Pillowtex"), Pegasus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pillowtex ("Sub"), and Fieldcrest, pursuant to which Sub will be merged with and into Fieldcrest (the "Merger"), with Fieldcrest continuing as the surviving corporation and becoming a wholly owned subsidiary of Pillowtex.



                  2. If necessary, to approve any adjournment of the Fieldcrest Special Meeting without further notice except by announcement at the Fieldcrest Special Meeting.


         The Merger Agreement and the Merger are described in detail in the accompanying Joint Proxy Statement/Prospectus.

         The Fieldcrest Board of Directors has fixed November 5, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Fieldcrest Special Meeting or any adjournments or postponements thereof. Only holders of record of Fieldcrest's Common Stock, par value $1.00 per share ("Fieldcrest Common Stock"), at the close of business on that date will be entitled to notice of and to vote at the Fieldcrest Special Meeting. Holders of Fieldcrest's $3.00 Series A Convertible Preferred Stock ("Fieldcrest Preferred Stock") are not entitled to vote at the Fieldcrest Special Meeting.


         Fieldcrest's 6% Convertible Debentures due 2012 (the "Fieldcrest Convertible Debentures"), which are convertible into shares of Fieldcrest Common Stock, will remain outstanding immediately after the effective time of the Merger. As a result of the Merger, Fieldcrest Convertible Debentures will become convertible into the same consideration that the holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. Fieldcrest's stockholders are not being asked to approve the changes to be made to the Fieldcrest Convertible Debentures.


         Holders of Fieldcrest Common Stock who do not vote in favor of approving and adopting the Merger Agreement and who otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to appraisal rights under Section 262 of the DGCL. Holders of Fieldcrest Preferred Stock who comply with the applicable statutory procedures of Section 262 of the DGCL will also be entitled to appraisal rights under Section 262 of the DGCL. A summary of the provisions of Section 262 of the DGCL, including a summary of the requirements that must be complied with by holders of Fieldcrest Common Stock or Fieldcrest Preferred Stock desiring to assert appraisal rights, is set forth in the accompanying Joint Proxy Statement/Prospectus under the heading "The Merger--Appraisal Rights." The entire text of Section 262 of the DGCL is attached as Appendix D to the Joint Proxy Statement/Prospectus.

         The accompanying Joint Proxy Statement/Prospectus describes the Merger Agreement, the proposed Merger and certain actions to be taken in connection with the Merger. Please read the Joint Proxy Statement/Prospectus carefully. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend Fieldcrest Special Meeting. You may revoke your proxy in the manner described in the accompanying Joint

Proxy Statement/Prospectus at any time before it is voted at the Fieldcrest Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement.

                                             By Order Of The Board of Directors,


                                             /s/ Mark R. Townsend


                                             Mark R. Townsend
                                             Secretary
Kannapolis, North Carolina


November 26, 1997


         YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE FIELDCREST SPECIAL MEETING.

         PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                              JOINT PROXY STATEMENT
                                       OF
                              PILLOWTEX CORPORATION
                                       AND
                             FIELDCREST CANNON, INC.
                             ----------------------

                       PROSPECTUS OF PILLOWTEX CORPORATION


     This Joint Proxy Statement/Prospectus is furnished to holders of shares of Common Stock, par value $0.01 per share (the "Pillowtex Common Stock"), of Pillowtex Corporation, a Texas corporation ("Pillowtex"), in connection with the solicitation by and on behalf of the Board of Directors of Pillowtex (the "Pillowtex Board") of proxies for use at a Special Meeting of Shareholders of Pillowtex (the "Pillowtex Special Meeting") to be held at 1071 Avenue of the Americas, 10th Floor, New York, New York, at 8:00 a.m., Eastern Time, on Friday, December 19, 1997. This Joint Proxy Statement/Prospectus, the Notice of Special Meeting of Shareholders, and the accompanying proxy card are first being sent to holders of Pillowtex Common Stock on or about November 28, 1997.



     This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of Common Stock, par value $1.00 per share (the "Fieldcrest Common Stock"), of Fieldcrest Cannon, Inc., a Delaware corporation ("Fieldcrest"), in connection with the solicitation by and on behalf of the Board of Directors of Fieldcrest (the "Fieldcrest Board") of proxies for use at a Special Meeting of Stockholders of Fieldcrest (the "Fieldcrest Special Meeting") to be held at 1271 Avenue of the Americas, New York, New York, at 8:00 a.m., Eastern Time, on Friday, December 19, 1997. This Joint Proxy Statement/Prospectus, the Notice of Special Meeting of Stockholders, and the accompanying proxy card are first being sent to holders of Fieldcrest Common Stock on or about November 28, 1997.


     At the Pillowtex Special Meeting, holders of record of Pillowtex Common Stock as of the close of business on November 5, 1997 (the "Pillowtex Record Date") will consider and vote upon a proposal to approve the issuance (the "Share Issuance") of up to 5,600,000 shares of Pillowtex Common Stock and of 65,000 shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex (the "Pillowtex Preferred Stock") in connection with the acquisition by Pillowtex of Fieldcrest and related financing transactions. The acquisition by Pillowtex of Fieldcrest will be effected by means of a merger (the "Merger") of a wholly owned subsidiary of Pillowtex ("Newco") with and into Fieldcrest.

     At the Fieldcrest Special Meeting, holders of record of Fieldcrest Common Stock as of the close of business on November 5, 1997 (the "Fieldcrest Record Date") will consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of September 10, 1997 (as amended, the "Merger Agreement"), by and among Pillowtex, Newco, and Fieldcrest. See "The Merger" for a description of the Merger Agreement and the Merger.

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Pillowtex included in a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 5,600,000 shares of Pillowtex Common Stock in connection with the Merger. All information concerning Pillowtex contained in this Joint Proxy Statement/Prospectus has been furnished by Pillowtex, and all information concerning Fieldcrest contained in this Joint Proxy Statement/Prospectus has been furnished by Fieldcrest.

     At the effective time of the Merger, each then-outstanding share of Fieldcrest Common Stock (other than any shares held in the treasury of Fieldcrest, by any of its subsidiaries, or directly or indirectly by Pillowtex, which shares will be canceled and shares held by stockholders, if any, who properly exercised their appraisal rights under Delaware law) will be converted into the right to receive total consideration valued at $34.00, consisting of
(i) a cash payment in an amount equal to $27.00 and (ii) a number (the "Conversion Number") of shares of Pillowtex Common Stock equal to the quotient obtained by dividing $7.00 by the average of the closing prices per share of Pillowtex Common Stock on the New York Stock Exchange ("NYSE") for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the closing date for the Merger (the "Determination Price"), except that, absent an election by Pillowtex as described below, the Conversion Number will not be more than 0.333 or less than 0.269. If the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the cash portion of such consideration and/or the Conversion Number such that the sum of (i) the cash portion of such consideration and (ii) the product of (a) the Conversion Number and (b) the Determination Price equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."


     SEE "RISK FACTORS" BEGINNING ON PAGE 14 HEREOF FOR A DISCUSSION OF CERTAIN RISKS OF OWNERSHIP OF PILLOWTEX COMMON STOCK AND OTHER MATTERS THAT YOU SHOULD CONSIDER IN DETERMINING HOW TO VOTE UPON THE MATTERS DESCRIBED ABOVE.


     Terms used in this Joint Proxy Statement/Prospectus with initial capital letters are defined herein at the pages indicated in the "Index of Defined Terms."

                             ----------------------


  THE SHARES OF PILLOWTEX COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

    The date of this Joint Proxy Statement/Prospectus is November 26, 1997.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PILLOWTEX, FIELDCREST, OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PILLOWTEX OR FIELDCREST SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              AVAILABLE INFORMATION

     Each of Pillowtex and Fieldcrest is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Website, located at http://www.sec.gov, that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission. Copies of such reports, proxy statements, and other information also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements, and other information relating to Pillowtex and Fieldcrest may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     As permitted under the Securities Act and the Exchange Act, this Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information can be inspected and copied or obtained from the Commission in the manner described above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any other document referred to herein are not necessarily complete, and each such statement is qualified in all respects by reference to the copy of such other document filed as an exhibit to the Registration Statement.


                   NOTE REGARDING FORWARD-LOOKING INFORMATION


     THIS JOINT PROXY STATEMENT/PROSPECTUS MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF. SUCH FORWARD- LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL, AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL, AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN
THE REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS, AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

AVAILABLE INFORMATION............................................................................................ii

NOTE REGARDING FORWARD-LOOKING INFORMATION.......................................................................ii

SUMMARY...........................................................................................................1
     The Parties..................................................................................................1
     The Pillowtex Special Meeting................................................................................1
     Recommendation of the Pillowtex Board........................................................................2
     Opinion of Pillowtex's Financial Advisor.....................................................................2
     The Fieldcrest Special Meeting...............................................................................2
     Recommendation of the Fieldcrest Board.......................................................................3
     Opinion of Fieldcrest's Financial Advisor....................................................................3
     The Merger...................................................................................................3
     Merger Financing.............................................................................................8
     Selected Per Share Financial Information....................................................................10
     Market Price Information....................................................................................11
     Risk Factors................................................................................................13

RISK FACTORS.....................................................................................................14
     Significant Leverage and Debt Service.......................................................................14
     Restrictive Covenants.......................................................................................14
     Security Interests..........................................................................................15
     Restrictions on Payment of Dividends........................................................................15
     Ability to Achieve Cost Savings.............................................................................15
     Risks Associated with Acquisitions..........................................................................16
     Dependence on Raw Materials.................................................................................16
     Dependence on Supply Sources in China.......................................................................16
     Adverse Retail Industry Conditions..........................................................................17
     Dependence on Key Licenses..................................................................................17
     Dependence on Brand Names...................................................................................17
     Risk of Loss of Material Customers..........................................................................18
     Labor Relations.............................................................................................18
     Influence by Significant Shareholders.......................................................................18
     Dependence on Key Personnel.................................................................................19
     Seasonality of Business.....................................................................................19
     Industry Competition and Competitive Factors................................................................19
     Market Risk.................................................................................................19
     Certain Provisions of Pillowtex's Articles of Incorporation, Bylaws, and Other Agreements...................19

THE PILLOWTEX SPECIAL MEETING....................................................................................20
     General.....................................................................................................20
     Voting at the Pillowtex Special Meeting.....................................................................20
     Proxies; Revocation.........................................................................................21

THE FIELDCREST SPECIAL MEETING...................................................................................21
     General.....................................................................................................21
     Voting at the Fieldcrest Special Meeting....................................................................21
     Proxies; Revocation.........................................................................................22
     Other Business; Adjournments................................................................................22

                                                                                                               Page

THE PARTIES......................................................................................................23
     Pillowtex...................................................................................................23
     Fieldcrest..................................................................................................23
     Certain Prior Transactions Between Pillowtex and Fieldcrest.................................................23

THE MERGER.......................................................................................................23
     Certain Actions of the Fieldcrest Board.....................................................................23
     Certain Actions of the Pillowtex Board......................................................................27
     Pillowtex's Reasons for the Merger..........................................................................29
     Opinion of Pillowtex's Financial Advisor....................................................................30
     Fieldcrest's Reasons for the Merger.........................................................................34
     Opinion of Fieldcrest's Financial Advisor...................................................................35
     Potential Cost Savings......................................................................................38
     Certain Projected Financial Information of Fieldcrest.......................................................39
     The Merger Agreement........................................................................................40
     Stock Exchange Listing......................................................................................47
     Delisting and Deregistration of Fieldcrest Common Stock.....................................................47
     Accounting Treatment........................................................................................47
     Certain Federal Income Tax Consequences.....................................................................48
     Regulatory Approvals........................................................................................49
     Interests of Certain Persons in the Merger..................................................................49
     Appraisal Rights............................................................................................51

POST-MERGER BUSINESS OF PILLOWTEX................................................................................53
     Introduction................................................................................................53
     Business Presently Operated by Pillowtex....................................................................53
     Business Presently Operated by Fieldcrest...................................................................58
     Certain Other Matters.......................................................................................61

PRO FORMA CAPITALIZATION OF PILLOWTEX............................................................................63

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX..................................................65

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................74

MANAGEMENT OF PILLOWTEX..........................................................................................75
     Directors and Executive Officers............................................................................75
     Employment Agreements.......................................................................................76
     Director Compensation.......................................................................................78
     Executive Compensation......................................................................................78
     Stock Option Plan...........................................................................................79
     Pension Plan................................................................................................80
     Supplemental Executive Retirement Plan......................................................................81
     Compensation Committee Interlocks and Insider Participation.................................................82
     Certain Relationships And Related-Party Transactions........................................................82

OWNERSHIP OF CERTAIN SECURITIES OF PILLOWTEX AND FIELDCREST......................................................83
     Pillowtex...................................................................................................83
     Fieldcrest..................................................................................................83


                                                                                                               Page

MERGER FINANCING.................................................................................................86
     Introduction................................................................................................86
     New Pillowtex Bank Facilities...............................................................................86
     Pillowtex Preferred Stock...................................................................................87
     New Pillowtex Subordinated Notes............................................................................88
     Standby Bridge Loan Facility................................................................................88

OTHER POST-MERGER INDEBTEDNESS OF PILLOWTEX......................................................................88
     Introduction................................................................................................88
     Existing Pillowtex Subordinated Notes.......................................................................88
     Fieldcrest Convertible Debentures...........................................................................89
     Pillowtex Deed of Trust Note................................................................................89
     Pillowtex Industrial Revenue Bonds..........................................................................89
     Fieldcrest Industrial Revenue Bonds.........................................................................90

DESCRIPTION OF PILLOWTEX CAPITAL STOCK...........................................................................91
     Authorized Capital Stock....................................................................................91
     Series A Redeemable Convertible Preferred Stock.............................................................91
     Future Stock Issuances......................................................................................94

RESTRICTIONS ON RESALES OF
     PILLOWTEX COMMON STOCK BY AFFILIATES........................................................................94

CERTAIN CORPORATE GOVERNANCE MATTERS OF PILLOWTEX................................................................94
     Antitakeover Provisions.....................................................................................94
     Classified Board............................................................................................95
     Shareholder Nominations and Proposals.......................................................................95
     Amendment of Bylaws.........................................................................................95
     Shareholder Action..........................................................................................95
     Preferred Stock.............................................................................................95
     Fair Price Provision........................................................................................96
     Texas Business Combination Statute..........................................................................96
     Director Liability Limitation...............................................................................96
     Indemnification.............................................................................................97

COMPARISON OF RIGHTS OF HOLDERS OF
     FIELDCREST COMMON STOCK AND PILLOWTEX COMMON STOCK..........................................................97
     General.....................................................................................................97
     Authorized Capital Stock....................................................................................98
     Amendment of Articles or Certificate of Incorporation and Bylaws............................................98
     Approval of Mergers, Dissolution, and Asset Sales...........................................................98
     Special Meetings...........................................................................................100
     Action without a Meeting...................................................................................100
     Directors..................................................................................................100
     Limitation of Director Liability ..........................................................................101
     Indemnification of Officers and Directors..................................................................101
     Nomination of Directors; Proposal of Business..............................................................104


                                                                                                               Page

     Dividends and Distributions................................................................................104
     Certain Appraisal Rights...................................................................................105
     Derivative Actions.........................................................................................105

LEGAL MATTERS...................................................................................................106

EXPERTS.........................................................................................................106

PROPOSALS BY PILLOWTEX SHAREHOLDERS.............................................................................106

PROPOSALS BY FIELDCREST STOCKHOLDERS............................................................................106

INDEX OF DEFINED TERMS..........................................................................................107

INDEX OF DEFINED TERMS..........................................................................................103

INDEX TO HISTORICAL FINANCIAL INFORMATION
     OF PILLOWTEX AND FIELDCREST............................................................................... F-1


APPENDIX A -- Agreement and Plan of Merger......................................................................A-1
APPENDIX B -- Opinion of Bear, Stearns & Co. Inc............................................................... B-1
APPENDIX C -- Opinion of Credit Suisse First Boston Corporation................................................ C-1
APPENDIX D -- Text of Delaware General Corporation Law Section 262..............................................D-1

                                     SUMMARY

     The following is a summary of certain information contained in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and the attached Appendices, all of which should be reviewed carefully. As required by the context, references in this Joint Proxy Statement/Prospectus to "Pillowtex," "Fieldcrest," or the "Surviving Company" should be construed as references to Pillowtex, Fieldcrest, or the Surviving Company, as the case may be, together with their respective predecessors and subsidiaries. References to "fiscal" years are references to fiscal years of Pillowtex (which end on December 31 for years prior to 1995 and on the Saturday nearest December 31 for years after 1994) or to fiscal years of Fieldcrest (which end on December 31), as the case may be.

THE PARTIES

     Pillowtex. Pillowtex, founded in 1954, is a leading North American designer, manufacturer, and marketer of bed pillows, blankets, mattress pads, and down comforters. Other complementary bedroom textile furnishings offered by Pillowtex include comforter covers, featherbeds, pillow protectors, decorative pillows, bedspreads, synthetic comforters, pillow shams, dust ruffles, and window treatments. Pillowtex has positioned itself as a single-source supplier to retailers for top-of-the-bed home textile furnishings (other than sheets), offering a broad assortment of products across multiple price points. Pillowtex markets its products primarily to department stores, mass merchants, wholesale clubs, specialty retail stores, catalogs, and institutional distributors. The mailing address of Pillowtex's principal executive offices is 4111 Mint Way, Dallas, Texas 75237, and its telephone number is (214) 333-3225. See "The Parties--Pillowtex" and "Post-Merger Business of Pillowtex--Business Presently Operated by Pillowtex."

     Fieldcrest. Fieldcrest was incorporated under the laws of Delaware in 1953 and is principally involved in the manufacture and sale of home furnishing products. Fieldcrest designs, manufactures, and markets a broad range of household textile products consisting of towels, sheets, comforters, bath rugs, and furniture coverings. Fieldcrest's customers consist principally of department stores, chain stores, mass merchants, specialty home furnishing stores, catalog warehouse clubs and other retail outlets, and institutional, government, and contract accounts. The mailing address of Fieldcrest's principal executive offices is One Lake Circle Drive, Kannapolis, North Carolina 28081, and its telephone number is (704) 939-2000. See "The Parties--Fieldcrest" and "Post-Merger Business of Pillowtex--Business Presently Operated by Fieldcrest."

THE PILLOWTEX SPECIAL MEETING


     Time, Date, and Place. The Pillowtex Special Meeting will be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1071 Avenue of the Americas, 10th Floor, New York, New York.


     Purpose. The purpose of the Pillowtex Special Meeting is for Pillowtex's shareholders to consider and vote upon a proposal to approve the issuance of up to 5,600,000 shares of Pillowtex Common Stock and of 65,000 shares of Pillowtex Preferred Stock in connection with the Merger and related financing transactions (i.e., the Share Issuance). See "The Pillowtex Special Meeting."

     Pillowtex's shareholders must approve the issuance (i.e., the Share Issuance) of both the shares of Pillowtex Common Stock to be issued in connection with the Merger and the shares of Pillowtex Preferred Stock (which will be convertible into Pillowtex Common Stock) to be issued in connection with the financing transactions relating to the Merger in order to comply with the requirements of the NYSE. Under the NYSE's shareholder approval policy, shareholder approval generally is required prior to the issuance of securities when common stock or securities convertible into common stock are to be issued in any transaction or series of related transactions if (i) upon issuance the common stock will have voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or convertible securities or
(ii) the number of shares of common stock to be issued will be equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance. Pillowtex's shareholders are not being asked to approve the cash payments to be made to Fieldcrest's stockholders in connection with the acquisition by Pillowtex of Fieldcrest or to approve the financing transactions related to the Merger that will enable Pillowtex to make such cash payments. See "--Merger Financing" and "Merger Financing."

     Record Date; Shares Entitled to Vote. At the Pillowtex Special Meeting, shareholders will be entitled to one vote for each outstanding share of Pillowtex Common Stock held of record as of the close of business on the Pillowtex Record Date. As of the Pillowtex Record Date, there were 10,786,819 shares of Pillowtex Common Stock outstanding and entitled to vote at the Pillowtex Special Meeting, and there were 317 holders of record of Pillowtex Common Stock. See "The Pillowtex Special Meeting--Voting at the Pillowtex Special Meeting."

     Required Vote. The affirmative vote of the holders of a majority of the shares of Pillowtex Common Stock present at the Pillowtex Special Meeting and entitled to vote is required for the approval of the Share Issuance. As of the Pillowtex Record Date, directors and executive officers of Pillowtex and their affiliates beneficially owned, in the aggregate, approximately 52.9% of the outstanding shares of Pillowtex Common Stock. As of the Pillowtex Record Date, Charles M. Hansen, Jr., Chairman of the Board and Chief Executive Officer of Pillowtex, Mary R. Silverthorne, a director of Pillowtex, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A owned, in the aggregate, approximately 52.4% of the outstanding shares of Pillowtex Common Stock. Each of Mr. Hansen, Ms. Silverthorne, and such trusts has agreed to vote the shares of Pillowtex Common Stock held by such shareholder for the approval of the Share Issuance. Accordingly, the approval of the Share Issuance is expected to occur irrespective of whether or the manner in which other holders of Pillowtex Common Stock vote their shares.

     Revocation of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Pillowtex Special Meeting. A proxy may be revoked by filing with the Secretary of Pillowtex prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Pillowtex Special Meeting. Attendance at the Pillowtex Special Meeting will not, in itself, constitute the revocation of a proxy. See "The Pillowtex Special Meeting--Proxies; Revocation."

RECOMMENDATION OF THE PILLOWTEX BOARD

     The Pillowtex Board unanimously approved the Merger and the related financing transactions at a meeting held on September 5, 1997. The Pillowtex Board believes that the Merger is in the best interests of Pillowtex and its shareholders and unanimously recommends that Pillowtex shareholders vote FOR the approval of the Share Issuance.

OPINION OF PILLOWTEX'S FINANCIAL ADVISOR

     Bear, Stearns & Co. Inc. ("Bear Stearns") was retained by Pillowtex to act as its financial advisor in connection with the Merger. At the request of Pillowtex, on September 5, 1997, Bear Stearns delivered to the Pillowtex Board an oral opinion, which was subsequently confirmed in a written opinion dated as of September 10, 1997, to the effect that, as of such date and subject to the assumptions and qualifications set forth in the written opinion, the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock was fair, from a financial point of view, to the shareholders of Pillowtex. The full text of the written opinion of Bear Stearns is set forth as Appendix B to this Joint Proxy Statement/Prospectus. Pillowtex shareholders are urged to read this opinion carefully and in its entirety. See "The Merger--Opinion of Pillowtex's Financial Advisor."

THE FIELDCREST SPECIAL MEETING


     Time, Date, and Place. The Fieldcrest Special Meeting will be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1271 Avenue of the Americas, New York, New York.


     Purpose. The purpose of the Fieldcrest Special Meeting is for stockholders of Fieldcrest to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached hereto as Appendix A. See "The Fieldcrest Special Meeting."

     Record Date; Shares Entitled to Vote. At the Fieldcrest Special Meeting, stockholders will be entitled to one vote for each outstanding share of Fieldcrest Common Stock held of record as of the close of business on the Fieldcrest Record Date. As of the Fieldcrest Record Date, there were 9,243,602 shares of Fieldcrest Common Stock outstanding and entitled to vote at the Fieldcrest Special Meeting, and there were 1,798 holders of record of Fieldcrest Common Stock. Holders of Fieldcrest's $3.00 Series A Convertible Preferred Stock ("Fieldcrest Preferred Stock") are not entitled to vote at the Fieldcrest Special Meeting. See "The Fieldcrest Special Meeting--Voting at the Fieldcrest Special Meeting."

     Required Vote. The affirmative vote of the holders of two-thirds or more of the outstanding shares of Fieldcrest Common Stock entitled to vote thereon is required for the approval and adoption of the Merger Agreement. As of the Fieldcrest Record Date, directors and executive officers of Fieldcrest and their affiliates owned beneficially, in the aggregate, approximately 4.6% of the voting power of the outstanding shares of Fieldcrest Common Stock.

     Revocation of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Fieldcrest Special Meeting. A proxy may be revoked by filing with the Secretary of Fieldcrest prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Fieldcrest Special Meeting. Attendance at the Fieldcrest Special Meeting will not, in itself, constitute the revocation of a proxy. See "The Fieldcrest Special Meeting--Proxies; Revocation."

RECOMMENDATION OF THE FIELDCREST BOARD

     The Fieldcrest Board approved the Merger Agreement at a meeting held on September 10, 1997. The Fieldcrest Board believes that the Merger is in the best interests of Fieldcrest and its stockholders and recommends that Fieldcrest stockholders vote FOR the approval and adoption of the Merger Agreement.

OPINION OF FIELDCREST'S FINANCIAL ADVISOR

     Credit Suisse First Boston Corporation ("CSFB") was retained by a special committee of the Fieldcrest Board (the "Special Committee") to act as its exclusive financial advisor with respect to an evaluation of a variety of strategic and financial alternatives. At the request of the Special Committee, on September 10, 1997, CSFB delivered to the Fieldcrest Board its written opinion that, as of such date and based upon and subject to the matters set forth therein, the consideration (which term, for purposes of such opinion, means, for each outstanding share of Fieldcrest Common Stock, (i) $27.00 in cash and (ii) the number of shares of Pillowtex Common Stock equal to the Conversion Number) to be received by the holders of the Fieldcrest Common Stock in the Merger was fair to such stockholders from a financial point of view. The full text of the opinion of CSFB is set forth as Appendix C to this Joint Proxy Statement/Prospectus. Fieldcrest stockholders are urged to read this opinion carefully and in its entirety. See "The Merger--Opinion of Fieldcrest's Financial Advisor."

THE MERGER

     General. On the terms and subject to the conditions set forth in the Merger Agreement, Newco will be merged with and into Fieldcrest, with Fieldcrest being the surviving corporation in the Merger (as such, the "Surviving Company"). At the effective time of the Merger (the "Effective Time"), each then-outstanding share of common stock of Newco will be converted into one share of common stock of the Surviving Company, which will thereby become a wholly owned subsidiary of Pillowtex.

     Conversion of Fieldcrest Shares. At the Effective Time, each then-outstanding share of Fieldcrest Common Stock (other than any shares held in the treasury of Fieldcrest, by any of its subsidiaries, or directly or indirectly by Pillowtex, which shares will be canceled and shares held by stockholders, if any, who properly exercised their appraisal rights under Delaware law) will be converted into the right to receive total consideration valued at $34.00, consisting of (i) a cash payment in an amount equal to $27.00 and (ii) a number (the "Conversion Number") of shares of Pillowtex Common Stock equal to the quotient obtained by dividing $7.00 by the average of the closing prices per share of Pillowtex Common Stock on the NYSE for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Closing Date for the Merger (the "Determination Price"), except that, absent an election by Pillowtex as described below, the Conversion Number will not be more than 0.333 or less than 0.269. If the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the cash portion of such consideration and/or the Conversion Number such that the sum of (i) the cash portion of such consideration and (ii) the product of (a) the Conversion Number and (b) the Determination Price equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger." The Fieldcrest directors presently expect that they would exercise their right to terminate the Merger Agreement if the Determination Price were to be below $21.00 and Pillowtex does not increase the merger consideration as described in the preceding sentence. If the Fieldcrest directors were to determine, based on the facts and circumstances existing at the time, that it would not be in the best interests of Fieldcrest's stockholders to terminate the Merger Agreement upon such occurrences, then notice of that determination would be given and Fieldcrest would at that time resolicit proxies from Fieldcrest's stockholders regarding the vote on the Merger Agreement.


     For example, assuming the Determination Price is $26 1/2 (i.e., the closing price per share of Pillowtex Common Stock as reported in the NYSE Composite Tape on November 25, 1997, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus), the Conversion Number would be
0.269. Pillowtex shareholders and Fieldcrest stockholders may obtain by telephone from Innisfree M&A Incorporated at (888) 750-5834 or Morrow & Company, Inc. at (800) 662-5200 the average of the closing sales prices per share of the Pillowtex Common Stock on the NYSE for the 20 consecutive trading days immediately prior to the date of your call and the Conversion Number that would result if the Determination Price were to equal such average. Because the actual Determination Price and Conversion Number will not be determinable until the fifth trading day prior to the Closing Date for the Merger (the "Determination Date"), Pillowtex shareholders and Fieldcrest stockholders should bear in mind that the actual Determination Price and Conversion Number may vary from the example set forth above and from information obtained from Innisfree M&A Incorporated or Morrow & Company, Inc. prior to the Determination Date. The prices at which shares of Pillowtex Common Stock may trade are subject to fluctuation based on many factors, including general economic and industry conditions and the performance of, and investor expectations for, Pillowtex. See "Risk Factors--Market Risk." During the period commencing on September 1, 1997 and ending on November 25, 1997 (i.e., the last full trading day prior to the date of this Joint Proxy Statement/Prospectus), the sales prices per share of Pillowtex Common Stock as reported on the NYSE Composite Tape ranged from a high of $31 1/4 to a low of $22 7/8. The following table sets forth the Conversion Numbers resulting from each of the Determination Prices indicated:


                                                  Resulting
        Determination Price                   Conversion Number
        -------------------                   -----------------
               $26.00                               0.269
               $25.00                               0.280
               $24.00                               0.292
               $23.00                               0.304
               $22.00                               0.318
               $21.00                               0.333


Under the Merger Agreement, absent an election by Pillowtex as described above, the Conversion Number will not be more than 0.333 even if the Determination Price is less than $21.00 and the Conversion Number will not be less than 0.269 even if the Determination Price exceeds $26.00.



     At the Effective Time, each then-outstanding share of Fieldcrest Preferred Stock (other than shares converted into Fieldcrest Common Stock prior to the Closing Date and any shares held in the treasury of Fieldcrest, by any of its subsidiaries, or directly or indirectly by Pillowtex, which shares will be canceled and shares held by stockholders, if any, who properly exercised their appraisal rights under Delaware law) will be converted into a right to receive total consideration valued at $58.12, consisting of (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 1.7094 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 1.7094. See "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."


     For a description of the principal differences between the rights of holders of Fieldcrest Common Stock and Pillowtex Common Stock, see "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock."

     Treatment of Fieldcrest Options. Each holder of an outstanding option (a "Fieldcrest Option") to purchase shares of Fieldcrest Common Stock may, prior to the Effective Time, elect to receive for each share of Fieldcrest Common Stock subject to such Fieldcrest Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option. At the Effective Time, each outstanding Fieldcrest Option, other than Fieldcrest Options in respect of which the above-described election was made, will be assumed by Pillowtex and will constitute an option to purchase, in lieu of each share of Fieldcrest Common Stock previously subject thereto, a number of shares of Pillowtex Common Stock (increased to the nearest whole share) equal to the product of (i) the number of shares of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time and (ii) a conversion number (the "Option Conversion Number") equal to the quotient obtained by dividing $34.00 by the Determination Price, at an exercise price per share of Pillowtex Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time divided by the Option Conversion Number. The Option Conversion Number will not be more than 1.619 or less than 1.308, except that, if Pillowtex elects to increase the Conversion Number as described above, the Option Conversion Number will be increased such that the product of (i) the Option Conversion Number and (ii) the Determination Price equals $34.00. See "The Merger--The Merger Agreement--Treatment of Fieldcrest Stock Options."

     Treatment of Fieldcrest SARs. Each holder of an outstanding stock appreciation right issued by Fieldcrest (a "Fieldcrest SAR") will be paid, at or immediately prior to the Effective Time, a cash amount equal to the product of
(i) the difference between $34.00 and the grant price of such Fieldcrest SAR and
(ii) the number of shares subject to such Fieldcrest SAR. See "The Merger--The Merger Agreement--Treatment of Fieldcrest SARs."


     Treatment of Restricted Shares. Restricted shares of Fieldcrest Common Stock issued pursuant to Fieldcrest's Long-Term Incentive Plan will be converted on the same basis as all other shares of Fieldcrest Common Stock in the Merger. See "--Conversion of Fieldcrest Shares" and "The Merger --The Merger Agreement --Consideration to be Paid in the Merger."

     Treatment of Fieldcrest Convertible Debentures. Fieldcrest's 6% Convertible Debentures due 2012 (the "Fieldcrest Convertible Debentures"), which are convertible into shares of Fieldcrest Common Stock at a conversion price of $44.25 per share (subject to adjustment upon the occurrence of certain events), will remain outstanding immediately after the Effective Time. As a result of the Merger, Fieldcrest Convertible Debentures will become convertible into the same consideration that the holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. Fieldcrest's stockholders are not being asked to approve the changes to be made to the Fieldcrest Convertible Debentures.



     For example, a Fieldcrest Convertible Debenture having an aggregate principal amount of $1,000 will become convertible into (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 22.60 and
(ii) a number of shares of Pillowtex Common Stock (the "Debenture Conversion Number") equal to the product of (i) the Conversion Number and (ii) 22.60. Assuming the Determination Price is $26 1/2 (i.e., the closing price per share of Pillowtex Common Stock as reported in the NYSE Composite Tape on November 25, 1997, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus), the Conversion Number would be 6.08 and the Debenture Conversion Number would be 0.269. Because the actual Determination Price, Conversion Number, and Debenture Conversion Number will not be determinable until the fifth trading day prior to the Closing Date for the Merger (i.e., the Determination Date), holders of Fieldcrest Convertible Debentures should bear in mind that the actual Determination Price, Conversion Number, and Debenture Conversion Number may vary from the example set forth above. The following table sets forth the Conversion Numbers and the Debenture Conversion Numbers resulting from each of the Determination Prices indicated:




                                   Resulting            Resulting Debenture
    Determination Price        Conversion Number         Conversion Number
    -------------------        -----------------         -----------------
          $26.00                     0.269                      6.08
          $25.00                     0.280                      6.33
          $24.00                     0.292                      6.60
          $23.00                     0.304                      6.87
          $22.00                     0.318                      7.19
          $21.00                     0.333                      7.53



Under the Merger Agreement, absent an election by Pillowtex as described above, the Conversion Number will not be more than 0.333 and, accordingly, the Debenture Conversion Number will not be more than 7.53 even if the Determination Price is less than $21.00 and the Conversion Number will not be less than 0.269 and, accordingly, the Debenture Conversion Number will not be less than 6.08 even if the Determination Price exceeds $26.00. See "The Merger--The Merger Agreement--Treatment of Fieldcrest Convertible Debentures."


     Fractional Shares. No fractional shares of Pillowtex Common Stock will be issued pursuant to the Merger. In lieu of any such fractional shares, each holder of Fieldcrest Common Stock or Fieldcrest Preferred Stock who otherwise would be entitled to receive a fractional share of Pillowtex Common Stock pursuant to the Merger will be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (i) the fraction of a share of Pillowtex Common Stock to which such holder would otherwise be entitled and
(ii) the closing sales price of Pillowtex Common Stock on the NYSE on the date on which the Merger is consummated (the "Closing Date"). Any fractional shares of Pillowtex Common Stock that would otherwise be issuable upon the conversion of Fieldcrest Convertible Debentures will be eliminated and settled in the manner provided in the indenture setting forth the terms of the Fieldcrest Convertible Debentures.

     Consequences of Failure to Approve the Share Issuance. The Merger Agreement provides that, if the Pillowtex shareholders fail to approve the Share Issuance,
(i) the consideration to be paid to holders of Fieldcrest Common Stock will be a cash payment in an amount equal to $34.00 per share, (ii) the consideration to be paid to holders of Fieldcrest Preferred Stock will be a cash payment in an amount equal to $58.12 per share, (iii) each holder of a Fieldcrest Option will receive for each share of Fieldcrest Common Stock subject to such Fieldcrest Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option, and (iv) the conditions described below in clauses (ii) and (iv) under the caption "--Conditions to the Merger" will be inapplicable. See "The Merger--The Merger Agreement-- Consequences of Failure to Approve the Share Issuance." If the Pillowtex shareholders were to fail to approve the Share Issuance, there can be no assurance that Pillowtex would be able to obtain financing adequate to enable it to pay the amounts described in the immediately preceding sentence on terms acceptable to Pillowtex, if at all. However, for the reasons described above under the caption "--The Pillowtex Special Meeting--Required Vote," the approval by Pillowtex shareholders of the Share Issuance is expected to occur.

     Effective Time of the Merger. The Merger will become effective at the time that a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of the State of Delaware. Subject to the provisions of the Merger Agreement, the parties will file the Certificate of Merger on the fifth business day following the date on which the requisite vote of the shareholders of Pillowtex and the stockholders of Fieldcrest is obtained and the various other conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the closing) are satisfied or waived or on such other date as the parties may agree.

     Conditions to the Merger. The obligations of Pillowtex and Fieldcrest to consummate the Merger are conditioned upon, among other things, (i) approval and adoption of the Merger Agreement by Fieldcrest's stockholders; (ii) approval of the Share Issuance by Pillowtex's shareholders; (iii) the absence of any order or injunction that prohibits the consummation of the Merger; (iv) the shares of Pillowtex Common Stock to be issued in connection with the Merger having been authorized for listing on the NYSE, subject to official notice of issuance; (v) the Registration Statement having been declared effective by the Commission and not being subject to any stop order or proceeding seeking the same; and (vi) the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), having expired or been terminated. See "The Merger--The Merger Agreement--Conditions to the Merger."

     Termination. The Merger Agreement may be terminated under certain circumstances, including by mutual written consent of Pillowtex and Fieldcrest and by either Pillowtex or Fieldcrest if the other party commits certain breaches of its representations, warranties, or covenants contained in the Merger Agreement or if the Merger is not consummated on or before December 31, 1997. If the Merger Agreement is terminated by Fieldcrest under specified circumstances involving a determination by the Fieldcrest Board to accept a proposal relating to an alternative transaction or is terminated by Pillowtex following specified actions of the Fieldcrest Board relating to its approval or recommendation of the Merger Agreement or the Merger or the endorsement or recommendation of a proposal relating to an alternative transaction, Fieldcrest will be required to pay to Pillowtex a termination fee in the amount of $15.0 million. See "The Merger--The Merger Agreement--Termination."

     Governmental and Regulatory Matters. In connection with the transactions contemplated by the Merger Agreement, Pillowtex and Fieldcrest have made filings or applications with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act. Consummation of the Merger is conditioned upon, among other things, the expiration or termination of the waiting period under the HSR Act. Such waiting period expired at 11:59 p.m. on October 17, 1997. See "The Merger--The Merger Agreement--Conditions to the Merger" and "--Regulatory Approvals."

     Appraisal Rights. Under the Delaware General Corporation Law (the "DGCL"), appraisal rights will be available to holders of Fieldcrest Common Stock and holders of Fieldcrest Preferred Stock in connection with the Merger. Any such holder desiring to exercise appraisal rights must follow precisely the procedures prescribed by the DGCL, which procedures are summarized in "The Merger--Appraisal Rights." The holders of Pillowtex Common Stock will not have any appraisal rights in connection with the Merger or the Share Issuance.

     Interests of Certain Persons in the Merger. As a result of the Merger, the Fieldcrest Named Executive Officers would be entitled to receive aggregate cash payments of $2,850,000 in respect of their Fieldcrest Options as follows: J.M. Fitzgibbons, $1,201,875; J.M. Nevin, $601,875; R.E. Dellinger, $523,125; and
T.R. Staab, $523,125. In addition, the Fieldcrest Named Executive Officers would be entitled to receive merger consideration with an aggregate value of $290,598 in respect of their restricted shares of Fieldcrest Common Stock as follows:
J.M. Fitzgibbons, $149,362; R.E. Dellinger, $76,194; and T.R. Staab, $65,042. Fieldcrest directors (other than Mr. Fitzgibbons) would be entitled to receive aggregate cash payments of $758,875 in respect of their Fieldcrest Options as follows: W.E. Ford, $92,375; J.C. Harned, $182,125; N.T. Herndon, $84,000; S. R.
Horchow, $92,375; W.D. Kimbrell, $65,625; C.J. Kjorlien, $182,125; and A.
Stoddard, $60,250. In addition, certain Fieldcrest directors (other than Mr. Fitzgibbons) would be entitled to receive $41,875 in respect of their Fieldcrest SARs as follows: W.E. Ford, $8,375; J.C. Harned, $8,375; S. R. Horchow, $8,375; W.D. Kimbrell, $8,375; C.J. Kjorlien, $8,375. See "The Merger--Interests of Certain Persons in the Merger" for a discussion of other matters with respect to which Fieldcrest management and the Fieldcrest Board have an interest in addition to their interests as stockholders of Fieldcrest generally.


     Certain Federal Income Tax Consequences. The receipt by a Fieldcrest stockholder of the merger including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) in exchange for shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a stockholder will recognize gain (or loss) equal to the difference between (i) the sum of the amount of cash and the fair market value of the Pillowtex Common Stock received pursuant to the Merger and (ii) the tax basis of the shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock exchanged pursuant to the Merger. Fieldcrest stockholders should consult their own tax advisors with respect to the specific tax consequences of the Merger in their individual circumstances. See "The Merger--Certain Federal Income Tax Consequences."

     Accounting Treatment. It is expected that the Merger will be accounted for as an acquisition of Fieldcrest by Pillowtex, using the purchase method of accounting. Under the purchase method of accounting, the purchase price paid by Pillowtex for Fieldcrest (including direct costs of the Merger) will be allocated to the identifiable assets of Fieldcrest based upon estimates of the fair market value of Fieldcrest's identifiable assets and liabilities as of the Effective Time, with the excess of the purchase price over the fair market value of Fieldcrest's net identifiable assets being allocated to goodwill. On a pro forma basis, giving effect to the consummation of the Merger and the Financing Transactions as if such transactions had been consummated on September 27, 1997, the excess of the purchase price over the fair market value of Fieldcrest's identifiable assets would have been approximately $170.6 million. See Note 1 of "Notes to Unaudited Pro Forma Combined Financial Information."

MERGER FINANCING

     Pillowtex intends to finance the Merger and refinance certain indebtedness of Pillowtex and Fieldcrest through a combination of (i) borrowings under new senior revolving credit and term loan facilities (the "New Pillowtex Bank Facilities"), (ii) the issuance and sale of the Pillowtex Preferred Stock, and
(iii) the issuance and sale of new subordinated debt securities (the "New Pillowtex Subordinated Notes"). In the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date, Pillowtex may borrow an amount corresponding to such shortfall under a standby bridge loan facility (the "Standby Bridge Loan Facility").


     Pillowtex has entered into (i) a commitment letter with NationsBank of Texas, N.A. providing for the New Pillowtex Bank Facilities (the "New Pillowtex Bank Facilities Commitment"), (ii) a Preferred Stock Purchase Agreement with Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo
(UK) Partners III, L.P. (collectively, "Apollo") providing for the issuance and sale of 65,000 shares of Pillowtex Preferred Stock (the "Pillowtex Preferred Stock Commitment"), and (iii) a commitment letter with NationsBridge, L.L.C. providing for the Standby Bridge Loan Facility (the "Standby Bridge Loan Facility Commitment" and, together with the New Pillowtex Bank Facilities Commitment and the Pillowtex Preferred Stock Commitment, the "Financing Commitments"). Taking into account the Financing Commitments, Pillowtex has available to it sufficient funds to effect the Merger and to pay all related fees and expenses.

     The terms of the Standby Bridge Loan Facility would be less favorable to Pillowtex than the anticipated terms of the New Pillowtex Subordinated Notes. Generally, the interest payable in respect of any borrowings under the Standby Bridge Loan Facility would be payable at a floating rate higher than the fixed rate of interest expected to be borne by the New Pillowtex Subordinated Notes, which floating rate would increase at specified intervals as long as such borrowings remained outstanding. See "Merger Financing --Standby Bridge Loan Facility." Note 10 of the "Notes to Unaudited Pro Forma Condensed Financial Information" sets forth certain pro forma financial information assuming that Pillowtex were to have borrowed $135.0 million under the Standby Bridge Loan Facility in lieu of the issuance and sale of $150.0 million aggregate principal amount of New Pillowtex Subordinated Notes.


     The financings contemplated by the Financing Commitments and the proposed issuance and sale of New Pillowtex Subordinated Notes are described in greater detail in "Merger Financing." The obligations of third parties under the Financing Commitments to extend loans or purchase Pillowtex Preferred Stock, as the case may be, are subject to various specified conditions. Because such conditions relate to matters beyond Pillowtex's control, there can be no assurance that such conditions will be timely satisfied.

          SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX

     The following pro forma combined financial information gives effect to the consummation of the Merger and the Financing Transactions as if such transactions had been consummated on September 27, 1997, in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet of Pillowtex, and on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the Unaudited Pro Forma Condensed Combined Statements of Operations of Pillowtex. As used herein, the term "Financing Transactions" means (i) estimated initial borrowings under the New Pillowtex Bank Facilities of $430.2 million,
(ii) the issuance and sale of $150.0 million aggregate principal amount of New Pillowtex Subordinated Notes resulting in estimated net proceeds of $146.4 million, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock resulting in estimated net proceeds of $63.5 million, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof. Because the Standby Bridge Loan Facility is expected to be drawn upon, if at all, only in the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date, the pro forma combined financial information presented herein assumes that no amounts will be borrowed thereunder.

     The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual financial position or results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by Pillowtex in the future. The pro forma combined financial information should be read in conjunction with the historical financial statements of Pillowtex and Fieldcrest, the related notes, and the other information contained elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Unaudited Pro Forma Combined Financial Information of Pillowtex," and "Index to Historical Financial Information of Pillowtex and Fieldcrest."

        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF PILLOWTEX
                               SEPTEMBER 27, 1997
                                 (IN THOUSANDS)

                                                         PRO FORMA
                                                         ---------
Total current assets ............................       $  679,148
Property, plant, and equipment, net .............          491,308
Goodwill, net ...................................          216,316
Other assets, net ...............................           60,205
                                                        ----------
    Total assets ................................       $1,446,977
                                                        ==========

Total current liabilities .......................       $  251,372
Long-term debt ..................................          823,619
Deferred income taxes ...........................           62,972
Other non-current liabilities ...................           52,962
Redeemable convertible preferred stock ..........           63,500
Shareholders' equity ............................          192,552
                                                        ----------
    Total liabilities and shareholders' equity ..       $1,446,977
                                                        ==========

                          UNAUDITED PRO FORMA CONDENSED
                 COMBINED STATEMENTS OF OPERATIONS OF PILLOWTEX
                                 (IN THOUSANDS)

                                                                         PRO FORMA
                                                          -----------------------------------------
                                                             FISCAL YEAR             NINE MONTHS
                                                                ENDED                   ENDED
                                                          DECEMBER 28, 1996      SEPTEMBER 27, 1997
                                                          -----------------      ------------------
Net sales ..........................................          $ 1,583,151           $ 1,191,268

Cost of goods sold .................................            1,364,368               998,887
Selling, general, and administrative expenses ......              135,875               111,100
Restructuring charge ...............................                8,130                    --
                                                              -----------           -----------

Earnings from operations ...........................               74,778                81,281
Interest expense ...................................               62,129                51,805
Other income, net ..................................               (5,604)               (2,021)
                                                              -----------           -----------
Earnings before income taxes and extraordinary items               18,253                31,497
Income taxes .......................................                8,895                13,705
                                                              -----------           -----------
Earnings before extraordinary items ................                9,358                17,792
Dividends on preferred shares ......................               (1,950)               (1,463)
                                                              -----------           -----------
Earnings before extraordinary items applicable to
  common stock .....................................          $     7,408           $    16,329
                                                              ===========           ===========

SELECTED PER SHARE FINANCIAL INFORMATION

     The following table sets forth selected historical per share financial information for each of Pillowtex and Fieldcrest and unaudited pro forma per share financial information for Pillowtex giving effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated as of September 27, 1997, in the case of book value information, and December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of earnings information. The information presented below is derived from (i) the consolidated historical financial statements of Pillowtex and Fieldcrest, including the related notes thereto, contained elsewhere in this Joint Proxy Statement/Prospectus and (ii) the pro forma financial information, including the notes thereto, contained elsewhere in this Joint Proxy Statement/Prospectus, and should be read in conjunction therewith. See "Available Information," "Unaudited Pro Forma Financial Information of Pillowtex," and "Index to Historical Financial Information of Pillowtex and Fieldcrest." The pro forma per share information set forth herein assumes the issuance of 3,447,632 shares of Pillowtex Common Stock in connection with the Merger (computed based on an assumed Determination Price of $24.00 and an assumed Conversion Number of 0.292). See Note 1 of "Notes to Unaudited Pro Forma Combined Financial Information." The pro forma information set forth below is not necessarily indicative of what Pillowtex's actual financial position or results of operations would have been had the above-referenced transactions been consummated as of the above-referenced dates or of the financial position or results of operations that may be reported by Pillowtex in the future.

                                             FISCAL YEAR         NINE MONTHS
                                                ENDED               ENDED
                                           DECEMBER 28, 1996  SEPTEMBER 27, 1997
                                           -----------------  ------------------
PILLOWTEX--HISTORICAL
Earnings per common share before
  extraordinary items ..............          $    1.39       $    0.99
Book value per common share ........               9.42           10.27
Dividends per common share .........               0.20            0.18

PILLOWTEX PRO FORMA
Earnings per common share before
  extraordinary items ..............               0.53            1.06
Book value per common share ........              12.91           13.53
Dividends per common share .........               0.15            0.14

                                                       FISCAL YEAR          NINE MONTHS
                                                           ENDED               ENDED
                                                     DECEMBER 31, 1996   SEPTEMBER 27, 1997
                                                     -----------------   ------------------
FIELDCREST--HISTORICAL
Earnings (loss) per common share before
  extraordinary items ......................             $   (0.38)          $    1.23
Book value per common share ................                 23.63               21.58
Dividends per common share .................                 --                  --

FIELDCREST PRO FORMA EQUIVALENTS
Earnings per common share before
  extraordinary items ......................                  0.15                0.31
Book value per common share ................                  3.77                3.95
Dividends per common share .................                  0.04                0.04

     Pillowtex currently intends to continue to pay quarterly dividends of $0.06 per share on the Pillowtex Common Stock. Pillowtex's dividend policy will be reviewed by the Pillowtex Board from time to time in light of, among other things, Pillowtex's results of operations and financial position. In addition, Pillowtex's ability to pay dividends on the Pillowtex Common Stock in the future will be restricted pursuant to the terms of various instruments governing its indebtedness and the terms of the Pillowtex Preferred Stock. Accordingly, there can be no assurance that Pillowtex will pay any dividends in the future or, if dividends are paid, as to the amount thereof. See "Risk Factors--Restrictions on Payment of Dividends."

MARKET PRICE INFORMATION

     The Pillowtex Common Stock trades on the NYSE under the symbol "PTX." The following table sets forth the high and low sales prices per share of Pillowtex Common Stock as reported on the NYSE Composite Tape for each fiscal quarter in fiscal years 1995 and 1996 and for the other periods indicated.


                                                                   HIGH           LOW
                                                                   ----           ---
  Quarter Ended:
    April 1, 1995.............................................  $   10 1/8    $   8
    July 1, 1995..............................................      11 1/2        8 3/4
    September 30, 1995........................................      13            9 5/8
    December 30, 1995.........................................      13            11
  Quarter Ended:
    March 30, 1996............................................  $   12 1/2    $   10 1/2
    June 30, 1996.............................................      13 3/4        12
    September 30, 1996........................................      14 3/8        10 5/8
    December 28, 1996.........................................      18 1/4        12 7/8
  Quarter Ended:
    March 29, 1997............................................  $   18 3/8    $   15 7/8
    June 28, 1997.............................................      23 1/4        16 1/2
    September 27, 1997........................................      28 13/16      21
    December 27, 1997 (through November 25)...................      31 1/4        26 1/2

     The Fieldcrest Common Stock trades on the NYSE under the symbol "FLD." The following table sets forth the high and low sales prices per share of Fieldcrest Common Stock as reported on the NYSE Composite Tape for each fiscal quarter in fiscal years 1995 and 1996 and for the other periods indicated.


                                                                                               HIGH          LOW
  Quarter Ended:
    March 31, 1995.......................................................................  $   25 3/8    $   19 7/8
    June 30, 1995........................................................................      24 1/8        19 3/4
    September 30, 1995...................................................................      24 7/8        21 1/4
    December 31, 1995....................................................................      22 1/4        15 3/4
  Quarter Ended:
    March 31, 1996.......................................................................  $   21 1/2    $   16 3/8
    June 30, 1996........................................................................      22 1/4        19 1/4
    September 30, 1996...................................................................      20 1/8        13 1/2
    December 31, 1996....................................................................      16            12 7/8
  Quarter Ended:
    March 31, 1997.......................................................................  $   17 3/8    $   15 1/4
    June 30, 1997........................................................................      19 3/8        15 1/8
    September 30, 1997...................................................................      34 15/16      17 1/2
    December 31, 1997 (through November 25)..............................................      34 7/8        31 13/16


     The Fieldcrest Preferred Stock is admitted for trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"). The Fieldcrest Preferred Stock trades on The Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol "FLDC.P." The following table sets forth for the high and low closing bid quotations in the over-the-counter market for the Fieldcrest Preferred Stock as reported on Nasdaq for each fiscal quarter in fiscal years 1995 and 1996 and for the other periods indicated. These quotations represent inter-dealer prices, without adjustment for retail markups, markdowns, or commissions, and may not represent actual transactions.


                                                                                               HIGH          LOW
  Quarter Ended:
    March 31, 1995.......................................................................  $   52 1/2    $   43 1/2
    June 30, 1995........................................................................      50            45
    September 30, 1995...................................................................      53            46
    December 31, 1995....................................................................      52            42 7/8
  Quarter Ended:
    March 31, 1996.......................................................................  $   47        $   42 1/4
    June 30, 1996........................................................................      48 1/4        44 1/4
    September 30, 1996...................................................................      45 1/4        38 3/8
    December 31, 1996....................................................................      39 3/4        37 1/2
  Quarter Ended:
    March 31, 1997.......................................................................  $   42 3/4    $   38 3/4
    June 30, 1997........................................................................      46 1/2        41 1/4
    September 30, 1997...................................................................      62            45 1/4
    December 31, 1997 (through November 25)..............................................      62            56



     On September 10, 1997, the last full trading day prior to the public announcement by Pillowtex and Fieldcrest of the execution of the Merger Agreement, the closing price per share of Pillowtex Common Stock as reported on the NYSE Composite Tape was $23 13/16, and the closing price per share of Fieldcrest Common Stock as so reported was $33 1/2. On November 25, 1997, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing price per share of Pillowtex Common Stock as reported on the NYSE Composite Tape was $26 1/2, and the closing price per share of Fieldcrest Common Stock as so reported was $33 9/16. On

September 10, 1997, the last date of a reported trade prior to the public announcement by Pillowtex and Fieldcrest of the Merger Agreement, the closing bid quotation for the Fieldcrest Preferred Stock as reported on Nasdaq was $59. On November 25, 1997, the last date of a reported trade of Fieldcrest Preferred Stock prior to the date of this Joint Proxy Statement/Prospectus, the closing bid quotation for the Fieldcrest Preferred Stock was $56 1/2. Pillowtex shareholders and Fieldcrest stockholders are encouraged to obtain current market quotations.


RISK FACTORS

     See "Risk Factors" for a discussion of certain risks of ownership of Pillowtex Common Stock and other matters that should be considered in determining how to vote upon the matters described herein.

                                  RISK FACTORS

     Prior to voting on the proposals described herein, Pillowtex shareholders and Fieldcrest stockholders should carefully consider the risk factors discussed below as well as all of the information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto. See also "Note Regarding Forward-Looking Information." Any or all of the risk factors discussed below could have a material adverse effect on the business, financial condition, results of operations, and prospects of Pillowtex and its subsidiaries, including, from and after the Effective Time, Fieldcrest, and/or on the price at which shares of Pillowtex Common Stock may trade.

SIGNIFICANT LEVERAGE AND DEBT SERVICE

     Pillowtex is, and following consummation of the Merger and the Financing Transactions will continue to be, highly leveraged. At September 27, 1997, on a pro forma basis, after giving effect to the consummation of the Merger and the Financing Transactions, Pillowtex would have had total outstanding long-term indebtedness (including the current portion of long-term indebtedness) of approximately $829.9 million and total shareholders' equity of approximately $192.5 million. See "Pro Forma Capitalization of Pillowtex." In addition, subject to restrictions contained in instruments governing its indebtedness, Pillowtex and its subsidiaries may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for general corporate purposes.

     The level of Pillowtex's indebtedness could have important consequences to the business activities of Pillowtex, including: (i) a substantial portion of Pillowtex's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) Pillowtex's ability to obtain additional debt financing in the future for other acquisitions, working capital, capital expenditures, or research and development may be limited; and (iii) Pillowtex's level of indebtedness could limit its flexibility in reacting to changes in its industry or economic conditions generally.

     Pillowtex's ability to service its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond its control, as well as the availability of borrowings under the New Pillowtex Bank Facilities or any other credit arrangement. Pillowtex will require substantial amounts of cash to fund scheduled payments of principal and interest on its outstanding indebtedness, as well as future capital expenditures and any increased working capital requirements. If Pillowtex is unable to meet its cash requirements out of cash flow from operations and its available borrowings, there can be no assurance that it will be able to obtain alternative financing or that it will be permitted to do so under the terms of the New Pillowtex Bank Facilities or its other indebtedness. In the absence of such financing, Pillowtex's ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results, or to fund capital expenditures or research and development costs may be adversely affected. If Pillowtex does not generate sufficient increases in cash flow from operations to repay its indebtedness at maturity, it could attempt to refinance such indebtedness; however, no assurance can be given that such refinancing would be available on terms acceptable to Pillowtex, if at all.

RESTRICTIVE COVENANTS

     Certain instruments governing indebtedness of Pillowtex will contain a number of restrictive covenants and events of default, including covenants limiting capital expenditures, incurrence of debt, and sales of assets. In addition, under certain instruments governing indebtedness of Pillowtex, Pillowtex will be required to maintain specified financial ratios and satisfy certain financial condition tests. Pillowtex's ability to maintain and satisfy those ratios and tests may be affected by events beyond its control, and there can be no assurance that Pillowtex will be able to do so. As a result of these covenants, the ability of Pillowtex to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted and Pillowtex may be prevented from engaging in transactions that might otherwise be considered beneficial to Pillowtex. See "Merger Financing" and "Other Post-Merger Indebtedness of Pillowtex."

SECURITY INTERESTS

     Upon consummation of the Merger and the Financing Transactions, all of the capital stock of Pillowtex's domestic subsidiaries, 65% of the capital stock of all foreign subsidiaries, and substantially all of the domestic assets of Pillowtex and all of its subsidiaries will be subject to various liens and security interests. If a holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to its security interest, and the collateral would be correspondingly unavailable to Pillowtex or the subsidiary owning such collateral and to other creditors of Pillowtex or such subsidiary, except to the extent, if any, that the value of the affected collateral exceeds the amount of the indebtedness in respect of which such foreclosure rights are exercised.

RESTRICTIONS ON PAYMENT OF DIVIDENDS


     Pillowtex currently intends to continue to pay quarterly dividends of $0.06 per share on the Pillowtex Common Stock. Pillowtex's dividend policy will be reviewed by the Pillowtex Board from time to time in light of, among other things, Pillowtex's results of operations and financial position. In addition, certain instruments governing the indebtedness of Pillowtex and the terms of the Pillowtex Preferred Stock will restrict Pillowtex's ability to pay dividends or make other distributions to holders of Pillowtex Common Stock. Pursuant to terms of such instruments, the ability of Pillowtex to pay dividends or make other distributions will be subject to its ability to maintain certain financial ratios and satisfy certain financial condition tests. For example, under the terms of the indenture governing Pillowtex's 10% Senior Subordinated Notes due 2006 (the "Existing Pillowtex Subordinated Notes"), Pillowtex is prohibited from paying dividends on the Pillowtex Common Stock or the Pillowtex Preferred Stock at any time when (i) an "event of default" exists, (ii) Pillowtex's "fixed charge coverage ratio" falls below 2 to 1, or (iii) the aggregate of such dividends and certain other restricted payments exceeds an accumulated reference amount which takes into account future earnings, equity offerings, conversions of debt securities, and amortization of certain investments. The indenture governing the New Pillowtex Subordinated Notes is expected to have similar restrictions on the payment of dividends. Similarly, under the terms of the Pillowtex Preferred Stock Pillowtex will be prohibited from paying dividends on the Pillowtex Common Stock at any time when (i) an "event of noncompliance" exists, (ii) Pillowtex's "fixed charge coverage ratio" falls below 1.75 to 1, or
(iii) the aggregate of such dividends and certain other restricted payments exceeds an accumulated reference amount which takes into account future earnings, equity offerings, and conversion of debt securities. The New Pillowtex Bank Facilities will also contain restrictions on Pillowtex's ability to pay dividends, although these restrictions are generally expected to be less restrictive than those contained in the Existing Pillowtex Subordinated Notes.



     As a result of the foregoing, there can be no assurance that Pillowtex will pay any dividends in the future or, if dividends are paid, as to the amount thereof. See "Merger Financing," "Other Post-Merger Indebtedness of Pillowtex," and "Description of Pillowtex Capital Stock--Series A Redeemable Convertible Preferred Stock."


ABILITY TO ACHIEVE COST SAVINGS


     Pillowtex has identified approximately $21.6 million of annual cost savings that it expects to realize as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. Pillowtex additionally expects to realize significant ongoing cost savings, including at least $8.4 million (for a total of $30.0 million) to be realized in 1988 as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power; (iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants. In 1999 Pillowtex expects to realize the same $30.0 million of savings from 1998 referred above and an additional $11.0 million (for a total of $41.0 million) of cost savings as follows: (i) $3.5 million by improving procurement efficiencies by continuing to exploit the combined company's purchasing power; (ii) $3.0 million by reducing risk management costs; and (iii) $4.5 million by eliminating losses of underperforming assets which will be sold.



     In an effort to maximize cost savings, Pillowtex intends to review Fieldcrest's trend toward outsourcing certain manufacturing and corporate functions on a case by case basis. Pillowtex initially intends to continue Fieldcrest's outsourcing practices in areas that appear to result in reduced operating costs, such as in sheeting yarn spinning, and may increase or curtail the use of outsourcing in spinning and other areas based on future cost and other considerations, although the potential impact of any future outsourcing decisions on the combined companies' operating results cannot be determined at this time.

     There can be no assurance as to the timing or amount of any cost savings that may actually be realized, or that unforseen costs and expenses, decreases in sales or revenues, or other factors will not offset any cost savings actually realized. See "The Merger--Potential Cost Savings."


RISKS ASSOCIATED WITH ACQUISITIONS

     Pillowtex expects to continue a strategy of identifying and acquiring companies, like Fieldcrest, with complementary products or services that may be expected to enhance the operations and profitability of Pillowtex. There can be no assurances that Pillowtex will be able to integrate the operations of Fieldcrest or any other acquired company successfully with the operations of Pillowtex or that any of such acquisitions, including the acquisition of Fieldcrest, will prove profitable.

DEPENDENCE ON RAW MATERIALS

     The raw materials on which Pillowtex is primarily dependent include the raw feather and down that Pillowtex uses to produce natural fill pillows and down comforters. The People's Republic of China ("China") is currently the primary source of raw feather and down for Pillowtex. See "--Dependence on Supply Sources in China." The raw materials on which Fieldcrest is primarily dependent include the cotton and synthetic fibers that Fieldcrest uses to manufacture its home furnishing products.

     The raw materials used by Pillowtex and Fieldcrest are generally available from a number of sources, and no significant shortage of such materials is currently anticipated. However, Pillowtex and Fieldcrest use significant quantities of such raw materials, which are subject to price fluctuations, and there can be no assurance that shortages of such materials will not occur in the future, which could increase the cost of or delay the shipment of products.

     From and after the Effective Time, cotton will be the primary raw material used in Pillowtex's business. Cotton is an agricultural product and, consequently, its availability is subject to weather conditions and other factors affecting agricultural markets. There have been historical periods of rapid and significant movement in the price of cotton, both upward and downward. There can be no assurance that Pillowtex will be able to pass on any increase in the price of cotton or other raw materials to its customers.

DEPENDENCE ON SUPPLY SOURCES IN CHINA

     In fiscal year 1996 and the nine months ended September 27, 1997, approximately 83% and 84%, respectively, of the raw feather and down that Pillowtex used to produce natural fill pillows and down comforters was imported from China.

     Pillowtex's relationships with its suppliers in China could be disrupted or adversely affected due to a number of factors, including governmental regulation, fluctuation in exchange rates, and changes in economic and political conditions in China. If Pillowtex's supply sources in China were disrupted for any reason, Pillowtex believes, based on existing market conditions, that it could establish alternative supply relationships. However, because establishing these relationships involves numerous uncertainties relating to delivery requirements, price, payment terms, quality control, and other matters, Pillowtex is unable to predict whether such relationships would be on terms satisfactory to Pillowtex.

     Pillowtex's relationships with its suppliers in China are also subject to risks associated with changes in United States legislation and regulations relating to imports, including quotas, duties, and taxes, and other charges or restrictions on imports. Products that Pillowtex imports from China currently receive preferential tariff treatment accorded goods from countries granted "most favored nation" status. Under the Trade Act of 1974, the President of the United States is authorized, upon making specified findings, to waive certain restrictions that would otherwise render China ineligible for most favored nation treatment. The President has waived these provisions each year since 1979. Most favored nation status was accordingly renewed in June 1997 despite legislation pursued by Congress demanding that China desist from certain trade and military activities. Congress will continue to monitor these activities and may encourage the President to reconsider the renewal of most favored nation status for China in June 1998 and no assurance can be given that China will continue to enjoy this status in the future. Raw materials and finished products entering the United States from China without the benefit of most favored nation treatment would be subject to significantly higher duty rates.

ADVERSE RETAIL INDUSTRY CONDITIONS

     Each of Pillowtex and Fieldcrest sells its products to a number of department stores and other major retailers who have experienced financial difficulties during the past several years. Some of these retailers have recently emerged from the protection of federal bankruptcy laws and some current retail customers of Pillowtex and Fieldcrest may seek protection under the federal bankruptcy laws or state insolvency laws in the future. As a result of these financial difficulties and bankruptcy and insolvency proceedings, Pillowtex and Fieldcrest may be unable to collect some or all amounts owed by these retail customers. Additionally, all or part of the operations of a retail customer that seeks bankruptcy or other debtor protection may be discontinued or sales of Pillowtex's or Fieldcrest's products to such a customer may be curtailed or terminated as a result of bankruptcy or insolvency proceedings.

DEPENDENCE ON KEY LICENSES

     Pillowtex holds licenses with organizations such as Polo/Ralph Lauren Corporation, The Walt Disney Company ("Disney"), and others, using such well-known trademarks and trade names as Ralph Lauren and Disney's Mickey UNLIMITED(R), Mickey's Stuff for Kids(R), and Mickey & Co.(R). Although the significance of specific licenses varies from year to year, a substantial portion of Pillowtex's net sales for fiscal year 1996 and the nine month period ended September 27, 1997 were attributable to products sold under licensed trademarks and trade names. These licenses generally require the payment of royalties based on net sales, including the payment of minimum annual royalties, and expire at various dates through 1999. No assurance can be given that Pillowtex will be able to renew these licenses on acceptable terms upon their expiration or will be able to acquire new licenses to use other popular trademarks.


     Pillowtex's license with Polo/Ralph Lauren Corporation expires on June 30, 1998. Pillowtex has had a long-standing relationship with Polo/Ralph Lauren Corporation and has no reason to believe that its Ralph Lauren license will not be renewed, however, renewal of the license on terms acceptable to Pillowtex cannot be assured and the loss of the license could have a material adverse effect on the Company. In addition, Pillowtex's license with Polo/Ralph Lauren Corporation provides that if Charles M. Hansen, Jr., Pillowtex's Chairman of the Board and Chief Executive Officer, and Mary R. Silverthorne, a director of Pillowtex, or their immediate families, in the aggregate, cease to beneficially own at least 25% of the outstanding Pillowtex Common Stock, such license will become subject to termination at the option of the licensor.



     Pillowtex's licenses for the use of various Disney trademarks and trade names have tended to be of brief duration, usually two years or less. The market for new and renewal Disney licenses has become increasingly competitive, and there can be no assurance that Pillowtex will be able to continue to receive new Disney licenses as granted or to obtain renewals of its licenses on acceptable terms. The loss of one or more of Pillowtex's existing Disney licenses is unlikely to have a material adverse effect on the business of Pillowtex.


     Fieldcrest also holds licenses with third parties, including Waverly(R), Adrienne Vittadini(R), and Ellen Tracy(R). Fieldcrest, however, primarily manufactures and markets products bearing its own proprietary brand names. See "--Dependence on Brand Names."

DEPENDENCE ON BRAND NAMES

     In fiscal year 1996, approximately 93% of Fieldcrest's net sales were from sales of products bearing Fieldcrest's principal proprietary brand names of Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), Royal Family(R), Caldwell(R), Monticello(R), SureFit(R), and St. Mary's(R). The remaining 7% of Fieldcrest's 1996 net sales were from sales of private label products. Accordingly, Pillowtex's future success may depend in part upon the goodwill associated with Fieldcrest's brand names.

     Fieldcrest's principal brand names are registered in the United States and certain foreign countries. However, there can be no assurance that the steps taken by Fieldcrest to protect its proprietary rights in such brand names will be adequate to prevent the misappropriation thereof in the United States or abroad. In addition, the laws of some foreign countries do not protect proprietary rights in brand names to the same extent as do the laws of the United States.

RISK OF LOSS OF MATERIAL CUSTOMERS

     In fiscal year 1996, sales to Wal-Mart Stores, Inc. ("Wal-Mart") and Dayton Hudson Corporation ("Dayton Hudson") accounted for 14% and 13% of Pillowtex's total sales, respectively. For the nine months ended September 27, 1997, sales to Wal-Mart and Dayton Hudson accounted for 12% and 13%, respectively, of Pillowtex's total sales. No other single customer accounted for more than 10% of Pillowtex's total sales during such periods.

     In fiscal year 1996, sales to Wal-Mart and its affiliates accounted for 21% of Fieldcrest's total sales. For the nine months ended September 30, 1997, sales to Wal-Mart and its affiliates accounted for 25% of Fieldcrest's total sales. No other single customer accounted for more than 10% of Fieldcrest's net sales during such periods.

     On a pro forma basis, after giving effect to the consummation of the Merger as if it had been consummated December 31, 1995, sales to Wal-Mart would have accounted for 19% of Pillowtex's total sales for fiscal 1996 and sales to the top ten customers would have accounted for 57% of total sales for such period.

     Consistent with industry practice, neither Pillowtex nor Fieldcrest operates under a long-term written supply contract with any of its customers. From and after the Effective Time, the business, financial condition, and results of operations of Pillowtex could be materially adversely affected by the loss of Dayton Hudson or Wal-Mart as a customer. Pillowtex does not anticipate a reduction in customer orders after the Effective Time solely as a result of the overlap of customers of both Pillowtex and Fieldcrest, though there can be no assurance in this regard.

LABOR RELATIONS

     Pillowtex has approximately 4,000 employees, approximately 16% of which are subject to collective bargaining agreements. Fieldcrest has approximately 11,000 employees, approximately 28% of which are subject to collective bargaining agreements.

     Since 1991, the Union of Needletrades, Industrial, and Textile Workers ("UNITE") has campaigned to organize approximately 5,500 additional hourly workers at five Fieldcrest plants, including Fieldcrest's main manufacturing facility in Kannapolis, North Carolina. Fieldcrest has opposed UNITE's organizing efforts. Although a majority of employees at these plants recently voted not to select UNITE as a bargaining representative, the results of such election are subject to legal challenge. There can be no assurance as to whether or when, the results of such election will be certified or a new election will be scheduled. It is impossible to predict what effect, if any, a lengthy continuation of another organizing campaign will have on the productivity of the Fieldcrest workforce.

INFLUENCE BY SIGNIFICANT SHAREHOLDERS

     As of November 5, 1997, the Pillowtex Record Date, Charles M. Hansen, Jr., Mary R. Silverthorne, and certain trusts for which Ms. Silverthorne acts as trustee (i.e., the John H. Silverthorne Marital Trust B, the John H. Silverthorne Family Trust A, the Bridget Russell Silverthorne Trust A, and the John H. Silverthorne, Jr. Trust A) owned, in the aggregate, approximately 52.7% of the outstanding shares of the Pillowtex Common Stock. Assuming 3,447,632 shares of Pillowtex Common Stock are issued in connection with the Merger, Mr. Hansen, Ms. Silverthorne, and such trusts would own, in the aggregate, approximately 39.9% of the then-outstanding shares of Pillowtex Common Stock after giving effect to the Merger and related financing transactions. It is anticipated, however, that such shareholders will continue to exert significant influence over the management and direction of Pillowtex.

DEPENDENCE ON KEY PERSONNEL

     Pillowtex's business is managed by or under the direction of Charles M. Hansen, Jr., who serves as Chairman of the Board and Chief Executive Officer. Pillowtex believes that its future success will be highly dependent upon its ability to attract and retain skilled managers and other personnel, including Mr. Hansen. The loss of Mr. Hansen's services could have a material adverse effect on Pillowtex.

SEASONALITY OF BUSINESS

     Pillowtex's business is subject to a pattern of seasonal fluctuation. During the past three years, sales and earnings from operations generated during the second half of the year averaged approximately 61% and 66%, respectively, of Pillowtex's total sales and earnings from operations. Pillowtex's needs for working capital increase in the second half of the year and, accordingly, total debt levels tend to peak in the third and fourth quarters, falling off again in the first quarter of the following year. The amount of Pillowtex's sales generated during the second half of the year generally depends upon a number of factors, including the level of retail sales for home textile furnishings during the fall and winter, weather conditions affecting the level of sales of down comforters and blankets (which are sold in greater quantities in cold weather), general economic conditions, and other factors beyond Pillowtex's control.

     Fieldcrest's business is subject to a similar pattern of seasonal fluctuation, having greater sales volume in the last three quarters of the calendar year than in the first calendar quarter. Accordingly, it is likely that Fieldcrest's operating performance in the first quarter of a given calendar year will be less favorable than operating performance in the last three quarters.

INDUSTRY COMPETITION AND COMPETITIVE FACTORS

     Each of Pillowtex and Fieldcrest participates in a highly competitive industry. Each of Pillowtex and Fieldcrest competes with a number of established manufacturers, importers, and distributors of home textile furnishings, some of which have greater financial, distribution, manufacturing, and marketing resources. See "Post-Merger Business of Pillowtex--Certain Other Matters-- Competition."

MARKET RISK

     Pillowtex Common Stock is listed for trading on the NYSE. The prices at which shares of Pillowtex Common Stock trade are subject to fluctuation based on many factors, including general economic and industry conditions and the performance of, and investor expectations for, Pillowtex. No assurance can be given that a holder of Pillowtex Common Stock will be able to sell such securities at any particular price.

CERTAIN PROVISIONS OF PILLOWTEX'S ARTICLES OF INCORPORATION, BYLAWS, AND OTHER AGREEMENTS

     Pillowtex's Restated Articles of Incorporation (the "Pillowtex Articles"), Pillowtex's Amended and Restated Bylaws (the "Pillowtex Bylaws"), and certain agreements to which Pillowtex is a party contain provisions that may have the effect of delaying, deferring, or preventing a change in control of Pillowtex. In addition, the Pillowtex Articles authorize the issuance of up to 30,000,000 shares of Pillowtex Common Stock and 20,000,000 shares of preferred stock of Pillowtex. The Pillowtex Board will have the power to determine the price and terms under which any additional capital stock may be issued and, subject to the terms of any issued and outstanding preferred stock (including without limitation the Pillowtex Preferred Stock), to fix the terms of such preferred stock, and existing Pillowtex shareholders will not have preemptive rights with respect thereto. See "Description of Pillowtex Capital Stock--Future Stock Issuances."

                          THE PILLOWTEX SPECIAL MEETING

GENERAL


     This Joint Proxy Statement/Prospectus is being furnished by Pillowtex to its shareholders in connection with the solicitation of proxies, by and on behalf of the Pillowtex Board, for use at the Pillowtex Special Meeting. The Pillowtex Special Meeting will be held on Friday, December 19, 1997 at 8:00 a.m., Eastern Time, at 1071 Avenue of the Americas, 10th Floor, New York, New York. The purpose of the Pillowtex Special Meeting is for Pillowtex shareholders to consider and vote upon a proposal to approve the issuance of up to 5,600,000 shares of Pillowtex Common Stock and of 65,000 shares of Pillowtex Preferred Stock in connection with the Merger and related financing transactions (i.e., the Share Issuance).


     THE PILLOWTEX BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF PILLOWTEX AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT PILLOWTEX SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

VOTING AT THE PILLOWTEX SPECIAL MEETING

     The holders of record of shares of Pillowtex Common Stock as of the close of business on November 5, 1997, the Pillowtex Record Date, are entitled to notice of and to vote at the Pillowtex Special Meeting. As of the Pillowtex Record Date, there were 10,786,819 shares of Pillowtex Common Stock outstanding, and there were 317 holders of record of Pillowtex Common Stock. Each outstanding share of Pillowtex Common Stock is entitled to one vote at the Pillowtex Special Meeting. Shares of Pillowtex Common Stock held in the treasury of Pillowtex or by any of its subsidiaries are not considered to be outstanding.

     The holders of shares representing a majority of the shares of Pillowtex Common Stock outstanding as of the Pillowtex Record Date will constitute a quorum for the transaction of business at the Pillowtex Special Meeting. If the persons present or represented by proxy at the Pillowtex Special Meeting constitute holders of shares representing less than a majority of the shares of Pillowtex Common Stock outstanding as of the Pillowtex Record Date, the Pillowtex Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

     Pursuant to the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, the approval of the Share Issuance by the affirmative vote of the holders of a majority of shares of Pillowtex Common Stock present at the Pillowtex Special Meeting and entitled to vote thereon. Abstentions (i.e., properly executed proxies marked "ABSTAIN") will be, but shares represented by broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will not be, included in determining the number of shares held by persons present or represented by proxy at the Pillowtex Special Meeting for purposes of determining whether a quorum exists. With respect to the vote on the proposal described herein, abstentions will be included in vote totals and will have the effect of negative votes, but shares represented by broker non-votes will not be included in vote totals and will therefore have no impact on the outcome of the vote.

     As of the Pillowtex Record Date, directors and executive officers of Pillowtex and their affiliates owned beneficially, in the aggregate, approximately 52.9% of the outstanding shares of Pillowtex Common Stock. As of the Pillowtex Record Date, Charles M. Hansen, Jr., Chairman of the Board and Chief Executive Officer of Pillowtex, Mary R. Silverthorne, a director of Pillowtex, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A owned, in the aggregate, approximately 52.4% of the currently outstanding shares of Pillowtex Common Stock. Each of Mr. Hansen, Ms. Silverthorne, and such trusts has agreed to vote the shares of Pillowtex Common Stock held by such shareholder for the approval of the Share Issuance. Accordingly, the approval of the Share Issuance is expected to occur irrespective of whether or the manner in which other holders of Pillowtex Common Stock vote their shares.

PROXIES; REVOCATION

     All shares of Pillowtex Common Stock represented at the Pillowtex Special Meeting by properly executed proxies received prior to or at the Pillowtex Special Meeting, unless such proxies shall have been revoked, will be voted at the Pillowtex Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted for the approval of the Share Issuance.

     A proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Pillowtex Special Meeting. A proxy may be revoked by filing with the Secretary of Pillowtex prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Pillowtex Special Meeting. Attendance at the Pillowtex Special Meeting will not, in itself, constitute the revocation of a proxy.

     Pillowtex and Fieldcrest will share the cost of the preparation of this Joint Proxy Statement/Prospectus and the solicitation of proxies for voting at the Pillowtex Special Meeting and the Fieldcrest Special Meeting. Pillowtex may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Pillowtex, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Pillowtex will also request persons and entities holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. Pillowtex has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies using the means referred to above, at an anticipated cost of $5,000, plus reasonable expenses.

                         THE FIELDCREST SPECIAL MEETING

GENERAL


     This Joint Proxy Statement/Prospectus is being furnished by Fieldcrest to its stockholders in connection with the solicitation of proxies, by and on behalf of the Fieldcrest Board, for use at the Fieldcrest Special Meeting. The Fieldcrest Special Meeting will be held on Friday, December 19, 1997 at 8:00 a.m., Eastern Time, at 1271 Avenue of the Americas, New York, New York. The purpose of the Fieldcrest Special Meeting is for Fieldcrest stockholders to consider and vote upon the approval and adoption of the Merger Agreement.


     THE FIELDCREST BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FIELDCREST AND ITS STOCKHOLDERS AND RECOMMENDS THAT FIELDCREST STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTING AT THE FIELDCREST SPECIAL MEETING

     The holders of record of shares of Fieldcrest Common Stock as of the close of business on November 5, 1997, the Fieldcrest Record Date, are entitled to vote such shares at the Fieldcrest Special Meeting. Holders of Fieldcrest Preferred Stock will not be entitled to vote at the Fieldcrest Special Meeting. As of the Fieldcrest Record Date, there were outstanding 9,243,602 shares of Fieldcrest Common Stock and there were 1,798 holders of record of Fieldcrest Common Stock. Each outstanding share of Fieldcrest Common Stock is entitled to one vote at the Fieldcrest Special Meeting. Shares of Fieldcrest Common Stock held in the treasury of Fieldcrest or by any of its subsidiaries are not considered to be outstanding.

     The holders of shares representing a majority of the shares of Fieldcrest Common Stock outstanding as of the Fieldcrest Record Date will constitute a quorum for the transaction of business at the Fieldcrest Special Meeting. If the persons present or represented by proxy at the Fieldcrest Special Meeting constitute the holders of shares representing less than a majority of shares of Fieldcrest Common Stock outstanding as of the Fieldcrest Record Date, the Fieldcrest Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

     Pursuant to the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, the approval and adoption of the Merger Agreement by the affirmative vote of the holders of two-thirds of shares of Fieldcrest Common Stock entitled to vote thereon. Abstentions will be, but broker non-votes will not be, included in determining the number of shares held by persons present or represented by proxy at the Fieldcrest Special Meeting for purposes of determining whether a quorum exists. Because approval of the proposal to adopt the Merger Agreement will require the affirmative vote of shares representing two-thirds of the outstanding shares of Fieldcrest Common Stock and entitled to vote thereon, abstentions and broker non-votes will have the effect of negative votes thereon.

     As of the Fieldcrest Record Date, directors and executive officers of Fieldcrest and their affiliates owned beneficially, in the aggregate, approximately 4.6% of the voting power of the outstanding shares of Fieldcrest Common Stock.

PROXIES; REVOCATION


     All shares of Fieldcrest Common Stock represented at the Fieldcrest Special Meeting by properly executed proxies received prior to or at the Fieldcrest Special Meeting, unless such proxies shall have been revoked, will be voted at the Fieldcrest Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted for the approval and adoption of the Merger Agreement.


     A proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted at the Fieldcrest Special Meeting. A proxy may be revoked by filing with the Secretary of Fieldcrest prior to the voting of the proxy either a written instrument revoking the proxy or an executed proxy bearing a later date, or by voting in person at the Fieldcrest Special Meeting. Attendance at the Fieldcrest Special Meeting will not, in itself, constitute the revocation of a proxy.

     Pillowtex and Fieldcrest will share the cost of the preparation of this Joint Proxy Statement/Prospectus and the solicitation of proxies for voting at the Fieldcrest Special Meeting. Fieldcrest may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Fieldcrest, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Fieldcrest will also request persons and entities holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. Fieldcrest has retained Morrow & Company, Inc. to assist it in the solicitation of proxies using the means referred to above, at an anticipated cost of $7,500, plus a fee of $3.50 per telephone call and reasonable expenses.


OTHER BUSINESS; ADJOURNMENTS



     The Fieldcrest Board is not currently aware of any business to be acted upon at the Fieldcrest Special Meeting other than as described herein. If, however, other matters are properly brought before the Fieldcrest Special Meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares of Fieldcrest Common Stock present in person or by proxy at the Fieldcrest Special Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Fieldcrest Special Meeting. Fieldcrest does not currently intend to seek a postponement or adjournment of the Fieldcrest Special Meeting. Any postponements or adjournments of the Fieldcrest Special Meeting for the purpose of soliciting additional proxies will allow Fieldcrest's stockholders who have already tendered their proxies to revoke such proxies at any time prior to the use of the related proxies.

                                   THE PARTIES

PILLOWTEX

     Pillowtex, founded in 1954, is a leading North American designer, manufacturer, and marketer of bed pillows, blankets, mattress pads, and down comforters. Other complementary bedroom textile furnishings offered by Pillowtex include comforter covers, featherbeds, pillow protectors, decorative pillows, bedspreads, synthetic comforters, pillow shams, dust ruffles, and window treatments. Pillowtex has positioned itself as a single-source supplier to retailers for top-of-the-bed home textile furnishings (other than sheets), offering a broad assortment of products across multiple price points. Pillowtex markets its products primarily to department stores, mass merchants, wholesale clubs, specialty retail stores, catalogs, and institutional distributors.

     For additional information concerning the business of Pillowtex, see "Post-Merger Business of Pillowtex--Business Presently Operated by Pillowtex." See also "Available Information" and "Index to Historical Financial Information of Pillowtex and Fieldcrest."

FIELDCREST

     Fieldcrest was incorporated under the laws of Delaware in 1953 and is principally involved in the manufacture and sale of home furnishing products. Fieldcrest designs, manufactures, and markets a broad range of household textile products consisting of towels, sheets, comforters, bath rugs, and furniture coverings. Fieldcrest's customers consist principally of department stores, chain stores, mass merchants, specialty home furnishing stores, catalog warehouse clubs, and other retail outlets and institutional, government, and contract accounts.

     For additional information concerning the business of Fieldcrest, see "Post-Merger Business of Pillowtex--Business Presently Operated by Fieldcrest. See also "Available Information" and "Index to Historical Financial Information of Pillowtex and Fieldcrest."

CERTAIN PRIOR TRANSACTIONS BETWEEN PILLOWTEX AND FIELDCREST

     In November 1996, Pillowtex acquired from Fieldcrest certain assets comprising Fieldcrest's blanket operations for a purchase price of approximately $28.3 million. In connection with such transaction, Pillowtex and Fieldcrest entered into an exclusive 25-year license agreement (the "Pillowtex/Fieldcrest License Agreement") pursuant to which Pillowtex is permitted to manufacture and sell various goods, including bed pillows, mattress pads, down comforters, and blankets, bearing Fieldcrest's principal brand names. The Pillowtex/Fieldcrest License Agreement provides for annual royalties ranging from 1% to 3% of net sales of licensed products over the term of the agreement. The Pillowtex/Fieldcrest License Agreement replaced certain other licensing agreements originally entered into between Pillowtex and Fieldcrest in 1990 and 1991, pursuant to which Fieldcrest had granted Pillowtex the right to manufacture and sell bed pillows, mattress pads, down comforters, and certain other products (not including blankets) bearing certain of the Fieldcrest brand names. Such licensing agreements also provided for annual royalties computed as a percentage of the net sales of all licensed products.

     As a result of the Merger, Pillowtex, on a consolidated basis, will cease to incur royalty expenses in connection with the use of the Fieldcrest brands on the goods contemplated by the Pillowtex/Fieldcrest License Agreement.


                                   THE MERGER


CERTAIN ACTIONS OF THE FIELDCREST BOARD


     In late November 1996, as a result of Fieldcrest's recent disappointing financial results, the outside directors of Fieldcrest met to review and discuss the condition of Fieldcrest and the alternatives available to the Fieldcrest directors to increase and maximize the value of the Fieldcrest Common Stock. The directors determined that at the next regularly scheduled meeting of directors the Fieldcrest Board would formally designate a Special

Committee comprised of all of Fieldcrest's independent directors to review strategic options. The independent directors also determined to name S. Roger Horchow as the Chairman of the Special Committee, to retain Weil, Gotshal & Manges LLP as the Special Committee's legal counsel, and to interview a number of nationally recognized investment banking firms that had not previously performed services for Fieldcrest. The Special Committee subsequently retained one of the firms interviewed to act as its financial advisor on an interim basis. Following a number of meetings in early 1997, the Special Committee determined that it would not be in the best interests of Fieldcrest or its stockholders to attempt any extraordinary transaction in early 1997 and to continue their consideration of a number of alternatives, including a sale of Fieldcrest, a major acquisition to strengthen Fieldcrest's bedding operations, or continuing as an independent company and executing the current business plan, with a view towards a decision later in 1997.


     In March 1997, the Special Committee requested CSFB to assist the Special Committee with its evaluation of strategic alternatives, including a possible business combination with an industry participant identified by the Special Committee for the primary purpose of strengthening Fieldcrest's bedding operations (the "Potential Business Combination") or a sale of Fieldcrest. Pursuant to an engagement letter signed in May 1996 by Fieldcrest, as supplemented and amended by a letter signed in March 1997, CSFB had been retained as Fieldcrest's exclusive financial advisor in connection with the types of extraordinary transactions under consideration by the Special Committee. In connection with its engagement, CSFB approached third parties (which included only the Potential Acquiror, parties that did not intend to make a proposal independent of the Potential Acquiror and were part of the Potential Acquiror's acquisition group, and the Potential Acquisition Candidate) to solicit indications of interest on a possible acquisition of Fieldcrest and held preliminary discussions with these parties prior to the date of the opinion. CSFB did not render an opinion to the Fieldcrest Board that the Merger is superior to any of the proposals made by the Potential Acquiror or the Potential Acquisition Candidate.


     On March 17, 1997, Fieldcrest received a confidential letter from an industry participant (the "Potential Acquiror") expressing its interest in acquiring Fieldcrest for $21.00 per share of Fieldcrest Common Stock in cash, subject to a normal due diligence review, execution of a definitive agreement, and the receipt of necessary approvals from governmental agencies. The Potential Acquiror also said in its letter that, following the execution of a definitive agreement, it would be willing to allow Fieldcrest to "shop" for a limited time the terms of the definitive agreement and would ask if Fieldcrest were able to obtain terms more favorable, that it be allowed to meet the more favorable prices and terms.

     On March 19, 1997, the Special Committee met with its advisors to review the Potential Acquiror's letter. The Special Committee unanimously determined that the Potential Acquiror's expression of interest was financially inadequate and reaffirmed the Special Committee's belief that early 1997 was not a propitious time to attempt to sell the entire company. The Special Committee instructed its advisors to commence discussions with the industry participant identified by the Special Committee as a potential acquisition candidate (the "Potential Acquisition Candidate") while at the same time remaining prepared to discuss any reasonable proposal that the Potential Acquiror or any other third party might be willing to make to acquire Fieldcrest.

     On March 24, 1997, Fieldcrest responded to the Potential Acquiror's March 17 letter and indicated that it was not interested in proceeding with such a transaction at that time. On March 26, 1997, the Potential Acquiror wrote to Fieldcrest and reiterated its belief that Fieldcrest should pursue a sale to the Potential Acquiror. The Potential Acquiror also stated that if its due diligence review of Fieldcrest suggested greater value than $21.00 per share, the Potential Acquiror "will consider it." On April 1, 1997, Fieldcrest wrote to the Potential Acquiror and reiterated its lack of interest in pursuing such a transaction at that time. On April 9, 1997, the Potential Acquiror once again wrote to Fieldcrest and reiterated its interest in commencing discussions with Fieldcrest.




     On March 30, 1997, Fieldcrest and the Potential Acquisition Candidate signed a confidentiality agreement for the purpose of exchanging non-public information and commencing discussions regarding a possible transaction.

     On May 19, 1997, Fieldcrest received a letter from Pillowtex in which Pillowtex expressed an interest in a possible acquisition of Fieldcrest. Pillowtex stated that its preliminary indication of value was in the range of $24.00 to $28.00 per share of Fieldcrest Common Stock and that value and terms were subject to a satisfactory due diligence review and dependent upon the final structure and form of consideration. Pillowtex proposed that the parties enter into a confidentiality agreement for the purpose of exchanging non-public information and commencing discussions.

     On May 23, 1997, the Special Committee had a meeting to receive an update on the status of discussions with the Potential Acquisition Candidate and to review the May 19 Pillowtex letter. The Special Committee authorized its legal counsel to prepare and negotiate a confidentiality agreement for execution by Fieldcrest and Pillowtex. On June 13, 1997, Fieldcrest and Pillowtex executed a confidentiality agreement and began exchanging non-public information.

     In late June 1997, the Potential Acquisition Candidate made a proposal regarding the material terms of a business combination transaction. Pursuant to the proposal, Fieldcrest would issue 7,000,000 shares of Fieldcrest Common Stock to acquire the Potential Acquisition Candidate, which would result in the stockholders of the Potential Acquisition Candidate owning approximately 43% of Fieldcrest following the transaction. The stockholders of the Potential Acquisition Candidate also would receive warrants for 600,000 shares of Fieldcrest Common Stock exercisable at $20.00 per share and warrants for an additional 600,000 shares of Fieldcrest Common Stock exercisable at $25.00 per share. The proposal also provided that the current Fieldcrest directors would constitute a majority of the directors following the transaction. The senior management of the Potential Acquisition Candidate would be elected as the senior managers of Fieldcrest following the transaction and management would receive options to purchase 750,000 shares of Fieldcrest Common Stock at $20.00 per share and an additional 750,000 shares of Fieldcrest Common Stock at $25.00 per share, which options would immediately vest at closing.

     In July 1997, the Special Committee had a meeting with its advisors to discuss developments. Following a review of the proposal of the Potential Acquisition Candidate, the directors directed CSFB to advise the Potential Acquisition Candidate that its proposal provided for too many shares of Fieldcrest Common Stock to be issued to the stockholders of the Potential Acquisition Candidate. The directors also directed CSFB to inform the Potential Acquisition Candidate that the numbers of shares of Fieldcrest Common Stock proposed to be covered by warrants and options were excessive and that the exercise prices were too low.

     In June 1997, the Potential Acquiror expressed an interest in discussing a possible transaction involving Fieldcrest and conducting a due diligence review. At a July 1997 meeting, the Special Committee's legal counsel reported on his discussions concerning a confidentiality agreement with the legal counsel for the Potential Acquiror. During these discussions, the Special Committee's legal advisor was apprised that the Potential Acquiror's primary interest was in the towel portion of Fieldcrest's business, that any proposal that the Potential Acquiror might make would contemplate a divestiture of some or all of the bedding business to a third party, and that a group including certain members of Fieldcrest management might be involved in such a transaction. During the remainder of July 1997, CSFB continued its preliminary analysis of the Potential Business Combination and its discussions with representatives of the Potential Acquisition Candidate and Pillowtex. The Special Committee's legal counsel continued its discussions with the legal counsel for the Potential Acquiror regarding the terms of the confidentiality agreement and the procedures for delivering information.

     On August 7, 1997, the Special Committee met with its advisors to review developments and to receive separate presentations from representatives of the Potential Acquisition Candidate and Pillowtex. The Special Committee first heard a presentation from members of the senior management of the Potential Acquisition Candidate regarding their history of operating the Potential Acquisition Candidate and their views on the benefits of the Potential Business Combination.

     Following the presentation, the Special Committee then met with the Chief Executive Officer of Pillowtex and members of his senior management team, as well as representatives of Bear Stearns, Pillowtex's financial advisor. During this meeting, Pillowtex proposed for the Special Committee's consideration an acquisition by Pillowtex of Fieldcrest for $30.00 per share of Fieldcrest Common Stock in cash. Pursuant to the proposal, Pillowtex would acquire Fieldcrest in a two-step process, with a tender offer for all of the outstanding shares of Fieldcrest Common Stock followed by a second-step merger. Pillowtex's proposal was subject to the completion of its due diligence review of Fieldcrest and provided for a 90-day exclusivity period during which Fieldcrest would discuss only with

Pillowtex the terms of a sale of or other extraordinary transaction involving Fieldcrest. After considering the Pillowtex presentation, the Special Committee discussed the Pillowtex presentation and advised Pillowtex that its $30.00 per share proposal was insufficient and that Fieldcrest could not agree to any exclusivity period. The Special Committee urged the Pillowtex representatives to complete their due diligence review and to make an improved proposal. Certain of the Special Committee members also expressed the view at the August 7 meeting that they would not support a transaction that had a value to the Fieldcrest stockholders of less than $34.00 per share of Fieldcrest Common Stock.

     On August 7, 1997, the Chairman of the Special Committee also received a letter from the Potential Acquiror enclosing a signed copy of the confidentiality agreement that had been negotiated by the parties' respective legal counsel. In the letter, the Potential Acquiror reiterated its interest in acquiring Fieldcrest and stated that its range of value was $26.00 to $29.00 per share of Fieldcrest Common Stock in cash, subject to a normal due diligence review, execution of a definitive agreement, and the receipt of necessary approvals from governmental agencies.

     At a meeting of the Pillowtex Board held on August 11, 1997, Pillowtex's management reported to the Pillowtex Board on the August 7 meeting with the Special Committee and the status of its due diligence review of Fieldcrest. Following such report, the Pillowtex Board authorized Pillowtex's management to continue to explore the merits of a possible transaction involving Fieldcrest and to continue to negotiate with Fieldcrest regarding the possible terms and conditions of such a transaction.

     On August 13, 1997, the Special Committee held a meeting with its advisors to receive an update regarding developments. CSFB noted that the Potential Acquisition Candidate had modified its proposal to provide for the issuance of 4,500,000 shares of Fieldcrest Common Stock at the closing of the transaction, the possibility for the issuance of an additional 3,000,000 shares dependent on Fieldcrest's future share price performance and financial results, and no warrants to purchase additional shares of Fieldcrest Common Stock. CSFB and the Special Committee's legal counsel also reviewed their discussions with Pillowtex's financial advisor, which indicated that subject to the satisfactory resolution of all issues and the execution of a definitive merger agreement, Pillowtex might be willing to pay cash and Pillowtex Common Stock with a combined value of $34.00 per share of Fieldcrest Common Stock. Pillowtex's preliminary indication was that $26.00 would be paid in cash and $8.00 in Pillowtex Common Stock.

     Following the presentation, the Special Committee directed CSFB to advise the Potential Acquisition Candidate that its revised proposal still provided for the issuance of too many shares of Fieldcrest Common Stock in the transaction. The Special Committee also directed CSFB to urge Pillowtex to increase the value of its proposal and the cash portion of the proposed merger consideration. The Special Committee also directed its legal counsel to prepare a draft merger agreement for submission to Pillowtex.

     On September 2, 1997, the respective legal and financial advisors of Fieldcrest and Pillowtex met to discuss the Pillowtex proposal, Pillowtex's proposed financing for the transaction, and the draft merger agreement that had been previously furnished to Pillowtex by Fieldcrest's legal counsel. During the meeting, Pillowtex informed the Special Committee's advisors that $34.00 per share of Fieldcrest Common Stock was its best price and that the proposed financing necessitated effecting the transaction in a one-step merger as opposed to the previously contemplated tender offer and second-step merger. The advisors also discussed a number of issues, including the cash and stock composition of the proposed merger consideration, the "collar" provisions for the stock portion of the merger consideration, the parties' respective termination rights, the amount of the termination fee to be payable to Pillowtex in certain circumstances, and the conditions to the transaction.

     On September 3, 1997, the Special Committee's advisors reported to the Special Committee on their meeting with Pillowtex and other developments. CSFB also reported on its discussions with the Potential Acquisition Candidate and the Potential Acquiror, who had been provided with all of the due diligence information it had requested from Fieldcrest. CSFB also advised the Special Committee that it had been informed that the acquisition group to whom the Potential Acquiror had contemplated selling Fieldcrest's bedding business had been unable to formulate a proposal for the Potential Acquiror's review and consideration.

     The Special Committee instructed its advisors to continue the discussions with Pillowtex, as well as the Potential Acquisition Candidate and the Potential Acquiror.

     On September 4, 1997, the Special Committee met with its legal and financial advisors to review a revised proposal that CSFB had received from the Potential Acquisition Candidate following the Special Committee's meeting of September 3. Following a full discussion, the Special Committee determined that the revised proposal was not substantially different from the previous proposal that had been rejected by the Special Committee.

     At a meeting held on September 5, 1997, the Pillowtex Board met with its legal and financial advisors and reviewed in detail the terms of the proposed acquisition of Fieldcrest by Pillowtex and the related financing transactions. Following such review, the Pillowtex Board unanimously approved the Merger and the related financing transactions and authorized the execution and delivery of the Merger Agreement and the Financing Commitments.

     On September 8, 1997, the Special Committee met again with its advisors to review the Pillowtex proposal and the status of negotiations. CSFB and the Special Committee's legal counsel reviewed the material terms of the proposed transaction, including Pillowtex's proposal to provide consideration consisting of $27.00 in cash and $7.00 of Pillowtex Common Stock for each share of Fieldcrest Common Stock, the treatment of the Pillowtex Preferred Stock on an "as converted" basis, the "collar" provisions, and Fieldcrest's right to terminate the Merger Agreement under certain circumstances if the average per share closing price of the Pillowtex Common Stock in the measurement period was below $21.00. The advisors also discussed the limited conditions to closing, Fieldcrest's right to terminate the merger agreement if it received a superior proposal, and the $15.0 million termination fee that had resulted from the negotiations. CSFB also reviewed the financing for the proposed transaction as well as its valuation analyses of Fieldcrest based upon various methodologies. CSFB also discussed its valuation of the Pillowtex Common Stock. The Special Committee then reviewed with its legal counsel the limited number of open issues remaining on the draft Merger Agreement.

     The Special Committee's advisors also discussed the status of discussions with the Potential Acquisition Candidate and Potential Acquiror. It was reported that the Potential Acquiror had over the prior weekend requested permission to discuss a transaction involving Fieldcrest with the Potential Acquisition Candidate, which had been granted. Following the grant of permission, no further revised proposal was received from the Potential Acquisition Candidate or the Potential Acquiror.


     After a thorough review of all factors that it deemed relevant to its decision, including those noted below under "--Fieldcrest's Reasons for the Merger," the Special Committee unanimously agreed that the Merger Agreement should be approved at a meeting of the full Board of Directors following the resolution of all outstanding issues. The Special Committee rejected the proposals of the Potential Acquiror and the Potential Acquisition Candidate because Pillowtex proposed a more attractive transaction.


     On the evening of September 10, 1997, the Fieldcrest Board met to approve the terms of the Merger Agreement that had resulted from negotiations between the parties. The Special Committee's legal counsel reported on the satisfactory resolution of the issues that had been open as of the time of the Special Committee's prior meeting. A representative of CSFB then delivered CSFB's written opinion to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration (which term, for purposes of such opinion, means, for each outstanding share of Fieldcrest Common Stock, (i) $27.00 in cash and (ii) the number of shares of Pillowtex Common Stock equal to the Conversion Number) to be received by the holders of the Fieldcrest Common Stock in the Merger was fair to such stockholders from a financial point of view. All directors present at the meeting voted in favor of the approval of the Merger Agreement, except for Mr. Fitzgibbons, who abstained for the stated reason that he had not been part of the Special Committee's deliberations over the past year. One member of the Special Committee who had evidenced his approval of the transaction at the Special Committee's prior meeting was unable to participate in the September 10 Board meeting. The Fieldcrest Board authorized Mr. Fitzgibbons to execute and deliver the Merger Agreement on behalf of Fieldcrest and resolved to recommend that the stockholders of Fieldcrest approve the Merger Agreement at a special meeting to be held with respect thereto. Fieldcrest and Pillowtex then executed and delivered the Merger Agreement and, the following morning, Pillowtex issued a press release announcing the Merger.

CERTAIN ACTIONS OF THE PILLOWTEX BOARD



     As part of its business strategy, Pillowtex from time to time pursues acquisitions of companies that offer products it believes will complement its existing lines and will provide product, marketing, channel of distribution, or operational synergies. At a meeting held on May 8, 1997, the Pillowtex Board discussed the merits of a potential business combination transaction between Pillowtex and Fieldcrest. Following such discussion, the Pillowtex Board authorized Pillowtex's management to explore the merits of a possible transaction involving Fieldcrest (including without limitation the conduct of a due diligence investigation of Fieldcrest) and to begin preliminary negotiations with Fieldcrest regarding the possible terms and conditions of such a transaction.



     On May 19, 1997, as described above Pillowtex sent a letter to Fieldcrest in which Pillowtex expressed an interest in a possible acquisition of Fieldcrest. Pillowtex stated that its preliminary indication of value was in the range of $24.00 to 28.00 per share of Fieldcrest Common Stock and that value and terms were subject to a satisfactory due diligence review and dependent upon the final structure and form of consideration. Pillowtex proposed that the parties enter into a confidentiality agreement for the purpose of exchanging non-public information and commencing discussions. On June 13, 1997, Fieldcrest and Pillowtex executed a confidentiality agreement and began exchanging non-public information.



     In June 1997, Pillowtex retained Bear Stearns to provide advice regarding certain financial aspects of the Merger. From late June 1997 through early August 1997, Pillowtex's management conducted its due diligence investigation of Fieldcrest and continued to engage in discussions with representatives of Fieldcrest regarding the possible terms and conditions of a transaction.



     On August 7, 1997, as described above the Chief Executive Officer of Pillowtex and other members of Pillowtex's senior management team, as well as representatives of Bear Stearns, met with the Special Committee. During this meeting, representatives of Pillowtex proposed for the Special Committee's consideration an acquisition by Pillowtex of Fieldcrest for $30.00 per share of Fieldcrest Common Stock in cash. Pursuant to the proposal, Pillowtex would acquire Fieldcrest in a two-step process, with a tender offer for all of the outstanding shares of Fieldcrest Common Stock followed by a second-step merger. Pillowtex's proposal was subject to the completion of its due diligence review of Fieldcrest and provided for a 90-day exclusivity period during which Fieldcrest would discuss only with Pillowtex the terms of a sale of or other extraordinary transaction involving Fieldcrest. Subsequently, Pillowtex was advised by the Special Committee that its $30.00 per share proposal was insufficient and that Fieldcrest could not agree to any exclusivity period.



     At a meeting of the Pillowtex Board held on August 11, 1997, Pillowtex's management reported to the Pillowtex Board on the August 7 meeting with the Special Committee and the status of its due diligence review of Fieldcrest. Following such report, the Pillowtex Board authorized Pillowtex's management to continue to explore the merits of a possible transaction involving Fieldcrest (including without limitation the conduct of a due diligence investigation of Fieldcrest and the consideration of the various financing alternatives), to continue to negotiate with Fieldcrest regarding the possible terms and conditions of such a transaction, and to begin to prepare drafts of the documents relating to such a transaction and the financing thereof. During the remainder of August, Pillowtex's management continued its due diligence investigation of Fieldcrest, continued to engage in discussions with representatives of Fieldcrest regarding the possible terms and conditions of a transaction, and engaged in discussions with potential lenders and investors regarding possible financing alternatives.



     On September 2, 1997, as discussed above the respective legal and financial advisors of Pillowtex and Fieldcrest met to discuss Pillowtex's proposal, Pillowtex's proposed financing for the transaction, and the draft merger agreement that had been previously furnished to Pillowtex by Fieldcrest's legal counsel. During the meeting, Pillowtex informed the Special Committee's advisors that $34.00 per share of Fieldcrest Common Stock was its best price and that the proposed financing necessitated effecting the transaction in a one-step merger as opposed to the previously contemplated tender offer and second-step merger. The advisors also discussed a number of issues, including the cash and stock composition of the proposed merger consideration, the "collar" provisions for the stock portion of the merger consideration, the parties' respective termination rights, the amount of the termination fee to be payable to Pillowtex in certain circumstances, and the conditions to the transaction.



     At a meeting held on September 5, 1997, the Pillowtex Board met with its legal and financial advisors to consider the proposed acquisition of Fieldcrest by Pillowtex and the related financing transactions. At such meeting, members of Pillowtex's management discussed with the Pillowtex Board in detail the terms and conditions of the proposed acquisition of Fieldcrest and the related financing transactions. A representative of Bear Stearns then delivered Bear Stearns' oral opinion, which was subsequently confirmed in a written opinion dated as of September 10, 1997, to the effect that, as of such date and subject to the assumptions and qualifications set forth in the written opinion, the total consideration to be received in respect of each share of Fieldcrest Common Stock and each share of Fieldcrest Preferred Stock was fair, from a financial point of view, to the shareholders of Pillowtex. After a thorough review of all factors that it deemed relevant to its decision, including those noted below under "--Pillowtex's Reasons for the Merger," the Pillowtex Board unanimously approved the Merger and the related financing transactions and authorized the execution and delivery of the Merger Agreement and the Financing Commitments.



     On September 10, 1997, Pillowtex and Fieldcrest executed and delivered the Merger Agreement and, the following morning, Pillowtex issued a press release announcing the Merger.


PILLOWTEX'S REASONS FOR THE MERGER

     The Pillowtex Board has determined that the Merger is in the best interests of Pillowtex and its shareholders. ACCORDINGLY, THE PILLOWTEX BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND THE RELATED FINANCING TRANSACTIONS AND RECOMMENDS THAT THE PILLOWTEX SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

     The Merger is intended to accomplish several marketing and operational objectives which Pillowtex management believes will enhance Pillowtex's competitive position and profitability. Pillowtex's principal reasons for the Merger are as follows:

     o From a sales and marketing standpoint, the Merger will expand Pillowtex's product lines into the bath and fashion bedding segments, facilitate cross-branding of Pillowtex products using Fieldcrest's well-known brands, solidify Pillowtex's position as a one-stop source for home textile products to the retail industry, and diversify Pillowtex's offerings, thereby decreasing Pillowtex's reliance on any single product line.

     o Operationally, the Merger will provide Pillowtex with state-of-the-art towel manufacturing operations, an experienced manufacturing management pool and labor force, and ample factory capacity to accommodate future expansion in order to maximize economies of scale and operational efficiencies.

     o In addition, the Fieldcrest facilities to be acquired through the Merger are located predominantly in areas where Pillowtex has existing operations, allowing effective allocation of the two companies' combined management resources.

     o The Merger is also expected to give Pillowtex the opportunity to obtain additional benefits through volume purchasing of certain raw materials, such as polyester and packaging materials.


     o Pillowtex's management believes that the Merger will result in a lower cost structure and allow Pillowtex to compete more effectively over the long term as the home textile industry continues to consolidate and retailers increasingly differentiate suppliers based on price, size, and stability. In this regard, Pillowtex has identified approximately $21.6 million of annual cost savings that it expects to realize as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. Pillowtex additionally expects to realize significant ongoing cost savings, including at least $8.4 million

         (for a total of $30.0 million) to be realized in 1998 as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power; (iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants. See "Risk Factors--Ability to Achieve Cost Savings and--Potential Cost Savings." In addition, Pillowtex believes that the disposition of certain of Fieldcrest properties and lines of business unrelated to its core home textile business of towels, bath rugs, sheets, and fashion bedding could further enhance the competitive strength of the combined enterprise to be formed by the Merger. In 1999 Pillowtex expects to realize the same $30.0 million of savings from 1998 referred above and an additional $11.0 million (for a total of $41.0 million) of cost savings as follows: (i) $3.5 million by improving procurement efficiencies by continuing to exploit the combined company's purchasing power; (ii) $3.0 million by reducing risk management costs; and (iii) $4.5 million by eliminating losses of underperforming assets which will be sold.



     In reaching its determination with respect to the Merger and its recommendation with respect to the Share Issuance, the Pillowtex Board considered a number of factors, including without limitation the reasons for the Merger described above. In view of the numerous factors taken into consideration, the Pillowtex Board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weights to the factors considered by it in reaching its decision.

OPINION OF PILLOWTEX'S FINANCIAL ADVISOR


     General. Pillowtex retained Bear Stearns in June 1997 to provide advice to the Pillowtex Board regarding certain financial aspects of the Merger. Bear Stearns was engaged to provide advice regarding transaction structure (including without limitation advice on the form of consideration to be paid to holders of Fieldcrest Common Stock and Fieldcrest Preferred Stock and advice on alternative financing arrangements) assist Pillowtex in its efforts to obtain financing and in negotiations with Fieldcrest and its advisors, present to the Pillowtex Board a valuation analysis and financial review of the Merger, render its opinion to the Pillowtex Board as to the fairness of the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock, from a financial point of view, to the shareholders of Pillowtex, and provide other investment banking and financial advisory services as requested by Pillowtex.


     On September 5, 1997, Bear Stearns delivered to the Pillowtex Board an oral opinion, which was subsequently confirmed in a written opinion dated as of September 10, 1997, to the effect that, as of such date and subject to the assumptions and qualifications set forth in its written opinion, the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock was fair, from a financial point of view, to the shareholders of Pillowtex. The full text of Bear Stearns' written opinion is set forth as Appendix B to this Joint Proxy Statement/Prospectus and describes the assumptions made, matters considered, and limits on the review undertaken. Pillowtex shareholders are urged to read this opinion carefully and in its entirety. The summary of Bear Stearns' opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Bear Stearns has consented to the inclusion of its written opinion as Appendix B to this Joint Proxy Statement/Prospectus and to the references to such opinion herein.

     The opinion of Bear Stearns is intended for the benefit and use of the Pillowtex Board, and does not constitute a recommendation of the Merger or related financing transactions or a recommendation to any shareholder of Pillowtex as to how any such shareholder should vote with respect to the approval of the Share Issuance. In rendering its opinion, Bear Stearns is not expressing any opinion as to what the value of Pillowtex Common Stock or Fieldcrest Common Stock actually will be at the time of the Merger or the prices at which Pillowtex Common Stock will trade during the period following announcement of the Merger or subsequent to the consummation of the Merger. Finally, the Bear Stearns opinion does not address Pillowtex's underlying business decision to effect the Merger. It should be understood that, although subsequent developments may affect the conclusions reached in the Bear Stearns opinion, Bear Stearns does not have any obligation to, and does not intend to, update, revise, or reaffirm its opinion.

     The form and amount of consideration to be paid by Pillowtex pursuant to the Merger Agreement were determined by arm's-length negotiations between Pillowtex and Fieldcrest and were not based on any recommendation by Bear Stearns, although Bear Stearns provided advice to Pillowtex from time to time with respect thereto. Except as otherwise noted herein, no limitations were imposed by Pillowtex on Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns in rendering its opinion.

     In the course of performing its reviews and analyses for rendering its opinion, Bear Stearns: (i) reviewed the Merger Agreement in substantially final form; (ii) reviewed Pillowtex's Annual Reports on Form 10-K for the years ended December 31, 1994 through December 28, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 29 and June 28, 1997; (iii) reviewed Fieldcrest's Annual Reports on Form 10-K for the years ended December 31, 1994 through 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997; (iv) reviewed certain operating and financial information of Pillowtex and Fieldcrest, including projections and projected cost savings and operating synergies, provided to Bear Stearns by Pillowtex's and Fieldcrest's management relating to their respective businesses and prospects; (v) met with certain members of Pillowtex's and Fieldcrest's senior management to discuss their respective operations, historical financial statements, and future prospects and their views of the business, operational, and strategic benefits, cost savings, potential synergies, and other implications of the Merger; (vi) reviewed the historical prices and trading volumes of the Pillowtex Common Stock and the Fieldcrest Common Stock; (vii) reviewed publicly available financial data and stock market performance data of other publicly held companies which Bear Stearns deemed generally comparable to Pillowtex and Fieldcrest; (viii) reviewed the financial terms of recent acquisitions of companies that Bear Stearns deemed generally comparable to Fieldcrest; and (ix) conducted such other studies, analyses, inquiries, and investigations as Bear Stearns deemed appropriate.

     In the course of its review, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by Pillowtex and Fieldcrest. With respect to Pillowtex's and Fieldcrest's projected financial results (including projected cost savings and operating synergies resulting from the Merger), Bear Stearns assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pillowtex and Fieldcrest as to the expected future performance of Pillowtex and Fieldcrest, respectively. Bear Stearns also assumed that the Merger and financing thereof would not violate, result in a default under, or be in contravention of the terms of, any material agreement, to which any of Pillowtex, Fieldcrest, or their respective subsidiaries is a party. Bear Stearns did not assume any responsibility for the independent verification of the information or the projections (including projected cost savings and operating synergies resulting from the Merger) provided to it and Bear Stearns further relied upon the assurances of the managements of Pillowtex and Fieldcrest that they are unaware of any facts that would make the information or projections (including projected cost savings and operating synergies resulting from the Merger) provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Pillowtex or Fieldcrest. The Bear Stearns opinion is necessarily based on economic, market, and other conditions, and the information made available to Bear Stearns, as of the date of the opinion.

     In connection with preparing and rendering its opinion, Bear Stearns performed a variety of valuation, financial, and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Bear Stearns believes that its analyses must be considered as a whole, and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete view of the processes underlying its opinion. Moreover, the estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainties.

     The following is a summary of the material valuation, financial, and comparative analyses presented by Bear Stearns to the Pillowtex Board on September 5, 1997 in connection with the Bear Stearns opinion, which was orally rendered to the Pillowtex Board on such date and subsequently confirmed in a written opinion dated as of September 10, 1997.

     Analysis of Selected Precedent M&A Transactions. Bear Stearns reviewed and analyzed the publicly available financial terms of three selected recent merger and acquisition transactions in the textiles industry (collectively, the "Precedent Textile Transactions") and compared the financial terms of such transactions to those of the Merger for purposes of this analysis. These three transactions included: (i) Dyersburg Corporation's pending acquisition of AIH Inc.; (ii) VF Corp's acquisition of Nutmeg Industries; and (iii) Fruit of the Loom's acquisition of Salem Sportswear. Bear Stearns reviewed the prices paid in the Precedent Textile Transactions and analyzed various operating and financial information and imputed valuation multiples and ratios. Bear Stearns noted that none of the Precedent Textile Transactions were identical to the Merger and that, accordingly, any analysis of the Precedent Textile Transactions necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Fieldcrest versus the acquisition values of the companies to which Fieldcrest was being compared. Bear Stearns' analysis of the Precedent Textile Transactions indicated that the range of multiples of Enterprise Value (defined as market equity value plus debt plus preferred stock plus minority interest less cash) to latest twelve months ("LTM") revenue, EBITDA (defined as earnings before interest, taxes, and depreciation and amortization), and EBIT (defined as earnings before interest and taxes) were 0.7x to 2.0x, 7.8x to 12.9x, and 9.1x to 15.6x, respectively, yielding harmonic means (excluding any multiples that were greater than twice or less than half the median) of 1.0x, 9.2x, and 11.8x, respectively. Bear Stearns compared these multiples to Fieldcrest's implied transaction multiples based on the aggregate value of the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock, the fair market value of Fieldcrest's indebtedness, and certain expenses to be incurred to achieve the costs savings ("Pro Forma Cost Savings") that are reflected in the pro forma financial information presented elsewhere in this Joint Proxy Statement/Prospectus (such aggregate value being referred to herein as the "Transaction Value") relative to Fieldcrest's LTM operating results including the Pro Forma Cost Savings and relative to Pillowtex management's estimate of Fieldcrest's 1997 operating results including the Pro Forma Cost Savings and assuming revenue growth for Fieldcrest over 1996 of 0%, a gross margin of 16.5%, and an operating income margin of 7.1% (the "1997 Pillowtex Management Forecast"). As the Merger was expected to close near the end of 1997 and as Pillowtex's management did not believe Fieldcrest's LTM operating performance was indicative of the normalized results of the business since these results did not fully reflect the effects of Fieldcrest's recent operational restructuring, Bear Stearns focused on the transaction multiples implied by the 1997 Pillowtex Management Forecast in addition to the transaction multiples implied by Fieldcrest's LTM operating results. Bear Stearns noted that (i) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast revenue was lower than the harmonic mean and the range of the Precedent Textile Transactions' LTM revenue multiples;
(ii) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast EBITDA was lower than the harmonic mean and the range of the Precedent Textile Transactions' LTM EBITDA multiples; and (iii) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast EBIT was lower than the harmonic mean and within the range of the Precedent Textile Transactions' LTM EBIT multiples. Applying the harmonic mean multiples for the Precedent Textile Transactions of LTM revenue, EBITDA and EBIT of 1.0x, 9.2x, and 11.8x, respectively, to the 1997 Pillowtex Management Forecast revenue, EBITDA and EBIT resulted in an implied entity value range of $920.4 million to $1,092.5 million, the low-end of which was above the Transaction Value.



     Discounted Cash Flow Analysis. Bear Stearns performed a discounted cash flow ("DCF") analysis of Fieldcrest based on fiscal 1998 through fiscal 2002 projections provided by Pillowtex management ("Base Case"). Bear Stearns used discount rates of 8% to 10%, based on a textile industry weighted average cost of capital of 8.3% (as calculated by Bear Stearns), and terminal EBITDA multiples of 6.0x to 8.0x. Bear Stearns noted the low-end terminal multiple represents a 10% discount to the harmonic mean EBITDA multiple of the Comparable HT Companies, while the high- end terminal multiple is within the range of the Comparable HT Companies' EBITDA multiples and is 13% below the harmonic mean of the Precedent Textile Transactions' EBITDA multiples. The Base Case DCF analysis utilized Pillowtex's management forecast of Fieldcrest's future operating results which assumed (i) revenue growth, based on the 1997 Pillowtex Management Forecast, of 2% per annum from 1998 to 2002, (ii) increasing gross margin, including cost savings in excess of the Pro Forma Cost Savings, from 16.9% to 18.5% during the period 1998 to 2002, and (iii) increasing operating income margin, including cost savings in excess of the Pro Forma Cost Savings, from 7.9% to 11.5% during the period 1998 to 2002. This analysis implied an entity value range of $891.6 million to $1,218.0 million, the low-end of which was above the Transaction Value. In addition, Bear Stearns analyzed the DCF under two alternative scenarios: i) utilizing $21.6 million in expected





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


cost savings per annum from 1998 to 2002 and ii) utilizing $30.0 million in expected cost savings per annum from 1998 to 2002. Utilizing $21.6 million in expected cost savings per annum and $30.0 million in cost savings per annum the analysis implied an entity value range of $661.3 million to $907.7 million and $712.6 million to $974.3 million, respectively. Bear Stearns noted that the Transaction Value was within the lower half of the implied entity value ranges for both scenarios.



     Analysis of Certain Publicly Traded Companies. Bear Stearns compared certain operating and financial information for Pillowtex and Fieldcrest to certain publicly available operating, financial, trading, and valuation information of five selected home textile companies. These companies included Burlington Industries, Inc., Crown Crafts, Inc., Springs Industries, Inc., Thomaston Mills, Inc., and Westpoint Stevens Inc. (collectively, the "Comparable HT Companies"). Although Bear Stearns used these companies for comparison purposes, none of such companies are identical to Fieldcrest. Bear Stearns' analysis indicated that the Comparable HT Companies were trading in a range of Enterprise Value to LTM revenue, EBITDA, and EBIT of 0.4x to 1.6x, 5.9x to 9.3x, and 9.8x to 18.1x, respectively, yielding harmonic means (excluding any multiples that were greater than twice or less than half the median) of 0.6x, 6.7x, and 10.6x, respectively. In addition, Bear Stearns analysis indicated that the Comparable HT Companies were trading in a range of stock price to LTM EPS, 1997 projected EPS and 1998 projected EPS of 12.3x to 21.3x, 11.0x to 18.8x, and 9.2x to 18.3x, respectively, yielding harmonic means (excluding any multiples that were greater than twice or less than half the median) of 14.4x, 12.3x, and 11.5x, respectively. Bear Stearns noted that Fieldcrest as of August 15, 1997, prior to public speculation of the Merger, was trading at a stock price to 1997 projected EPS and 1998 projected EPS of 13.9x and 12.6x, respectively. Fieldcrest's stock price to LTM EPS was not meaningful. The 1997 projected EPS and the 1998 projected EPS amounts utilized in Bear Stearns' analysis were obtained from publicly available sources.


     Bear Stearns compared the Comparable HT Companies' LTM multiples to Fieldcrest's implied transaction multiples based on the Transaction Value relative to Fieldcrest's LTM operating results including the Pro Forma Cost Savings and relative to the 1997 Pillowtex Management Forecast. As the Merger was expected to close near the end of 1997 and as Pillowtex's management did not believe Fieldcrest's LTM operating performance was indicative of the normalized results of the business since these results did not fully reflect the effects of Fieldcrest's recent operational restructuring, Bear Stearns focused on the transaction multiples implied by the 1997 Pillowtex Management Forecast in addition to the transaction multiples implied by Fieldcrest's LTM operating results. Bear Stearns noted that (i) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast revenue was within the range of the Comparable HT Companies' LTM revenue multiples; (ii) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast EBITDA was lower than the harmonic mean and within the range of the Comparable HT Companies' LTM EBITDA multiples; and (iii) the implied multiple of Transaction Value to the 1997 Pillowtex Management Forecast EBIT was lower than the harmonic mean and the range of the Comparable HT Companies' LTM EBIT multiples. Applying the harmonic mean multiples for the Comparable HT Companies of LTM revenue, EBITDA and EBIT of 0.6x, 6.7x, and 10.6x, respectively, to the 1997 Pillowtex Management Forecast revenue, EBITDA, and EBIT resulted in an implied entity value range of $655.5 million to $826.8 million. Bear Stearns noted that the Transaction Value was within the lower half of this range.


     Analysis of Implied Transaction Multiples. Bear Stearns reviewed the implied range of multiples of Transaction Value to revenue, EBITDA, and EBIT. EBITDA and EBIT were based upon three levels of expected cost savings (no cost savings, $21.6 million of cost savings and $30 million of cost savings) applied to Fieldcrest's LTM operating results, Pillowtex management's estimate of Fieldcrest's 1997 operating results, and Pillowtex management's estimate of Fieldcrest's 1998 operating results. This analysis resulted in an implied multiple of Transaction Value to Fieldcrest's LTM revenue of 0.65x and an implied multiple range of Transaction Value to Fieldcrest's LTM EBITDA and EBIT of 7.1x to 10.1x and 11.1x to 20.6x, respectively; an implied multiple of Transaction Value to Pillowtex management's estimate of Fieldcrest's 1997 revenue of 0.66x and an implied multiple range of Transaction Value to Pillowtex management's estimate of Fieldcrest's 1997 EBITDA and EBIT of 5.8x to 7.6x and 8.3x to 12.7x, respectively; and an implied multiple of Transaction Value to Pillowtex management's estimate of Fieldcrest's 1998 revenue of 0.64x and an implied multiple range of Transaction Value to Pillowtex management's estimate of Fieldcrest's 1998 EBITDA and EBIT of 5.6x to 7.3x and 8.1x to 12.3x, respectively. Additionally, Bear Stearns noted that the implied transaction multiples based upon the Transaction

Value relative to Fieldcrest's LTM revenue, EBITDA, and EBIT were 0.65x, 7.7x, and 12.7x, respectively, and the implied transaction multiples based upon the Transaction Value relative to the 1997 Pillowtex Management Forecast revenue, EBITDA, and EBIT were 0.66x, 6.2x, and 9.2x, respectively.



     Bear Stearns conducted such other analyses as it deemed necessary, including analyzing the potential pro forma effect of the Merger on Pillowtex's earnings per share and on Pillowtex's credit statistics. This analysis was performed utilizing two scenarios: assuming that all of the outstanding Fieldcrest Convertible Debentures were converted into shares of Fieldcrest Common Stock immediately prior to the Effective Time and assuming that none of the outstanding Fieldcrest Convertible Debentures were converted into shares of Fieldcrest Common Stock. In addition, Bear Stearns reviewed the cost savings which Pillowtex's management projected to realize as a result of the Merger, historical and projected financial and operating data for both Pillowtex and Fieldcrest, selected investment research reports on each of Pillowtex and Fieldcrest, and available information regarding the individual and institutional holdings of Pillowtex Common Stock and Fieldcrest Common Stock.


     Pursuant to the terms of its engagement letter, Pillowtex has paid Bear Stearns an initial cash retainer fee of $50,000 and a $500,000 fee upon Bear Stearns' rendering of its opinion, and has further agreed to pay Bear Stearns a $2.45 million fee contingent upon consummation of the Merger. In addition, Bear Stearns will receive a fee of $1.3 million for introducing Apollo Management, L.P. and certain of its affiliates to Pillowtex (and acting as Pillowtex's financial advisor with respect to the Pillowtex Preferred Stock Commitment). Pillowtex also has agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses, and to indemnify Bear Stearns and certain related persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

     Bear Stearns may actively trade the equity securities of Pillowtex and/or Fieldcrest for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Bear Stearns is an internationally recognized investment banking firm and was selected as financial advisor to Pillowtex in connection with the Merger and asked to provide advice to Pillowtex in the Merger negotiations and render its opinion in connection with the Merger based on Bear Stearns' qualifications, expertise, and reputation in providing advice to companies in merger transactions. As part of its investment banking business, Bear Stearns is engaged regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes.

FIELDCREST'S REASONS FOR THE MERGER

     The Fieldcrest Board has determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, Fieldcrest's stockholders. ACCORDINGLY, THE FIELDCREST BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF FIELDCREST VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In reaching its determination, the Fieldcrest Board consulted with its legal counsel and financial advisor and gave significant consideration to a number of factors, including without limitation the factors referred to below. In view of the wide variety of factors bearing on its decision, the Fieldcrest Board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weights to the factors it considered in reaching its decision.

     The material factors considered by the Fieldcrest Board were:

     o The premium of the merger consideration to the historical market prices for the Fieldcrest Common Stock, including the fact that the merger consideration represents a premium of approximately 140% over the market price of the Fieldcrest Common Stock at the time the independent directors of Fieldcrest first met in late November 1996 to consider alternatives to increase and maximize the value of the Fieldcrest Common Stock and the treatment of Pillowtex Preferred Stock on an "as converted" basis, which the

         Fieldcrest Board viewed as equitable. The Merger consideration per share of Fieldcrest Common Stock (valued at $34.00 per share) represented a premium of approximately 1.5% over the closing price per share of Fieldcrest Common Stock as reported on the NYSE Composite Tape on September 10, 1997, the last full trading day prior to the public announcement by Pillowtex and Fieldcrest of the execution of the Merger Agreement.

     o The discussions between the Special Committee's advisors and the Potential Acquisition Candidate and the Potential Acquiror and the Special Committee's view that the Merger is a more attractive transaction for Fieldcrest's stockholders than any transaction or interest proposed or expressed by these third parties.

     o The Special Committee's review of the financial performance and condition, business, and prospects of Fieldcrest and its consideration of historical and pro forma financial and other information relating to Pillowtex and the Pillowtex Common Stock.

     o The Special Committee's consideration of current conditions in the textile industry and the historical cyclical nature of the industry, which the Fieldcrest Board felt made a sale more attractive.

     o The terms of the Merger Agreement, including without limitation the form of consideration, the price protection afforded by the "collar" provisions of the Merger Agreement, Fieldcrest's right to terminate the Merger Agreement in the event that the per share average market price of the Pillowtex Common Stock in the relevant determination period falls below $21.00 and Pillowtex does not offer to increase the merger consideration, and Fieldcrest's ability, under certain circumstances, to terminate the Merger Agreement to accept an acquisition proposal deemed by the Fieldcrest directors to be superior to the Merger upon payment of a termination fee to Pillowtex.

     o The provision by Pillowtex to Fieldcrest of commitment letters from financing sources to provide funds necessary to effect the Merger, the Fieldcrest Board's views regarding the likelihood that Pillowtex would be able to complete the Merger on a timely basis, and the fact that the Merger Agreement provides for limited conditions (and no financing condition) to the obligation of Pillowtex to consummate the Merger.

     o The written opinion dated September 10, 1997 of CSFB that, as of such date and based upon and subject to the matters set forth therein, the consideration (which term, for purposes of such opinion, means, for each outstanding share of Fieldcrest Common Stock, (i) $27.00 in cash and (ii) the number of shares of Pillowtex Common Stock equal to the Conversion Number) to be received by the holders of the Fieldcrest Common Stock in the Merger was fair to such stockholders from a financial point of view.

     o The effect of the Merger on Fieldcrest's other constituencies, including its employees and customers, and the terms of the Merger Agreement relating to employee matters.

OPINION OF FIELDCREST'S FINANCIAL ADVISOR

     CSFB has acted as exclusive financial advisor to the Special Committee in connection with the Merger. CSFB was selected by Fieldcrest based on CSFB's experience, expertise, and familiarity with Fieldcrest and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

     At the request of the Special Committee, on September 10, 1997, the date on which the Merger Agreement was executed, CSFB delivered to the Fieldcrest Board its written opinion that, as of such date and based upon and subject to the matters set forth therein, the consideration (which term, for purposes of such opinion, means, for each outstanding share of Fieldcrest Common Stock, (i) $27.00 in cash and (ii) the number of shares of Pillowtex Common Stock equal to the Conversion Number) to be received by the holders of the Fieldcrest Common Stock in the Merger was fair to such stockholders from a financial point of view.

     The full text of CSFB's written opinion to the Fieldcrest Board, which sets forth the procedures followed, assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Holders of Fieldcrest Common Stock are urged to read this opinion carefully and in its entirety. CSFB's opinion is directed to the Fieldcrest Board and relates only to the fairness from a financial point of view of the consideration (which term, for purposes of such opinion, means, for each outstanding share of Fieldcrest Common Stock, (i) $27.00 in cash and (ii) the number of shares of Pillowtex Common Stock equal to the Conversion Number) to be received by holders of the Fieldcrest Common Stock in the Merger and does not address any other aspect of the proposed Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger Agreement. The summary of the opinion of CSFB set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. CSFB has consented to the inclusion of its written opinion as Appendix C to this Joint Proxy Statement/Prospectus and to the references to such opinion herein.

     In arriving at its opinion, CSFB reviewed certain publicly available business and financial information relating to Fieldcrest and Pillowtex, as well as a draft dated September 9, 1997 of the Merger Agreement. CSFB also reviewed certain other information, including financial forecasts, provided to it by Fieldcrest and Pillowtex, and met with Fieldcrest's and Pillowtex's managements to discuss the business and prospects of Fieldcrest and Pillowtex.

     CSFB also considered certain financial and stock market data of Fieldcrest and Pillowtex and compared that data with similar data for other publicly held companies in businesses similar to that of Fieldcrest and Pillowtex and considered the financial terms of certain other business combinations and other transactions which have recently been effected. CSFB also considered such other information, financial studies, analyses, and investigations and financial, economic, and market criteria as CSFB deemed relevant.

     In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Fieldcrest and Pillowtex as to the future financial performance of Fieldcrest and Pillowtex. In addition, CSFB did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Fieldcrest or Pillowtex, nor was CSFB furnished with any such evaluations or appraisals. CSFB's opinion was necessarily based upon financial, economic, market, and other conditions as they existed and could be evaluated on the date of its opinion. CSFB did not express any opinion as to what the value of the Pillowtex Common Stock actually will be when issued to Fieldcrest's stockholders pursuant to the Merger or the prices at which such Pillowtex Common Stock will trade subsequent to the Merger. In connection with its engagement, CSFB approached third parties to solicit indications of interest in a possible acquisition of Fieldcrest and held preliminary discussions with certain of these parties prior to the date of the opinion. For purposes of its opinion, CSFB did not consider other strategic alternatives to the sale of Fieldcrest that might then have been available to Fieldcrest.

     In preparing its opinion, CSFB performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to Fieldcrest, Pillowtex, industry performance, regulatory, general business, economic, market, and financial conditions, and other matters, many of which are beyond the control of Fieldcrest and Pillowtex. No company, transaction, or business used in such analyses as a comparison is identical to Fieldcrest or Pillowtex or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, business segments, or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which business and securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the Fieldcrest Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Fieldcrest Board with respect to the merger consideration or the proposed Merger.

     The following is a summary of the material analyses performed by CSFB in connection with its opinion dated September 10, 1997.

     Fieldcrest Discounted Cash Flow Analysis. CSFB's discounted cash flow analysis was based on two forecast scenarios: a scenario derived from management's views of future operating and financial performance (the "Fieldcrest Management Case") and a revised case derived from the Fieldcrest Management Case (the "Fieldcrest Sensitivity Case"). The Fieldcrest Management Case assumed management's internal projections for 1997 and 1998, and extended the forecast to 2007 based on CSFB's discussions with Fieldcrest management. From 1999 to 2007 the Management Case assumed a 4.0% revenue growth and an improvement in the margin for earnings before interest, taxes, depreciation, and amortization ("EBITDA") from 8.8% in 1997 to 12.6% in 2001 and thereafter. The Fieldcrest Sensitivity Case assumed the same revenue growth trend as in the Management Case and a more moderate increase in the EBITDA margin from 8.8% in 1997 to 12.3% in 2002 and thereafter. CSFB calculated an enterprise value reference range for Fieldcrest based upon the present value of Fieldcrest's ten-year stream of unlevered free cash flows and fiscal year 2007 terminal value. The fiscal year 2007 terminal value of Fieldcrest was calculated by applying to Fieldcrest's fiscal year 2007 EBITDA multiples ranging from 6.0x to 6.5x, based on the EBITDA multiples from the Fieldcrest Selected Companies Analysis and the Fieldcrest Selected Transactions Analysis described below. Unlevered free cash flows and terminal value estimates were then discounted to the present using discount rates of 10.5% to 11.0%, based on Fieldcrest's estimated weighted average cost of capital. This analysis resulted in an enterprise value reference range for Fieldcrest of $720 to $787 million, or $33.97 to $39.62 per share of Fieldcrest Common Stock, for the Fieldcrest Management Case and $676 to $741 million, or $30.30 to $35.75 per share of Fieldcrest Common Stock, for the Fieldcrest Sensitivity Case.

     Fieldcrest Selected Companies Analysis. CSFB compared certain financial information of Fieldcrest to corresponding data of the following selected publicly traded companies in the home textiles industry: Springs Industries Inc., Westpoint Stevens Inc., Burlington Industries Inc., Cone Mills Corporation, Pillowtex Corporation, Dyersburg Corporation, Thomaston Mills, Inc. and Crown Crafts Inc. (collectively, the "Selected Home Textile Companies"), all of which CSFB considered to be reasonably comparable to Fieldcrest. CSFB compared the enterprise value (which was defined by CSFB for purposes of this analysis as adjusted market value) of the Selected Home Textile Companies as multiples of estimated fiscal 1997 EBITDA and compared stock prices to 1997 and 1998 earnings per share ("EPS"). Estimated financial data for the Selected Home Textile Companies was based on estimates of equity research analysts. Applying a range of selected multiples for the Selected Home Textile Companies of fiscal 1997 EBITDA and 1997 and 1998 EPS of 6.0x to 6.5x, 12.0x to 14.0x, and 10.0x to
12.0x, respectively, to corresponding financial data of Fieldcrest resulted in a reference range of approximately $22.50 to $26.50 per share of Fieldcrest Common Stock.

     Fieldcrest Selected Transactions Analysis. CSFB analyzed the purchase prices and implied transaction multiples paid or proposed to be paid in selected merger and acquisition transactions involving companies in the home textile sector, consisting of the following (acquirer/target): Avondale/Triarc Cos. (Graniteville), Springs Industries/Dundee Mills, Pillowtex/Beacon Manufacturing, Galey & Lord/Burlington Industries, Mohawk Industries/Aladdin Mills, Valley Fashions/West Point - Pepperell, Mohawk Industries/Karastan Bigelow, Unifi/Pioneer Yarns Mills, Interface Inc./Bentley Mills, Springs Industries/Fieldcrest Cannon (not completed), Unifi/Vintage Yarns, Unifi/Macfield, Coats Viyella/Tootal Group, and RSI Corp./Delta Woodside Industries (collectively, the "Selected Transactions"). CSFB compared enterprise values for the surviving entities as multiples of sales, EBITDA, and earnings before interest and taxes ("EBIT") in each case for the latest 12 months ("LTM"). All multiples were based on historical financial information available at the time of announcement of the transaction. Applying a range of selected multiples for the Selected Transactions of LTM sales, EBITDA, and EBIT of 0.6x to 0.7x, 6.5x to 7.5x, and 10.0x to 11.0x, respectively, to corresponding financial data of Fieldcrest resulted in a reference range of approximately $29.00 to $37.00 per share of Fieldcrest Common Stock.

     Fieldcrest Aggregate Reference Ranges. On the basis of the valuation methodologies described above, CSFB derived an aggregate reference range for Fieldcrest of approximately $30.00 to $37.00 per share of Fieldcrest Common Stock.

     CSFB also performed the following analyses with regard to Pillowtex Common Stock.

     Pro Forma Merger Analysis. CSFB analyzed the potential pro forma effect of the Merger on Pillowtex's EPS for the fiscal years 1998 through 2001, based on the Fieldcrest Sensitivity Case and the Pillowtex Base Case. After giving effect to synergies anticipated by Pillowtex's management in the Merger, the analysis indicated that the Merger would be accretive to Pillowtex's EPS on a fully diluted basis by 1.6% in fiscal year 1998, 12.2% in fiscal year 1999, 26.2% in fiscal year 2000 and 37.6% in fiscal year 2001. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Pillowtex Discounted Cash Flow Analysis. CSFB's discounted cash flow analysis for Pillowtex was based on two forecast scenarios: a scenario derived from management's views of future operating and financial performance (the "Pillowtex Base Case") and a downside case derived from the Pillowtex Base Case (the "Pillowtex Downside Case"). The Pillowtex Base Case assumed management forecasts for 1997 and revenue growth and margin improvements in line with management's expectations. The Pillowtex Base Case assumed revenue growth of 4.0% from 1998 to 2000 and 3.5% from 2001 to 2007, and EBITDA margins rising gradually from 11.3% in 1997 to 13.0% in 2000 and remaining constant thereafter. The Pillowtex Downside Case assumed more moderate revenue growth and margin improvements. The Pillowtex Downside Case assumed revenue growth of 3.0% from 1998 to 2000 and 2.5% from 2001 to 2007, as well as an EBITDA margin increase from 11.3% in 1997 to 12.5% in 2000, remaining constant thereafter. CSFB calculated a reference range for Pillowtex based upon the present value of Pillowtex's ten-year stream of unlevered free cash flows and fiscal year 2007 terminal value. The fiscal year 2007 terminal value of Pillowtex was calculated by applying to Pillowtex's fiscal year 2007 EBITDA multiples ranging from 6.5x to 7.0x, based on the EBITDA multiples from the Pillowtex Selected Companies Analysis described below. Unlevered free cash flows and terminal value estimates were then discounted to the present using discount rates of 10.0% to 10.5%, based on Pillowtex's estimated weighted average cost of capital. This analysis resulted in a reference range for Pillowtex Common Stock of $23.70 to $27.10 per share for the Pillowtex Base Case and $18.40 to $21.36 per share for the Pillowtex Downside Case.

     Pillowtex Selected Companies Analysis. CSFB compared certain financial information of Pillowtex to corresponding data of the Selected Home Textile Companies. The universe of comparables for Pillowtex was the same as for Fieldcrest. CSFB compared the enterprise value of the Selected Home Textile Companies as multiples of estimated fiscal 1997 EBITDA and 1997 and 1998 EPS. Estimated financial data for the Selected Home Textile Companies was based on estimates of equity research analysts. Applying a range of selected multiples for the Selected Home Textile Companies of estimated 1997 EBITDA, and 1997 and 1998 EPS of 6.5x to 7.5x, 13.0x to 14.0x, and 11.0x to 12.0x, respectively, to corresponding financial data of Pillowtex resulted in a reference range for Pillowtex Common Stock of approximately $22.00 to $25.00 per share.

     Pursuant to the terms of CSFB's engagement, the Special Committee has agreed, on behalf of Fieldcrest, to pay CSFB for its services in connection with the proposed Merger (i) a financial advisory fee of $275,000 (which will be credited against the Transaction Fee), upon execution of the most recent amendment to the engagement letter and (ii) upon consummation of the Merger, a transaction fee of $3.8 million, plus 1% of the total fair market value (on the date of payment) of all consideration paid to Fieldcrest or its stockholders for the equity of Fieldcrest, including common stock, preferred stock, options, and warrants (the "Transaction Fee"). Fieldcrest has also agreed to reimburse CSFB for out-of-pocket expenses incurred by CSFB in performing its services, including fees and expenses of legal counsel and any other advisor retained by CSFB, and to indemnify CSFB and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, related to or arising out of CSFB's engagement.

     CSFB has in the past performed certain investment banking services for Fieldcrest, for which CSFB has received customary fees. In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of Fieldcrest and Pillowtex for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


POTENTIAL COST SAVINGS



     Pillowtex has identified approximately $21.6 million of annual cost savings that it expects to realize immediately as a result of the Merger. These cost savings are comprised of $20.3 million of savings from the elimination of duplicate staff salaries and $1.3 million of savings from the elimination of duplicative corporate expenses. Pillowtex additionally expects to realize significant ongoing cost savings, including at least $8.4 million (for a total of $30.0 million to be realized in 1998 as follows: (i) $0.9 million by eliminating other redundant cost functions; (ii) $2.0 million by improving procurement efficiencies by exploiting the combined company's purchasing power;
(iii) $3.0 million by reducing trade advertising; (iv) $1.0 million by rationalizing and streamlining operations; and (v) $1.5 million by reducing the use of outside consultants. In 1999 Pillowtex expects to realize the same $30.0 million of savings from 1998 refereed above and an additional $11.0 million (for a total of $41.0 million) of cost savings as follows: (i) $3.5 million by improving procurement efficiencies by continuing to exploit the combined company's purchasing power; (ii) $3.0 million by reducing risk management costs; and (iii) $4.5 million by eliminating losses of underperforming assets which will be sold.



     In an effort to maximize cost savings, Pillowtex intends to review Fieldcrest's trend toward outsourcing certain manufacturing and corporate functions on a case by case basis. Pillowtex initially intends to continue Fieldcrest's outsourcing practices in areas that appear to result in reduced operating costs, such as in sheeting yarn spinning, and may increase or curtail the use of outsourcing in spinning and other areas based on future cost and other considerations, although the potential impact of any future outsourcing decisions on the combined companies' operating results cannot be determined at this time.



     There can be no assurance as to the timing or amount of any cost savings that may actually be realized, or that unforseen costs and expenses, decreases in sales or revenues, or other factors will not offset any cost savings actually realized. See "Risk Factors -- Ability to Achieve Cost Savings."


CERTAIN FINANCIAL RATIOS

     Although not included in the CSFB analysis presented to the board, the following information are certain additional financial rations: the $33.97 to $39.62 per common share enterprise value reference range derived from the Fieldcrest Discounted Cash Flow Analysis for the Fieldcrest Management Case is equivalent to 0.6x to 0.7x 1997 Sales, 7.2x to 7.9x 1997 EBITDA, and 10.4x to 12.1x 1997 Unlevered Net Income; the 430.30 to $35.75 per common share enterprise value reference range for the Fieldcrest Sensitivity Case is equivalent to 0.6x to 0.7x 1997 Sales, 6.8x to 7.4x 1997 EBITDA, and 9.2x to 10.9x 1997 Unlevered Net Income; the reference range of $22.50 to $26.50 per common share in the Fieldcrest Selected Companies Analysis is equivalent to 5.8x to 6.3x 1997 EBITDA, 12.0x to 14.1x 1997 EPS, and 10.6x to 12.4x 1998 EPS
or an average of 6.1x 1997 EBITDA, 13.0x 1997 EPS, and 11.5x 1998 EPS; the reference range derived under the Fieldcrest Selected Transactions Analysis of $29.00 to $37.00 per common share is equivalent to 0.6x to 0.7x 1997 Sales, 6.6x to 7.6x 1997 EBITDA, and 10.5x to 12.0x EBIT; the reference range for Pillowtex Common Stock derived under the Pillowtex Discounted Cash Flow Analysis of $23.70 to $27.10 per share for the Pillowtex Base Case is equivalent to 9.7x to 10.4x 1997 EBIT and 7.7x to 8.3x 1997 EBITDA and $18.40 to $21.36 per share for the Pillowtex Downside Case is equivalent to 8.5x to 9.2x 1997 EBIT and 6.8x to 7.3x 1997 EBITDA; and the reference range for Pillowtex Common Stock of $22.00 to $25.00 per share derived under the Pillowtex Selected Companies Analysis is equivalent to 7.2x to 7.7x 1997 EBITDA, 12.5x to 14.2x 1997 EPS, and 10.5x to 11.9x 1998 EPS.

CERTAIN PROJECTED FINANCIAL INFORMATION OF FIELDCREST

     In the course of the discussions described in "The Merger--Negotiations Resulting in the Merger Agreement," Fieldcrest provided Pillowtex and its financial advisor with certain business and financial information which was not publicly available. Such information included, among other things, certain financial projections for 1997 (the "Fieldcrest Projections") prepared by the management of Fieldcrest. The Fieldcrest Projections do not take into account any of the potential effects of the Merger. Set forth below is a summary of the Fieldcrest Projections provided to Pillowtex.

                           SUMMARY STATEMENT OF INCOME
                        1997 FORECAST AS OF JULY 12, 1997

                    (IN MILLIONS, EXCEPT FOR PER SHARE DATA)

                                                       1997
                                                     FORECAST
                                                     --------
Net sales                                          $1,151.3

Total cost of sales                                   970.6
                                                   ---------
Gross profit                                          180.7

Selling, general, and administrative expenses         118.8
                                                   ---------
Operating income                                       61.9

Interest expense                                       25.8

Other income                                            2.0
                                                   ---------
Income before income taxes                             38.1

Income taxes                                           14.1
                                                   --------
Net income                                         $   24.0
                                                   ========

Preferred dividends                                    (4.5)
                                                   ---------
Earnings on common                                 $   19.5
                                                   ========

Earnings per share                                 $   2.13
                                                   ========


    The only material assumptions underlying the Fieldcrest Projections are Fieldcrest's attainment of its sales forecast (which were prepared based upon consultation with customers as to their estimated future needs) and manufacturing capacity sufficient to satisfy sales demands. As of the date of the Fieldcrest Projection, Fieldcrest's material costs for raw materials were fixed for the remainder of 1997.


    The Fieldcrest Projections are included in this Joint Proxy Statement/Prospectus only because such information was provided to Pillowtex and Bear Stearns, its financial advisor, which relied upon such projections when performing its analysis of Merger and in formulating its opinion as to the fairness, from a financial point of view, of the total consideration to be received in respect of each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock to the shareholders of Pillowtex. As a matter of course, neither Pillowtex nor Fieldcrest makes public projections or forecasts of its anticipated financial position or results of operations. Accordingly, neither Pillowtex nor Fieldcrest anticipates that it will, and each of them disclaims any obligation to, furnish updated projections to any person, cause such information to be included in documents required to be filed with the Commission, or otherwise make such information public (irrespective in any such case of whether the Fieldcrest Projections, in light of events or developments occurring after the date hereof, cease to have a reasonable basis).

    While presented with numerical specificity, the Fieldcrest Projections are based upon a variety of assumptions relating to general economic conditions and the business of Fieldcrest which may not be realized and are subject to significant uncertainties and contingencies, many of which are beyond the control of Pillowtex and Fieldcrest. There can be no assurance that the Fieldcrest Projections will be realized and actual results may vary materially from those shown. The inclusion of the Fieldcrest Projections herein should not be regarded as an indication that any of Pillowtex, Fieldcrest, or their respective financial advisors considers such projections to be an accurate prediction of future events.

    The Fieldcrest Projections were not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants.

    The Fieldcrest Projections should be evaluated in conjunction with the historical financial statements and other information contained in reports and statements filed with the Commission from time to time by Pillowtex and Fieldcrest and the information set forth under the captions "Note Regarding Forward-Looking Information" and "Risk Factors."

THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference and a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus.

    The Merger. On the terms and subject to the conditions of the Merger Agreement, at the Effective Time Newco will be merged with and into Fieldcrest in accordance with the applicable provisions of the DGCL and the separate corporate existence of Newco will thereupon cease (with the Surviving Company being a subsidiary of Pillowtex).

    On the fifth business day following the date on which the last of the conditions set forth in the Merger Agreement (other than those that by their nature are to be satisfied at the closing) is satisfied or waived, Newco and Fieldcrest will cause a certificate of merger to be filed with the Secretary of State of the State of Delaware as provided in the DGCL. Upon completion of such filing, the Merger will become effective in accordance with the DGCL. The Merger will have the effects specified in the DGCL.

    Consideration to be Paid in the Merger. The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof: (i) each share of Fieldcrest Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Fieldcrest Common Stock owned by Fieldcrest, Pillowtex, or any subsidiary of Pillowtex or Fieldcrest and Dissenting Shares) will be converted into the right to receive (a) a cash payment in an amount equal to $27.00 (the "Cash Amount") and (b) a number of fully paid and nonassessable shares of Pillowtex Common Stock equal to the Conversion Number, i.e., the quotient, rounded to the third decimal place, obtained by dividing $7.00 by the Determination Price (i.e., the average of the closing sales prices of Pillowtex Common Stock as reported on the NYSE Composite Transactions List for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Closing Date), provided that if the actual quotient obtained thereby is less than 0.269, the Conversion Number will be 0.269, and if the actual quotient obtained thereby is more than 0.333, the Conversion Number will be 0.333, and provided further that, if the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the Cash Amount and/or the Conversion Number such that the sum of (1) the Cash Amount and (2) the product of (A) the Conversion Number and (B) the Determination Price equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement; (ii) each share of Fieldcrest Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Fieldcrest Preferred Stock owned by Fieldcrest, Pillowtex, or any subsidiary of Fieldcrest or Pillowtex and Dissenting Shares) will be converted into the right to receive (a) a cash payment equal to the product of (1) the Cash Amount and (2) 1.7094 and (b) a number of fully paid and nonassessable shares of Pillowtex Common Stock equal to the product of (1) the Conversion Number and (2) 1.7094; and (iii) each share of common stock of Newco issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid, and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company. Each share of Fieldcrest Common Stock or Fieldcrest Preferred Stock issued and outstanding immediately prior to the Effective Time that is owned by Fieldcrest, Pillowtex, or any subsidiary of Pillowtex or Fieldcrest will automatically be canceled and retired without payment of any consideration therefor and will cease to exist. The Fieldcrest Board presently expects that it would exercise Fieldcrest's right to terminate the Merger Agreement if the Determination Price were to be below $21.00 and Pillowtex does not increase the merger consideration as described above. If the Fieldcrest Board were to determine, based on the facts and circumstances existing at the time, that it would not be in the best interests of Fieldcrest's stockholders to terminate the Merger Agreement upon such occurrences, then notice of that determination would be given and Fieldcrest would at that time resolicit proxies from Fieldcrest's stockholders regarding the vote on the Merger Agreement.

    Dissenting Shares. In the event the Merger is effected and Fieldcrest stockholders are entitled to receive the applicable consideration described above, any shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand and who has properly demanded an appraisal of such shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock, as applicable, in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") will not be converted into the right to receive the applicable consideration, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each Dissenting Share of such holder shall be treated as a share of Fieldcrest Common Stock or Fieldcrest Preferred Stock, as applicable, that has been converted as of the Effective Time into the right to receive the applicable consideration, in accordance with the terms of the Merger Agreement.

    Treatment of Fieldcrest Stock Options. The Merger Agreement provides that each holder of a then-outstanding Fieldcrest Option, whether or not then exercisable or fully vested, may elect, prior to the Effective Time, in settlement thereof, to receive from Fieldcrest immediately prior to the Effective Time for each share of Fieldcrest Common Stock subject to such Fieldcrest Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option, to the extent $34.00 is greater than the per share exercise price of such Fieldcrest Option (such excess amount, the "Option Consideration"). The Merger Agreement further provides that, at the Effective Time, each outstanding Fieldcrest Option, other than Fieldcrest Options for which an election to receive cash in settlement thereof has been made pursuant to the Merger Agreement, shall be assumed by Pillowtex and shall constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Fieldcrest Option, including without limitation term, exercisability, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and termination provisions, a number of shares of Pillowtex Common Stock (increased to the nearest whole share) equal to the product of (i) the number of shares of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time and (ii) the Option Conversion Number, (i.e., the quotient, rounded to the third decimal place, obtained by dividing $34.00 by the Determination Price) at an exercise price per share of Pillowtex Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Fieldcrest Common Stock subject to such Fieldcrest Option immediately prior to the Effective Time divided by the Option Conversion Number; provided that if the actual quotient obtained thereby is less than 1.308, the Option Conversion Number will be 1.308, and if the actual quotient obtained thereby is more than 1.619, the Option Conversion Number will be 1.619, and provided further that, if Pillowtex elects to increase the Conversion Number as described above, the Option Conversion Number will be increased such that the product of (A) the Option Conversion Number and (B) the Determination Price equals $34.00.

    Fieldcrest has agreed to use its best efforts to obtain all necessary waivers, consents, or releases from holders of Fieldcrest Options under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions described above and, with respect to the Fieldcrest Options for which an election to receive cash in settlement thereof has been made, to cause each such Fieldcrest Option to be surrendered to Fieldcrest and canceled, whether or not any Option Consideration is payable with respect thereto, at the Effective Time. The surrender of a Fieldcrest Option to Pillowtex will be deemed a release of any and all rights the holder had or may have had in such Fieldcrest Option, other than the right to receive the Option Consideration in respect thereof. Pillowtex has also agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Pillowtex Common Stock for delivery upon exercise of substitute Fieldcrest Options, to register such shares with the Commission on an appropriate registration statement, to maintain the effectiveness of such registration statement as long as the substitute options remain outstanding, and to use all reasonable efforts to cause the shares of Pillowtex Common Stock subject to the Fieldcrest Options to be listed on the NYSE and such other exchanges as Pillowtex may determine.

         Treatment of Fieldcrest SARs. Each holder of an outstanding Fieldcrest SAR will be paid, at or immediately prior to the Effective Time, a cash amount equal to the product of (i) the difference between $34.00 and the grant price of such Fieldcrest SAR and (ii) the number of shares subject to such Fieldcrest SAR.

         Treatment of Fieldcrest Convertible Debentures. The Merger Agreement provides that at the closing, (i) Fieldcrest will execute and deliver to the trustee under the Indenture pursuant to which the Fieldcrest Convertible Debentures were issued a supplemental indenture to become effective at the Effective Time, providing that the holder of each Fieldcrest Convertible Debenture outstanding immediately following the Effective Time shall have the right thereafter, during the period such Fieldcrest Convertible Debenture shall be convertible as specified in such Indenture, to convert such Fieldcrest Convertible Debenture only into the amount of cash and Pillowtex Common Stock receivable by reason of the Merger by a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debenture might have been converted immediately prior to the Effective Time (subject to subsequent adjustment as provided in such Indenture) and (ii) Pillowtex will execute and deliver to such trustee, as part of such supplemental indenture, an undertaking to reserve and keep available out of its authorized but unissued capital stock, a number of shares of Pillowtex Common Stock sufficient to permit the conversion of all outstanding Fieldcrest Convertible Debentures and to cause to be issued and delivered to Fieldcrest for subsequent delivery by Fieldcrest in accordance with such supplemental indenture and Indenture shares of Pillowtex Common Stock upon the conversion of any Fieldcrest Convertible Debenture. As a result of the Merger, for example, a Fieldcrest Convertible Debenture having an aggregate principal amount of $1,000 will become convertible into (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b)
22.60 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 22.60.

         Fractional Shares. No fractional shares of Pillowtex Common Stock will be issued pursuant to the Merger. In lieu of any such fractional shares, each holder of Fieldcrest Common Stock or Fieldcrest Preferred Stock who otherwise would be entitled to receive a fractional share of Pillowtex Common Stock pursuant to the Merger will be paid an amount in cash (without interest), rounded to the nearest cent, equal to the product of (i) the fraction of a share of Pillowtex Common Stock to which such holder would otherwise be entitled and
(ii) the closing sales price of Pillowtex Common Stock on the NYSE on the Closing Date. Any fractional shares of Pillowtex Common Stock that would otherwise be issuable upon the conversion of Fieldcrest Convertible Debentures will be eliminated and settled in the manner provided in the Indenture setting forth the terms of the Fieldcrest Convertible Debentures.

         Consequences of Failure to Approve the Share Issuance. The Merger Agreement provides that, notwithstanding anything to the contrary set forth therein, if Pillowtex's shareholders fail to approve the Share Issuance at the Pillowtex Special Meeting: (i) the consideration to be paid to holders of Fieldcrest Common Stock will be a cash payment in an amount equal to $34.00 per share; (ii) the consideration to be paid to holders of Fieldcrest Preferred Stock will be a cash payment in an amount equal to $58.12 per share; (iii) each holder of a Fieldcrest Option will receive for each share of Fieldcrest Common Stock subject to such Fieldcrest Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option; and (iv) the conditions described below in clauses (ii) and (iv) of the first paragraph under the caption "--Conditions to the Merger" below will be inapplicable. If the Pillowtex shareholders were to fail to approve the Share Issuance, there can be no assurance that Pillowtex would be able to obtain financing adequate to enable it to pay the amounts described in the immediately preceding sentence on terms acceptable to Pillowtex, if at all. However, as of the Pillowtex Record Date, Charles M. Hansen, Jr., Chairman of the Board and Chief Executive Officer of Pillowtex, Mary R. Silverthorne, a director of Pillowtex, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A owned, in the aggregate, approximately 52.4% of the outstanding shares of Pillowtex Common Stock and each of Mr. Hansen and Ms. Silverthorne has separately agreed to vote such shares of Pillowtex Common Stock for the approval of the Share Issuance. Accordingly, the approval by Pillowtex's shareholders of the Share Issuance is expected to occur irrespective of whether or the manner in which other Pillowtex shareholders vote their shares.

         Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties thereto. These include representations by Fieldcrest with respect to: (i) organization, standing, and corporate power; (ii) capitalization; (iii) authority and noncontravention; (iv) Commission reports; (v) absence of certain changes or events; (vi) benefit plans; (vii) taxes; (viii) voting requirements; (ix) compliance with laws; (x) opinion of financial advisor; (xi) investment banking fees and commissions;
(xii) litigation; (xiii) environmental laws; (xiv) material contracts; (xv) labor matters; (xvi) rights plan matters; and (xvii) real property and other assets.

         Pillowtex and Newco have also made certain representations and warranties with respect to: (i) organization, standing, and corporate power;
(ii) capitalization; (iii) authority and noncontravention; (iv) Commission reports; (v) absence of certain changes or events; (vi) certain matters with respect to Newco and financing arrangements; (vii) investment banking fees and commissions; (viii) compliance with laws; (ix) environmental laws; and (x) litigation.

         No representations and warranties made by Fieldcrest, Pillowtex, or Newco will survive beyond the Effective Time.

         No Solicitation. The Merger Agreement provides that, from and after the date of the Merger Agreement until the termination of the Merger Agreement, Fieldcrest will not, and will not authorize or permit any of its subsidiaries, or any of its or their affiliates, officers, directors, employees, agents, or representatives (including without limitation any investment banker, financial advisor, attorney, or accountant retained by Fieldcrest or any of its subsidiaries), to, directly or indirectly, initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest, or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; except that nothing in the Merger Agreement will prohibit the Fieldcrest Board from furnishing information to, or entering into, maintaining, or continuing discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal after the date of the Merger Agreement, if, and to the extent that, the Fieldcrest Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) such Acquisition Proposal would be more favorable to the Fieldcrest stockholders than the Merger and (ii) the failure to take such action would result in a breach by the Fieldcrest Board of its fiduciary duties to the Fieldcrest stockholders under applicable law, and, prior to furnishing any non-public information to such person, receives from such person an executed confidentiality agreement with provisions no less favorable to Fieldcrest than the confidentiality agreement entered into by Pillowtex and Fieldcrest in connection with the Merger. The Merger Agreement further provides that Fieldcrest will promptly notify Pillowtex if it is prepared to provide access to the properties, books, or records of Fieldcrest or any of its subsidiaries to any person who has made an Acquisition Proposal, and Fieldcrest will at such time inform Pillowtex of the material terms of any such Acquisition Proposal. For purposes of the Merger Agreement, "Acquisition Proposal" means an inquiry, offer, or proposal regarding any of the following (other than the transactions contemplated by the Merger Agreement with Pillowtex or Newco) involving Fieldcrest: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all of the assets of Fieldcrest and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 33% or more of the outstanding shares of capital stock of Fieldcrest or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan, or intention to do any of the foregoing, or any agreement to engage in any of the foregoing.

         Conditions to the Merger. Pursuant to the Merger Agreement, the obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of the requisite number of Fieldcrest stockholders in the manner required pursuant to Fieldcrest's Restated Certificate of Incorporation, as amended (the "Fieldcrest Certificate"), Fieldcrest's Amended and Restated Bylaws (the "Fieldcrest Bylaws"), the DGCL and other applicable law, and the rules of the NYSE; (ii) the Share Issuance shall have been approved by the affirmative vote of the requisite number of shareholders of Pillowtex in the manner required pursuant to the Pillowtex Articles and the Pillowtex Bylaws, the Texas Business Corporation Act (the "TBCA") and other applicable law, and the rules of the NYSE, (iii) no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (iv) the shares of Pillowtex Common Stock issuable to the Fieldcrest stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; (v) the Registration Statement shall have been declared effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order; and (vi) all necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been terminated.

         The obligation of Pillowtex and Newco to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions: (i) the representations and warranties of Fieldcrest contained in the Merger Agreement, which representations and warranties shall be deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had or would not have a Material Adverse Effect on Fieldcrest, with the same effect as though such representations and warranties were made as of the Closing Date, and Pillowtex and Newco shall have received a certificate signed on behalf of Fieldcrest by an authorized officer of Fieldcrest to such effect; (ii) Fieldcrest shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Pillowtex and Newco shall have received a certificate signed on behalf of Fieldcrest by an authorized officer of Fieldcrest to such effect; and (iii) since the date of the Merger Agreement, Fieldcrest and its subsidiaries, taken as a whole, shall not have experienced any change, event, or occurrence particular to them (excluding industry, economic, financial, and other matters generally affecting businesses other than and in addition to Fieldcrest and its subsidiaries) that has had or would have a Material Adverse Effect on Fieldcrest, other than resulting from any matter disclosed in any documents filed with the Commission by Fieldcrest or in a disclosure schedule to the Merger Agreement.

         The obligation of Fieldcrest to effect the Merger is further subject to satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) the representations and warranties of each of Pillowtex and Newco contained in the Merger Agreement, which representations and warranties shall be deemed for purposes of this condition not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, has not had or would not have a Material Adverse Effect on Newco, with the same effect as though such representations and warranties were made as of the Closing Date, and Fieldcrest shall have received a certificate signed on behalf of Pillowtex and Newco by an authorized officer of Pillowtex to such effect; (ii) each of Pillowtex and Newco shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Fieldcrest shall have received a certificate signed on behalf of Pillowtex by an authorized officer of Pillowtex to such effect; and (iii) since the date of the Merger Agreement, Pillowtex and its subsidiaries, taken as a whole, shall not have experienced any change or occurrence particular to them (excluding industry, economic, financial, and other matters generally affecting businesses other than and in addition to Pillowtex and its subsidiaries) that has had or would have a Material Adverse Effect on Pillowtex, other than resulting from any matter disclosed in any document filed with the Commission by Pillowtex or in a disclosure schedule to the Merger Agreement.

         Termination. The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval and adoption thereof by the Fieldcrest stockholders, in any one of the following circumstances: (i) by mutual written consent duly authorized by the Pillowtex Board and the Fieldcrest Board; (ii) by Pillowtex or Fieldcrest, if, without any material breach by such terminating party of its obligations under the Merger Agreement, the Effective Time shall not have occurred on or before December 31, 1997; (iii) by Pillowtex or Fieldcrest, if any federal or state court of competent jurisdiction or other governmental authority shall have issued an order, decree, or ruling, or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and non-appealable; (iv) by Pillowtex or Fieldcrest, if the Fieldcrest Stockholders Meeting shall have been held and the Merger Agreement shall not have been approved and adopted by the affirmative vote of the requisite number of Fieldcrest stockholders; (v) by Fieldcrest, if it shall have received an Acquisition Proposal and shall have advised Pillowtex in writing that the Fieldcrest Board, after consultation with and based upon the advice of independent legal counsel, determined in good faith that failure to accept such Acquisition Proposal would result in a breach by the Fieldcrest Board of its fiduciary duties to Fieldcrest's stockholders under applicable law, except that the Merger Agreement may not be so terminated unless simultaneously with the termination Fieldcrest shall have made the payment to Pillowtex of the Termination Fee; (vi) by Pillowtex, if the Fieldcrest Board shall have (a) withdrawn, modified, or amended in any adverse respect its approval or recommendation of the Merger Agreement, the Merger, or the other transactions contemplated by the Merger Agreement, (b) approved, endorsed, or recommended to its stockholders an Acquisition Proposal, or (c) resolved to do any of the foregoing; or (vii) by Pillowtex or Fieldcrest if (a) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in the Merger Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (b) a representation or warranty of the other party contained in the Merger Agreement shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representation and warranty shall have been untrue has had or would have a Material Adverse Effect on such other party. In the event the Merger Agreement is terminated based upon an event described in clause (v) or (vi) above, Fieldcrest will be required to pay a termination fee in the amount of $15.0 million (the "Termination Fee") to Pillowtex.

         Fieldcrest Stockholders Meeting. The Merger Agreement provides that Fieldcrest will take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law, the rules of the NYSE, and the Fieldcrest Certificate and the Fieldcrest Bylaws, to convene a special meeting of Fieldcrest stockholders as promptly as practicable after the effectiveness of the Registration Statement for the purpose of considering and voting upon the Merger Agreement. The Merger Agreement provides that, subject to Fieldcrest's right to terminate the Merger Agreement described in clause (v) of the paragraph under the caption "--Termination" above, the Fieldcrest Board will recommend that the holders of the shares of Fieldcrest Common Stock vote in favor of the approval and adoption of the Merger Agreement at the Fieldcrest Special Meeting and such recommendation will be included in this Joint Proxy Statement/Prospectus.

         Pillowtex Shareholders Meeting. The Merger Agreement provides that Pillowtex will take all action necessary in accordance with Exchange Act and other applicable law, the rules of the NYSE, and the Pillowtex Articles and the Pillowtex Bylaws, to convene a special meeting of the Pillowtex shareholders as promptly as practicable after the effectiveness of the Registration Statement for the purpose of considering and voting upon the Share Issuance. The Merger Agreement provides that the Pillowtex Board will recommend that the holders of the Pillowtex Common Stock vote in favor of and approve the Share Issuance.

         Consents, Approvals, and Filings. The Merger Agreement provides that each of the parties to the Merger Agreement will (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, the Securities Act, and the Exchange Act with respect to the Merger and the other transactions contemplated thereby (together, the "Transactions") and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Transactions, including without limitation using its reasonable best efforts to obtain all licenses, permits (including without limitation environmental permits), consents, approvals, authorizations, qualifications, and orders of governmental authorities, and parties to contracts with Fieldcrest and its subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In addition, Pillowtex has agreed, among other things, to use its best efforts to obtain any government clearances required for completion of the Merger (including through compliance with the HSR Act) and to take any and all of the following actions to the extent necessary to obtain the approval of any governmental authority with jurisdiction over the enforcement of any applicable laws regarding the Merger: enter into negotiations; provide information; substantially comply with any second request for information pursuant to the HSR Act; enter into and perform agreements or submit to judicial or administrative orders and sell or otherwise dispose of, or hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of Pillowtex, Fieldcrest, or any of their affiliates; except that Pillowtex will not be required to take any such action that would have a Material Adverse Effect on Pillowtex and its subsidiaries (including the Surviving Company) taken as a whole following the Effective Time. See "The Merger--Regulatory Approvals."

         Indemnification. The Merger Agreement provides that the certificate of incorporation and by-laws of the Surviving Company will contain the provisions with respect to indemnification set forth in the Fieldcrest Certificate and the Fieldcrest Bylaws on the date of the Merger Agreement, which provisions will not be amended, repealed, or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Fieldcrest in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by the Merger Agreement), unless such modification is required by law. The Merger Agreement further provides that Fieldcrest will, and from and after the Effective Time, Pillowtex will, or will cause the Surviving Company to, indemnify, defend, and hold harmless each person who is now, or has previously been at any time or becomes prior to the Effective Time, an officer or director of Fieldcrest (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, or judgments or amounts that are paid in settlement, with the approval of the indemnifying party (which approval is not to be unreasonably withheld), of or in connection with any threatened or actual claim, action, suit, proceeding, or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Fieldcrest whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case, to the full extent a corporation is permitted under the DGCL to indemnify its own directors or officers as the case may be (and Pillowtex and the Surviving Company, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Fieldcrest, Pillowtex, and Newco have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time.

         The Merger Agreement further provides that for a period of four years after the Effective Time, Pillowtex will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Fieldcrest (except that Pillowtex may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties), with respect to matters arising before the Effective Time, except that Pillowtex will not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by Fieldcrest prior to the date of the Merger Agreement, but in such case will purchase as much coverage as possible for such amount.

         Employee Benefit Matters. Pillowtex, Newco, and Fieldcrest have agreed in the Merger Agreement to certain matters with respect to the compensation and benefit programs of the Surviving Company and its subsidiaries. The Merger Agreement provides that Pillowtex will, and will cause its subsidiaries following the Effective Time (including the Surviving Company) to: (i) honor and provide for payment of all obligations and benefits under all of Fieldcrest's employee benefit plans (the "Fieldcrest Plans") in accordance with their terms;
(ii) provide employee benefits which are substantially comparable in the aggregate to the level of employee benefits provided by Fieldcrest and its subsidiaries under Fieldcrest's employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) (the "Fieldcrest ERISA Plans") in effect as of the Closing Date for the benefit of employees or former employees who are or had been employees of Fieldcrest or any of its subsidiaries on or before the Closing Date ("Covered Employees"), until the earlier of December 31, 1999 or the second anniversary of the Closing Date;
(iii) honor and provide for the payment of all obligations and benefits under all employment or severance agreements between Fieldcrest and any Covered Employee in accordance with their terms; and (iv) provide until the first anniversary of the Closing Date for the benefit of Covered Employees who remain in the employ of the Surviving Company or Pillowtex or any of its affiliates employee compensation that is in the aggregate at a level substantially comparable to the compensation (including base pay and incentive-type compensation) provided by Fieldcrest and its subsidiaries under the compensation arrangements in effect as of the Closing Date.

         The Merger Agreement also provides that Pillowtex will cause the Surviving Company (i) to maintain Fieldcrest's Short-Term Incentive Compensation Plan without adverse change until the end of the 1997 calendar year and (ii) to continue without adverse change the severance plan maintained by Fieldcrest and its subsidiaries as of the date hereof until the first anniversary of the Closing Date.

         The Merger Agreement further provides that, if Covered Employees are included in any benefit plan (including without limitation provision for vacation) of Pillowtex or its subsidiaries, Covered Employees will receive credit as employees of Fieldcrest and its subsidiaries to the same extent such service was counted under similar Fieldcrest Plans for purposes of eligibility, vesting, eligibility for retirement, and, with respect to vacation, disability, and severance, benefit accrual and that, if Covered Employees are included in any medical, dental, or health plan other than the plan or plans they participated in on the Closing Date, any such plans will not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Fieldcrest Plan on the Closing Date, and will provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

         In the Merger Agreement, the parties thereto acknowledged that nothing therein will be deemed to be a commitment on the part of Pillowtex or the Surviving Company to provide employment to any person for any period of time and, except as otherwise provided in the Merger Agreement, nothing will be deemed to prevent Pillowtex or the Surviving Company from amending or terminating any Fieldcrest Plan in accordance with its terms.

         Fees and Expenses. The Merger Agreement provides that, except as described above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the expenses, except that the costs incurred in connection with printing and mailing proxy materials to Fieldcrest stockholders and Pillowtex shareholders will be shared equally by Pillowtex and Fieldcrest.

         Amendment. Subject to the applicable provisions of the DGCL, the Merger Agreement may be modified or amended at any time prior to the Effective Time, by Pillowtex, Newco, and Fieldcrest by written agreement executed and delivered by duly authorized officers of the respective parties, except that after approval and adoption of the Merger Agreement by the Fieldcrest stockholders, no amendment will be made which would reduce the amount or change the type of consideration into which each share of Fieldcrest Common Stock or Fieldcrest Preferred Stock will be converted upon consummation of the Merger. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

STOCK EXCHANGE LISTING

         Prior to the Effective Time, Pillowtex will file an application to list the shares of Pillowtex Common Stock to be issued in connection with the Merger on the NYSE, subject to official notice of issuance. It is a condition to the parties' obligations to consummate the Merger that such shares will have been approved for listing, subject to official notice of issuance. See "--The Merger Agreement--Conditions to the Merger." The shares of Pillowtex Common Stock are traded on the NYSE under the symbol "PTX."

DELISTING AND DEREGISTRATION OF FIELDCREST COMMON STOCK

         If the Merger is consummated, the Fieldcrest Common Stock will be delisted from the NYSE, the Fieldcrest Preferred Stock will be removed from quotation by the Nasdaq, and both the Fieldcrest Common Stock and the Fieldcrest Preferred Stock will be deregistered under the Exchange Act.

ACCOUNTING TREATMENT

         The Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price paid by Pillowtex for Fieldcrest (including direct costs of the Merger) will be allocated to the identifiable assets of Fieldcrest based upon estimates of the fair value of Fieldcrest's identifiable assets and liabilities as of the Effective Time, with the excess of the purchase price over the fair value of Fieldcrest's net identifiable assets being allocated to goodwill.


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



After the Merger, the financial condition and results of operations of Fieldcrest will be included in the consolidated financial condition and results of operations of Pillowtex.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         In connection with the preparation of this Joint Proxy Statement/Prospectus, Jones, Day, Reavis & Pogue has delivered to Pillowtex an opinion and Weil, Gotshal & Manges LLP has delivered to Fieldcrest an opinion, regarding the material federal income tax consequences of the Merger. Copies of these opinions are filed as exhibits to the Registration Statement. This discussion does not deal with all income tax considerations that may be relevant to particular Fieldcrest stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. No foreign, state, or local tax considerations are addressed herein.
ACCORDINGLY, FIELDCREST STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES, OF THE MERGER IN THEIR INDIVIDUAL CIRCUMSTANCES.

         Receipt of the Merger Consideration. The opinions state that the material federal income tax consequences of the Merger to holders of Fieldcrest Common Stock and Fieldcrest Preferred Stock are as follows: (i) the receipt by a Fieldcrest stockholder of the merger consideration (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) in exchange for shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock will be a taxable transaction for federal income tax purposes;
(ii) for federal income tax purposes, a stockholder will recognize gain (or loss) equal to the difference between (a) the sum of the amount of cash and the fair market value of the Pillowtex Common Stock received pursuant to the Merger and (b) the tax basis of the shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock exchanged pursuant to the Merger; (iii) gain (or loss) must be determined separately for each block of shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock (i.e., shares acquired at the same cost in a single transaction) converted to shares of Pillowtex Common Stock and cash in the Merger; and (iv) assuming that such shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock constitute capital assets in the stockholder's hands, such gain (or loss) will be long-term gain (or loss) if, at the Effective Time, the shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock were held for more than one year; (v) the recently enacted Taxpayer Relief Act of 1997 reduces the rate of federal income tax imposed on capital gains with respect to capital assets held more than 18 months by noncorporate taxpayers; and (vi) the basis of the Pillowtex Common Stock received pursuant to the Merger will be its fair market value at the time of the Merger, and the holding period thereof will begin on the day following the day on which the Effective Time occurs. In addition, the opinion of Jones, Day, Reavis & Pogue states that no gain or loss will be recognized by holders of Pillowtex Common Stock or Pillowtex as a result of the Merger.

         Backup Withholding. Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the stockholder (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN,
(c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Any amounts withheld from a payment to a stockholder under the backup withholding rules will be allowed as a credit against such stockholder's federal income tax liability, provided that the required information is provided to the Internal Revenue Service. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with his own tax advisor as to his qualification for exemption from withholding and the procedure for obtaining such exemption. Because the applicability of backup withholding to a particular stockholder is dependent upon such stockholder's individual circumstances, the opinions do not address such matters.





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




REGULATORY APPROVALS

         Pillowtex and Fieldcrest must observe the notification and waiting period requirements of the HSR Act before the Merger may be consummated. The HSR Act provides for an initial 30-calendar day waiting period following the filing with the Antitrust Division and the FTC of certain Notification and Report Forms by Pillowtex and Fieldcrest. The HSR Act further provides that if, within the initial 30-calendar day waiting period, the FTC or the Antitrust Division issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the twentieth day after the date of substantial compliance by the filing parties with such request. Only one such extension of the initial waiting period is permitted under the HSR Act; however, the filing parties may voluntarily extend the waiting period.

         Pillowtex and Fieldcrest have made the requisite initial filings under the HSR Act in connection with the Merger. The initial waiting period with respect to such filings expired at 11:59 p.m. on October 17, 1997.

         The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Effective Time, the FTC or the Antitrust Division could, among other things, seek under the antitrust laws to enjoin the Merger or to cause Pillowtex to divest itself, in whole or in part, of Fieldcrest or of other businesses conducted by Pillowtex. Under certain circumstances, private parties and state governmental authorities may also bring legal action under the antitrust laws challenging the Merger. See "--The Merger Agreement--Conditions to the Merger" and "--Consents, Approvals, and Filings."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         General. Certain members of Fieldcrest's management and the Fieldcrest Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of Fieldcrest generally. Such interests relate to, among other things, provisions in the Merger Agreement regarding the treatment of outstanding Fieldcrest Options and Fieldcrest SARs, the performance and provision of obligations and benefits under existing severance agreements and compensation and benefit plans, and the indemnification of and provision of insurance coverage for the directors and officers of Fieldcrest. The Fieldcrest Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement--Treatment of Fieldcrest Stock Options," "--Treatment of Fieldcrest SARs," "--Employee Benefit Matters," and "--Indemnification."


         Fieldcrest Stock Options. Under Fieldcrest's 1995 Employee Stock Option Plan, as of September 30, 1997, the executive officers of Fieldcrest listed in the summary compensation table included in Fieldcrest's proxy statement relating to its 1997 Annual Meeting of Stockholders other than one such executive officer who retired from Fieldcrest effective as of May 1, 1997 (collectively, the "Fieldcrest Named Executive Officers") held Fieldcrest Options to purchase an aggregate of 195,000 shares of Fieldcrest Common Stock at exercise prices between $20.625 and $22.375 per share. Under Fieldcrest's Director Stock Option Plan, as of November 5, 1997, the Fieldcrest directors held Fieldcrest Options to purchase an aggregate of 61,000 shares of Fieldcrest Common Stock at exercise prices between $13.00 and $25.625 per share. Under a stock option agreement between Fieldcrest and James M. Fitzgibbons, as of November 5, 1997, there were outstanding Fieldcrest Options to purchase an aggregate of 20,000 shares of Fieldcrest Common Stock at an exercise price of $14.875 per share. Assuming the foregoing persons elected to receive cash consideration in settlement of their Fieldcrest Options as a result of the Merger, the Fieldcrest Named Executive Officers would be entitled to aggregate payments of $2,850,000 as follows: J.M. Fitzgibbons, $1,201,875; J.M. Nevin, $601,875; R.E. Dellinger, $523,125; and
T.R. Staab, $523,125. The Fieldcrest directors (other than J.M. Fitzgibbons) would be entitled to receive aggregate payments of $758,875 in respect of their Fieldcrest Options as follows: W.E. Ford, $92,375; J.C. Harned, $182,125; N.T. Herndon, $84,000; S. R. Horchow, $92,375; W.D.
Kimbrell, $65,625; C.J. Kjorlien, $182,125; and A. Stoddard, $60,250.

         Fieldcrest SARs. Under Fieldcrest's 1994 Employee and Director Stock Appreciation Rights Plan, as of November 5, 1997, there were outstanding 5,000 Fieldcrest SARs held by the non-employee directors having a grant price of $25.625. The Fieldcrest non-employee directors would be entitled to receive aggregate cash payments of $41,875 in respect of such Fieldcrest SARs as a result of the Merger as follows: W.E. Ford, $8,375; J.C. Harned, $8,375; S.
R. Horchow, $8,375; W.D. Kimbrell, $8,375; and C.J. Kjorlien, $8,375.

         Fieldcrest Restricted Stock. As of November 5, 1997, there were 8,547 outstanding shares of Fieldcrest Common Stock granted under the Fieldcrest Long-Term Incentive Plan held by the Fieldcrest Named Executive Officers that remained subject to risk of forfeiture. Each of such shares will vest as a result of the Merger and will be converted in the Merger into the right to receive cash and shares of Pillowtex Common Stock as described in "The Merger--The Merger Agreement--Consideration to Be Paid in the Merger." Assuming the merger consideration has a value of $34.00 per share of Fieldcrest Common Stock, the Fieldcrest Named Executive Officers would receive value in the aggregate amount of $290,598 in respect of their restricted shares as a result of the Merger as follows: J.M. Fitzgibbons, $149,362; R.E. Dellinger, $76,194; and T.R. Staab, $65,042.


         Fieldcrest Retention Agreements. Approximately 60 executives of Fieldcrest are parties to agreements under which they are entitled to a lump-sum payment of an amount based on their base salary in the event of a change in control of Fieldcrest (which will occur as a result of the Merger) and a subsequent not-for-cause termination or constructive termination. Under the agreements, upon a change in control of Fieldcrest and a subsequent not-for-cause termination or constructive termination, the following executive officers would be entitled to receive a lump-sum payment of their base salary otherwise payable over the number of years specified: J. M. Fitzgibbons, 3 years; J. M. Nevin, 2 years; R. E. Dellinger, 2 years; and T. R. Staab, 2 years.

         Other Matters. Pillowtex, Newco, and Fieldcrest have agreed in the Merger Agreement to certain matters with respect to the compensation and benefit programs of the Surviving Company and its subsidiaries. The Merger Agreement provides that Pillowtex will, and will cause its subsidiaries following the Effective Time (including the Surviving Company) to: (i) honor and provide for payment of all obligations and benefits under all Fieldcrest Plans in accordance with their terms; (ii) provide employee benefits which are substantially comparable in the aggregate to the level of employee benefits provided by Fieldcrest and its subsidiaries under the Fieldcrest ERISA Plans in effect as of the Closing Date for the benefit of employees or former employees who are or had been employees of Fieldcrest or any of its subsidiaries on or before the Closing Date (i.e., Covered Employees), until the earlier of December 31, 1999 or the second anniversary of the Closing Date; (iii) honor and provide for the payment of all obligations and benefits under all employment or severance agreements between Fieldcrest and any Covered Employee in accordance with their terms; and
(iv) provide until the first anniversary of the Closing Date for the benefit of Covered Employees who remain in the employ of the Surviving Company or Pillowtex or any of its affiliates employee compensation that is in the aggregate at a level substantially comparable to the compensation (including base pay and incentive-type compensation) provided by Fieldcrest and its subsidiaries under the compensation arrangements in effect as of the Closing Date.

         The Merger Agreement also provides that Pillowtex will cause the Surviving Company (i) to maintain Fieldcrest's Short-Term Incentive Compensation Plan without adverse change until the end of the 1997 calendar year and (ii) to continue without adverse change the severance plan maintained by Fieldcrest and its subsidiaries as of the date hereof until the first anniversary of the Closing Date.

         The Merger Agreement further provides that, if Covered Employees are included in any benefit plan (including without limitation provision for vacation) of Pillowtex or its subsidiaries, Covered Employees will receive credit as employees of Fieldcrest and its subsidiaries to the same extent such service was counted under similar Fieldcrest Plans for purposes of eligibility, vesting, eligibility for retirement, and, with respect to vacation, disability, and severance, benefit accrual and that, if Covered Employees are included in any medical, dental, or health plan other than the plan or plans they participated in on the Closing Date, any such plans will not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Fieldcrest Plan on the Closing Date, and will provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

APPRAISAL RIGHTS

         Under Delaware law, holders of Fieldcrest Common Stock and holders of Fieldcrest Preferred Stock are entitled to appraisal rights in connection with the Merger. Any holder of record of Fieldcrest Common Stock or Fieldcrest Preferred Stock who objects to the Merger may elect to have his shares appraised under the procedures of the DGCL and to be paid the appraised value of his shares, which, pursuant to Section 262 of the DGCL, will be the shares' fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. An appraisal proceeding may result in a determination of fair value less than or greater than the value of the consideration payable in respect of such shares.

         Any holder of Fieldcrest Common Stock or Fieldcrest Preferred Stock contemplating the exercise of appraisal rights is urged to review carefully the provisions of Section 262 of the DGCL (a copy of which is attached as Appendix D hereto), particularly with respect to the procedural steps required to perfect the right of appraisal. The right of appraisal may be lost if the procedural requirements of Section 262 of the DGCL are not followed exactly. Set forth below, to be read in conjunction with the full text of Section 262 of the DGCL attached as Appendix D hereto, is a summary of the procedures relating to exercise of the right of appraisal.

         Under Section 262 of the DGCL, a corporation, not less than 20 calendar days prior to the meeting at which a proposed merger is to be voted on, must notify each of its stockholders entitled to appraisal rights as of the record date of the meeting that such appraisal rights are available and include in such notice a copy of Section 262 of the DGCL. THIS JOINT PROXY STATEMENT/PROSPECTUS CONSTITUTES SUCH NOTICE TO THE HOLDERS OF FIELDCREST COMMON STOCK AND FIELDCREST PREFERRED STOCK.

         A stockholder electing to exercise his, her, or its rights under
Section 262 of the DGCL must deliver to Fieldcrest, before the taking of a vote with respect to the adoption of the Merger Agreement, a written demand for appraisal which reasonably informs Fieldcrest of the identity of the stockholder and that the stockholder intends thereby to demand appraisal of his, her, or its shares. A proxy or vote against the adoption of the Merger Agreement, or an abstention or broker non-vote, will not constitute such a demand; a stockholder electing to take such action must do so by a separate written demand. Such demands should be mailed or delivered to Mark R. Townsend, Secretary, Fieldcrest Cannon, Inc., One Lake Circle Drive, Kannapolis, North Carolina 28081. Within ten calendar days after the Effective Time, the Surviving Company will notify each stockholder who has made a proper written demand and who has not voted in favor of adoption of the Merger Agreement of the Effective Time. A vote in favor of the approval and adoption of the Merger Agreement will have the effect of waiving all appraisal rights.

         Within 120 calendar days after the Effective Time, Fieldcrest or any stockholder who has complied with the foregoing notice requirement and any other applicable requirements may file a petition in the Delaware Court of Chancery (the "Court") demanding a determination of the value of the shares of all stockholders who have complied with such provisions. However, because Fieldcrest has no obligation to file such a petition and does not currently intend to do so if any stockholders exercise appraisal rights, any stockholder that desires that such a petition be filed is advised to do so on a timely basis. If neither Fieldcrest nor any dissenting stockholder files a petition for appraisal within 120 calendar days, all appraisal rights will terminate. Any holder of shares may withdraw a demand for appraisal at any time within 60 calendar days after the Effective Time (or thereafter with the written consent of Fieldcrest) and receive, pursuant to the terms of the Merger, the applicable consideration for his, her, or its shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock. Notwithstanding the foregoing, no appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         Within 120 calendar days after the Effective Time, any stockholder who has complied with the above-described notice requirements and any other applicable requirements may also deliver to Fieldcrest a written request for a statement listing the aggregate number of shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such a statement will be mailed to the stockholder within ten calendar days after his written request for it is received by Fieldcrest or within ten calendar days after the Effective Time, whichever is later.

         Upon the filing of any petition by a stockholder demanding appraisal, service of a copy thereof will be made upon Fieldcrest, which will, within 20 calendar days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Fieldcrest. If a petition is filed by Fieldcrest, the petition will be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Fieldcrest and to the stockholders shown on the list at the addresses therein stated, and such notice will also be given by publishing a notice at least one week from the day of the hearing in a newspaper of general circulation published in Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication will be approved by the Court, and the costs thereof will be borne by Fieldcrest.

         After determining the stockholders entitled to an appraisal under
Section 262 of the DGCL, the Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court will take into account all relevant factors. The Court will direct the payment of the appraised value of the shares, together with interest, if any, by Fieldcrest to the stockholders entitled thereto upon surrender to Fieldcrest of the certificates representing such shares. The costs of the appraisal proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         After the Effective Time, no stockholder who has demanded his appraisal rights as set forth above will be entitled to vote his shares for any purpose or to receive payment of dividends or other distributions on his shares (except dividends or other distributions payable to stockholders of record at a date prior to the Effective Time).

                        POST-MERGER BUSINESS OF PILLOWTEX


INTRODUCTION

     Following the Effective Time of the Merger, Pillowtex will operate the businesses presently operated by Pillowtex and Fieldcrest. It is contemplated, however, that following the consummation of the Merger Pillowtex will implement measures intended to maximize economies of scale, operating efficiencies, and cost savings in the operation of the businesses of Pillowtex and Fieldcrest on a combined basis. For additional information in this regard, see "The Merger--Pillowtex's Reasons for the Merger" and "Discussion and Analysis of Financial Condition and Results of Operations."

     Information regarding the business presently operated by each of Pillowtex and Fieldcrest is set forth below.

BUSINESS PRESENTLY OPERATED BY PILLOWTEX

     Products.

     General. Pillowtex, originally founded in 1954 as a pillow manufacturer, expanded its product lines through acquisitions into other categories of top-of-the-bed home textiles including mattress pads, comforters, and blankets. Pillowtex has been successful in integrating these acquisitions into its existing operations, resulting in increased sales, more efficient distribution, and a broader product line.

     Pillowtex originally expanded its product line to include blankets through the acquisition of Manetta Mills, Inc. in August 1993 and Tennessee Woolen Mills, Inc. in September 1993. In addition, in December 1994, Pillowtex acquired substantially all of the assets of Beacon Manufacturing Company ("Beacon"), a manufacturer of cotton and synthetic blankets and throws. Pillowtex expanded its manufacturing operations into Canada through the acquisition of Torfeaco Industries, Ltd. ("Torfeaco"), a manufacturer of fashion and synthetic bedding products, in December 1993, and Imperial Feather Company ("Imperial"), a manufacturer of bedding products, including natural fill and synthetic bed pillows, down comforters, and comforter covers, in August 1994. In 1996, Pillowtex acquired certain assets from Fieldcrest's blanket operations, including a large number of newer, more efficient looms that have been installed at Pillowtex's other blanket facilities.

     The combination of its historic pillow operations with the acquired top-of-the-bed product lines has enabled Pillowtex to build its core business around four utility bedding product lines that have a low risk of obsolescence. These include bed pillows (including natural fill, synthetic fiber fill, and latex), blankets (including cotton, wool blends, acrylic, and polyester blankets and throws), down comforters, and mattress pads (including thread quilt, sonic quilt, and convoluted foam). Pillowtex also sells other bedroom textile furnishings, including comforter covers, featherbeds, pillow protectors, decorative pillows, bedspreads, synthetic comforters, pillow shams, dust ruffles, and window treatments.

     Bed Pillows. Pillowtex believes that it is a leading manufacturer and marketer of bed pillows in the United States and Canada. Pillowtex produces and markets a broad line of traditional bed pillows, as well as specially designed bed pillows such as the BedMate(R) body pillow and Great Shapes(R) pillows, including Euro Square, U-Neck, and Neck Roll. Pillowtex offers products at various levels of quality and price, from synthetic pillows sold at retail prices as low as $4 to fine white goose down pillows sold at a retail price of up to approximately $185.

     Pillowtex believes that it is a leading feather and down pillow manufacturer in the United States and Canada, offering products filled with quality goose and duck down, or blends of feather and down, in a range of grades. These materials, known as "natural fill," are noted for their loft and resiliency.

     Pillowtex also manufactures and markets a full line of bed pillows featuring staple (cut and crimped), tow (continuous filament), and cluster (individual ball) synthetic fiber fills. Pillowtex believes that it is a leading supplier of premium synthetic and latex bed pillows in the United States and Canada.

     Blankets. Pillowtex believes that it is a leading producer of blankets in the United States and Canada, manufacturing woven and nonwoven conventional and thermal weave blankets and throws in a wide assortment of fibers, including cotton, wool blend, acrylic, and polyester. Pillowtex is the exclusive supplier in the United States and Canada of blankets for Polo/Ralph Lauren Corporation. Pillowtex has a strong presence in the infant blanket market with products ranging from nonwoven receiving blankets, to jacquard throws, to the finest Supima(R) cotton crib blanket. Pillowtex also designs and manufactures a full line of decorative cotton and acrylic jacquard throws.

     Down Comforters. Pillowtex was a pioneer in marketing down comforters in the United States, and Pillowtex believes that it is a leading manufacturer and marketer of down comforters in the United States and Canada. Down comforters have become increasingly popular for both their insulation and fashion qualities, selling well in both warm and cool climates. They sell at department stores at prices ranging from $70 to approximately $400. Increasingly popular higher end comforters typically offer more down fill, sport higher thread count shells, and feature more appealing "surface interest," such as damask dots, stripes, and checks.

     Mattress Pads. Pillowtex believes that it is a leading manufacturer and marketer of mattress pads in the United States and Canada, producing and marketing a complete line of mattress pads, including sizes for adults and children, natural and synthetic filled, flat, and fitted as well as its skirted Adjust-A-Fit(R) mattress pad, an adjustable fit mattress pad made with Lycra(R), a multidirectional stretch material produced by E.I. DuPont de Nemours & Co. ("DuPont"). The Adjust-A-Fit(R) mattress pad correctly fits a broad range of mattress thicknesses, including pillow top mattresses.

     Other Bedroom Textiles. Pillowtex offers a variety of other complementary bedroom textile products including comforter covers, featherbeds, pillow protectors, synthetic fill comforters, decorative pillows, pillow shams, dust ruffles, and window treatments. These products represent a source of additional profitability as "add-on" sales for retailers.

     Marketing, Sales, and Distribution. Pillowtex markets its products to virtually all major retailers through channels of distribution that include department and specialty stores, mass merchants, discounters, and catalogs, as well as institutional suppliers. Pillowtex believes that it is one of the principal suppliers of bedroom textile products to several of the largest retailers in the United States. Pillowtex's top ten customers accounted for approximately 65% of total sales in 1996. Wal-Mart and Dayton Hudson accounted for 14% and 13% of Pillowtex's total sales in 1996, respectively. No other customer accounted for more than 10% of total sales in 1996. For the nine months ended September 27, 1997, sales to Wal-Mart and Dayton Hudson accounted for 12% and 13%, respectively, of Pillowtex's total sales. Consistent with industry practice, Pillowtex does not generally operate under long-term written supply contracts with its customers. See "Risk Factors--Risk of Loss of Material Customers."

     Pillowtex's current international business is concentrated in Canada, although it also sells in Mexico, Latin America, and overseas. Pillowtex's acquisition of Torfeaco in 1993, and of Imperial and Beacon in 1994, greatly enhanced Pillowtex's market position in Canada and its relationships with important Canadian retailers.

     Pillowtex's relationship with the Polo/Ralph Lauren Corporation began in 1987 and Ralph Lauren is among Pillowtex's most important licensed trademarks. Pillowtex holds an exclusive license for pillows, down comforters, mattress pads, and blankets in the United States and Canada, and a non-exclusive license to manufacture, and in certain cases to sell, a variety of fashion bedding products in the territory. Such licenses expire on June 30, 1998. Ralph Lauren products are sold worldwide to fine department and specialty stores.

     In an effort to maximize Pillowtex's product exposure and increase sales, Pillowtex works closely with its major customers to assist them in merchandising and promoting Pillowtex's products to the consumer. In addition to frequent personal consultation with the employees of these customers, Pillowtex meets with its customers' senior management periodically to jointly develop merchandise assortments and plan promotional events specifically tailored to that customer. Pillowtex provides merchandising assistance with store layouts, fixture designs, advertising, and point of sale displays and also provides customers with preprinted, customized advertising materials designed to increase sales.

     Pillowtex's electronic data interchange system allows customers to place, and allows Pillowtex to fill, track, and bill, orders by computer. This system enables Pillowtex to ship products on a "quick response" basis.

     Pillowtex generally employs salespeople who have many years of industry experience. Most salespeople are compensated with a combination of salary and discretionary bonus. Certain Ralph Lauren products are sold by the Polo/Ralph Lauren Corporation sales force.

     Trademarks and License Agreements. Pillowtex markets its products under its own proprietary trademarks, trade names, and customer-owned private labels, as well as certain licensed trademarks and trade names. Pillowtex uses trademarks, trade names, and private labels as merchandising tools to assist its customers in coordinating their product offerings and differentiating their products from those of their competitors.

     Pillowtex owns various trademarks and trade names, including Beacon(R), Nettle Creek(R), Softie(R), Globe(R), and BedMate(R). Pillowtex regards its trademarks and trade names as valuable assets and vigorously protects them against infringement.

     Pillowtex holds the exclusive license for the highly regarded Ralph Lauren trademark for pillows, down comforters, mattress pads, and blankets in the United States and Canada. In addition, Pillowtex holds a non-exclusive license to manufacture, and in certain cases sell, a variety of fashion bedding products under the Ralph Lauren trademark in North America. Pillowtex's licenses with Polo/Ralph Lauren Corporation expire on June 30, 1998. In addition, Pillowtex manufactures and sells various goods, including pillows, blankets, and throws under non-exclusive license agreements with Disney for the Disney standard characters including Mickey Mouse, Minnie Mouse, and Donald Duck, as well as other characters and film properties such as Winnie the Pooh and the Lion King. These license agreements generally require royalty payments based upon product sales, including payments of minimum annual royalties, and generally expire at various future dates from 1997 to 1998. See "Risk Factors--Dependence on Key Licenses."

     In 1996, Pillowtex entered into exclusive license agreements with Fieldcrest for the manufacture and sale of various goods including bed pillows, mattress pads, and down comforters under the Royal Velvet(R), Cannon(R), Charisma(R), and Touch of Class(R) trademarks. See "The Parties--Certain Prior Transactions Between Pillowtex and Fieldcrest."

     Product Development. Pillowtex's product development staff creates and develops products with new or superior performance characteristics in cooperation with various outside sources, including its suppliers and customers. Pillowtex believes that this ability is an important competitive advantage. As a result, Pillowtex commits time and resources to identifying new materials, designs, and products from a variety of domestic and international vendors.

     In addition to internal product development, Pillowtex's acquisitions have expanded its product lines and enhanced its manufacturing and other resources available for developing existing and new product lines.

     Manufacturing, Raw Materials, and Imports. Pillowtex operates an extensive network of manufacturing and distribution facilities in Texas, North Carolina, South Carolina, Tennessee, California, Pennsylvania, Mississippi, Illinois, and Toronto, Canada. Pillowtex's nationwide manufacturing and distribution network enables Pillowtex to ship pillows, mattress pads, and comforters cost effectively to all major cities in the United States and Canada. The hub of the network for pillows and comforters is located in Dallas, Texas, where Pillowtex operates what it believes to be the largest feather and down processing facility in North America, producing significant economies of scale. Feather and down are processed by state-of-the-art computerized washing and sorting equipment and are sorted into a variety of mixtures and grades used in manufacturing natural fill pillows and comforters. The raw materials are shipped along with imported products to Pillowtex's regional facilities for final assembly and distribution to customers. Pillowtex also operates an automated sewing facility in Dallas, Texas, where high speed, computerized machines cut and sew fabric into pillow shells.

     Many of Pillowtex's regional manufacturing facilities produce natural fill and synthetic fill pillows. Natural fill pillows are assembled by blowing processed feather and down into the pillow shell and sewing the open seam closed. Synthetic fill pillows are produced on machines known as garnets that pull, comb, and expand compressed polyester fibers. Once expanded, the fibers are inserted into a pillow shell and the open seam is sewn shut.

     Mattress pads are manufactured at the California, Mississippi, Pennsylvania, and Toronto, Canada facilities by two automated methods. The traditional quilt sewing method uses high speed equipment that sews the top, bottom, and fill material together. The sonic method fuses the top, bottom, and fill material together.

     Pillowtex's line of natural fill comforters are manufactured by Pillowtex at its California, Illinois, Pennsylvania, Mississippi, and Toronto, Canada locations using processed down from the Dallas facility. Pillowtex imports the majority of its comforter shells from China, Hong Kong, and India.

     Pillowtex produces blankets and spins yarn at manufacturing facilities in North Carolina, South Carolina, and Tennessee. These plants provide full vertical production capability, including spinning, weaving, dyeing, and finishing. During 1996, Pillowtex acquired a 746,600 square foot warehouse in Mauldin, South Carolina to consolidate the operations of four smaller warehouses in a more central distribution facility.

     In late 1996, Pillowtex acquired certain assets from Fieldcrest's blanket operations, including newer and faster equipment which has been installed at Pillowtex's existing blanket facilities. As with its other lines of business, Pillowtex plans the continuation of equipment and plant upgrades over the next several years in order to increase production efficiency and add capacity.

     Pillowtex's quality control program is designed to assure that its products meet predetermined quality standards established both internally and by its customers. Pillowtex has devoted significant resources to support its quality improvement efforts. Each manufacturing facility is staffed with a quality control team that identifies and resolves quality issues. Pillowtex attempts to maintain close contact with customer quality control or other appropriate personnel to assure that Pillowtex understands the customer's requirements.

     Pillowtex analyzes feather and down and other raw materials, as well as finished products of both Pillowtex and its competitors, at its facilities in Dallas, Texas. Pillowtex maintains a computerized tracking system to monitor feather and down processing from the receipt of raw materials through the delivery of finished products. At the blanket production plants, numerous distinct quality check points are monitored throughout the manufacturing process. Pillowtex also has a program with its major suppliers to assure the consistency of purchased raw materials by imposing strict standards and materials inspection, and requiring rapid response to Pillowtex's complaints.

     The principal raw materials that Pillowtex uses in manufacturing its products are: feather and down; synthetic (polyester and acrylic), cotton, and wool fibers; and cotton and polyester-cotton blend fabrics. Pillowtex imports feather and down from several sources outside the United States. A majority of such purchases are from China, where feather and down are by-products of ducks and geese raised for food. Pillowtex believes that it is currently the largest United States importer of feather and down from China, the world's largest producing country. Pillowtex is generally able to purchase feather and down from its suppliers in China on open credit terms without letters of credit. See "Risk Factors--Dependence on Supply Sources in China."

     As of July 1, 1996, quota restrictions on down comforter shells from China were eliminated, allowing Pillowtex to import shells on an unlimited and as-needed basis.

     Pillowtex purchases its Adjust-A-Fit(R) mattress pad Lycra(R) skirting from DuPont. Because of DuPont's patent on Lycra(R), it is the exclusive supplier for this material. Pillowtex believes that the risk that DuPont will cease to manufacture and sell Lycra(R) to Pillowtex is minimal. Pillowtex purchases synthetic fiber from, among others,

DuPont, Wellman, Inc., Monsanto Company, Cytec Industries Inc., Hoechst Celanese Textile Fibers, and Kanematsu U.S.A. Inc. To reduce the effect of potential price fluctuations, Pillowtex makes commitments from time to time for future purchases of synthetic and natural fibers. In 1996, Pillowtex experienced some decreases in costs of cotton and synthetic raw materials, however, cotton in particular is subject to price volatility. See "Risk Factors--Dependence on Raw Materials."

         Pillowtex uses fabric purchased from third parties in the production of pillow shells, comforter covers, and various other products. Although Pillowtex believes that fabric is a commodity-type product that is available from numerous sources, Pillowtex currently purchases large quantities of pillow ticking fabric from a single supplier, Santee Print Works, in order to control costs and quality. Consistent with industry practice, Pillowtex and Santee Print Works have not entered into a long-term supply contract; however, to reduce the effect of potential price fluctuations Pillowtex makes commitments from time to time for future purchases from Santee Print Works.

         Management of Pillowtex believes that its relationships with its suppliers are good.

         Employees. As of November 5, 1997, Pillowtex had approximately 4,000 employees. Pillowtex is subject to five collective bargaining agreements covering approximately 625 employees. These agreements are between Pillowtex and each of United Auto Workers; Warehouse, Mail Order, Office, Technical and Professional Employees (Teamsters); and UNITE. One of these agreements expires August 1, 1999; the remainder expire in the first quarter of 2000.

         To date, none of these unions have engaged in strikes or work stoppages against Pillowtex. Pillowtex believes that its relationships with both its union and non-union employees are good. See "Risk Factors--Labor Relations."

         Facilities. The following table summarizes certain information concerning certain of Pillowtex's facilities:

                                                                                             APPROX.       OWNED/
            LOCATION                                PRINCIPAL USE                          SQUARE FEET     LEASED
-----------------------------      ------------------------------------------------------- -----------     ------
Dallas, Texas                      Headquarters and feather and down processing              104,000       Owned
Dallas, Texas                      General administration, manufacturing and distribution    150,000       Owned
Los Angeles, California            Manufacturing and distribution                            320,000       Leased
Tunica, Mississippi                Manufacturing and distribution                            288,000       Owned
Hanover, Pennsylvania              Manufacturing and distribution                            291,000       Owned
Rocky Mount, North Carolina        Manufacturing and distribution                            139,000       Owned
Rocky Mount, North Carolina        Manufacturing and distribution                             78,000       Leased
Chicago, Illinois                  Manufacturing and distribution                            121,000       Owned
New York, New York                 Principal sales office and showroom                        12,500       Leased
Monroe, North Carolina             Manufacturing and distribution                            288,000       Leased
Goodlettsville, Tennessee          Warehouse and distribution                                158,000       Leased
Lebanon, Tennessee                 Warehouse and distribution                                 53,000       Leased
Lebanon, Tennessee                 Manufacturing                                             175,000       Owned
Toronto, Ontario, Canada           Manufacturing and distribution                             99,000       Leased
Toronto, Ontario, Canada           Manufacturing and distribution                             60,000       Leased
Swannanoa, North Carolina          Manufacturing, distribution, warehouse, and office      1,425,000       Owned
Swannanoa, North Carolina          Outlet Store                                                5,000       Owned
Asheville, North Carolina          Warehouse                                                 177,000       Leased
Asheville, North Carolina          Warehouse                                                 254,000       Leased
Asheville, North Carolina          Warehouse                                                 185,000       Leased
Westminster, South Carolina        Manufacturing, distribution, warehouse, and office        652,000       Owned
Westminster, South Carolina        Warehouse                                                  29,000       Leased
Newton, North Carolina             Manufacturing and distribution                            297,000       Leased
Mauldin, South Carolina            Warehouse and distribution                                746,600       Owned


     Pillowtex also maintains small sales offices for its sales staff in Arkansas, California, Massachusetts, Minnesota, North Carolina, and Washington.

     Pillowtex believes that its facilities are generally well maintained, in good operating condition and adequate for its current needs. Pillowtex will continue to emphasize improvements at these plants, upgrading the physical plant and purchasing additional and newer machinery and equipment.

     Legal Proceedings. Louisville Bedding Company ("Louisville") filed a complaint for patent infringement against Pillowtex in the United States District Court for the Western District of Kentucky, Louisville Division, in 1994. Louisville's complaint alleges that certain of Pillowtex's Adjust-A-Fit(R) mattress pad product lines infringe on certain of Louisville's patents. Louisville's allegations relate both to Pillowtex's current mattress pad product line as well as to certain discontinued product lines sold from 1991 through 1995. Louisville's complaint seeks an injunction against Pillowtex's sale of its current Adjust-A-Fit(R) mattress pad line, as well as an accounting of profits and unspecified damages relating to both Pillowtex's current and discontinued product lines. In addition, Louisville's complaint seeks trebled damages, interest, costs, and attorneys' fees.


     During April of 1997, Louisville voluntarily dismissed its infringement claims against Pillowtex's current opening price point mattress pad line and, during October of 1997, the district court granted summary judgment for Pillowtex on the issue of infringement with respect to Pillowtex's current premium product. In Pillowtex's view, the district court's opinion completely removed all of its current products from the case. Louisville disagrees as to the scope of the district court's opinion, and the parties are awaiting clarification from the court on this aspect of the order. Pillowtex believes that the issues with respect to the court's order will be resolved in its favor, and, accordingly, Pillowtex does not expect the Louisville suit to have any effect on Pillowtex's continued right to market its current line of Adjust-A-Fit(R) mattress pads. Notwithstanding the foregoing, Louisville continues to allege that Pillowtex's discontinued product lines infringed upon the Louisville patents at the time of their sale and continue to seek an accounting of profits, trebled damages, interest, costs, and attorneys' fees with respect to Pillowtex's discontinued mattress pad line. Pillowtex continues to deny Louisville's allegations and is vigorously defending the suit.


BUSINESS PRESENTLY OPERATED BY FIELDCREST

     Products

     General. Fieldcrest manufactures and markets quality bed and bath products, including towels, sheets, comforters, and bath rugs, which are sold under such brand names as Royal Velvet(R), Cannon(R), Fieldcrest(R), Charisma(R), St. Mary's(R), and Royal Family(R).


     Towels. Fieldcrest's bathroom textile products include bath, hand, and fingertip towels, washcloths, and bath mats. Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), and St. Mary's(R) are well-known, high quality towel brand names, providing Fieldcrest with a strong market position in key sectors of the United States market. Fieldcrest is also recognized as a color leader in the towel industry as it markets 40 colors in its Royal Velvet(R) franchise. In the marketplace, Fieldcrest differentiates its towels by using fine ring spun cotton yarns to produce Royal Velvet(R) towels and pima cotton yarns for Charisma(R). The towel line includes solid color cam and dobby towels, woven stripes, and fancy jacquards, as well as printed towels. Retail prices of Fieldcrest's towels range from $1.84 for a 25 inch by 42 inch solid color towel to $25.00 for a 30 inch by 52 inch Charisma(R) towel made of Supima(R) cotton.


     Bath Rugs. Fieldcrest markets a variety of bath and accent rugs in conjunction with its towel offering. Sizes range from 18 inches by 30 inches to 50 inches by 30 inches. Products are marketed under the Royal Velvet(R), Charisma(R), Fieldcrest(R) Cannon(R), and Cannon Royal Family(R) brands, as well as private labels. Retail prices for bath rugs range from $4.99 to $35.00.


     Other Bath Products. Fieldcrest markets shower curtains and ceramic bath accessories as complementary bath products for its towel and bath mat product lines. Most of these products are purchased from third party vendors. Retail prices for shower curtains range from $11.99 for decorative vinyl prints to $75.00 for a valanced, fabric shower curtain; retail prices for bath accessories start at $5.99 for a plastic soap dish up to $75.00 for a hand-painted metal wastebasket.

     Sheets and Fashion Bedding. Fieldcrest produces a wide variety of sheets, ranging from a 128-thread count sheet of blended cotton and polyester to top-of-the-line 310-thread count 100% pima cotton sheets. Its principal brand names for this product line include Cannon(R), Fieldcrest(R), Royal Velvet(R), and Charisma(R), all of which are widely recognized by consumers. Among Fieldcrest's sheeting strengths are solid color sheets with coordinating decorative bedding accessories. In addition to sheets, Fieldcrest's fashion bedding products consist of matching comforters, duvet covers, and pillow shams along with coordinated ruffled or pleated bed skirts. Retail prices of Fieldcrest's sheets start at approximately $6.99 for a twin size, 128-thread count sheet set and extend to $150.00 for a king size, 310-thread count Charisma(R) sheet. Comforters are sold at retail prices as low as $19.99 for a solid color twin size to approximately $449.99 for a king size Charisma(R) comforter.


     Furniture Covering Products. Fieldcrest also manufactures and markets a full line of ready-made furniture coverings through its SureFit(R) operations. Product sizes include chair, love-seat, sofa, and large sofa. These products sell at retail prices ranging from $16.99 for lower-end solid and polyester-cotton prints to $199.99 for novelty upholstery weight sofa covers.

     Marketing, Sales, and Distribution. Fieldcrest offers its customers a broad selection of home textile items, from affordably priced cotton-polyester blend products to the finest pima and Supima(R) cotton products. Design leadership is a key element of Fieldcrest's marketing strategy. Fieldcrest employs in-house design staff, as well as licensing designer names such as Waverly(R), Adrienne Vittadini(R), Court of Versailles(R), and Ellen Tracy(R). Fieldcrest's products are marketed by its sales and marketing staff consisting of approximately 115 professionals and distributed nationally to customers for ultimate retail sale. Fieldcrest generally introduces new products to the retail trade during the April and October industry home textile markets, while private label products manufactured by Fieldcrest are introduced throughout the year. Fieldcrest's top ten customers accounted for approximately 53% of total sales for fiscal 1996. In 1996, Wal-Mart was Fieldcrest's largest customer, representing approximately 21% of total sales. No other customer accounted for more than 10% of total sales in 1996. See "Risk Factors--Risk of Loss of Material Customers."

     As a supplement to its primary distribution channels, Fieldcrest operates retail outlet stores which sell Fieldcrest's products directly to customers. These stores sell both first quality merchandise and seconds or "off-goods." Fieldcrest's strategy is to locate its outlet stores in regions which are not served by its primary customers and to sell its products at competitive retail prices. Fieldcrest believes that its retail outlet stores provide an effective channel for the distribution of its inventory of second quality merchandise and enhances its distribution of first quality products in regions where consumers would not otherwise have access to Fieldcrest's products. In 1996, retail outlet stores sales were $46.3 million or 4.2% of total sales.

     Fieldcrest segments its use of brand names by distribution channel to solidify the perceived value of such brands and maintain their integrity. Royal Velvet(R), Fieldcrest(R), and Cannon Royal Family(R) brand name bed and bath products are distributed primarily to leading department stores, specialty home furnishing stores, and catalog merchants. St. Mary's(R) and Cannon(R) brand name bed and bath products are distributed through mass merchants. Fieldcrest supports its brands with national consumer advertising. In addition, Fieldcrest utilizes private brands through large chain stores and also sells a smaller amount of unbranded products to institutional and government customers. In 1996, approximately 93% of Fieldcrest's sales were derived from products carrying Fieldcrest's brand names.

     The Fieldcrest sales organization works closely with its customers in the development of new product, production planning, and forecasting of the business. Fieldcrest is currently working with several mass retailers on vendormanaged and co-managed inventory replenishment. Fieldcrest also develops in-store collateral signing for its retail customers on the Royal Velvet(R) bed and bath events.

     Fieldcrest sales and marketing personnel generally are experienced industry professionals with diverse backgrounds in the home textiles business and compensated with a salary and a performance-oriented bonus.

     Trademarks and License Agreements. Fieldcrest owns various trademarks and trade names, including Royal Velvet(R), Cannon(R), Charisma(R), Fieldcrest(R), Royal Family(R), Caldwell(R), and St. Mary's(R). Recent consumer research has shown that Cannon(R) is not only the most recognized towel brand in the United States, but is also the sixth most recognized domestic consumer brand. Fieldcrest's other principal brand names are widely recognized in the industry and along with Cannon(R), represent excellence and value in product quality, fashion, and design. Fieldcrest regards its trademarks and trade names as valuable assets and vigorously protects them against infringement. See "Risk Factors--Dependence on Brand Names."

     Fieldcrest utilizes license agreements with Waverly(R), Adrienne Vittadini(R), Court of Versailles(R), Ellen Tracy(R), and others. Fieldcrest is only partially dependent upon such licenses in certain product lines and the loss of any exclusivity in these areas would not materially adversely affect overall profitability.

     Product Development. Fieldcrest works closely with its customers to develop new products that would provide value to its customers and stimulate sales. In 1996, Fieldcrest and Wal-Mart associates worked together to develop Sahara(R), a new towel that features the patented Cannon DryFast(R) System for quicker drying. DryFast(R) is a special combination of spinning, weaving, and finishing processes that results in super-absorbency. In 1997, Fieldcrest extended its offering of DryFast(R) products to kitchen towels, tub mats, and bath sheets.


     Manufacturing, Raw Materials, and Imports. Fieldcrest is principally vertically integrated in that it purchases raw materials, principally cotton and synthetic fibers, and converts these materials into finished consumer products. Fieldcrest operates 14 principal facilities in the United States; nine in North Carolina, one in Georgia, two in Alabama, one in Pennsylvania, and one in Virginia. Generally, each facility ships its finished products directly to the customer. Fieldcrest has and will continue to implement electronic data interchange and vendor-managed inventory programs with major customers in order to minimize the lead time for customer orders and permit a more efficient, targeted manufacturing schedule.


     Fieldcrest produces bath towels at its facilities in Virginia, North Carolina, Georgia, and Alabama. Cotton and synthetic fibers are spun into yarn utilizing Fieldcrest's spinning capacity and, then, woven into fabric or greige cloth. The greige cloth is finished, dyed, cut, and sewn into finished towel products. Fieldcrest's Fieldale, Virginia facility generally produces the higher quality, department and specialty stores' products. The Columbus, Georgia and Phenix City, Alabama facilities generally support Fieldcrest's mass merchant business segment. The Kannapolis, North Carolina facility is capable of producing both types of products and, as a result, is used to support both segments.

     Bed sheet products are produced in Fieldcrest's facilities in the Kannapolis, North Carolina area. As with Fieldcrest's towel operations, these facilities provide the full range of Fieldcrest's sheet products for substantially all channels of distribution. Cotton and synthetic fibers are spun into yarn and woven into greige cloth for finishing, dyeing, cutting, and sewing. In late 1995, however, Fieldcrest outsourced certain yarn production and closed two operations to take advantage of certain cost savings made available by a supplier of yarn.

     Fieldcrest produces comforters and other decorative bedding products such as pillow shams and decorative pillows at its Eden and Laurel Hill, North Carolina facilities. Finished cloth generally is supplied by Fieldcrest's bed sheet operations. The cloth is cut, polyester fiber-fill is inserted, and the product is sewn and packaged for shipment to retail customers.


     Bath rugs are produced in Fieldcrest's Scottsboro, Alabama facility. Tufted yarn is punched into fabric and cut into a uniform height. A latex coating is applied to the underside of the fabric to hold the fibers. The product is dyed, cut, and finished. Furniture coverings are produced at Fieldcrest's SureFit(R) operations in Allentown, Pennsylvania. Finished cloth is purchased from third-party vendors, and cut and sewn into generally four sizes to match standard furniture sizes.


     Fieldcrest's quality control program is designed to assure that its products meet predetermined quality standards established both internally and by its customers. Fieldcrest has devoted significant resources to support its quality improvement efforts. Each manufacturing facility is staffed with a quality control team that identifies and resolves quality control issues. Fieldcrest attempts to maintain close contact with customer quality control or other appropriate personnel to assure that Fieldcrest understands the customer's requirements.

     Over the past years, Fieldcrest has initiated a number of modernization programs. For example, Fieldcrest replaced a substantial portion of its Fieldale, Virginia weaving capacity with modern rapier looms, reducing unit cost and the proportion of off-goods produced. In 1996, Fieldcrest completed its $86.0 million Phenix City, Alabama weaving facility. This program included the installation of 172 Tsudakoma air-jet looms, automatic cutting and sewing stations, and new warehouse sortation operations, making Phenix City one of the world's most state-of-the-art towel facilities.

     Fieldcrest's basic raw materials are cotton and synthetic fibers. These materials are generally available from a wide variety of sources, and no significant shortage of such materials is currently anticipated. Domestic cotton merchants are Fieldcrest's primary source of cotton, and domestic fiber producers are Fieldcrest's primary source of synthetic fibers. Fieldcrest uses significant quantities of cotton which is subject to ongoing price fluctuations. Fieldcrest in the ordinary course of business may arrange for purchase commitments with vendors for future cotton requirements.

     Employees. As of November 5, 1997, Fieldcrest had approximately 11,000 employees. Fieldcrest is subject to three collective bargaining agreements covering approximately 3,000 employees. These agreements are between Fieldcrest and each of UNITE, United Textile Workers of America, and United Food and Commercial Workers International Union. The agreements expire January 6, 2000, March 28, 1998, and June 28, 1998, respectively.

     Since 1991, UNITE has campaigned to organize approximately 5,500 additional hourly workers at five Fieldcrest plants, including Fieldcrest's main manufacturing facility in Kannapolis, North Carolina. Fieldcrest has opposed UNITE's organizing efforts. Although a majority of employees at these plants recently voted not to select UNITE as a bargaining representative, the results are subject to legal challenge. There can be no assurances as to whether or when the results of such election will be certified or a new election will be scheduled. It is impossible to predict the effect, if any, a lengthy continuation of another organizing campaign will have on the productivity of the Fieldcrest workforce. See "Risk Factors--Labor Relations."

     Fieldcrest believes that its relationships with both its union and nonunion employees are good.

     Facilities. The following table summarizes certain information concerning certain of Fieldcrest's principal facilities:


                                                                                           APPROX.        OWNED/
            LOCATION                                PRINCIPAL USE                        SQUARE FEET      LEASED
-----------------------------      -----------------------------------------             -----------      ------
Kannapolis, North Carolina         Offices, manufacturing and warehouse                    5,863,041       Owned
Kannapolis, North Carolina         Manufacturing                                             760,939       Owned
Concord, North Carolina            Manufacturing                                             696,963       Owned
Eden, North Carolina               Manufacturing and warehouse                               529,273       Owned
Eden, North Carolina               Warehouse                                                 185,214       Owned
Rockwell, North Carolina           Manufacturing                                              98,240       Owned
Salisbury, North Carolina          Manufacturing                                             229,361       Owned
Salisbury, North Carolina          Manufacturing and warehouse                               567,000       Owned
Spencer, North Carolina            Manufacturing                                             548,819       Owned
Laurel Hill, North Carolina        Manufacturing and warehouse                               238,072       Owned
Scottsboro, Alabama                Manufacturing and warehouse                               272,800       Owned
Phenix City, Alabama               Manufacturing and warehouse                               678,681       Owned
Columbus, Georgia                  Manufacturing and warehouse                               727,246       Owned
New York, New York                 Sales office and showroom                                  64,490       Leased
Allentown, Pennsylvania            Manufacturing and warehouse                               315,000       Leased
Fieldale, Virginia                 Manufacturing and warehouse                               973,253       Owned



     In addition to the foregoing, Fieldcrest maintains certain warehousing and distribution centers in the states where its manufacturing facilities are located and maintains small sales and marketing offices in seven additional states. Fieldcrest also owns various other properties, both developed and undeveloped, which are unrelated to its manufacturing operations. Certain of these properties were acquired throughout the years for investment or ancillary to specific acquisitions. Some of such properties are currently held for investment by Fieldcrest, some are listed for sale, and some are leased by Fieldcrest to third parties.

     The facilities of Fieldcrest are considered to be generally well maintained, in good operating condition, and adequate for its current needs. Significant capital expenditures for new plants, modernization, and improvements have been made in recent years. The plants generally operate on either a three shift basis for a five-day week or a four shift basis for a seven-day week during 50 weeks a year except during periods of curtailment.

     Legal Proceedings. Fieldcrest is involved in various claims and lawsuits incidental to its business; however, the outcome of these suits is not expected to have a material effect on Fieldcrest's financial position or results of operations.

CERTAIN OTHER MATTERS

     Backlog. The amount of both Pillowtex's and Fieldcrest's backlog orders at any particular time is affected by a number of factors, including seasonality and scheduling of the manufacturing and shipment of products. In general, both Pillowtex's and Fieldcrest's electronic data interchange and "quick response" capabilities have resulted in shortened lead times between submission of purchase orders and delivery and lowered the level of backlog orders. Consequently, Pillowtex believes that the amount of its backlog is not an appropriate indicator of levels of future production.

     Competition. The home textile industry consists of 15 product categories including area rugs, bath rugs, bath towels, blankets, comforters/bedspreads, curtains/draperies, decorative pillows, down comforters, kitchen textiles, mattress pads, sheets/pillowcases, shower curtains, sleep pillows, table linen, and throws. This industry is highly competitive. Both Pillowtex and Fieldcrest compete with a number of established manufacturers, importers, and distributors of home textile furnishings, some of which have greater financial, distribution, and marketing resources. Pillowtex's and Fieldcrest's current competitors consist primarily of domestic suppliers of bed pillows, blankets, mattress pads, down comforters, other bedroom textile furnishings, towels, sheets, and bath rugs. See "Risk Factors--Industry Competition and Competitive Factors."

     After the consummation of the Merger, Pillowtex will compete on the basis of price, quality, brand names, and service. Pillowtex believes that the principal competitive factors affecting its business and, after the Merger, the combined business operations of Pillowtex and Fieldcrest, include its sales and marketing expertise, its ability to create and develop products offering superior performance characteristics, its relationships with customers, and its manufacturing and distribution capabilities.

     Government Regulation. Each of Pillowtex and Fieldcrest is subject to various federal, state, and local environmental laws and regulations governing the discharge, storage, handling, and disposal of various substances, including provisions of the California Health and Safety Code pertaining to air quality management. Each of Pillowtex and Fieldcrest is subject to federal and state laws and regulations that require products such as bed pillows and comforters to bear product content labels containing specified information, including their place of origin and fiber content. In addition, Pillowtex's and Fieldcrest's operations are governed by a variety of federal, state, local, and foreign laws and regulations relating to worker safety and health, advertising, importing and exporting, and other matters applicable to businesses in general. All laws and regulations are subject to change and Pillowtex cannot predict what effect, if any, changes in laws and regulations might have on its business.

                      PRO FORMA CAPITALIZATION OF PILLOWTEX

     The following table sets forth the historical capitalization of each of Pillowtex and Fieldcrest as of September 27, 1997 and September 30, 1997, respectively, and the pro forma capitalization of Pillowtex as of September 27, 1997, adjusted to give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated on September 27, 1997. As used herein, the term "Financing Transactions" means (i) estimated initial borrowings under the New Pillowtex Bank Facilities of $430.2 million, (ii) the issuance and sale of $150.0 million aggregate principal amount of New Pillowtex Subordinated Notes resulting in estimated net proceeds of $146.4 million, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock resulting in estimated net proceeds of $63.5 million, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof. Because the Standby Bridge Loan Facility is expected to be drawn upon, if at all, only in the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date, the pro forma information presented herein assumes that no amounts will be borrowed thereunder.

     The pro forma information set forth below is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual consolidated capitalization would have been had the foregoing transactions been consummated on September 27, 1997, nor does it give effect to (i) any transactions other than the foregoing transactions and those discussed in the Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex included elsewhere in this Joint Proxy Statement/Prospectus or (ii) Pillowtex's or Fieldcrest's respective results of operations since September 27, 1997 and September 30, 1997, respectively. Accordingly, the pro forma information set forth below does not purport to be indicative of Pillowtex's consolidated capitalization as of the date hereof, the Effective Time, or any other future date.

     The following table should be read in conjunction with the historical financial statements of Pillowtex and Fieldcrest, the unaudited pro forma combined financial information, the related notes, and the other information contained elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information," "Unaudited Pro Forma Combined Financial Information of Pillowtex, and "Index to Historical Financial Information of Pillowtex and Fieldcrest."

                                 CAPITALIZATION
                               SEPTEMBER 27, 1997

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           HISTORICAL
                                                                  -----------------------------        PRO FORMA
                                                                   PILLOWTEX         FIELDCREST         COMBINED
                                                                  -----------       -----------       -----------
Short-term debt:
  Current portion of long-term debt .........................     $     1,553       $     4,697       $     6,250
                                                                  -----------       -----------       -----------
    Total short-term debt ...................................           1,553             4,697             6,250

Long-term debt:
  Revolving credit borrowings ...............................          86,350           100,000           180,155(a)
  Senior bank term A ........................................              --                --           125,000
  Senior bank term B ........................................              --                --           125,000
  New Pillowtex Subordinated Notes ..........................              --                --           150,000
  Existing Pillowtex Subordinated Notes .....................         125,000                --           125,000
  Fieldcrest Convertible Subordinated Debentures ............              --           112,500            99,688(b)
  Fieldcrest Senior Subordinated Debentures .................              --            85,000                --
  Deed of Trust Note ........................................           2,199                --             2,199
  PEDFA Industrial Revenue Bonds ............................           2,310                --             2,310
  MBFC Industrial Revenue Bonds .............................           2,760                --             2,760
  Industrial Development Bonds due 2021 .....................              --            10,000            10,000
  Industrial Revenue Installment Bonds due 2002 .............              --             1,320             1,320
  Other long-term debt ......................................             187                --               187
                                                                  -----------       -----------       -----------
    Total long-term debt ....................................         218,806           308,820           823,619
                                                                  -----------       -----------       -----------
      Total debt ............................................         220,359           313,517           829,869

Pillowtex Series A Redeemable Convertible Preferred Stock,
  $0.01 par value, 200,000 shares authorized,
  65,000 shares issued and outstanding(as adjusted) .........              --                --            63,500

Shareholders' equity:
Preferred Stock, $0.01 par value, 20,000,000 shares --
  authorized, none issued and outstanding(Pillowtex
  historical); $0.01 par value, 10,000,000 shares authorized,
  1,500,000 shares issued and outstanding(Fieldcrest
  historical); $0.01 par value, 20,000,000 shares authorized,
  none issued and outstanding(as adjusted) ..................              15                --
Common Stock, $0.01 par value, 30,000,000 shares authorized,
  10,786,819 shares issued and outstanding(Pillowtex
  historical); $0.01 par value, 25,000,000 shares
  authorized, 12,850,002 shares issued and outstanding
(Fieldcrest historical); $0.01 par value, 30,000,000
  shares authorized, 14,234,451 shares issued and
  outstanding(as adjusted) ..................................             108            12,850               142
Additional paid-in capital ..................................          60,825           226,758           143,534
Retained earnings ...........................................          50,316           106,923            49,348(c)

Treasury stock, 3,606,400 shares(Fieldcrest historical);
  0 shares(as adjusted) .....................................              --          (117,225)               --
Currency translation adjustment .............................            (472)               --              (472)
                                                                  -----------       -----------       -----------
  Total shareholders' equity ................................         110,777           229,321           192,552
                                                                  -----------       -----------       -----------

      Total capitalization ..................................     $   331,136       $   542,838       $ 1,085,921
                                                                  ===========       ===========       ===========

      Ratio of total debt to total capitalization ...........           66.55%            57.76%            76.42%(d)
                                                                  ===========       ===========       ===========


------------------------------------


(a) Reflects a net reduction in revolving credit borrowings of $6,195.

(b) Reflects an adjustment to record the Fieldcrest Convertible Debentures at fair market value.

(c) Reflects a charge of $968, net of income tax benefit, for the write off of Pillowtex unamortized debt issuance costs.

(d) Including the Pillowtex Preferred Stock together with total debt, the ratio would be 82.27%.

        See Notes to Unaudited Pro Forma Combined Financial Information.

         UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF PILLOWTEX

     The following unaudited pro forma combined financial statements of Pillowtex give effect to the consummation of the Merger and the Financing Transactions, as if such transactions had been consummated: (i) on September 27, 1997, in the case of the Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 and (ii) on December 31, 1995, the first day of Pillowtex's 1996 fiscal year, in the case of the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 and the nine months ended September 27, 1997. As used herein, the term "Financing Transactions" means (i) estimated initial borrowings under the New Pillowtex Bank Facilities of $430.2 million,
(ii) the issuance and sale of $150.0 million aggregate principal amount of New Pillowtex Subordinated Notes resulting in estimated net proceeds of $146.4 million, (iii) the issuance and sale of 65,000 shares of Pillowtex Preferred Stock resulting in estimated net proceeds of $63.5 million, (iv) the repayment of all amounts outstanding under Pillowtex's and Fieldcrest's existing bank credit facilities, and (v) the satisfaction and discharge of all indebtedness represented by Fieldcrest's 11.25% Senior Subordinated Debentures Due 2002 to 2004 pursuant to an irrevocable deposit of amounts sufficient to provide for the redemption thereof. Because the Standby Bridge Loan Facility is expected to be drawn upon, if at all, only in the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date, the pro forma combined financial information presented herein assumes that no amounts will be borrowed thereunder.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Pillowtex's actual financial position or results of operations would have been had the foregoing transactions been consummated on such dates, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex, (ii) Pillowtex's or Fieldcrest's results of operations since September 27, 1997 and September 30, 1997, respectively, or
(iii) one-time charges of approximately $5.5 million, $1.9 million of which will be cash charges, expected to result from the Merger and the integration of the operations of Pillowtex and Fieldcrest. Although the following unaudited pro forma combined financial information gives effect to assumed annual cost savings of $21.6 million, it does not give effect to an additional $8.4 million of annual cost savings expected to be achieved following consummation of the Merger. See "Risk Factors--Ability to Achieve Cost Savings." The pro forma combined financial information does not purport to be indicative of Pillowtex's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the Closing Date, or for any period ending at the Closing Date, or as of or for any other future date or period.

     The following unaudited pro forma combined financial information is based upon the historical financial statements of Pillowtex and Fieldcrest and should be read in conjunction with such historical financial statements, the related notes, and the other information contained elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information" and "Index to Historical Financial Information of Pillowtex and Fieldcrest." In the preparation of the following unaudited pro forma combined financial information, it has been generally assumed that the historical value of Fieldcrest's assets and liabilities approximates the fair value thereof (except as described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information of Pillowtex), as an independent valuation has not been completed. Pillowtex will be required to determine the fair value of the assets and liabilities of Fieldcrest (including intangible assets) as of the Effective Time. Although such determination of fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following unaudited pro forma combined financial information, there can be no assurance with respect thereto.

     The Unaudited Pro Forma Combined Balance Sheet at September 27, 1997 is based upon Pillowtex's financial position at September 27, 1997 and upon Fieldcrest's financial position at September 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 28, 1996 is based upon Pillowtex's results of operations for its fiscal year ended December 28, 1996 and upon Fieldcrest's results of operations for its fiscal year ended December 31, 1996. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 27, 1997 is based upon Pillowtex's results of operations for the nine months ended September 27, 1997 and upon Fieldcrest's results of operations for the nine months ended September 30, 1997.

     The home textiles and furnishings industry is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the third and fourth quarters of the fiscal year than in other periods. Because of this seasonality and other factors, results of operations for interim periods are not necessarily indicative of results of operations for an entire fiscal year. See "Risk Factors--Seasonality of Business."

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  BALANCE SHEET
                               SEPTEMBER 27, 1997

                                 (IN THOUSANDS)


                                                                HISTORICAL                         PRO FORMA
                                                     ----------------------------      ----------------------------------
                                                      PILLOWTEX       FIELDCREST       ADJUSTMENTS              COMBINED
                                                     -----------      -----------      -----------            -----------
ASSETS
Current assets:
  Cash .........................................     $        34      $     5,475      $        --(2)         $     5,509
                                                     -----------      -----------      -----------            -----------
  Accounts receivable ..........................         104,353          170,071               --                274,424
  Inventories ..................................         150,084          202,064           38,000(1)             390,148
  Prepaid expenses and other current assets ....           6,849            2,218               --                  9,067
                                                     -----------      -----------      -----------            -----------
    Total current assets .......................         261,320          379,828           38,000                679,148

Property, plant, and equipment, net ............          98,916          342,392           50,000(1)             491,308
Goodwill, net ..................................          45,683            6,465          164,168(1)             216,316
Other assets, net ..............................          13,249           60,794          (27,051)(1)             60,205
                                                                                            (1,600)(3)
                                                                                            14,813(4)
      Total assets .............................     $   419,168      $   789,479      $   238,330            $ 1,446,977
                                                     ===========      ===========      ===========            ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................     $    50,699      $    63,893      $        --            $   114,592
    Accrued expenses ...........................          25,253           69,435             (632)(3)             94,056
    Current portion of long-term debt ..........           1,553            4,697               --                  6,250
    Deferred income taxes ......................           2,581           20,593           13,300(1)              36,474
                                                     -----------      -----------      -----------            -----------
      Total current liabilities ................          80,086          158,618           12,668                251,372

Long-term debt .................................         218,806          308,820          295,993(2)(4)          823,619
Deferred income taxes ..........................           9,499           39,758           13,715(1)              62,972
Other non-current liabilities ..................              --           52,962               --                 52,962
                                                     -----------      -----------      -----------            -----------
      Total liabilities ........................         308,391          560,158          322,376              1,190,925

Redeemable convertible preferred stock .........              --               --           63,500(5)              63,500

Shareholders' equity:
  Preferred stock ..............................              --               15              (15)(6)                 --
  Common stock .................................             108           12,850          (12,816)(6)                142
  Additional paid-in capital ...................          60,825          226,758         (144,049)(6)            143,534
  Retained earnings ............................          50,316          106,923         (106,923)(6)             49,348
                                                                                              (968)(3)
  Treasury stock ...............................              --         (117,225)         117,225(6)                  --
  Currency translation adjustment ..............            (472)              --               --                   (472)
                                                     -----------      -----------      -----------            -----------
      Total shareholders' equity ...............         110,777          229,321         (147,546)               192,552
                                                     -----------      -----------      -----------            -----------
      Total liabilities and shareholders' equity     $   419,168      $   789,479      $   238,330            $ 1,446,977
                                                     ===========      ===========      ===========            ===========



  See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 28, 1996

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                                                                    HISTORICAL                          PRO FORMA
                                                           -----------------------------      ----------------------------------
                                                            PILLOWTEX        FIELDCREST        ADJUSTMENTS            COMBINED
                                                           ------------     ------------      ------------          ------------
Net sales ............................................     $    490,655     $  1,092,496      $         --          $  1,583,151
                                                           ------------     ------------      ------------          ------------
Cost of goods sold ...................................          411,048          956,522             3,713(7)          1,364,368
                                                                                                    (6,915)(8)
  Gross profit .......................................           79,607          135,974             3,202               218,783

Selling, general, and administrative expenses ........           41,445          105,405              (530)(1)           135,875
                                                                                                       412(7)
                                                                                                   (14,644)(8)
                                                                                                     4,266(7)
                                                                                                      (479)(9)
Restructuring charges ................................               --            8,130                --                 8,130
                                                           ------------     ------------      ------------          ------------

  Earnings from operations ...........................           38,162           22,439            14,177                74,778

Nonoperating(income) expense:
  Interest expense ...................................           13,971           26,869            21,289(10)            62,129
  Other income, net ..................................               --           (5,604)               --                (5,604)
                                                           ------------     ------------      ------------          ------------
      Total nonoperating expense .....................           13,971           21,265            21,289                56,525
                                                           ------------     ------------      ------------          ------------

  Earnings before income taxes and extraordinary items           24,191            1,174            (7,112)               18,253

Income taxes .........................................            9,459              114              (678)(11)            8,895
                                                           ------------     ------------      ------------          ------------

  Earnings before extraordinary items ................           14,732            1,060            (6,434)                9,358

Preferred dividends ..................................               --           (4,500)            2,550(12)            (1,950)
                                                           ------------     ------------      ------------          ------------
  Earnings(loss) before extraordinary
    items applicable to common stock .................     $     14,732     $     (3,440)     $     (3,884)         $      7,408
                                                           ============     ============      ============          ============

OTHER OPERATING DATA:
  Depreciation and amortization ......................     $     12,775     $     36,678                            $     56,835
  EBITDA(14) .........................................           50,937           59,117                                 131,613

Primary earnings per share:
  Earnings(loss) before extraordinary items ..........     $       1.39     $      (0.38)                           $       0.53
                                                           ============     ============                            ============
  Weighted average common shares outstanding .........       10,617,722        9,023,958                              14,065,354(13)
                                                           ============     ============                            ============

Fully diluted earnings per share:
  Earnings(loss) before extraordinary items ..........                      $         --                            $       0.53
                                                                            ============                            ============
  Weighted average common shares outstanding .........                        14,413,901                              14,065,354(13)
                                                                            ============                            ============





  See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 27, 1997

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                  HISTORICAL                             PRO FORMA
                                                       -------------------------------         -------------------------------
                                                        PILLOWTEX           FIELDCREST         ADJUSTMENTS           COMBINED
                                                       -----------         -----------         -----------         -----------
Net sales............................................  $   370,633         $   820,635         $       --          $ 1,191,268
Cost of goods sold...................................      305,674             695,615              2,784    (7)       998,887
                                                                                                   (5,186)   (8)
  Gross profit.......................................       64,959             125,020              2,402              192,381

Selling, general, and administrative expenses........       33,728              85,563               (398)   (1)       111,100
                                                                                                      310    (7)
                                                                                                  (10,983)   (8)
                                                                                                    3,199    (7)
                                                                                                     (319)   (9)
  Earnings from operations...........................       31,231              39,457             10,593               81,281

Nonoperating (income) expense:
  Interest expense...................................       13,957              18,708             19,140   (10)        51,805
  Other income, net..................................           --              (2,021)                --               (2,021)
                                                       -----------         -----------         ----------          -----------
      Total nonoperating expense.....................       13,957              16,687             19,140               49,784
                                                       -----------         -----------         ----------          -----------

  Earnings before income taxes and extraordinary
   items.............................................       17,274              22,770             (8,547)              31,497

Income taxes.........................................        6,702               8,087             (1,084)  (11)        13,705
                                                       -----------         -----------         ----------          -----------

  Earnings before extraordinary items................       10,572              14,683             (7,463)              17,792

Preferred dividends..................................           --              (3,375)             1,912   (12)        (1,463)
                                                       -----------         -----------         ----------          -----------
  Earnings before extraordinary items applicable
    to common stock..................................  $    10,572         $    11,308         $   (5,551)         $    16,329
                                                       ===========         ===========         ==========          ===========

OTHER OPERATING DATA:
  Depreciation and amortization......................  $    10,642         $    26,241                             $    42,459
  EBITDA(14).........................................       41,873              65,698                                 123,740

Primary earnings per share:
  Earnings before extraordinary items................  $      0.99         $      1.23                             $      1.06 (13)
                                                       ===========         ===========                             ===========
  Weighted average common shares outstanding.........   10,669,225           9,204,171                              16,825,190
                                                       ===========         ===========                             ===========

Fully diluted earnings per share:
  Earnings before extraordinary items................                      $      1.23                             $      1.06 )13)
                                                                           ===========                             ===========
  Weighted average common shares outstanding.........                        9,247,477                              16,825,190
                                                                           ===========                             ===========





  See accompanying Notes to Unaudited Pro Forma Combined Financial Information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) In connection with the Merger, each outstanding share of Fieldcrest Common Stock will be converted into the right to receive total consideration valued at $34.00, assumed to consist of $27.00 in cash and 0.292 shares of Pillowtex Common Stock, and each outstanding share of Fieldcrest Preferred Stock will be converted into a right to receive total consideration valued at $58.12, assumed to consist of $46.15 in cash and 0.499 shares of Pillowtex Common Stock. For purposes of the unaudited pro forma combined financial information contained herein, the fair market value of Pillowtex Common Stock is assumed to be $24.00 per share, which approximates the market price of the Pillowtex Common Stock on September 10, 1997, the trading day immediately preceding the date of the first public announcement of the Merger. The aggregate purchase price assumed to be paid by Pillowtex in connection with the acquisition of Fieldcrest pursuant to the Merger is summarized below.


ISSUANCE OF PILLOWTEX COMMON STOCK:
Number of shares of Fieldcrest Common Stock assumed to be outstanding at the
  Effective Time                                                                                   9,243,602
Assumed conversion ratio                                                                               0.292
                                                                                              --------------
Number of shares of Pillowtex Common Stock assumed to be issued to holders of
  Fieldcrest Common Stock in connection with the Merger                                            2,699,132
                                                                                              --------------

Number of shares of Fieldcrest Preferred Stock assumed to be outstanding at the
  Effective Time                                                                                   1,500,000
Assumed conversion ratio                                                                               0.499
                                                                                              --------------
Number of shares of Pillowtex Common Stock assumed to be issued to holders of
  Fieldcrest Preferred Stock in connection with the Merger                                           748,500
                                                                                              --------------

Total shares of Pillowtex Common Stock assumed to be issued in connection with the
  Merger                                                                                           3,447,632
                                                                                              ==============
AGGREGATE PURCHASE PRICE:
Cash assumed to be paid to holders of Fieldcrest Common Stock (9,243,602 shares at
  $27.00 per share)                                                                           $  249,577,000
Cash assumed to be paid to holders of Fieldcrest Preferred Stock (1,500,000 shares at
  $46.15 per share)                                                                               69,225,000
Assumed fair value of Pillowtex Common Stock assumed to be issued in connection
  with the Merger (3,447,632 shares at $24.00 per share)                                          82,743,000
Severance costs assumed to be incurred in connection with the Merger                              15,000,000 (a)
Assumed settlement of Fieldcrest Options and Fieldcrest SARs                                       6,641,000 (b)
Early call premium on Fieldcrest 11.25% Senior Subordinated Debentures                             4,250,000
Financial advisors, legal, accounting, and other professional fees                                12,799,000
                                                                                              --------------

Aggregate purchase price                                                                      $  440,235,000
                                                                                              ==============

Aggregate purchase price                                                                         $  440,235,000
Less net book value of assets acquired                                                              229,321,000
                                                                                                 --------------

Excess of cost over net book value of assets acquired                                               210,914,000

Less adjustments to record assets and liabilities
  acquired at fair market value:
    Inventory                                                              38,000,000     (c)
    Property, plant, and equipment                                         50,000,000     (d)
    Goodwill                                                               (6,465,000)    (e)
    Other assets                                                          (27,051,000)    (f)
    Deferred income taxes - current                                       (13,300,000)    (g)
    Long-term debt                                                         12,812,000     (h)
    Deferred income taxes - noncurrent                                    (13,715,000)    (g)        40,281,000
                                                                       --------------            --------------

Excess of cost over fair market value of \
  net assets acquired (i)                                                                        $  170,633,000
                                                                                                 ==============



         (a) Reflects severance costs to be incurred in connection with the Merger in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."

         (b) Reflects the settlement of the Fieldcrest Options and Fieldcrest SARs assuming (i) that the holder of each Fieldcrest Option outstanding as of September 30, 1997 elects to receive an amount in cash equal to the difference between $34.00 and the per share exercise price of such Fieldcrest Option and (ii) that the holder of each Fieldcrest SAR outstanding as of September 30, 1997 is paid cash in an amount equal to the product of (i) the difference between $34.00 and the grant price of such Fieldcrest SAR and (ii) the number of shares subject to such Fieldcrest SAR, in each case as provided in the Merger Agreement.

         (c) Reflects principally the elimination of Fieldcrest's last-in, first-out reserve, together with certain offsetting adjustments necessary to state inventory at fair market value.

         (d) Reflects a preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment. The preliminary adjustment is based upon internal estimates and is allocated as follows:

Land                                         $   5,000,000
Buildings                                       20,000,000
Machinery and Equipment                         25,000,000
                                             -------------
                                             $  50,000,000
                                             =============

         (e) Reflects the elimination of Fieldcrest's existing goodwill of $6,465,000. The reversal of the related amortization was $530,000 for the year ended December 28, 1996 and $398,000 for the nine months ended September 27, 1997.

         (f) Reflects an adjustment to record the (i) preliminary fair value remeasurement of Fieldcrest's pension asset resulting in a reduction of $17,049,000, (ii) elimination of the asset related to the Fieldcrest licensing agreement with Pillowtex of $6,576,000, and (iii) write-off of the unamortized balance of debt issuance costs related to Fieldcrest's bank credit facility and 11.25% Senior Subordinated Debentures of $3,426,000.

         (g) To record a $27,015,000 deferred tax liability related to the temporary difference between the financial statement carrying amount and the tax basis of the Fieldcrest acquired assets as adjusted at an assumed income tax rate of 35.0% for the years in which those differences are expected to be recovered or settled.

         (h) Reflects the adjustment to record the Fieldcrest Convertible Debentures at an amount that approximates the market value of the Fieldcrest Convertible Debentures on September 10, 1997, the trading day immediately preceding the date of the first public announcement of the Merger. The discount of $12,812,000 will be amortized to interest expense using the interest method over the remaining life of the Fieldcrest Convertible Debentures.

                  If it were assumed that all of the outstanding Fieldcrest Convertible Debentures were converted into shares of Fieldcrest Common Stock immediately prior to the Effective Time (rather than remaining outstanding), then (i) at September 27, 1997, on a pro forma combined basis, Pillowtex would have had total assets of $1,428,346,000, total long-term debt of $795,003,000, and total shareholders' equity of $210,999,000, (ii) for the fiscal year ended December 28, 1996, on a pro forma combined basis, Pillowtex would have had interest expense of $59,262,000, earnings before income taxes and extraordinary items of $21,586,000, earnings before extraordinary items of $11,559,000, and earnings before extraordinary items per share of $0.65, and (iii) for the nine months ended September 27, 1997, on a pro forma combined basis, Pillowtex would have had interest expense of $49,801,000, earnings before income taxes and extraordinary items of $33,850,000, earnings before extraordinary items of $19,353,000, and earnings before extraordinary items per share of $1.10.

         (i) Upon completion of its determination of fair values, Pillowtex may identify intangible assets (such as trade names) to which a portion of the purchase price should be allocated. Pillowtex believes that the amortization period for such identifiable intangible assets will also be 40 years.

(2) Reflects the adjustment to record the following:

Initial borrowings under the New Pillowtex Bank Facilities             $ 430,155,000
Gross proceeds from the issuance and sale of New Pillowtex               150,000,000
  Subordinated Debentures
Gross proceeds from the issuance and sale of  Pillowtex
  Preferred Stock                                                         65,000,000
Cash assumed to be paid to holders of Fieldcrest Common Stock
  (9,243,602 shares at $27.00 per share)                                (249,577,000)
Cash assumed to be paid to holders of Fieldcrest Preferred Stock
  (1,500,000 shares at $46.15 per share)                                 (69,225,000)
Repayment of Pillowtex's revolving credit facility                       (86,350,000)
Repayment of Fieldcrest's revolving credit facility                     (100,000,000)
Satisfaction and discharge of Fieldcrest's 11.25% Senior
  Subordinated Debentures                                                (85,000,000)
Severance costs assumed to be incurred in connection with the
   Merger (see note 1(a))                                                (15,000,000)
Assumed settlement of Fieldcrest Options and Fieldcrest SARs
  (see note 1(b))                                                         (6,641,000)
Early call premium on Fieldcrest 11.25% Senior Subordinated
  Debentures                                                              (4,250,000)
Financial advisors, legal, accounting, and other professional fees       (29,112,000)
                                                                       -------------
                                                                       $          --
                                                                       =============


(3) Reflects the adjustment to (a) write off the unamortized balance of debt issuance costs related to the existing Pillowtex bank credit facility of $1,600,000, (b) record the related tax benefit of $632,000 and (c) record a net reduction in retained earnings of $968,000.

(4) Reflects the adjustment to record the following:

Additional bank borrowings required to finance the Merger                     $   430,155,000
Issuance and sale of New Pillowtex Subordinated Debentures                        150,000,000
Repayment of Pillowtex's revolving credit facility                                (86,350,000)
Repayment of Fieldcrest's revolving credit facility                              (100,000,000)
Satisfaction and discharge of Fieldcrest's 11.25% Senior
  Subordinated Debentures                                                         (85,000,000)
Discount of the Fieldcrest Convertible Debentures at
  fair market value (see note 1(h))                                               (12,812,000)
                                                                              ---------------
                                                                              $   295,993,000
                                                                              ===============

     Additionally, debt issuance costs of $14,813,000 were incurred in connection with the Merger.

(5) Reflects the issuance and sale of 65,000 shares of Pillowtex Preferred Stock at an offering price of $1,000 per share, net of estimated offering costs of $1,500,000.


(6) Reflects the (i) elimination of Fieldcrest's equity which will be canceled upon consummation of the Merger, (ii) issuance of 3,447,632 shares of Pillowtex Common Stock at a par value of $0.01 in connection with the Merger, and (iii) the related additional paid-in capital of $82,709,000.


(7) Reflects incremental depreciation and amortization expense as a result of the preliminary adjustment to fair value of Fieldcrest's property, plant, and equipment and the excess of cost over fair market value of the net assets acquired (see note 1) as follows:


                                                                      YEAR ENDED            NINE MONTHS
                                                 ESTIMATED           DECEMBER 28,               ENDED
                                                USEFUL LIFE              1996            SEPTEMBER 27, 1997
                                               -------------        ------------         ------------------
Additional depreciation of Fieldcrest
  Merger property, plant, and
  equipment                                    8 to 20 years        $  4,125,000             $  3,094,000
                                                                    ============             ============
Amortization of excess of cost over
  fair value of net assets acquired              40 years           $  4,266,000             $  3,199,000
                                                                    ============             ============

(8) Reflects the elimination of duplicate corporate expenses of $21,559,000 for the year ended December 28, 1996 and $16,169,000 for the nine months ended September 27, 1997.

(9) Reflects the reversal of the amortization related to Pillowtex's debt issuance costs which have been written off in connection with the Merger (see note 3) of $479,000 for the year ended December 28, 1996 and $319,000 for the nine months ended September 27, 1997.

(10) Reflects an adjustment to record additional interest expense, amortization of debt issuance costs, and the amortization of the discount on the Fieldcrest Convertible Debentures incurred in connection with the Merger. For each 1/8% would change by $654,000 and $511,000 for the year ended December 28, 1996 and the nine months ended September 27, 1997, respectively.


     If, in lieu of the issuance and sale of $150,000,000 aggregate principal amount of New Pillowtex Subordinated Notes, Pillowtex were assumed to have borrowed $135,000,000 under the Standby Bridge Loan Facility and an additional $15,000,000 under the New Pillowtex Bank Facilities, then (i) for the year ended December 28, 1996, on a pro forma combined basis, Pillowtex would have had interest expense of $64,970,000, earnings before income taxes and extraordinary items of $15,412,000, earnings before extraordinary items of $7,639,000, and earnings before extraordinary items per share of $0.40 and (ii) for the nine months ended September 27, 1997, on a pro forma combined basis, Pillowtex would have had interest expense of $59,050,000, earnings before income taxes and extraordinary items of $24,252,000, earnings before extraordinary items of $13,409,000, and earnings before extraordinary items per share of $0.77.

(11) Reflects the income tax benefit related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 39.5%.

(12) Reflects an adjustment to (i) reverse Fieldcrest's historical preferred stock dividends and (ii) record the dividends on the Pillowtex Preferred Stock assuming a 3% dividend rate as follows:


                                                                           YEAR ENDED            NINE MONTHS
                                                                          DECEMBER 28,              ENDED
                                                                              1996           SEPTEMBER 27, 1997
                                                                         -------------       -----------------
Reversal of historical Fieldcrest Preferred Stock dividends              $  (4,500,000)        $  (3,375,000)
Addition of Pillowtex Preferred Stock dividends                              1,950,000             1,463,000
                                                                         -------------         -------------
                                                                         $  (2,550,000)        $  (1,912,000)
                                                                         =============         =============

     If Pillowtex were to fail to attain specified earnings per share targets in 1999, dividends for fiscal years after 1999 would increase from the initial 3.0% rate to 7.0% or 10.0% and Pillowtex would be required to pay an additional dividend consisting of shares of Pillowtex Preferred Stock, in each case as described below in "Description of Pillowtex Capital Stock--Series A Redeemable Convertible Preferred Stock--Dividends."

(13) The assumed conversion of the Fieldcrest Convertible Debentures and the Pillowtex Preferred Stock would have an anti-dilutive effect on earnings per share for the year ended December 28, 1996, and therefore has been excluded from the computation thereof.

     The assumed conversion of the Fieldcrest Convertible Debentures would have an anti-dilutive effect on earnings per share for the nine months ended September 27, 1997, and therefore has been excluded from the computation thereof.

(14) EBITDA is income before income taxes plus depreciation and amortization expense and interest expense net. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (as a measure of operating results) or to cash flows (as a measure of liquidity) computed in accordance with generally accepted accounting principles. In addition, EBITDA as presented herein may not be directly comparable to EBITDA as reported by other companies.

    DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As a result of the consummation of the Merger and the Financing Transactions, Pillowtex will operate the existing businesses of Pillowtex and Fieldcrest on a combined basis under a new capital structure. See "Post-Merger Business of Pillowtex," "Pro Forma Capitalization of Pillowtex," and "Unaudited Pro Forma Combined Financial Information of Pillowtex." Accordingly, the financial condition and results of operations of Pillowtex after the Closing Date will not be directly comparable to the historical financial conditions or results of operations of Pillowtex and Fieldcrest, either individually or on a combined basis. See Pillowtex's and Fieldcrest's managements' discussions and analyses of the historical financial conditions and results of operations of Pillowtex and Fieldcrest, respectively, contained elsewhere in this Joint Proxy Statement/Prospectus. See "Available Information" and "Index to Historical Financial Information of Pillowtex and Fieldcrest."

     Pillowtex will have three principal sources of liquidity during the period immediately following the Closing Date: (i) cash on hand, (ii) borrowing capacity under the New Pillowtex Bank Facilities, and (iii) cash generated by operations. See "Unaudited Pro Forma Combined Financial Information of Pillowtex" and "Merger Financing--New Pillowtex Bank Facilities." Immediately following the Closing Date, Pillowtex expects to have at least $143.5 million of borrowing capacity under the New Pillowtex Bank Facilities.

     As a result of the Merger, each Fieldcrest Convertible Debenture will become convertible, at the option of the holder, into cash and shares of Pillowtex Common Stock as contemplated by the Merger Agreement. See "The Merger--The Merger Agreement--Treatment of the Fieldcrest Convertible Debentures." Pillowtex expects to utilize funds available under the New Pillowtex Bank Facilities to pay any cash due upon conversion of Fieldcrest Convertible Debentures. If all of the outstanding Fieldcrest Convertible Debentures were so converted following the consummation of the Merger, cash in the amount of approximately $71.1 million would be due and payable to the holders thereof.

     Pillowtex anticipates that it will incur certain restructuring charges related to the integration of the operations of Pillowtex and Fieldcrest during the fourth quarter of 1997 or the first quarter of 1998. The charges are estimated to total approximately $5.5 million, of which approximately $1.9 million relate to cash items. Such unusual charges include costs related to consolidation of manufacturing and distribution facilities, severance obligations, and integration of management information systems.

                             MANAGEMENT OF PILLOWTEX

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information regarding the directors and executive officers of Pillowtex as of November 5, 1997. The directors and executive officers of Pillowtex identified below will continue to be the directors and executive officers of Pillowtex following the consummation of the Merger.




Name                                Age       Position
---------------------               ---       ----------------------------------
Charles M. Hansen, Jr.               57       Chairman of the Board, Chief
                                              Executive Officer, and Director
Jeffrey D. Cordes                    39       President, Chief Operating
                                              Officer, and Director
Christopher N. Baker                 37       President-- Manufacturing Division
                                              and Director
Kevin M. Finlay                      48       President-- Sales and Marketing
                                              Division and Director
Scott E. Shimizu                     44       Executive Vice President-- Sales
                                              and Marketing and Director
John H. Karnes                       36       Vice President and General Counsel
Ronald M. Wehtje                     35       Vice President and Controller
Paul G. Gillease                     65       Director
Ralph W. La Rovere                   62       Director
William B. Madden                    58       Director
M. Joseph McHugh                     59       Director
Mary R. Silverthorne                 61       Director


     Charles M. Hansen, Jr. has been a director of Pillowtex since 1970 and has been Chief Executive Officer and Chairman of the Board of Directors since December 1992. From 1973 through February 1997, he served as President of Pillowtex. He is also a director of Triangle Pacific Corporation ("Triangle Pacific") and the Southern Methodist University Cox School of Business. His term as a director expires in 2000.

     Jeffrey D. Cordes has been a director of Pillowtex since May 1995 and was appointed President and Chief Operating Officer in February 1997. Since May 1994, he served as Executive Vice President and Chief Financial Officer of Pillowtex. From 1985 until May 1994, he served as Vice President--Administration and Planning of Pillowtex. His term as a director expires in 1998.

     Christopher N. Baker has been a director of Pillowtex since May 1995 and was appointed President of the Manufacturing Division in February 1997. He served as President -- Pillowtex Division since February 1995 and as Senior Vice President -- Sales and Marketing since January 1993. From 1991 through January 1993, Mr. Baker served as Vice President of Operations of The Company Store, Inc., an apparel and home furnishings catalog merchandiser. From 1985 to 1991, Mr. Baker held various accounting and manufacturing positions with Pillowtex, including Executive Vice President -- Manufacturing from 1988 to 1991. Mr. Baker's term as a director expires in 1998.

     Kevin M. Finlay joined Pillowtex in March 1997 as President of the Sales and Marketing Division and was appointed a director in May 1997. Previously, and since 1994, Mr. Finlay served as President of the Bedding Division at Fieldcrest. He joined Fieldcrest in 1971 and served in a variety of positions of increasing responsibility, including Executive Vice President of Sales beginning in 1989. Mr. Finlay was further promoted to Corporate Vice President and President of Fieldcrest's Blanket Division in 1992. His term as a director expires in 1998.

     Scott E. Shimizu was appointed in February 1996 to fill a vacancy on the Pillowtex Board. He had served as a member of the Pillowtex Board from May 1994 to May 1995. He has been Executive Vice President -- Sales and Marketing since December 1992, and has served as Executive Vice President since 1988. His term as a director expires in 1999.

     John H. Karnes joined Pillowtex as Vice President and General Counsel in February 1997. Mr. Karnes previously served as Vice President, General Counsel, and Corporate Secretary for AMRE, Inc., a holding company engaged in home improvements and franchising since April 1996. From June 1994 through December 1995, he was Vice President and General Counsel for Pratt Hotel Corporation and Hollywood Casino Corp., holding companies engaged in hotel management and gaming. He served as Deputy General Counsel of Apache Corporation, an oil and gas exploration and production company, from June 1991 to June 1994. Prior to joining Apache, Mr. Karnes practiced law with the law firm of Kirkland & Ellis.

     Ronald M. Wehtje has been Vice President and Controller since March 1996 and served as Division Controller from December 1994 to March 1996. Prior to that time, he served in various positions of increasing responsibility since joining Pillowtex in 1986 as an internal auditor.

     Paul G. Gillease became a director of Pillowtex in October 1993. From 1989 until retiring in late 1993, Mr. Gillease was Vice President and General Manager of DuPont Textiles, a division of DuPont. Previously, he served in a variety of marketing and business management positions within DuPont. Mr. Gillease is also a director of Galey & Lord, Inc. and Guilford Mills, Inc. His term as a director expires in 1999.

     Ralph W. La Rovere was appointed a director of Pillowtex in May 1997. He recently retired from J.C. Penney Company, Inc. after a 36-year career in various managerial positions in New York, Los Angeles, and Dallas. He most recently served as Vice President and Director of Merchandising for the Home and Leisure Division of J.C. Penney Company, Inc. Mr. La Rovere's term as a director expires in 1999.

     William B. Madden became a director of Pillowtex in February 1993. He has been the President of Madden Securities Corporation, a general securities and investment banking firm located in Dallas, Texas since 1986. Mr. Madden is also Chairman of the Board of Mercantile Bank and Trust, and is a director of E. W. Blanch Holdings, Inc. Mr. Madden's term as a director expires in 2000.

     M. Joseph McHugh became a director of Pillowtex in February 1993. He has served as President and Chief Operating Officer and a director of Triangle Pacific, a manufacturer and distributor of wood flooring and kitchen and bathroom cabinets, since 1994. From 1981 until November 1994, he served as Senior Executive Vice President and Chief Financial Officer of Triangle Pacific. Mr. McHugh's term as a director expires in 2000.

     Mary R. Silverthorne has been a director of Pillowtex since December 1992. She has been actively involved in charitable and civic activities for many years and is a director of the Retina Foundation of the Southwest (Dallas), the Foundation Fighting Blindness, the North Texas Taping for the Blind, and the Assistance League of Dallas. She has not been engaged in business activities during the past five years. Her term as a director expires in 1998.

     The Pillowtex Board currently consists of ten members and is classified into three classes. Directors serve for three-year terms or until their successors are duly elected and qualified. Subject to applicable employment agreements, all officers of Pillowtex are appointed by and serve at the discretion of the Pillowtex Board.

EMPLOYMENT AGREEMENTS

     Pillowtex entered into an employment agreement with Mr. Hansen, effective January 1, 1993, pursuant to which Pillowtex agreed to employ Mr. Hansen as its Chairman of the Board, President, and Chief Executive Officer until December 31, 1999. Mr. Hansen receives a base salary of $750,000 per year, subject to such increases as the Compensation Committee of the Pillowtex Board may determine. In addition, Mr. Hansen is entitled to bonuses at the discretion of the Compensation Committee of the Pillowtex Board, life insurance benefiting his designees in the amount of $3.0 million, and disability payments equal to 60% of his base salary at the time of disability for the longer of five years or the remaining term of his employment agreement. If Mr. Hansen is terminated other than as permitted by the employment agreement, he will be entitled to an immediate payment equal to his compensation for the remainder of the term on a "grossed up" basis to reimburse him for the income taxes on such payment. Mr. Hansen is also entitled to an annual "gross up" payment to reimburse him for income taxes due arising out of certain fringe benefits received from Pillowtex.

     The employment agreement permits Pillowtex to terminate Mr. Hansen without further compensation for, among other things, courses of conduct that demonstrably affect Pillowtex's reputation in a materially adverse manner, provided Mr. Hansen first has the opportunity to terminate the conduct after receiving notice. Mr. Hansen may also voluntarily terminate his employment with Pillowtex at any time. See "Risk Factors--Dependence on Key Personnel." The employment agreement, nevertheless, contains a provision prohibiting Mr. Hansen from competing with Pillowtex during the term of his employment and for a period of one year after termination.

     Pursuant to an amendment to Mr. Hansen's employment agreement, dated July 26, 1993, the $3.0 million term life insurance coverage provided to Mr. Hansen was changed to an equal amount of split dollar life insurance. Under the terms of a split dollar life insurance agreement between Pillowtex and Mr. Hansen, dated July 26, 1993, Pillowtex agreed to maintain the premium payments that would have been payable by Pillowtex had the term life insurance remained in effect, and to loan to Mr. Hansen the balance of the premiums as they become due. Amounts loaned to Mr. Hansen in connection with these premium payments are evidenced by a promissory note to Pillowtex, and bear interest quarterly, at a floating annual interest rate equal to the greater of the federal mid-term interest rate as published by the Internal Revenue Service or the lowest rate at which Pillowtex could borrow funds under its bank loan agreements. As of September 27, 1997, the amount outstanding under the promissory note was $213,304. The promissory note is due August 5, 2003, or such earlier date as may be required pursuant to the terms of the split dollar life insurance agreement. Mr. Hansen has executed an assignment of the split dollar life insurance policy in favor of Pillowtex as security for payment of amounts loaned to Mr. Hansen in connection therewith.

     In April 1997, Pillowtex also entered into employment agreements with the following five executive officers: Jeffrey D. Cordes, Christopher N. Baker, Kevin M. Finlay, Scott E. Shimizu, and John H. Karnes. The employment agreements provide for an initial base salary of $400,000, $275,000, $300,000, $275,000 and
$180,000, respectively. In addition, the employment agreements provide that each executive is entitled to participate in Pillowtex's incentive bonus plans established for executive officers and in any supplemental executive retirement plan that the Company may adopt. Mr. Finlay's agreement further provides for a signing bonus in the amount of $300,000 and the reimbursement of certain relocation expenses and provides that during the first two years of the term of his agreement he will receive bonuses aggregating at least $150,000 per year.

     Each employment agreement provides for an initial employment term of three years with an automatic extension of one year each anniversary date beginning with the second anniversary date, with the result being that the term will have a remaining duration of two years upon each and every anniversary; except that no such extension will occur if either party gives the other party written notice of its intent not to extend the agreement at least 15 months prior to the anniversary upon which the extension would otherwise occur. Pillowtex may terminate the executive's employment for "cause," and the executive may terminate his employment upon the occurrence of a "potential change of control" or for "good reason" following a "change of control." If Pillowtex terminates the executive's employment without "cause," Pillowtex is required to pay the executive certain amounts, including the executive's base salary through the remaining employment term and certain benefits under the incentive bonus plans. If, after a "change of control," the executive's employment is terminated by the executive for "good reason" or is terminated by Pillowtex without "cause," or, in certain circumstances, if, after the occurrence of a "potential change of control," the executive's employment is either voluntarily terminated by the executive other than for "good reason" or terminated by Pillowtex without "cause," such executive will be entitled to receive certain amounts, including a severance payment determined in accordance with the provisions of the employment agreement. The Merger will not constitute a "change of control" or a "potential change of control" under any such employment agreement.

     Each employment agreement also includes certain noncompetition, nondisclosure, and nonsolicitation provisions.

DIRECTOR COMPENSATION

     Pillowtex pays each non-employee director an annual fee of $30,000 and $1,000 for each committee meeting attended. Directors who are also employees of Pillowtex do not receive compensation as directors. Pillowtex also reimburses each director for ordinary and necessary travel expenses related to such director's attendance at board and committee meetings. For a discussion of Pillowtex's 1993 Stock Option Plan (as amended and restated, the "Stock Option Plan") and the grant of certain nonqualified stock options to the nonemployee directors of Pillowtex under the Stock Option Plan, see "--Stock Option Plan."

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid or accrued for services rendered to Pillowtex for the last three fiscal years to Pillowtex's Chief Executive Officer and the highest compensated executive officers who served as executive officers during 1996 and whose individual total cash compensation exceeded $100,000 (such persons being hereinafter referred to collectively as the "Pillowtex Named Executive Officers"):

                                            Summary Compensation Table


                                                                                             Long Term
                                                                                            Compensation
                                                                                            ------------
                                                                                             Securities
         Name and                                                         Other Annual       Underlying      All Other
    Principal Position                Year       Salary ($)    Bonus ($) Compensation($)(1)  Options/SARs (#)Compensation (2)
    ------------------                ----       ---------     --------- -----------------   --------------- ----------------
Charles M. Hansen, Jr.
  Chairman of the Board of            1996       $750,000       $206,054       $107,389           --         $  2,250
  Directors and                       1995        750,000           --           71,331           --              450
  Chief Executive Officer             1994        750,000           --           97,254           --              288

Jeffrey D. Cordes                     1996        275,000         75,553           --           10,000            330
  President and Chief                 1995        265,000         27,500           --            5,000             66
  Operating Officer                   1994        203,208           --             --            5,000             66

Christopher N. Baker                  1996        275,000        113,330           --           10,000            330
  President-                          1995        265,000         27,500           --            5,000             66
  Manufacturing Division              1994        180,417           --             --            5,000             54

Scott E. Shimizu                      1996        275,000         75,553           --           10,000            510
  Executive Vice President-           1995        245,000         27,500           --            5,000            102
  Sales & Marketing                   1994        209,750           --             --             --              102

Ronald M. Wehtje                      1996        111,042         20,000           --           12,000            251
  Vice President and                  1995         70,875          8,000           --             --               54
  Controller                          1994         60,000          3,000           --             --               54

------------------------------------


(1) Certain of Pillowtex's executive officers receive personal benefits in addition to salary and cash bonuses. In 1996, the amount of such personal benefits paid to Mr. Hansen included $28,339 and $24,071 for reimbursement of income taxes incurred by Mr. Hansen due as a result of certain benefits received in 1994 and 1996, respectively. In 1995, the amount of such personal benefits paid to Mr. Hansen included $20,972 for reimbursement of estimated income taxes paid by Mr. Hansen as a result of certain benefits received in 1995. In 1994, the amount of such personal benefits paid to Mr. Hansen included $28,794 for reimbursement of income taxes paid by Mr. Hansen as a result of certain benefits paid in 1993. Consistent with rules and regulations promulgated by the Commission, (i) the amount of personal benefits has been omitted from the table for each Pillowtex Named Executive Officers for whom the aggregate amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Pillowtex Named Executive Officers and (ii) detail regarding individual amounts paid to Mr. Hansen that do not exceed 25% of the total personal benefits received by Mr. Hansen has been omitted from this footnote.

(2) For Messrs. Hansen, Cordes, Baker, Shimizu, and Wehtje, these amounts were paid for the years indicated for group term life insurance.

     Grants of Stock Options. The following table sets forth information concerning stock options granted during 1996 by Pillowtex to the Pillowtex Named Executive Officers. The present values of stock options granted in 1996 are calculated under a Black-Scholes options pricing model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of Pillowtex Common Stock exceeds the exercise price on the date of exercise. There is no assurance that the present values of stock options reflected in this table will actually be realized.

                  Individual Option Grants in Last Fiscal Year


                             Number of      % of Total
                             Securities    Options/SARS                                  Present
                             Underlying     Granted To    Exercise or                    Value at
                            Options/SARS    Employees In   Base Price    Expiration       Date of
Name                         Granted (1)    Fiscal Year     ($/SH)          Date         Grant (2)
----------------------       --------       --------       --------       --------       --------
Charles M. Hansen, Jr            --             --             --             --             --
Jeffrey D. Cordes              10,000           4.4           12.00       03/24/06         47,100
Christopher N. Baker           10,000           4.4           12.00       03/24/06         47,100
Scott E. Shimizu               10,000           4.4           12.00       03/24/06         47,100
Ronald M. Wehtje               12,000           5.3           12.00       03/24/06         56,520


------------------------------------

(1) Options become exercisable in four 25% increments beginning on the first anniversary date of the grant.

(2) The Black-Scholes options pricing model used to calculate the values at date of grant considers a number of factors to estimate the option's present value, including the stock's historic volatility calculated using the daily closing market price of the Pillowtex Common Stock, the expected term of the option, interest rates, and the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility - 38.82%, expected term - 5 years, interest rate - 5.99%, and dividend yield - 1.14%.

     Stock Option Exercises and Fiscal Year End Stock Option Values. Set forth in the table below is information concerning the exercise of stock options and freestanding SARs during 1996 and the amount held and the value thereof as of December 28, 1996 by each Pillowtex Named Executive Officer:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       OPTION VALUES AT DECEMBER 28, 1996



                                                            Number of Securities
                                                           Underlying Unexercised      Value of Unexercised
                                                              Options/SARs at       In-the-Money Options/SARs at
                          Shares Acquired   Value          December 28, 1996 (#)        December 28, 1996 ($)
                           on Exercise    Realized         ---------------------       ---------------------
Name                           (#)          ($)       Exercisable  Unexercisable Exercisable   Unexercisable
----------------------       -------       -------       -------       -------       -------       -------
Charles M. Hansen, Jr           --            --            --            --            --            --
Jeffrey D. Cordes               --            --          21,429        22,143        89,291       124,947
Christopher N. Baker            --            --          21,429        22,143        89,291       124,947
Scott E. Shimizu                --            --          22,679        20,893        97,116       122,772
Ronald M. Wehtje                --            --            --          12,000          --          72,000

STOCK OPTION PLAN

     Under the Stock Option Plan, options to purchase shares of Pillowtex Common Stock may be granted to key employees and non-employee directors of Pillowtex and its subsidiaries for the purchase of an aggregate of up to 1,500,000 shares of Pillowtex Common Stock. Options may not be transferred other than by will or by the laws of descent and distribution.

     As of November 5, 1997, 1,303,405 shares of Pillowtex Common Stock that were not the subject of outstanding options remained available for issuance under the Stock Option Plan.

     Stock appreciation rights may be issued under the Stock Option Plan in connection with grants of options. A stock appreciation right entitles the optionee to receive, without payment to Pillowtex, the aggregate fair market value per share of Pillowtex Common Stock with respect to which such stock appreciation right is being exercised, less the aggregate exercise price of such shares as provided in the related option.

     Option grants may provide for the exercise of options in installments and upon such terms, conditions, and restrictions as are set forth therein. However, the exercise price of options may not be less than 100% of the fair market value per share of Pillowtex Common Stock on the date the option is granted, and no option may terminate later than ten years from the date it is granted.

     Options granted under the Stock Option Plan may be incentive stock options or nonqualified stock options, except that no incentive stock option may be granted to an employee who owns more than 10% of the voting power of all classes of stock of Pillowtex or its parent or subsidiaries unless the exercise price is at least 110% of the fair market value of the Pillowtex Common Stock at the time of grant and the incentive stock option is not exercisable for more than five years from the date of grant.

     There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable. Incentive stock options may not be granted to non-employee directors.

     Full payment for shares purchased upon exercising an option may be made in cash or by check or, if so provided in the applicable grant, by tendering shares of Pillowtex Common Stock at the fair market value per share at the time of exercise, or on such other terms as are provided in the applicable grant. The Stock Option Plan does not require a participant to hold shares received upon the exercise of an option (including shares acquired as a result of prior exercises of options) if the participant elects to pay for the shares that are the subject of the option with shares of Pillowtex Common Stock.

     Unless sooner terminated by action of the Pillowtex Board, the Stock Option Plan will terminate in February 2003, and no options may thereafter be granted under the plan.

PENSION PLAN

     Pillowtex maintains a defined benefit pension plan (the "Pension Plan") covering substantially all of its employees, other than employees of Pillowtex's Canadian subsidiary, Torfeaco, and other employees subject to collective bargaining agreements. Pillowtex funds the Pension Plan through annual contributions in an amount between the minimum required and the maximum amount that can be deducted for federal income taxes.

     The following table presents certain information concerning annual benefits provided under the Pension Plan.

                               PENSION PLAN TABLE



                                             Years of Service (1)
                 ----------------------------------------------------------------------------
Remuneration (2)    15               20               25               30                35
--------         --------         --------         --------         --------         --------
$125,000         $ 16,682         $ 22,242         $ 27,803         $ 33,363         $ 38,924
 150,000           20,432           27,242           34,053           40,863           47,674
 175,000           20,432           27,242           34,053           40,863           47,674
 200,000           20,432           27,242           34,053           40,863           47,674
 225,000           20,432           27,242           34,053           40,863           47,674
 250,000           20,432           27,242           34,053           40,863           47,674
 300,000           20,432           27,242           34,053           40,863           47,674

----------------


(1) Estimated credited years of service as of November 5, 1997 for the Pillowtex Named Executive Officers are as follows: Charles M. Hansen, Jr. - 32 years; Jeffrey D. Cordes - 13 years; Christopher N. Baker - 10 years; Scott E. Shimizu - 15 years; and Ronald M. Wehtje - 11 years.


(2) An employee's compensation for purposes of determining pension benefits is calculated on substantially the same basis as the employee's cash compensation set forth in the Summary Compensation Table, excluding commissions, overtime, bonuses, and other compensation disclosed therein. The final average compensation (equal to the highest consecutive five-year average of the participant's compensation in the ten-year period before retirement or termination) of any participant may not exceed $250,000. In addition, the Internal Revenue Service maximum compensation allowed for benefits for the 1996 plan year is $150,000. Therefore, 1996 covered compensation for all employees would be limited to $150,000.

     Benefits under the Pension Plan are integrated with Social Security and are computed as straight life annuities. The benefits shown are not offset by any other Pillowtex benefits or by Social Security.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Under Pillowtex's Supplemental Executive Retirement Plan (the "SERP"), the Compensation Committee of the Pillowtex Board may designate key executive employees of Pillowtex and its subsidiaries as eligible to receive a supplemental retirement benefit upon the employee's retirement or other termination of employment. The SERP was designed as a performance-based plan, and, as described below, the amount of benefits to be received by a participant under the SERP is generally dependent upon the market price of Pillowtex Common Stock.

     The SERP's objective, when combined with Pillowtex's qualified pension plan and Social Security benefits, is to provide to participants at age 65 a targeted benefit of 50% of final average compensation. However, the actual benefit to be received by any participant will be determined solely by the vested balance in such participant's SERP account at the time of retirement or other termination of employment. A participant's targeted benefit will be reduced proportionately if the participant will have fewer than 30 years of service with Pillowtex at age 65.

     For each participant in the SERP, the Compensation Committee of the Pillowtex Board will credit to a supplemental retirement account each year an amount (the "scheduled annual accrual") necessary to accumulate an account balance sufficient to pay the participant's targeted retirement benefit beginning at age 65, assuming each credited accrual earned 12% per year compounded. The Compensation Committee of the Pillowtex Board has the authority to establish and revise the discount rates and other assumptions used to calculate a participant's scheduled annual accrual (subject to certain limitations following a "change in control"). Each scheduled annual accrual will be expressed as a number of phantom shares (i.e., a hypothetical measurement unit equivalent to one share of Pillowtex Common Stock, subject to certain adjustments) determined by dividing the amount of the scheduled annual accrual by the market value per share of Pillowtex Common Stock on the date of such contribution. Each participant's supplemental retirement account will be deemed to be invested solely in phantom shares, and the balance of a participant's account as of any date will be determined by multiplying (i) the number of phantom shares credited to such participant's account at the time of determination by (ii) the market value per share of Pillowtex Common Stock on such date.

     For purposes of calculating a participant's targeted benefit under the SERP, final average compensation is the projected total cash compensation for the five consecutive years of employment ending at age 65. To the extent a participant's compensation exceeds the median compensation for an employee holding a comparable position in firms with comparable sales (including but not limited to firms within Pillowtex's industry), as determined by the Compensation Committee of the Pillowtex Board, such excess compensation will not be taken into account for any purpose under the SERP.

     A participant will be vested in such participant's supplemental retirement account to the same extent that such participant has a vested interest in such participant's employer-provided benefit under the Pension Plan, subject to immediate vesting in the event such participant becomes disabled or in the event of a "change in control." In addition, a participant will be given credit for additional years of service for purposes of vesting under the SERP (but not for purposes of calculating the amount of a participant's supplemental retirement benefit) if required under the terms of a participant's employment contract with Pillowtex.

     Under the SERP, which will be unfunded, payment of a participant's interest in such participant's supplemental retirement account will be made or will begin upon the participant's retirement or other termination of employment. Such payment will be made in the form of a single lump sum cash payment unless the participant elects to receive installment payments. Upon the death of a participant who is receiving a supplemental retirement benefit, such participant's supplemental retirement account balance will continue to be paid in accordance with the form of payment elected by such participant prior to death. If a participant who is entitled to receive a supplemental retirement benefit dies before payment of such benefit begins, the supplemental retirement account balance will be paid as a death benefit to the beneficiary designated by the participant or, if none has been designated, to the participant's surviving spouse, or, if there is no surviving spouse, to the participant's estate. The death benefit will be paid to the beneficiary in a single lump sum payment unless the beneficiary elects otherwise in accordance with the terms of the SERP.

     In the event of a "change in control," (i) the balance of such participant's account as of the date of the "change in control" will be determined (based on the number of phantom shares credited to such participant's account as of such date) and (ii) such participant's account will thereupon be converted into a hypothetical fixed-income investment earning 12% per annum (subject to reduction to 8% per annum upon commencement of installment payments of the balance of a participant's supplemental retirement account) and will no longer be deemed to be invested in phantom shares. In addition, in the event of a "change in control," a participant's scheduled annual accrual will be stated as a dollar amount, and will no longer be expressed as a number of phantom shares. The Merger will not constitute a "change in control" for purposes of the SERP.

     The SERP may be amended at any time by the Compensation Committee of the Pillowtex Board or by the full Pillowtex Board. Any such amendment may reduce prospectively the earnings factor to be applied to a participant's supplemental retirement account, or may change the hypothetical investment of account balances from phantom shares to any other hypothetical investment, but no amendment or termination may have the effect of decreasing a participant's account balance as of the date of such action. Moreover, in the event of a "change in control," the SERP may not be amended with respect to any participant in any manner that would adversely affect such participant's existing or future benefit under the SERP without such participant's written consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Pillowtex Board consists entirely of non-employee directors. The members of the Pillowtex Board who served on the Compensation Committee during 1996 were Messrs. Gillease, Madden, and Mrs. Silverthorne.

     Charles M. Hansen, Jr. has served on the board of directors of Triangle Pacific since 1992 and currently serves on its compensation committee. M. Joseph McHugh is a director and executive officer of Triangle Pacific and was elected as a director of Pillowtex in February 1993. Except as described above, no executive officer of Pillowtex serves as a member of the Compensation Committee or other committee of the Pillowtex Board performing similar functions of any other entity.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

     In February 1996, Pillowtex entered into an agreement with Paul G. Gillease, a director of Pillowtex, to provide management consulting services to Pillowtex. The agreement provides for a monthly consulting fee of $9,000 and reimbursement of travel expenses, and is cancelable by Pillowtex or Mr. Gillease upon 90 days notice.

           OWNERSHIP OF CERTAIN SECURITIES OF PILLOWTEX AND FIELDCREST

PILLOWTEX

     The following table sets forth certain information concerning the beneficial ownership of Pillowtex Common Stock, as of November 5, 1997, by each person known by Pillowtex to own beneficially more than 5% of the outstanding Pillowtex Common Stock, certain executive officers and each director of Pillowtex, and all executive officers and directors as a group. Except as otherwise indicated, Pillowtex believes that the owners named below have sole voting and investment power with respect to all shares of Pillowtex Common Stock indicated.


                                               Shares of Common Stock
                                                Beneficially Owned
                                              -----------------------
Name                                           Number        Percent
--------------------------------------------- ---------     ---------
Charles M. Hansen, Jr. (1) .................. 2,653,104          24.6%
John H. Silverthorne Marital Trust B (2) .... 2,368,893          22.0
Mary R. Silverthorne (2) ....................   662,811           6.1
Paul G. Gillease ............................     8,853            *
Ralph W. La Rovere ..........................       300            *
William B. Madden (3) .......................     9,322            *
M. Joseph McHugh (3) ........................     3,822            *
Jeffrey D. Cordes (3) .......................    36,767            *
Christopher N. Baker (3) ....................     8,850            *
Kevin M. Finlay .............................        --            *
Scott E. Shimizu (3) ........................     6,950            *
Ronald M. Wehtje ............................         5            *
Pioneering Management Corporation (4) .......   549,900           5.1%
All executive officers and directors as a
  group (12 persons) (3) .................... 5,759,677          53.1%

------------------------------------

*    Less than 1%

(1)  Mr. Hansen's address is 4111 Mint Way, Dallas, Texas 75237.

(2) The address of the John H. Silverthorne Marital Trust B and Mrs. Silverthorne is 4111 Mint Way, Dallas, Texas, 75237. Under the rules and regulations of the Commission, Mrs. Silverthorne may be deemed the beneficial owner of the shares held by the John H. Silverthorne Marital Trust B because she is its independent trustee. In addition, Mrs. Silverthorne, in her capacity as trustee, may be deemed the beneficial owner of 42,857 shares held by the John H. Silverthorne Family Trust A, 14,285 shares held by the Bridget Russell Silverthorne Trust A, and 14,285 shares held by the John H. Silverthorne, Jr. Trust A. Mrs. Silverthorne disclaims beneficial ownership of any shares other than the 591,384 shares that she holds of record.

(3) Includes options that are currently exercisable, or become exercisable within 60 days of the date hereof, to purchase the number of shares of Pillowtex Common Stock indicated for the following persons: Mr. Gillease (2,929), Mr. Madden (3,822), Mr. McHugh (3,822), Mr. Cordes (32,322) Mr.
     Baker (3,750), and Mr. Shimizu (5,000).

(4) The address of Pioneering Management Corporation, a Delaware corporation, is 60 State Street, Boston, Massachusetts, 02109. According to the Schedule 13G filed by Pioneering Management Corporation with the Commission which reflects ownership as of December 31, 1996, Pioneering Management Corporation owns all of such shares with sole dispositive power and sole voting power.


FIELDCREST

     The following table sets forth certain information concerning the beneficial ownership of Fieldcrest Common Stock, as of November 5, 1997, by each person known by Fieldcrest to own beneficially more than 5% of the outstanding Fieldcrest Common Stock, certain executive officers and each director of Fieldcrest, and all executive officers and directors as a group. Except as otherwise indicated, Fieldcrest believes that the owners named below have sole voting and investment power with respect to all shares of Fieldcrest Common Stock indicated.

                                                     Shares of Common Stock
                                                       Beneficially Owned
Name                                                  Number      Percent
--------------------------------------------------  ----------  ----------
James M. Fitzgibbons (1)(2)(3)(4)(5) .............     139,675        1.50%
William E. Ford(6) ...............................       7,700         *
John C. Harned (7) ...............................      15,000         *
Noah T. Herndon (8) ..............................      12,000         *
S. Roger Horchow (6) .............................       7,000         *
W. Duke Kimbrell (9)(10) .........................     309,282        3.33%
C. J. Kjorlien (7) ...............................      32,000         *
Alexandra Stoddard (11) ..........................       4,000         *
John M. Nevin (4)(5) .............................      50,094         *
Robert E. Dellinger (3)(4)(5) ....................      58,285         *
Thomas R. Staab (3)(4)(5) ........................      56,576         *
The Prudential Insurance Company
   of America (12) ...............................     816,890        8.54%
   Prudential Plaza
   Newark, New Jersey 07102-3777
Mario J. Gabelli (13) ............................     682,901        7.13%
   One Corporate Center
   Rye, New York 10580-1434
Dimensional Fund Advisors Inc. (14) ..............     476,700        5.16%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401
Mellon Bank Corporation (15) .....................     468,678        5.07%
   One Mellon Bank Center
   Pittsburgh, Pennsylvania 15258
All directors and executive officers of
   Fieldcrest as a group (15 persons, including
   the ones listed above) (5)(16) ...............      712,376        7.43%


------------------------------------

*    Less than 1%

(1) Includes 8,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.

(2) Includes 20,000 shares of Fieldcrest Common Stock covered by an option that Fieldcrest granted to Mr. Fitzgibbons pursuant to a stock option agreement dated as of September 11, 1991 between Fieldcrest and Mr. Fitzgibbons. The option is exercisable at $14.875 per share, which was the closing price per share of Fieldcrest Common Stock on the NYSE on September 11, 1991, and may be exercised in whole or in part at any time before September 10, 1998, provided Mr. Fitzgibbons is on the date of exercise an employee of Fieldcrest.

(3) Includes outstanding shares of Fieldcrest Common Stock granted under Fieldcrest's Long-Term Incentive Plan as of November 5, 1997, certain of which shares are subject to forfeiture.


(4) Includes shares that may be purchased within 60 days upon the exercise of options granted under Fieldcrest 's 1995 Employee Stock Option Plan. Shares that may be purchased by Fieldcrest Named Executive Officers are as follows: J.M. Fitzgibbons -- 30,000 shares; John M. Nevin -- 22,500 shares; R.E. Dellinger -- 22,500 shares; and T.R. Staab -- 22,500 shares.



(5) Includes shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's 1995 Employee Stock Option Plan. Although some of these options are not exercisable at present, they will become exercisable within 60 days if the Merger is consummated. Shares that may be exercised if the merger is consummated include: J.M. Fitzgibbons--30,000; R.E. Dellinger--22,500; T.R. Staab--22,500; J.M.
     Nevin-- 22,500; and other executive officers--8,600.



(6) Includes 7,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.



(7) Includes 12,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.



(8) Includes 6,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.



(9) Includes 5,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.

(10) Includes 50,000 shares owned by daughters of Mr. Kimbrell and 51,282 shares that may be acquired upon the conversion of 30,000 shares of Fieldcrest Preferred Stock owned by Parkdale Mills, Inc. Mr. Kimbrell is an owner and the Chairman of the Board and Chief Executive Officer of Parkdale Mills. Mr. Kimbrell shares voting and investment power as to all the shares owned by Parkdale Mills.


(11) Includes 4,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan.


(12) According to information contained in a statement on Schedule 13G filed with the Commission, as of December 31, 1996, The Prudential Insurance Company of America is the beneficial owner of 816,890 shares of Fieldcrest Common Stock (including shares that may be acquired upon the conversion of Fieldcrest Preferred Stock and Fieldcrest Convertible Debentures) and has sole voting, shared voting, sole dispositive, and shared dispositive power with respect to 3,200, 490,310, 3,200, and 494,610, respectively, of these shares.

(13) According to information contained in a statement on Schedule 13D filed with the Commission, as of October 31, 1997, GAMCO Investors, Inc., Gabelli Funds, Inc., and Gabelli Foundation, Inc. had the sole dispositive power over 682,901 shares of Fieldcrest Common Stock (including shares that may be acquired upon the conversion of Fieldcrest Preferred Stock and Fieldcrest Convertible Debentures) and sole voting power with respect to 666,701 of these shares. Each of Mario J. Gabelli and Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons.

(14) According to information contained in a statement on Schedule 13G filed with the Commission, as of December 31, 1996, Dimensional Fund Advisors Inc. is the beneficial owner of 476,700 shares of Fieldcrest Common Stock and has sole voting, shared voting, and sole dispositive power with respect to 318,100, 476,700, and 476,700, respectively, of these shares.

(15) According to information contained in a statement on Schedule 13G filed with the Commission, as of December 31, 1996, Mellon Bank Corporation is the beneficial owner of 468,678 shares of Fieldcrest Common Stock and has sole voting, sole dispositive, and shared dispositive power with respect to 388,678, 417,000, and 51,768, respectively, of these shares.


(16) Includes 61,000 shares of Fieldcrest Common Stock that may be purchased upon the exercise of options granted under Fieldcrest's Director Stock Option Plan, 103,800 shares of Fieldcrest Common Stock that may be purchased by employees within 60 days upon the exercise of options granted under Fieldcrest's 1995 Employee Stock Option Plan, 12,545 outstanding shares of Fieldcrest Common Stock that have been granted to directors and executive officers under Fieldcrest's Long-Term Incentive Plan and that are subject to forfeiture, and 20,000 shares of Fieldcrest Common Stock covered by the option granted to Mr. Fitzgibbons as described in note (2) above.

                                MERGER FINANCING

INTRODUCTION

     In order to finance the Merger and the repayment of certain indebtedness of Fieldcrest, refinance the existing senior bank credit facility of Pillowtex, and provide working capital for the combined enterprise that will result from the Merger, Pillowtex has negotiated and entered into (i) the New Pillowtex Bank Facilities Commitment with NationsBank of Texas, N.A., which provides for new senior revolving credit and term loan facilities and (ii) the Pillowtex Preferred Stock Commitment with Apollo, which provides for the issuance and sale of 65,000 shares of Pillowtex Preferred Stock. In addition, Pillowtex has negotiated and entered into the Standby Bridge Loan Facility Commitment with NationsBridge, L.L.C., which provides for a standby bridge loan facility. Pillowtex intends to finance the Merger and the repayment of certain indebtedness of Fieldcrest and to refinance the existing senior bank credit facility of Pillowtex through a combination of (i) borrowings under the New Pillowtex Bank Facilities, (ii) the issuance and sale of Pillowtex Preferred Stock, and (iii) the issuance and sale of New Pillowtex Subordinated Notes. In the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date, Pillowtex may borrow an amount corresponding to such shortfall under the Standby Bridge Loan Facility.

     The financings contemplated by the Financing Commitments, together with the proposed sale by Pillowtex of the New Pillowtex Subordinated Notes, are briefly summarized below.

     The obligations of third parties under the Financing Commitments to extend loans or purchase Pillowtex Preferred Stock, as the case may be, are subject to various specified conditions. Because such conditions relate to matters beyond Pillowtex's control, there can be no assurance that such conditions will be timely satisfied.

NEW PILLOWTEX BANK FACILITIES

     The New Pillowtex Bank Facilities Commitment provides for, on the terms and subject to the conditions set forth therein, (i) a $350.0 million revolving credit facility (including $40.0 million for standby and commercial letters of credit and up to $15.0 million for swing line loans) (the "Revolver") and (ii) a $250.0 million term loan facility (the "Term Loan"). The Term Loan will consist of a $125.0 million Tranche A Term Loan and a $125.0 million Tranche B Term Loan. The Revolver will terminate on December 31, 2003. The Tranche A Term Loan and the Tranche B Term Loan will begin scheduled amortization of principal quarterly in arrears commencing in 1999 and 1998, respectively, with final maturities on December 31, 2003 and December 31, 2004, respectively. Pillowtex expects to draw fully on the Term Loan at the closing of the New Pillowtex Bank Facilities and to draw a portion of the Revolver contemporaneously with the closing of the Merger. Pillowtex will initially pay quarterly a commitment fee of 50 basis points per annum calculated on the unused portion of the Revolver. The commitment fee could, however, be reduced during future periods depending upon the ratio of Pillowtex's consolidated indebtedness to EBITDA.

     The Revolver and the Tranche A Term Loan will bear interest, at the option of Pillowtex, at a rate per annum equal to either (i) the LIBOR interbank rate, adjusted for reserves, plus a margin of up to 225 basis points, or (ii) the "Base Rate" (which is the higher of (a) the prime rate then in effect and published by NationsBank of Texas, N.A. and (b) the Federal Funds rate plus 0.5%), plus a margin of up to 75 basis points, subject to adjustments in accordance with the terms of the New Pillowtex Bank Facilities Commitment. The specific margin in any particular case will depend upon the ratio of Pillowtex's consolidated indebtedness to EBITDA, as calculated based upon Pillowtex's quarterly financial statements. The Tranche B Term Loan will bear interest on a similar basis, plus an additional margin of 50 basis points, but will not bear interest at a rate less than the LIBOR interbank rate plus 200 basis points or the Base Rate plus 50 basis points. The initial interest rates will not be less than (i) the LIBOR interbank rate plus 200 basis points or the Base Rate plus 50 basis points for the Revolver and the Tranche A Term Loan and (ii) the LIBOR interbank rate plus 250 basis points or the Base Rate plus 100 basis points for the Tranche B Term Loan, and will not be subject to any change until the receipt of Pillowtex's March 31, 1998 financial statements.

     The Revolver and the Term Loan will be guaranteed by each of the domestic subsidiaries of Pillowtex, including the Surviving Company and its domestic subsidiaries, and will be secured by first priority liens on all of the capital stock of each domestic subsidiary of Pillowtex, including the Surviving Company and its domestic subsidiaries, and by 65% of the capital stock of each foreign subsidiary of Pillowtex and Fieldcrest. Pillowtex will also grant a first priority security interest in all of its presently unencumbered and future domestic assets and properties and all presently unencumbered and future domestic assets and properties of each of its subsidiaries, including the Surviving Company and its subsidiaries. The Term Loan will be subject to mandatory prepayment from all net cash proceeds of asset sales and debt issuances by Pillowtex or any of its subsidiaries after the Merger (except for refinancing or redemption of the Standby Bridge Loan Facility, if utilized), 50% of the net cash proceeds of equity issuances by Pillowtex or any of its subsidiaries after the Merger (excluding equity proceeds that are applied to repay or redeem the Standby Bridge Loan Facility, if utilized), and 75% of excess cash flow. All mandatory prepayments will be applied pro rata between the Tranche A Term Loan and the Tranche B Term Loan (and within each tranche pro rata) to reduce the remaining installments of principal.

     The initial funding of the New Pillowtex Bank Facilities will be subject to various conditions precedent, including, among others: (i) Pillowtex having not less than $40.0 million of availability under the Revolver immediately after the initial funding of the New Pillowtex Bank Facilities; (ii) Pillowtex having issued not less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes and/or Bridge Notes; (iii) Pillowtex having issued not less than $65.0 million aggregate liquidation preference of Pillowtex Preferred Stock; and (iv) Pillowtex having issued new common stock in connection with the Merger for not less than 20.58% of the aggregate value of the Fieldcrest Common Stock and Fieldcrest Preferred Stock outstanding. The New Pillowtex Bank Facilities Commitment provides that the definitive documentation will include representations, warranties, and covenants (including financial covenants) usual and customary for credit facilities such as the New Pillowtex Bank Facilities, and that the New Pillowtex Bank Facilities will be subject to usual and customary events of default, including without limitation nonpayment of principal, interest, or fees, violation of any covenant, inaccurate representations and warranties, bankruptcy, actual or asserted invalidity of any loan documents or security interests, change of control, and cross-default with other material agreements and indebtedness of Pillowtex.

PILLOWTEX PREFERRED STOCK

     The Pillowtex Preferred Stock Commitment provides for, on the terms and subject to the conditions set forth therein, the issuance and sale to Apollo of 65,000 shares of Pillowtex Preferred Stock as of the Closing Date. The issuance and sale of such shares are expected to result in net proceeds to Pillowtex of approximately $63.5 million. For a description of the terms of the Pillowtex Preferred Stock, see "Description of Pillowtex Capital Stock--Series A Redeemable Convertible Preferred Stock."

     The purchase by Apollo of Pillowtex Preferred Stock pursuant to the Pillowtex Preferred Stock Commitment will be subject to various conditions precedent including, among others: (i) Pillowtex having not less than $40.0 million of availability under the Revolver immediately after the funding of the New Pillowtex Bank Facilities; (ii) Pillowtex having entered into definitive documentation for the New Pillowtex Bank Facilities as contemplated by the New Pillowtex Bank Facilities Commitment and all conditions to the initial funding thereunder having been satisfied; (iii) Pillowtex having issued not less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes and/or Bridge Notes; and (iv) Pillowtex and Fieldcrest having no outstanding indebtedness for borrowed money or preferred stock other than (a) the existing industrial revenue bonds of Pillowtex and Fieldcrest, (b) the Existing Pillowtex Subordinated Notes, (c) the Fieldcrest Convertible Debentures, and (d) other indebtedness for borrowed money not exceeding $1.0 million.

     Pursuant to the Pillowtex Preferred Stock Commitment, holders of 20% or more of the outstanding Pillowtex Preferred Stock will be provided with reasonable access to management of Pillowtex and with detailed financial and operating data.

     Pursuant to the Pillowtex Preferred Stock Commitment, upon the occurrence of certain conditions, holders of Pillowtex Preferred Stock will have the right to require Pillowtex to file a registration statement with the Commission to register shares of Pillowtex Common Stock receivable by such holders upon conversion of Pillowtex Preferred

Stock. Holders will also have so-called "piggyback" registration rights with respect to shares of Pillowtex Common Stock receivable upon conversion of Pillowtex Preferred Stock.

NEW PILLOWTEX SUBORDINATED NOTES

     Pillowtex intends to issue and sell up to $150.0 million aggregate principal amount of its New Pillowtex Subordinated Notes on or prior to the Closing Date. Although the specific terms of the New Pillowtex Subordinated Notes have not yet been established, (i) for purposes of the pro forma combined financial information presented in this Joint Proxy Statement/Prospectus, the principal thereof is assumed to bear interest at a rate of 93 semi-annually in arrears, (ii) the New Pillowtex Subordinated Notes are expected to be due and payable in full in 2007, and (iii) the indenture or other instrument under which they are to be issued is expected to contain affirmative, restrictive, and financial covenants and to specify events of default generally comparable to the covenants and events of default contained and specified in the indenture pursuant to which the Existing Pillowtex Subordinated Notes were issued. See "Other Post-Merger Indebtedness of Pillowtex--Existing Pillowtex Subordinated Notes." For purposes of the pro forma combined financial information presented in this Joint Proxy Statement/Prospectus, it has been assumed that the New Pillowtex Subordinated Notes will be issued and sold as of the Closing Date, resulting in net proceeds to Pillowtex of approximately $146.4 million.

     The New Pillowtex Subordinated Notes will be issued without registration under the Securities Act and, accordingly, the New Pillowtex Subordinated Notes may not be resold except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act.

STANDBY BRIDGE LOAN FACILITY

     The Standby Bridge Loan Facility Commitment provides for, on the terms and subject to the conditions set forth therein, a standby bridge loan facility pursuant to which up to $150.0 million will be available to Pillowtex to finance the Merger and complete the related refinancings in the event that less than $135.0 million aggregate principal amount of New Pillowtex Subordinated Notes shall have been issued and sold as of the Closing Date. Pillowtex presently does not intend to utilize the Standby Bridge Loan Facility. In the event it becomes necessary to utilize the Standby Bridge Loan Facility, borrowings thereunder would initially be evidenced by senior subordinated bridge notes ("Bridge Notes"). The terms of the Bridge Notes would be less favorable to Pillowtex than the anticipated terms of the New Pillowtex Subordinated Notes. Interest on the Bridge Notes would be payable at a floating rate higher than the fixed rate of interest expected to be borne by the New Pillowtex Subordinated Notes, which floating rate would increase at specified intervals as long as the Bridge Notes were outstanding (subject to certain limitations). The Bridge Notes would mature one year from the date of issuance and, if not repaid in full, could, subject to certain conditions, be satisfied at that time through the issuance and delivery of senior subordinated rollover notes with a maturity of nine years (the "Rollover Notes"). Interest on the Rollover Notes would also be payable at a floating rate which would increase at specified intervals (subject to certain limitations).


                   OTHER POST-MERGER INDEBTEDNESS OF PILLOWTEX

INTRODUCTION

     The principal long-term indebtedness of Pillowtex expected to be outstanding following the Merger, in addition to the indebtedness described under "Merger Financing" above, is described briefly below.

EXISTING PILLOWTEX SUBORDINATED NOTES

     Pillowtex presently has outstanding $125.0 million aggregate principal amount of its 10% Senior Subordinated Notes due 2006. The Existing Pillowtex Subordinated Notes bear interest at a rate of 10% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The Existing Pillowtex Subordinated Notes are scheduled to mature in their entirety on November 15, 2006. Pillowtex has the option to redeem the Existing Pillowtex Subordinated Notes, in whole or in part, at any time on or after November 15, 2001, at redemption prices starting at 105% of stated principal on November 15, 2001 and decreasing at a rate of 1.667% per year to 100% on and after November 15, 2004, plus all accrued and unpaid interest to the redemption date. There is no mandatory redemption of the Existing Pillowtex Subordinated Notes except upon a change in control. Upon the occurrence of a "change in control," each holder of Existing Pillowtex Subordinated Notes will have the right to require Pillowtex to repurchase all or any part of such holder's Existing Pillowtex Subordinated Notes pursuant to a "change of control" offer at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon to the date of purchase. The Merger will not constitute a "change in control" for purposes of the Existing Pillowtex Subordinated Notes.

     The Existing Pillowtex Subordinated Notes are subject to certain covenants which restrict, among other things, Pillowtex's ability to incur additional indebtedness and issue preferred stock, incur liens to secure subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the Existing Pillowtex Subordinated Notes, merge or consolidate with any other person, sell stock of subsidiaries, or sell, assign, transfer, lease, convey, or otherwise dispose of substantially all of the assets of Pillowtex.

FIELDCREST CONVERTIBLE DEBENTURES

     Fieldcrest presently has outstanding $116.5 million aggregate principal amount of its 6.0% Convertible Subordinated Debentures due 2012. After the Effective Time, the Fieldcrest Convertible Debentures will remain outstanding as debt obligations of the Surviving Company. The Fieldcrest Convertible Debentures bear interest at the rate of 6.0% per annum payable on March 15 and September 15 of each year. The Fieldcrest Convertible Debentures are presently convertible into shares of Fieldcrest Common Stock at a conversion price of $44.25 per share, subject to adjustment upon the occurrence of certain events. As a result of the Merger, Fieldcrest Convertible Debentures will become convertible into the same consideration that a holder of the number of shares of Fieldcrest Common Stock into which such Fieldcrest Convertible Debentures might have been converted immediately prior to the Merger would be entitled to receive in the Merger. For example, a Fieldcrest Convertible Debenture having an aggregate principal amount of $1,000 will become convertible into (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 22.60 and
(ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 22.60.

     The Fieldcrest Convertible Debentures are presently redeemable at their stated principal amount, in whole or in part, at the option of Fieldcrest, plus any accrued and unpaid interest to the date of redemption. The Fieldcrest Convertible Debentures are subject to mandatory redemption at their stated principal amount plus any accrued and unpaid interest pursuant to a sinking fund provision whereby Fieldcrest is required on March 15 of the years 1997 to 2011 inclusive, to deposit with the indenture trustee an amount equal to 5.0% of the original $125.0 million aggregate principal amount of Fieldcrest Convertible Debentures. The sinking fund provision is designed to cause the redemption of 75% of the Fieldcrest Convertible Debentures as of their maturity date.

PILLOWTEX DEED OF TRUST NOTE

     Pillowtex presently has outstanding a $2.5 million deed of trust note collateralized by land and buildings (the "Pillowtex Trust Note"). The Pillowtex Trust Note bears interest at 10.5% per annum, payable monthly in arrears, and matures on July 1, 1998.

PILLOWTEX INDUSTRIAL REVENUE BONDS

     Pillowtex has certain obligations in respect of certain industrial revenue bonds issued by the Pennsylvania Economic Development Financing Authority (the "PEDFA Bonds"). The PEDFA Bonds are collateralized by certain funds established and agreements executed in connection with the issuance of the PEDFA Bonds, including an irrevocable direct pay letter of credit issued by NationsBank, N.A. (formerly NCNB National Bank of North Carolina), for the account of Pillowtex, in the initial face amount of $5.7 million in support of the PEDFA Bonds. Such letter of credit provides assurance that payments on the PEDFA Bonds will be made as scheduled. The PEDFA Bonds bear interest, payable semiannually, at a variable rate (7.00% to 7.85% per annum), and mature serially in annual amounts ranging from $285,000 to $640,000 through April 1, 2002. Approximately $2.8 million aggregate principal amount of PEDFA Bonds is presently outstanding.

     Pillowtex also has certain obligations in respect of certain industrial revenue bonds issued by the Mississippi Business Finance Corporation (the "MBFC Bonds"). The MBFC Bonds are collateralized by buildings, equipment, and certain agreements executed in connection with the issuance of the MBFC Bonds, including
(i) a security interest in the lease agreement between Pillowtex (as lessee) and Tunica County, Mississippi, covering the real property on which Pillowtex constructed facilities with the proceeds of the issuance of the MBFC Bonds, and
(ii) an irrevocable direct pay letter of credit issued by NationsBank of Texas, N.A., for the account of Pillowtex, in the initial face amount of $4.7 million in support of the MBFC Bonds. The letter of credit provides assurance that payments on the MBFC Bonds will be made as scheduled. The MBFC Bonds bear interest, payable monthly (or, in certain circumstances, quarterly), at a variable rate (2.75% to 4.5% per annum), provide for annual principal payments of $460,000 beginning July 1, 1995, and mature on July 1, 2004. Approximately $3.2 million aggregate principal amount of MBFC Bonds is presently outstanding.

FIELDCREST INDUSTRIAL REVENUE BONDS

     Fieldcrest has certain obligations in respect of industrial revenue bonds issued by various state and municipal industrial authorities. First, Fieldcrest has certain obligations in respect of certain industrial revenue bonds issued by the Industrial Development Board of the City of Phenix City, Alabama (the "Phenix City Bonds"). The Phenix City Bonds are collateralized by land, equipment, buildings, and a security interest in the lease agreement between Fieldcrest (as lessee) and such Board covering the property and facilities that were acquired with the proceeds of the issuance of the Phenix City Bonds. The Phenix City Bonds bear interest, payable semiannually, at a rate equal to 5.63% per annum, and mature serially in annual amounts ranging from $165,000 to $335,000 through February 1, 1998. Approximately $355,000 aggregate principal amount of the Phenix City Bonds is presently outstanding.

     Fieldcrest also has certain obligations in respect of certain industrial revenue bonds issued by the Rowan County Industrial Facilities and Pollution Control Financing Authority of the State of North Carolina (the "Rowan County Bonds"). The Rowan County Bonds are collateralized by, among other things, a security interest in the lease agreement between Fieldcrest (as lessee) and such Authority covering the property and facilities that were acquired with the proceeds of the issuance of the Rowan County Bonds. The Rowan County Bonds bear interest, payable semiannually, at a rate equal to 7.25% per annum, and mature serially in annual amounts ranging from $165,000 to $190,000 through October 1, 2001. Approximately $685,000 aggregate principal amount of the Rowan County Bonds is presently outstanding.

     Fieldcrest has additional obligations in respect of certain industrial revenue bonds issued by the Industrial Development Board of the City of Scottsboro, Alabama (the "Scottsboro Bonds"). The Scottsboro Bonds are collateralized by land, equipment, buildings, and a security interest in the lease agreement between Fieldcrest (as lessee) and the Board covering the property that was acquired with the proceeds of the issuance of the Scottsboro Bonds. The Scottsboro Bonds bear interest, payable semiannually, at a rate equal to 6.75% per annum, provide for annual principal payments of $200,000 beginning September 1, 1998, and mature on September 1, 2002. Approximately $1.0 million aggregate principal amount of the Scottsboro Bonds is presently outstanding.

     Fieldcrest has further obligations in respect of certain industrial revenue bonds issued by the State Industrial Development Authority of the State of Alabama (the "Alabama Bonds"). The Alabama Bonds are collateralized by certain funds established and agreements executed in connection with the issuance of the Alabama Bonds, including an irrevocable direct pay letter of credit issued by CoreStates Bank, N.A., for the account of Fieldcrest, in the initial face amount of $10.2 million. Such letter of credit provides assurance that the payments on the Alabama Bonds will be made as scheduled. The Alabama Bonds bear interest at a variable rate (approximating the LIBOR interbank rate), and mature on July 1, 2021. Approximately $10.0 million aggregate principal amount of the Alabama Bonds is presently outstanding.

                     DESCRIPTION OF PILLOWTEX CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     General. The Pillowtex Articles provide that the authorized capital stock of Pillowtex consists of 30,000,000 shares of Pillowtex Common Stock, and 20,000,000 shares of preferred stock, per value $0.01 per share.

     Common Stock. The holders of Pillowtex Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferential rights of any issued and outstanding preferred stock, including the Pillowtex Preferred Stock, holders of Pillowtex Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Pillowtex Board out of funds legally available therefor. In the event of a liquidation, dissolution, or winding-up of Pillowtex, holders of Pillowtex Common Stock are entitled to share ratably in all assets of Pillowtex, if any, remaining after payment of liabilities and the liquidation preferences of any issued and outstanding preferred stock, including the Pillowtex Preferred Stock. Holders of Pillowtex Common Stock have no preemptive rights, no cumulative voting rights, and no rights to convert their shares of Pillowtex Common Stock into any other securities of Pillowtex or any other entity. The Pillowtex Common Stock is not subject to redemption or sinking fund redemption.

     The Pillowtex Common Stock is listed on the New York Stock Exchange under the symbol "PTX." Chase Mellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Pillowtex Common Stock.

     Preferred Stock. The Pillowtex Board has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and, subject to the terms of any issued and outstanding preferred stock (including without limitation the Pillowtex Preferred Stock), to fix the designations, preferences, limitations, and relative rights of all shares of each such series, including without limitation dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences, and the number of shares constituting each such series, without any further vote or action by the holders of Pillowtex Common Stock. The issuance of one or more series of preferred stock will likely decrease the amount of earnings and assets available for distribution to holders of Pillowtex Common Stock as dividends or upon liquidation, respectively, and may adversely affect the rights and powers, including voting rights, of the holders of Pillowtex Common Stock. The issuance of preferred stock also could have the effect of delaying, deterring, or preventing a change in control of Pillowtex.

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     General. The Pillowtex Preferred Stock Commitment provides for, on the terms and subject to the conditions set forth therein, the issuance and sale to Apollo of 65,000 shares of Pillowtex Preferred Stock at an offering price of $1,000 per share, which is expected to result in net proceeds to Pillowtex of approximately $63.5 million. See "Merger Financing--Pillowtex Preferred Stock."

     Liquidation Preference; Ranking. Each share of Pillowtex Preferred Stock will have a liquidation preference of $1,000, plus accrued and unpaid dividends (the "Liquidation Preference"). The Pillowtex Preferred Stock will rank senior in right of payment to all common equity stock and all other classes of preferred stock of Pillowtex (other than parity securities), but will rank junior in right of payment to all indebtedness of Pillowtex. The terms of the Pillowtex Preferred Stock will restrict, among other things, Pillowtex's ability to pay dividends or make certain other restricted payments on the Pillowtex Common Stock.


     Dividends. Subject to the provisions described below, dividends will accrue on the Pillowtex Preferred Stock from the issue date through and including December 31, 1999 at a rate per annum equal to 3.0%. However, Pillowtex may at its option pay dividends in cash during each quarterly period during calendar years 1998 and 1999 at a rate in excess of 3.0%. Beginning January 1, 2000, dividends will accrue on the Pillowtex Preferred Stock at the Applicable Dividend Rate, which is defined as 3.0%, 7.0% or 10.0% depending upon Pillowtex's 1999 Pro Forma EPS as set forth in the following table:



                                       Applicable Dividend
                                             Rate at
1999 Pro Forma EPS                        January 1, 2000
-----------------                        ----------------
$2.70 or greater                          3.0% per annum

$2.35 to $2.69                            7.0% per annum

$2.34 or less                            10.0% per annum



     The term "1999 Pro Forma EPS" is defined as Pillowtex's diluted earnings per share as included in its audited financial statements for the fiscal year ending January 1, 2000, as adjusted to exclude the after-tax effect of (i) any change in generally accepted accounting principles from September 5, 1997, other than the effects of Financial Accounting Standards Board Statement No. 128, (ii) extraordinary gains or losses, and (iii) gain on sale of assets having a fair market value in excess of $1.0 million ("1999 EPS"), calculated on a pro forma basis assuming (a) the dividend rate on the Pillowtex Preferred Stock for calendar 1997 (if applicable) and calendar 1998 was (1) 3.0% per annum if 1999 EPS is equal to or greater than $2.35 or (2) 10.0% per annum if 1999 EPS is less than $2.35; (b) the dividend rate on the Pillowtex Preferred Stock for calendar 1999 was (1) 3.0% per annum if 1999 EPS is greater than or equal to $2.70, (2) 7.0% per annum if 1999 EPS is greater than or equal to $2.35 but less than $2.70, and (3) 10.0% per annum if 1999 EPS is less than $2.35; and (c) any incremental dividends included pursuant to clauses (a) and (b) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends).

     In addition to paying dividends from and after January 1, 2000 at the Applicable Dividend Rate, Pillowtex is required to pay a one-time Catch Up Dividend in shares of Pillowtex Preferred Stock in 1999 equal to the difference between the aggregate amount of dividends paid (whether in cash or additional shares of Pillowtex Preferred Stock)(the "Aggregate Dividends Paid") and the aggregate amount of dividends that would have been paid on the Pillowtex Preferred Stock from the issue date through and including the last Dividend Payment Date prior to the date on which Pillowtex finally determines the amount of 1999 Pro Forma EPS ("Aggregate Dividends Owed") assuming (i) the dividend rate for calendar 1997 (if applicable) and calendar 1998 was (a) 3.0% per annum if 1999 Pro Forma EPS is equal to or greater than $2.35 or (b) 10.0% per annum if 1999 Pro Forma EPS is less than $2.35, (ii) the dividend rate for calendar 1999 was the Applicable Dividend Rate, and (iii) any incremental dividends included in calculating dividends described in clauses (i) and (ii) which were not paid when due (either in cash or in shares of Pillowtex Preferred Stock) were paid in additional shares of Pillowtex Preferred Stock (including the effect of all dividends earned on unpaid dividends). If the Aggregate Dividends Paid is more than the Aggregate Dividends Owed, then no Catch Up Dividend will be payable and an amount equal to the difference between Aggregate Dividends Paid and Aggregate Dividends Owed will be offset against dividends payable on the next succeeding Dividend Payment Date or Dividend Payment Dates, as the case may be.

     The following table sets forth for each of the three categories of 1999 Pro Forma EPS indicated the number of shares to be issued as a Catch Up Dividend (assuming that the Pillowtex Preferred Stock were to be initially issued on December 31, 1997, that dividends due prior to January 1, 2000 are paid in cash when due at a rate per annum of 3.0%, and that the Determination Price is $24.00 per share):


                                       Applicable Catch Up
1999 Pro Forma  EPS                         Dividend
-----------------                        ----------------
$2.70 or greater                               N/A

$2.35 to $2.69                           2,669.05 shares

$2.34 or less                            9,952.15 shares

     If the Determination Price is less than $23.00, each of the $2.35 and $2.70 targets for 1999 Pro Forma EPS will be reduced by an amount equal to the product of (i) 0.065 and (ii)(a) $23.00 minus (b) the Determination Price. All dividends will be cumulative, whether or not declared, on a daily basis from the date of issuance and will be payable quarterly, in arrears, on March 31, June 30, September 30, and December 31 (each a "Dividend Payment Date"). Dividends (in the form of additional dividends due) will compound quarterly on all unpaid dividends from the Dividend Payment Date with respect thereto until the date of payment. At the option of Pillowtex, dividends other than the Catch Up Dividend will be payable either in cash or in kind (through the issuance of additional shares of Pillowtex Preferred Stock) for the first five years after issuance and will be payable only in cash thereafter.

     In the event that after the fifth anniversary of the initial issuance of the Pillowtex Preferred Stock, Pillowtex fails to pay dividends in cash on the Dividend Payment Date when due, the dividend rate applicable to any period in which any such dividends remain unpaid will be increased by 0.5% per quarter for each quarter in which any such dividends remain unpaid (such rate increase, the "Dividend Increase"). The applicable dividend rate plus the Dividend Increase applicable to any period will not exceed the lesser of (i) 18.0% per annum and
(ii) the maximum rate permitted by applicable law. After a Dividend Increase, when Pillowtex pays all accrued and unpaid dividends, and upon the payment of dividends on the next Dividend Payment Date at the rate in effect prior to giving effect to any Dividend Increase, the annual dividend rate will be decreased to the otherwise applicable dividend rate.

     Conversion. At the option of the holders thereof, at any time or from time to time, each share of the Pillowtex Preferred Stock will be convertible into the number of shares of Pillowtex Common Stock as is determined by dividing (i) the sum of (a) $1,000 and (b) any unpaid dividends on such share by (ii) an initial conversion price equal to $24.00 per share, except that if the Determination Price is less than $23.00, then the conversion price will be equal to the Determination Price plus $1.00, subject to subsequent adjustment in certain circumstances to prevent dilution.


     Mandatory Redemption. Each share of Pillowtex Preferred Stock will be subject to mandatory redemption on the date ten and one-half years after the initial issuance of the Pillowtex Preferred Stock (the "Mandatory Redemption Date"), at a redemption price equal to $1,000, plus accrued and unpaid dividends.


     Optional Redemption. Pillowtex will have the right to, at any time and from time to time after the fourth anniversary of the initial issuance of the Pillowtex Preferred Stock, call all or any portion of the Pillowtex Preferred Stock for redemption at a redemption price equal to (i) the Liquidation Preference plus (ii) the product of (a) a premium, which declines ratably from the percentage equal to the applicable dividend rate on such fourth anniversary to zero on the Mandatory Redemption Date, and (b) the Liquidation Preference (minus any accrued and unpaid dividends from the Dividend Payment Date prior to the date fixed for redemption).




     Voting Rights. Except as described below and as otherwise required by law, holders of Pillowtex Preferred Stock are not entitled to any vote on matters presented to shareholders of Pillowtex.

     So long as any shares of the Pillowtex Preferred Stock are outstanding, Pillowtex may not (i) amend the Pillowtex Articles so as to (a) affect adversely the specified rights, preferences, privileges, or voting rights of holders of shares of Pillowtex Preferred Stock or (b) authorize the issuance of additional shares of any class of senior securities or (ii) merge, consolidate, or enter into any other reclassification that would (a) materially affect adversely the special or relative rights, preferences, privileges, or voting rights of the Pillowtex Preferred Stock or (b) result in a breach of the terms of the Pillowtex Preferred Stock without, in any such case, the affirmative vote or consent of holders of more than 50% of the outstanding shares of the Pillowtex Preferred Stock. In addition, any amendment to the Pillowtex Articles that would alter in any material respect the dividend rates, liquidation preference, redemption rights, or conversion rights of the Pillowtex Preferred Stock will require the affirmative vote or consent of each holder of Pillowtex Preferred Stock.

     In the event of Pillowtex's failure to pay dividends or the occurrence of certain breaches that shall have continued for a period of 60 days after notice thereof from any holder of Pillowtex Preferred Stock, within ten business days of such events, the number of members on the Pillowtex Board would be automatically increased by 25% and the holders of the Pillowtex Preferred Stock would be entitled to elect directors to fill the new positions created by such expansion, so long as such nonpayment of dividends and breaches were not cured after notice thereof, except that if the event of default related to (i) the failure to redeem the Pillowtex Preferred Stock, (ii) a breach of certain restrictions on Pillowtex's activities, or (iii) a bankruptcy event with respect to Pillowtex or any of its subsidiaries, there would be no 60-day grace period or right to cure and the holders' right to so elect directors would continue for as long as the Pillowtex Preferred Stock were outstanding.

FUTURE STOCK ISSUANCES

     In addition to the Pillowtex Common Stock to be issued or to become issuable to holders of Fieldcrest Common Stock, holders of Fieldcrest Preferred Stock, holders of Fieldcrest Options, and holders of Fieldcrest Convertible Debentures in connection with the Merger, the Pillowtex Preferred Stock to be issued to Apollo pursuant to the Pillowtex Preferred Stock Commitment, and the Pillowtex Common Stock and any additional Pillowtex Preferred Stock to be issuable pursuant to the terms of the Pillowtex Preferred Stock, Pillowtex is and may become obligated to issue additional shares of Pillowtex Common Stock pursuant to awards granted under equity-based compensation plans, including the Stock Option Plan.

     Pillowtex is also authorized to issue additional shares of capital stock from time to time. Under Texas law, in the absence of actual fraud in the transaction, the judgment of the directors as to the value of consideration received upon the issuance of a corporation's capital stock is conclusive. In addition, as permitted by Texas law, under the Pillowtex Articles Pillowtex's shareholders will not have preemptive rights to purchase additional shares of Pillowtex capital stock upon any issuance of such shares authorized by the Pillowtex Board. See "Risk Factors--Certain Provisions of Pillowtex's Articles of Incorporation, Bylaws, and other Agreements."

                           RESTRICTIONS ON RESALES OF
                      PILLOWTEX COMMON STOCK BY AFFILIATES

     The shares of Pillowtex Common Stock to be issued to the stockholders of Fieldcrest in the Merger are being registered under the Securities Act pursuant to the Registration Statement. However, because some stockholders of Fieldcrest are or may be "affiliates" of Fieldcrest at the time of the Fieldcrest Special Meeting, such persons will not be able to resell the Pillowtex Common Stock received by them in the Merger unless such Pillowtex Common Stock is registered for resale under the Securities Act, is sold in compliance with an applicable exemption from the registration requirements of the Securities Act, or is sold in compliance with Rule 145 under the Securities Act.

     Rule 145 permits holders of securities received in a merger or other exchange to sell such securities without registration under the Securities Act provided such sale is made in compliance with certain provisions of Rule 144 or certain holding period requirements have been satisfied. The applicable provisions of Rule 144 allow a holder of such securities to sell, without registration, within any three month period a number of shares of such securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding a specified date subject to the satisfaction of certain other requirements regarding the manner of sale and the availability of current public information regarding the issuer. Rule 145 also permits a holder of such securities to sell such securities without registration if: (i) such holder is not an affiliate of the issuer and a period of at least one year has elapsed since the date such securities were acquired from the issuer in the transaction, and the issuer meets the requirements of Rule 144 regarding the availability of current public information or (ii) such holder is not, and has not been for at least three months, an affiliate of the issuer and a period of at least two years has elapsed since the date such securities were acquired from the issuer in the transaction.


                CERTAIN CORPORATE GOVERNANCE MATTERS OF PILLOWTEX

ANTITAKEOVER PROVISIONS

     The Pillowtex Articles and Pillowtex Bylaws contain certain provisions described below that may reduce the likelihood of a change in management or voting control of Pillowtex without the consent of the Pillowtex Board.

These provisions could have the effect of delaying, deterring, or preventing tender offers or takeover attempts that some or a majority of Pillowtex's shareholders might consider to be in their best interests, including offers or attempts that might result in a premium over the market price for Pillowtex Common Stock. See "Risk Factors--Certain Provisions of Pillowtex's Articles of Incorporation, Bylaws, and other Agreements."

CLASSIFIED BOARD

     Beginning with the 1994 annual meeting of shareholders, the Pillowtex Board has been divided into three classes, the initial terms of which expired at the 1995, 1996, and 1997 annual meetings of shareholders, respectively. Beginning in 1995, one class of directors is elected on a rotating basis at each annual meeting of shareholders for a three-year term. Directors of Pillowtex are elected by the affirmative vote of a plurality of the shares cast at a meeting at which a quorum is present. Shareholders may remove a director only with cause and upon the affirmative vote of the holders of not less than 80% of the outstanding voting stock. The Pillowtex Board has the right to appoint up to two persons to fill vacancies on the Pillowtex Board during any period between two successive annual meetings of shareholders. The classification of the Pillowtex Board may have the effect of deterring or delaying a takeover of Pillowtex because it may take at least two years to gain control of the Pillowtex Board. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Directors--Pillowtex."

SHAREHOLDER NOMINATIONS AND PROPOSALS

     The Pillowtex Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Pillowtex Board or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of shareholders of Pillowtex. These procedures provide that the notice of proposed shareholder nominations for the election of directors must be received at the principal executive offices of Pillowtex not less than 50 days nor more than 60 days prior to the meeting at which directors are to be elected (or, if fewer than 50 days' notice of prior public disclosure of the meeting date is given or made by Pillowtex, not later than ten days after the day on which the notice was mailed or such public disclosure was made). These procedures also provide that, at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Pillowtex Board or by a shareholder who has given timely prior written notice to Pillowtex of such shareholder's intention to bring such business before the meeting. For the shareholder's notice to be timely, it must be delivered to or mailed and received at the principal executive offices of Pillowtex not later than the date that corresponds to 120 days prior to the date Pillowtex's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders. Such notice must contain certain information specified in the Pillowtex Bylaws. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Proposal of Business; Nomination of Directors--Pillowtex."

AMENDMENT OF BYLAWS

     The Pillowtex Bylaws can be amended only by the Pillowtex Board or by the affirmative vote of the holders of at least 80% of the shares entitled to vote generally in the election of directors. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Amendment of Articles or Certificate of Incorporation and Bylaws--Pillowtex."

SHAREHOLDER ACTION

     The Pillowtex Articles provide that special meetings of the shareholders may be called only by the Chief Executive Officer, the President, the Board of Directors, or the holders of at least 50% of all shares entitled to vote at the proposed meeting. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Special Meetings--Pillowtex."

PREFERRED STOCK

     The Pillowtex Articles permit the Pillowtex Board to issue preferred stock at any time without shareholder approval. Preferred stock is sometimes used to discourage or make more difficult attempts to take control of a company by means of a merger, tender offer, proxy contest, or otherwise, through the issuance without shareholder approval of shares with supervoting rights or other features that would thwart a takeover by reducing the ability of the suitor to acquire the necessary voting shares to obtain control.

FAIR PRICE PROVISION

     The Pillowtex Articles include a so-called "fair price" provision that requires the affirmative vote of the holders of at least 66 2/3% approve certain business combinations effected within three years after the date on which the person became an interested shareholder. These "business combinations" include a merger with an interested shareholder, or disposition of assets having a fair market value of at least 10% of the fair market value of all of Pillowtex's assets or outstanding stock to an interested shareholder, a liquidation proposed by an interested shareholder, the issuance of securities to an interested shareholder, or the reclassification of Pillowtex securities or a similar transaction that increases the interested shareholder's proportionate ownership in Pillowtex. An "interested shareholder" is anyone who owns or controls, directly or indirectly, or together with others, 15% or more of Pillowtex's voting stock. However, a business combination with an interested shareholder will not require shareholder approval if (i) a majority of disinterested directors approves the business combination or the transaction in which the interested shareholder becomes such, (ii) the business combination involves the distribution to the shareholders of cash or other consideration that satisfies the "fair price" criteria set forth in the Pillowtex Articles, which generally require that all shareholders receive equal treatment, an adequate price, and adequate disclosure, (iii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the voting stock of Pillowtex outstanding at the time the transaction commenced, or (iv) the business combination is proposed after the public announcement or notice of a transaction meeting specified criteria and before consummation or abandonment of such transaction. The fair price provision of the Pillowtex Articles may not be amended without the affirmative vote of holders of at least 80% of all shares entitled to vote. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Approval of Merger, Dissolution, and Asset Sales--Pillowtex."

TEXAS BUSINESS COMBINATION STATUTE

     Article 13 of the TBCA ("Article 13"), in general, prohibits a Texas corporation from engaging in certain business combinations with an affiliated shareholder for three years following the date the shareholder first became an affiliated shareholder, unless: (i) the business combination or the transaction resulting in the shareholder becoming an affiliated shareholder is approved by the board before such date or (ii) the business combination is approved by holders of at least two-thirds of the voting shares (excluding the affiliated shareholder's shares) not less than six months after such date. For purposes of
Article 13, "business combinations" include, among others, the following types of transactions: mergers, share exchanges, and conversions with certain other entities; sales, leases, and other dispositions of assets greater than 10% of the total market value of the corporation's assets, outstanding common stock, or earning power or net income; issuances of stock and securities not issued to other shareholders on a similar basis; and liquidations, dissolutions, and other transactions involving benefits not received by other shareholders. For purposes of Article 13, an "affiliated shareholder" generally is a person or group that owns or controls at least 20% of the voting shares of the corporation. Article 13, which became effective as of September 1, 1997, will not apply to business combinations of any corporation that adopts an amendment to its articles of incorporation or bylaws before December 31, 1997 expressly electing not to be governed by Article 13. Pillowtex has not adopted, and does not intend to adopt, any such amendment. See "Comparison of Right of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Approval of Merger, Dissolution, and Asset Sales--Pillowtex."


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

DIRECTOR LIABILITY LIMITATION

     As authorized by the Texas Miscellaneous Corporation Laws Act, the Pillowtex Articles provide that Pillowtex's directors will have no personal liability to Pillowtex or its shareholders for monetary damages for breach or alleged breach of the directors' duty of care. This provision has no effect on director liability for (i) a breach of the directors' duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) any transaction from which a director derives an improper personal benefit. In addition, under the Pillowtex Articles, any additional liabilities permitted to be eliminated by subsequent legislation will automatically be eliminated without further shareholder vote, unless additional shareholder approval is required by such legislation. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Limitation of Director Liability--Pillowtex."

     The principal effect of the limitation of liability provision is that a shareholder is unable to prosecute an action for monetary damages against a director of Pillowtex unless the shareholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws.

     The Pillowtex Articles do not eliminate its directors' duty of care. However, the inclusion of this provision in the Pillowtex Articles may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their fiduciary duties, even though such an action, if successful, might otherwise benefit Pillowtex and its shareholders. This provision should not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.

INDEMNIFICATION

     The Pillowtex Bylaws also provide that Pillowtex will indemnify its directors, officers, employees, and agents to the fullest extent permitted by Texas law. Pillowtex is generally required to indemnify its directors, officers, employees, and agents against all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the person's position with Pillowtex or another entity that the person serves at Pillowtex's request, subject to certain conditions, and to advance funds to enable them to defend against such proceedings. To receive indemnification, the director, officer, employee, or agent must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner and Pillowtex's best interest. See "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Indemnification of Officers and Directors--Pillowtex."

     Pillowtex has entered into Indemnification Agreements with each of its directors pursuant to which Pillowtex has agreed to indemnify the directors to the full extent authorized or permitted by the TBCA.


                       COMPARISON OF RIGHTS OF HOLDERS OF
               FIELDCREST COMMON STOCK AND PILLOWTEX COMMON STOCK

GENERAL

     Fieldcrest is incorporated under the laws of the state of Delaware. Pillowtex is incorporated under the laws of the state of Texas. The rights of Fieldcrest's stockholders are currently governed by the DGCL, the Fieldcrest Certificate, and the Fieldcrest Bylaws. If Fieldcrest's stockholders approve and adopt the Merger Agreement, Pillowtex's shareholders approve the Share Issuance, and the Merger becomes effective, stockholders of Fieldcrest will become shareholders of Pillowtex. For that reason, after the Effective Time of the Merger, their rights will be governed by the TBCA, the Pillowtex Articles, and the Pillowtex Bylaws.

     Shares of Fieldcrest Preferred Stock entitle the holders thereof to specified preferences and relative rights, including preferences as to payment of dividends and upon liquidation and rights relating to the conversion, redemption, and voting of such shares. As a result of the Merger, holders of shares of Fieldcrest Preferred Stock will no longer have such specified rights, but, subject to their right under Delaware law to seek appraisal of such shares,


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will instead have the right to receive cash and shares of Pillowtex Common
Stock as described above under the caption "The Merger--The Merger Agreement--Consideration to be Paid in the Merger."

     THE FOLLOWING IS A COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF FIELDCREST COMMON STOCK WITH THE RIGHTS OF HOLDERS OF PILLOWTEX COMMON STOCK. IT IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT PROVISIONS OF THE LAWS AND DOCUMENTS DISCUSSED BELOW.

AUTHORIZED CAPITAL STOCK

     Fieldcrest. The total number of authorized shares of capital stock of Fieldcrest is 50,000,000 shares, of which 25,000,000 shares are Fieldcrest Common Stock, 15,000,000 shares are Class B Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Class B Common Stock"), and 10,000,000 shares are preferred stock, par value $0.01 per share. There are no shares of Fieldcrest Class B Common Stock outstanding.

     Pillowtex. The total number of authorized shares of capital stock of Pillowtex is 50,000,000 shares, of which 30,000,000 shares are Pillowtex Common Stock and 20,000,000 shares are preferred stock, par value $0.01 per share.
See "Description of Pillowtex Capital Stock--Authorized Capital Stock."

AMENDMENT OF ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS

     Fieldcrest. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of holders of a majority of the outstanding stock entitled to vote thereon. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

     The Fieldcrest Bylaws may be amended by a majority of the Fieldcrest Board or by holders of a majority of the outstanding stock entitled to vote thereon.

     Pillowtex. Under the TBCA, an amendment to a corporation's articles of incorporation requires approval of the board of directors and the approval of holders of at least two-thirds of the outstanding shares entitled to vote thereon. The holders of outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, effect an exchange, reclassification, or cancellation of all or part of the shares of such class, effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of such class, change the designations, preferences, limitations, or relative rights of the shares of such class, or have certain other specified effects. The Pillowtex Articles provide that the so-called "fair price" provision and the provisions relating to amendments to the Pillowtex Bylaws contained therein may be amended only by the affirmative vote of holders of at least 80% of the outstanding shares entitled to vote thereon.

     The Pillowtex Bylaws may be amended by a majority of the Pillowtex Board or by holders of at least 80% of the outstanding stock entitled to vote thereon. See "Certain Corporate Governance Matters of Pillowtex--Amendment of Bylaws."

APPROVAL OF MERGERS, DISSOLUTION, AND ASSET SALES

     Fieldcrest. Under the DGCL, a merger, consolidation, dissolution, or sale or other disposition of substantially all of a corporation's assets generally requires the approval of the board of directors and holders of a majority of the outstanding stock entitled to vote thereon. However, the DGCL provides that no vote of the stockholders of the surviving corporation is required, unless the certificate of incorporation provides otherwise, to approve a merger if: (i) the agreement of merger does not amend in any respect the corporation's certificate of incorporation; (ii) each share of the corporation's stock outstanding immediately prior to the merger is to be an identical outstanding or

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treasury share of the surviving corporation after the merger; and (iii)
either (a) no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issuable as a result of the merger or (b) the increase in the outstanding shares as a result of the merger does not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the effective date of the merger.

     The Fieldcrest Certificate provides that, in the case of a merger or consolidation of Fieldcrest with, or the sale of substantially all of the assets of Fieldcrest to, another person (other than a corporation a majority of whose voting stock is held by Fieldcrest), two-thirds of the votes entitled to be cast must be cast in favor of such matter.

     In addition to the foregoing, Section 203 of the DGCL ("Section 203"), in general, prohibits certain business combinations between a Delaware corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) after such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. In addition, the restrictions of Section 203 do not apply to business combinations proposed after the public announcement or notice of a transaction meeting specified criteria and before consummation or abandonment of such transaction. For purposes of Section 203, "business combinations" include, among others, the following types of transactions between the interested stockholder and the corporation: mergers and consolidations; sales, pledges, transfers and other dispositions (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and transactions involving the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation. For purposes of Section 203, an "interested stockholder" generally is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation, and the affiliates and associates of such person.

     Pillowtex. Under the TBCA, a merger or dissolution generally requires the approval of the board of directors and holders of at least two-thirds of the outstanding shares entitled to vote thereon. However, the TBCA provides that approval by the shareholders of a corporation on a plan of merger is not required if: (i) the corporation is the sole surviving corporation in the merger; (ii) the articles of incorporation of the corporation will not differ from its articles of incorporation before the merger; (iii) each shareholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the effective date of the merger; (iv) the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger), will not exceed by more than 20% the voting power of the total number of voting shares of the corporation outstanding immediately before the merger; (v) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the corporation outstanding immediately before the merger; and (vi) the board of directors of the corporation adopts a resolution approving the plan of merger. Under the TBCA, a disposition of all, or substantially all, of the property and assets of a corporation may be made upon such terms and conditions and for such consideration as may be authorized by the board of directors, without authorization or consent of the shareholders, if the corporation will either continue to engage in one or more businesses or apply a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction.


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

     The Pillowtex Articles include a so-called "fair price" provision that requires the affirmative vote of holders of at least 66 2/3% business combinations effected within three years after the date on which the person became an interested shareholder. For description of such provision, see "Certain Corporate Governance Matters of Pillowtex--Fair Price Provision."

     Pillowtex is also subject to Article 13 of the TBCA, which, in general, prohibits a Texas corporation from engaging in certain business combinations with any affiliated shareholder for three years following the date the shareholder first became an affiliated shareholder, unless: (i) the business combination or the transaction resulting in the shareholder becoming an affiliated shareholder is approved by the board before such date or (ii) the business combination is approved by holders of at least two-thirds of the voting shares (excluding the affiliated shareholder's shares) not less than six months after such date. For a description of Article 13, see "Certain Corporate Governance Matters of Pillowtex--Texas Business Combination Statute."

SPECIAL MEETINGS

     Fieldcrest. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws. The Fieldcrest Bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, Secretary, or a majority of the Fieldcrest Board. Consequently, holders of Fieldcrest Common Stock do not have the ability to call a special meeting of stockholders.

     Pillowtex. Under the TBCA, a special meeting of shareholders may be called by either (i) the president, the board of directors, or such other person or persons as may be authorized by the articles of incorporation or by the bylaws or (ii) the holders of shares entitled to cast not less than 10% of all shares entitled to vote at the special meeting, unless a different percentage, not to exceed 50%, is provided for in the articles of incorporation. The Pillowtex Articles and the Pillowtex Bylaws provide that a special meeting of shareholders may be called only by the Chief Executive Officer, the President, or the Board of Directors or by the holders of at least 50% of all the shares entitled to vote at the proposed special meeting. See "Certain Corporate Governance Matters--Shareholder Action."

ACTION WITHOUT A MEETING

     Fieldcrest. Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of stockholders.
The Fieldcrest Certificate does not address action without a stockholders' meeting.

     Pillowtex. Under the TBCA, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting pursuant to the written consent of the holders of all of the shares entitled to vote with respect to the action that is the subject of the consent, except that the articles of incorporation may provide that such action may be taken pursuant to the written consent of the holders of shares having not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The Pillowtex Articles do not address action without a shareholders' meeting.

DIRECTORS

     Fieldcrest. The Fieldcrest Bylaws provide that the number of directors shall be determined by resolution of the Fieldcrest Board. The number of directors of Fieldcrest is currently fixed at eight. Each director serves for a term of one year or until his or her earlier death, resignation, or removal. Directors of Fieldcrest may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of Fieldcrest capital stock entitled to vote thereon, except that the directors elected by the holders of a particular class or series of capital stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class

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or series. Vacancies on the Fieldcrest Board may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Directors of Fieldcrest are elected by plurality of the votes of shares of Fieldcrest capital stock entitled to vote thereon present in person or by proxy at the meeting at which directors are elected. There is no cumulative voting in the election of Fieldcrest directors.

     Pillowtex. The Pillowtex Bylaws provide that the number of directors shall be determined by resolution of the Pillowtex Board. The number of directors of Pillowtex is currently fixed at ten. The directors are divided into three classes, with directors in each class serving a staggered term of three years or until his or her earlier death, resignation, or removal. Directors of Pillowtex may be removed with cause by the affirmative vote of the holders of not less than 80% of the shares of Pillowtex capital stock entitled to vote thereon. Vacancies on the Pillowtex Board may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, except that the directors may not fill more than two such directorships during any period between two successive annual meetings of shareholders. Directors of Pillowtex are elected by plurality of the votes of shares of Pillowtex capital stock entitled to vote thereon present in person or by proxy at the meeting at which directors are elected. There is no cumulative voting in the election of Pillowtex directors. See "Certain Corporate Governance Matters of Pillowtex--Classified Board."

LIMITATION OF DIRECTOR LIABILITY

     Fieldcrest. Under the DGCL, a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision cannot eliminate or limit the liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit. The Fieldcrest Certificate provides that a director will under no circumstances have any personal liability to Fieldcrest or its stockholders for monetary damages for breach of fiduciary duty, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides such personal liability cannot be eliminated or limited.

     Pillowtex. Under the Texas Miscellaneous Corporation Laws Act, articles of incorporation may provide that a director of the corporation will not be liable, or will be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that articles of incorporation cannot eliminate or limit the liability of a director to the extent the director is found liable for: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Pillowtex Articles provide that, to the fullest extent permitted by Texas statutory and decisional law, a director of Pillowtex will not be liable to Pillowtex or its shareholders for any act or omission in such director's capacity as a director. In addition, under the Pillowtex Articles, any additional liabilities permitted to be eliminated by subsequent legislation will automatically be eliminated without further shareholder vote, unless additional shareholder approval is required by such legislation.
See "Certain Corporate Governance Matters of Pillowtex--Director Liability Limitation."

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Fieldcrest. Under the DGCL, (i) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement

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actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful and (ii) a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon applicable that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Under the DGCL, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the immediately preceding sentence, or in defense of any claim, issue, or matter referred to therein, such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The DGCL provides that any indemnification under the provisions described in the second preceding paragraph (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct, which determination will be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Under the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Under the DGCL, a corporation has power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

     The Fieldcrest Certificate provides that Fieldcrest will indemnify every officer and director of Fieldcrest to the fullest extent allowed by law, except as otherwise provided in the Fieldcrest Bylaws. The Fieldcrest Bylaws provide for the indemnification to the full extent permitted under the DGCL. The Fieldcrest Bylaws also provide that Fieldcrest has the power to purchase and maintain insurance as permitted by the DGCL.

     Pillowtex. Under the TBCA, a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (a "proceeding"), because the person is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation

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as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, but only if it is determined in the manner described below that the person: (i) conducted himself in good faith;
(ii) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Except to the extent described in the next following sentence, a director may not be indemnified under the TBCA in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation. A person may be indemnified as described in the second preceding sentence against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with a proceeding, except that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding and (ii) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     Under the TBCA, a corporation must indemnify a director against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under the TBCA, if, in a suit for the indemnification required as described in the immediately preceding sentence, a court of competent jurisdiction determines that the director is entitled to such indemnification, the court will order indemnification and will award to the director the expenses (including court costs and attorneys' fees) incurred in securing the indemnification. Under the TBCA, if, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements for indemnification described in the first sentence of the immediately preceding paragraph or has been found liable in the circumstances described in the second sentence of such paragraph, the court may order the indemnification that the court determines is proper and equitable, except that if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding.

     A determination that indemnification as described in the first sentence of the second preceding paragraph is permissible must be made: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (iii) by special legal counsel selected by the board of directors or a committee of the board by vote as described in clauses (i) and (ii) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. Under the TBCA, authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner described in clause (iii) of the immediately preceding sentence for the selection of special legal counsel; a provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under the TBCA will be deemed to constitute authorization of indemnification in the manner required by the TBCA even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification


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is permissible. The TBCA provides that reasonable expenses (including court costs and attorneys' fees) incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding and without the determination, authorization, or determination described above, after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met the standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by the TBCA; a provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the payment or reimbursement of expenses permitted under the TBCA will be deemed to constitute authorization of that payment or reimbursement.

     Under the TBCA, an officer of the corporation must be indemnified as, and to the same extent described in the second preceding paragraph, for a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to directors as described above. In addition, under the TBCA, a corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors.

     Under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA.

     The Pillowtex Articles do not address indemnification of directors, officers, or other persons. However, the Pillowtex Bylaws provide that: (i) Pillowtex will indemnify persons who are or were directors or officers (both in their capacities as directors and officers and, if serving at the request of Pillowtex as a director, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities) to the full extent permitted by the TBCA; (ii) Pillowtex will pay or reimburse, in advance of the final disposition of any proceeding, to all persons who are or were directors or officers of Pillowtex all reasonable expenses incurred by such persons to the full extent permitted by the TBCA; and (iii) Pillowtex will indemnify persons who are or were employees or agents (other than directors or officers), or persons who are not or were not employees or agents but who are or were serving at the request of Pillowtex as directors, officers, trustees, employees, agents, or similar functionaries of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, together with the directors and officers, "Corporate Functionaries"), to the full extent permitted by the TBCA. The Pillowtex Bylaws also provide that Pillowtex may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not Pillowtex would have the power to indemnify him against the liability under the TBCA or the Pillowtex Bylaws.

     See "Certain Corporate Governance Matters of Pillowtex--Indemnification."

NOMINATION OF DIRECTORS; PROPOSAL OF BUSINESS

     Fieldcrest. The Fieldcrest Bylaws contain detailed advance notice and informational procedures which must be complied with in order for a stockholder to nominate a person to serve as a director. The Fieldcrest Bylaws generally require a stockholder to give notice of a proposed nominee in advance of the stockholders meeting at which directors will be elected. In addition, the Fieldcrest Bylaws contain detailed advance notice and informational procedures which must be followed in order for a Fieldcrest stockholder to propose an item of business for consideration at a meeting of Fieldcrest stockholders.

     Pillowtex. The Pillowtex Bylaws also contain detailed advance notice and informational procedures which must be complied with in order for a stockholder to nominate a person to serve as a director. The Pillowtex Bylaws generally require a stockholder to give notice of a proposed nominee in advance of the stockholders meeting at which directors will be elected. In addition, the Pillowtex Bylaws contain detailed advance notice and informational procedures which must be followed in order for a Pillowtex shareholder to propose an item of business for consideration at a meeting of Pillowtex shareholders. For a description of such provisions, see "Certain Corporate Governance Matters of Pillowtex-Shareholder Nominations and Proposals."

DIVIDENDS AND DISTRIBUTIONS

     Fieldcrest. Under the DGCL, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Pillowtex. Under the TBCA, a corporation may make distributions if the distribution does not exceed the corporation's surplus and the corporation would not become insolvent after giving effect to the distribution.

CERTAIN APPRAISAL RIGHTS

     Fieldcrest. The DGCL generally entitles a stockholder to exercise appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the holder complies with the requirements of Section 262 thereof. However, the DGCL does not provide appraisal rights for stockholders of a corporation upon such a merger or consolidation if the stock of the corporation is listed on a national securities exchange or designated as a national market system security on the Nasdaq or held by more than 2,000 holders and stockholders are not required by the terms of the merger or consolidation to accept for their stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipt in respect thereof; (ii) shares of stock of any other corporation, or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on the Nasdaq or held of record by more than 2,000 holders;
(iii) cash in lieu of fractional shares or fractional depository receipts; or
(iv) any combination of the shares of stock, depository receipts, and cash in lieu of fractional shares or fractional depository receipts.

     Pillowtex. The TBCA generally entitles a shareholder to exercise its appraisal rights upon a merger of the corporation effected pursuant to the TBCA if the holder complies with the requirements of Articles 5.12 and 5.13 thereof, provided shareholder approval of the merger is required in the TBCA and the shareholder holds shares of a class that was entitled to vote thereon. However, the TBCA does not provide appraisal rights for shareholders with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation or from any plan of exchange, if (i) the shares held by the shareholder are part of a class or series, shares of which are (a) listed on a national securities exchange, (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity, or (c) held of record by not less than 2,000 holders,
(ii) the shareholder is not required by the terms of the plan of merger or exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder, and (iii) the shareholder is not required by the terms of the plan of merger or exchange to accept for the shareholder's shares any consideration other than (a) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series, shares of which are listed, or authorized for listing, on a national securities exchange or approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity, or held of record by not less than 2,000 holders, (b) cash in lieu of fractional shares otherwise entitled to be received, or (c) a combination of such shares and cash in lieu of fractional shares.

DERIVATIVE ACTIONS

     Fieldcrest. Derivative actions may be brought under the DGCL by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he complains. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from the corporation's board of directors, unless such a demand for redress is excused. The board of directors of a Delaware corporation can appoint an independent litigation committee to review a stockholder's request for a derivative action and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to a court's review of such committee's independence, good faith, and reasonable investigation. Under the DGCL, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation which vary depending on the facts and circumstances of the case and the nature of the claim brought.

     Pillowtex. Derivation actions may be brought under the TBCA by a shareholder in the right of the corporation. The TBCA provides that a shareholder (including a beneficial owner whose shares are held in a voting trust or by a nominee on the beneficial owner's behalf) may not commence or maintain a derivative proceeding unless the shareholder (i) was a shareholder of the corporation at the time of the act or omission complained of or became a shareholder by operation of law from a person that was a shareholder at that time and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. The TBCA further provides that no shareholder may commence or maintain a derivative action until (i) a written demand is filed with the corporation setting forth with particularity the act, omission, or other matter that is the subject of the claim or challenge and requesting that the corporation take suitable action and (ii) 90 days have expired since the date the demand was made (unless irreparable injury to the corporation is being suffered or would result by waiting for 90 day period to expire) or the corporation has rejected the demand. A court is required to dismiss a derivative proceeding if (i) a majority vote of independent and disinterested directors, (ii) a majority vote of a committee of two or more independent and interested directors, or (iii) a panel of one or more independent and disinterested persons appointed by the court determines in good faith, after conducting a reasonable inquiry and based on the factors that the person or group deems appropriate under the circumstances, that the continuation of the derivative proceeding is not in the best interests of the corporation. If a derivative proceeding is commenced after a demand is rejected, the petition must allege with particularity facts that establish that the rejection was not made in accordance with the procedure and criteria described above. The TBCA also provides that, upon termination of a derivative proceeding, the court may order (i) a corporation to pay the expenses of the plaintiff incurred in the proceeding if it finds that the proceeding has resulted in a substantial benefit to the corporation, (ii) the plaintiff to pay the expenses of the corporation or any defendant incurred in investigating and defending the proceeding if it finds that the proceeding was commenced or maintained without reasonable cause or for an improper purpose, or (iii) a party to pay the expenses incurred by another party (including the corporation) because of the filing of a pleading, motion, or other paper, if it finds that the pleading, motion, or other paper (a) was not well grounded in fact after reasonable inquiry, (b) was not warranted by existing law or a good faith argument for the extension, modification, or reversal of existing law, or (c) was interposed for an improper purpose, such as to harass or to cause unnecessary delay or needless increase in the cost of litigation.

                                 LEGAL MATTERS

     The validity of the Pillowtex Common Stock to be issued in connection with the Merger will be passed upon for Pillowtex by Jones, Day, Reavis & Pogue, Dallas, Texas.

                                     EXPERTS

     The consolidated financial statements of Pillowtex as of December 30, 1995 and December 28, 1996, and for each of the years in the three-year period ended December 28, 1996 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Joint Proxy Statement/Prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Fieldcrest at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                       PROPOSALS BY PILLOWTEX SHAREHOLDERS

     Any proposal of a shareholder of Pillowtex intended to be presented at the 1998 Annual Meeting of Shareholders of Pillowtex must be received in writing by the Secretary of Pillowtex by November 29, 1997 for inclusion, if appropriate, in the proxy, notice of meeting, and proxy statement relating to such annual meeting.

                      PROPOSALS BY FIELDCREST STOCKHOLDERS

     Any proposal of a stockholder of Fieldcrest intended to be presented at the 1998 Annual Meeting of Stockholders of Fieldcrest must be received in writing by the Secretary of Fieldcrest by November 29, 1997 for inclusion, if appropriate, in the proxy, notice of meeting, and proxy statement relating to such annual meeting. If the Merger is consummated, it is anticipated that no such annual meeting will be held.

                             INDEX OF DEFINED TERMS

                                                                                                                Page



     1997 Pillowtex Management Forecast.......................................................................29, 88
     1999 EPS ................................................................................................87, 88
     1999 Pro Forma EPS...........................................................................................87
     Aggregate Dividends Owed.....................................................................................88
     Aggregate Dividends Paid.....................................................................................88
     Alabama Bonds ...............................................................................................86
     Antitrust Division............................................................................................6
     Apollo .......................................................................................................7
     Applicable Dividend Rate.....................................................................................87
     Article 13 ..................................................................................................92
     Base Case ...................................................................................................29
     Base Rate ...................................................................................................82
     Beacon ......................................................................................................49
     Bear Stearns .................................................................................................2
     Bridge Notes ................................................................................................84
     Cash Amount .................................................................................................37
     Catch Up Dividend ...........................................................................................88
     Certificate of Merger.........................................................................................6
     China .......................................................................................................15
     Closing Date .................................................................................................5
     Code ........................................................................................................38
     Commission ...................................................................................................i
     Comparable HT Companies......................................................................................30
     Conversion Number .........................................................................................i, 3
     Corporate Functionaries.....................................................................................100
     Court .......................................................................................................48
     Covered Employees ...........................................................................................43
     CSFB .........................................................................................................3
     Dayton Hudson ...............................................................................................16
     DCF .........................................................................................................29
     Determination Date............................................................................................4
     Determination Price........................................................................................i, 4
     DGCL .........................................................................................................6
     Disney ......................................................................................................16
     Dissenting Shares ...........................................................................................37
     Dividend Increase ...........................................................................................89
     Dividend Payment Date........................................................................................88
     DuPont ......................................................................................................50
     EBIT ........................................................................................................34
     EBITDA ......................................................................................................33
     Effective Time ...............................................................................................3
     Enterprise Value ............................................................................................29
     EPS .........................................................................................................34
     Exchange Act ................................................................................................ii
     Existing Pillowtex Subordinated Notes........................................................................84
     Fieldcrest ...................................................................................................i
     Fieldcrest Bylaws ...........................................................................................40
     Fieldcrest Certificate.......................................................................................40
     Fieldcrest Class B Common Stock..............................................................................93
     Fieldcrest Common Stock.......................................................................................i

                                                                                                                Page



     Fieldcrest Convertible Debentures.............................................................................5
     Fieldcrest ERISA Plans.......................................................................................43
     Fieldcrest Management Case...................................................................................33
     Fieldcrest Named Executive Officers..........................................................................46
     Fieldcrest Option ............................................................................................5
     Fieldcrest Plans ............................................................................................43
     Fieldcrest Preferred Stock....................................................................................3
     Fieldcrest Projections.......................................................................................35
     Fieldcrest Record Date........................................................................................i
     Fieldcrest SAR ...............................................................................................5
     Fieldcrest Sensitivity Case..................................................................................33
     Fieldcrest Special Meeting....................................................................................i
     Final Determination Date.....................................................................................88
     Financing Commitments.........................................................................................7
     Financing Transactions................................................................................8, 59, 61
     FTC ..........................................................................................................6
     HSR Act ......................................................................................................6
     Imperial ....................................................................................................49
     Indemnified Liabilities......................................................................................42
     Indemnified Parties..........................................................................................42
     interested shareholder.......................................................................................92
     Liquidation Preference.......................................................................................87
     LTM .....................................................................................................29, 34
     Mandatory Redemption Date....................................................................................87
     MBFC Bonds ..................................................................................................85
     Merger .......................................................................................................i
     Merger Agreement .............................................................................................i
     Nasdaq ......................................................................................................11
     New Pillowtex Bank Facilities.................................................................................7
     New Pillowtex Bank Facilities Commitment......................................................................7
     New Pillowtex Subordinated Notes..............................................................................7
     Newco ........................................................................................................i
     NYSE .........................................................................................................i
     Option Consideration.........................................................................................38
     Option Conversion Number......................................................................................5
     PEDFA Bonds .................................................................................................85
     Pension Plan ................................................................................................76
     Phenix City Bonds ...........................................................................................86
     Pillowtex ....................................................................................................i
     Pillowtex Articles...........................................................................................18
     Pillowtex Base Case..........................................................................................34
     Pillowtex Board ..............................................................................................i
     Pillowtex Bylaws ............................................................................................18
     Pillowtex Common Stock........................................................................................i
     Pillowtex Downside Case......................................................................................34
     Pillowtex Named Executive Officers...........................................................................74
     Pillowtex Preferred Stock.....................................................................................i
     Pillowtex Preferred Stock Commitment..........................................................................7
     Pillowtex Record Date.........................................................................................i



     Pillowtex Special Meeting.....................................................................................i
     Pillowtex Trust Note.........................................................................................85
     Potential Acquiror...........................................................................................23
     Potential Acquisition Candidate..............................................................................23
     Potential Business Combination...............................................................................23
     Precedent Textile Transactions...............................................................................29
     Pro Forma Cost Savings.......................................................................................29
     proceeding ..................................................................................................98
     Registration Statement........................................................................................i
     Revolver ....................................................................................................82
     Rollover Notes ..............................................................................................84
     Rowan County Bonds...........................................................................................86
     Scottsboro Bonds ............................................................................................86
     Section 203 .................................................................................................94
     Securities Act ...............................................................................................i
     Selected Home Textile Companies..............................................................................34
     Selected Transactions........................................................................................34
     Share Issuance ...............................................................................................i
     Special Committee ............................................................................................3
     Standby Bridge Loan Facility..................................................................................7
     Standby Bridge Loan Facility Commitment.......................................................................7
     Stock Option Plan ...........................................................................................74
     Surviving Company ............................................................................................3
     TBCA ........................................................................................................40
     Term Loan ...................................................................................................82
     Termination Fee .............................................................................................41
     TIN .........................................................................................................45
     Torfeaco ....................................................................................................49
     Transaction Fee .............................................................................................35
     Transaction Value ...........................................................................................29
     Transactions ................................................................................................42
     Triangle Pacific ............................................................................................71
     UNITE .......................................................................................................17
     Wal-Mart ....................................................................................................16

                   INDEX TO HISTORICAL FINANCIAL INFORMATION
                          OF PILLOWTEX AND FIELDCREST



                                                                                                               Page
                                                                                                               ----
INTRODUCTORY NOTE...............................................................................................F-3

PILLOWTEX HISTORICAL FINANCIAL INFORMATION

Selected Historical Financial Information.......................................................................F-4

Selected Quarterly Financial Information........................................................................F-6

Management's Discussion and Analysis of Financial Condition and Results of Operations
     for the fiscal year ended December 28, 1996................................................................F-8

Management's Discussion and Analysis of Financial Condition and Results of Operations
     for the quarterly period ended September 27, 1997.........................................................F-14

Audited Consolidated Financial Statements:

     Report of Independent Certified Public Accountants........................................................F-17

     Consolidated Balance Sheets as of December 30, 1995 and December 28, 1996.................................F-18

     Consolidated Statements of Earnings for the years ended December 31, 1994,
     December 30, 1995 and December 28, 1996...................................................................F-19

     Consolidated Statements of Shareholders' Equity for the years ended December 31, 1994,
     December 30, 1995 and December 28, 1996...................................................................F-20

     Consolidated Statements of Cash Flows for the years ended December 31, 1994,
     December 30, 1995 and December 28, 1996...................................................................F-21

     Notes to Consolidated Financial Statements................................................................F-22

     Schedule II - Valuation and Qualifying Accounts...........................................................F-39

Unaudited Interim Consolidated Financial Statements:

     Consolidated Balance Sheets as of December 28, 1996 and September 27, 1997................................F-41

     Consolidated Statements of Earnings for the three months ended September 28, 1996 and
     September 27, 1997........................................................................................F-42

     Consolidated Statements of Earnings for the nine months ended September 28, 1996 and
     September 27, 1997........................................................................................F-43

     Consolidated Statements of Cash Flows for the nine months ended September 28, 1996 and
     September 27, 1997........................................................................................F-44

     Notes to Consolidated Financial Statements................................................................F-45

FIELDCREST HISTORICAL FINANCIAL INFORMATION

Selected Historical Financial Information .....................................................................F-51

Selected Quarterly Financial Information.......................................................................F-53

Management's Discussion and Analysis of Financial Condition and Results of Operations
     for the fiscal year ended December 31, 1996...............................................................F-55

Management's Discussion and Analysis of Financial Condition and Results of Operations
     for the quarterly period ended September 30, 1997.........................................................F-59

Audited Consolidated Financial Statements:

     Report of Independent Certified Public Accountants........................................................F-62

     Consolidated Statements of Operations and Retained Earnings for the years ended
     December 31, 1994, 1995 and 1996..........................................................................F-63

     Consolidated Statements of Financial Position as of December 31, 1995 and 1996............................F-64

     Consolidated Statements of Cash Flows for the years ended
     December 31, 1994, 1995 and 1996..........................................................................F-65

     Notes to Consolidated Financial Statements................................................................F-66

Unaudited Interim Consolidated Financial Statements:

     Consolidated Statements of Financial Position as of December 31, 1996 and September 30, 1997..............F-80

     Consolidated Statements of Income and Retained Earnings for the three months ended
     September 30, 1996 and 1997 and the nine months ended September 30, 1996 and 1997.........................F-81

     Consolidated Statements of Cash Flows for the nine months ended September 30, 1996 and 1997...............F-82

     Notes to Consolidated Financial Statements................................................................F-83

                               INTRODUCTORY NOTE

     The historical financial information relating to each of Pillowtex and Fieldcrest set forth in the following pages, including the information set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" has been derived substantially from reports filed with the Commission by Pillowtex and Fieldcrest, as applicable, prior to the date hereof. See "Available Information." Consequently, such information is not necessarily current as of the date hereof, and shall be deemed to be modified or superseded, as applicable, by the information contained elsewhere in this Joint Proxy Statement/Prospectus.

     The financial condition and results of operations of Pillowtex, after giving effect to the Merger and the Financing Transactions, will not be comparable to the historical financial condition or results of operations of Pillowtex or Fieldcrest, either individually or on a combined basis. See "Pro Forma Capitalization of Pillowtex," "Unaudited Pro Forma Combined Financial Information of Pillowtex," and "Discussion and Analyses of Financial Condition and Results of Operations."

                             PILLOWTEX CORPORATION

                   SELECTED HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                FISCAL YEAR                                  NINE MONTHS ENDED
                                      ---------------------------------------------------------------    -------------------------
                                                                                                         SEPTEMBER 28, SEPTEMBER 27,
                                        1992         1993(1)       1994(2)      1995          1996          1996           1997
                                      ---------     ---------     ---------   ---------     ---------    -----------     ---------
                                                                                                                  (Unaudited)
STATEMENTS OF OPERATIONS DATA:
  Net sales ........................  $ 273,462     $ 291,624     $ 349,520   $ 474,899     $ 490,655      $ 335,770     $ 370,633
  Cost of goods sold ...............    222,611       238,155       294,714     395,922       411,048        280,272       305,674
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------

  Gross profit .....................     50,851        53,469        54,806      78,977        79,607         55,498        64,959
  Selling, general, and
    administrative expenses ........     33,376        29,227        36,399      42,508        41,445         31,170        33,728
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------

  Earnings from operations .........     17,475        24,242        18,407      36,469        38,162         24,328        31,231
  Interest expense .................      4,997         3,042         6,361      17,491        13,971         10,279        13,957
  Other expense (income), net ......      1,049            --          (379)         --            --             --            --
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------

  Earnings before income taxes
    and extraordinary loss .........     11,429        21,200        12,425      18,978        24,191         14,049        17,274
  Income taxes .....................        529         8,420         4,736       7,509         9,459          5,495         6,702
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------
  Earnings before extraordinar
    loss .....................y ....     10,900        12,780         7,689      11,469        14,732          8,554        10,572
  Extraordinary loss, net ..........         --            --            --          --          (609)            --            --
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------

  Net earnings(3) ..................     10,900        12,780         7,689      11,469        14,123          8,554        10,572
  Accretion to repurchase price
    of common stock subject to
    repurchase .....................      2,500            --            --          --            --             --            --
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------
  Net earnings available to
    common stock shareholders(3)$ ..      8,400     $  12,780     $   7,689   $  11,469     $  14,123      $   8,554     $  10,572
                                      =========     =========     =========   =========     =========      =========     =========

  Earnings per share before
    extraordinary loss(3) ..........  $    0.80     $    1.32     $    0.73   $    1.08     $    1.39      $    0.81     $    0.99
  Extraordinary loss, net ..........         --            --            --          --          (.06)            --            --
                                      ---------     ---------     ---------   ---------     ---------      ---------     ---------
  Net earnings per share(3) ........  $    0.80     $    1.32     $    0.73   $    1.08     $    1.33      $    0.81     $    0.99
                                      =========     =========     =========   =========     =========      =========     =========

OTHER DATA:
  Depreciation and
    amortization ...................  $   3,104     $   3,868     $   6,365   $  11,994     $  12,775      $   9,440     $  10,642
  Capital expenditures .............      5,869         7,135        10,538      12,448        21,040          2,981        13,891

BALANCE SHEET DATA:
  Working capital ..................  $  65,567     $  78,141     $ 122,738   $ 110,128     $ 150,506      $ 152,787     $ 181,234
  Total assets .....................    131,542       180,967       319,544     324,710       375,714        370,670       419,168
  Long-term debt ...................     63,599        63,735       177,149     153,472       194,851        180,200       218,806
  Shareholders' equity .............      7,072        69,329        76,478      87,990       100,004         95,042       110,777




(1) Results for fiscal 1993 reflect the operations of Manetta Home Fashions, Inc. from August 30, 1993, Tennessee Woolen Mills, Inc. from September 7, 1993 and Torfeaco Industries Limited from December 1, 1993.

(2) Results for fiscal 1994 reflect the operations of Imperial Feather Company from August 19, 1994 and Beacon Manufacturing Company from December 1, 1994.

(3) On a pro forma basis, giving effect to the termination of Pillowtex's status as an S corporation under subchapter S of the Internal Revenue Code (which termination resulted from the initial public offering of Pillowtex Common Stock), as if such termination had occurred on January 1, 1992, net earnings, net earnings available to common stock shareholders, earnings per share before extraordinary loss, and net earnings per share would have been $7,692, $5,192, $.80, and $.80, respectively, for fiscal 1992 and $12,877, $12,877, $1.32, and $1.32, respectively, for fiscal 1993.

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                                      F-5

                             PILLOWTEX CORPORATION

                    SELECTED QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                              1995 QUARTER ENDED
                               --------------------------------------------------
                               APRIL 1       JULY 1     SEPTEMBER 30  DECEMBER 30
                               -------       ------     ------------  -----------
Net sales ..................  $ 94,740     $ 90,788     $146,824     $142,547
Gross profit ...............    16,454       16,126       24,365       22,032
Net earnings ...............     1,162        1,088        4,738        4,481
Earnings per common share ..      0.11         0.10         0.45         0.42


                                                                    1996 QUARTER ENDED
                                              ---------------------------------------------------------------
                                              MARCH 30          JUNE 29        SEPTEMBER 28       DECEMBER 28
                                              --------          -------        ------------       -----------
Net sales................................    $  100,794      $   91,185         $  143,791        $  154,885
Gross profit.............................        15,568          15,615             24,315            24,109
Earnings before extraordinary loss.......           941           1,491              6,122             6,178
Net earnings.............................           941           1,491              6,122             5,569
Earnings per common share................          0.09            0.14               0.58              0.52



                                                            1997 QUARTER ENDED
                                              ---------------------------------------------
                                              MARCH 29          JUNE 28        SEPTEMBER 27
                                              --------          -------        ------------
Net sales................................    $  113,763      $  104,894         $  151,977
Gross profit.............................        18,706          19,701             26,552
Earnings before extraordinary loss.......         1,651           1,871              7,050
Earnings per common share................          0.16            0.18               0.66

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                                      F-7

                             PILLOWTEX CORPORATION

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996

GENERAL

         The Company, originally founded in 1954 as a pillow manufacturer, expanded its product lines through acquisitions into other categories of top-of-the-bed home textiles including mattress pads, comforters, and blankets. The Company has been successful in integrating these acquisitions into its existing operations, resulting in increased sales, more efficient distribution, and a broader product line.

         The Company originally expanded its product line to include blankets through the acquisition of Manetta Mills, Inc. ("Manetta") in August 1993 and Tennessee Woolen Mills, Inc. ("TWM") in September 1993. In addition, in December 1994, the Company acquired substantially all of the assets of Beacon Manufacturing Company ("Beacon"), a manufacturer of cotton and synthetic blankets and throws. The Company expanded its manufacturing operations into Canada through the acquisition of Torfeaco Industries, Ltd. ("Torfeaco"), a manufacturer of fashion and synthetic bedding products, in December 1993, and Imperial Feather Company ("Imperial"), a manufacturer of bedding products, including natural fill and synthetic bed pillows, down comforters, and comforter covers, in August 1994.

         Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the results of operations of each acquired company have been included in the Consolidated Statements of Earnings since its respective acquisition date. Due to the number, magnitude, and timing of the Company's acquisitions, the Company's operating results, as reflected in the Consolidated Financial Statements, are not directly comparable on a year-to-year or quarter-to-quarter basis.

         In November 1996, the Company purchased certain assets of Fieldcrest Cannon, Inc.'s ("Fieldcrest") blanket operations, including selected equipment, inventory, and an exclusive long-term license for the use of certain trademarks and trade names.

         On March 17, 1993, the Company completed an initial public offering of its Common Stock with the issuance of 4,085,000 shares at $14.00 per share. The Company received net proceeds of $52.1 million after deducting offering costs. On November 12, 1996, the Company completed a private offering for an aggregate principal amount of $125 million of 10% Senior Subordinated Notes (the "Notes") due November 15, 2006. After deducting offering costs, the Company received net proceeds of approximately $121.7 million.

INCOME TAXES

         From March 1, 1987 until March 23, 1993, the Company elected to be taxed as an S Corporation under Subchapter S of the Internal Revenue Code and comparable provisions of certain state tax laws, and, therefore, paid no federal income taxes and no state taxes in certain states during this period. The Company paid cash dividends in 1993 and 1994 to fund the payment of the federal and state income tax liabilities of the Company's shareholders attributable to its Subchapter S earnings.

RESULTS OF OPERATIONS

         The following table presents certain statements of earnings data as a percentage of sales for the periods indicated and should be read in conjunction with the historical financial information of the Company contained elsewhere herein.

YEAR ENDED                                                    12/31/94            12/30/95           12/28/96
                                                              --------            --------           --------
Net sales                                                      100.0%              100.0%             100.0%
Cost of goods sold                                              84.3                83.4               83.8
Gross profit                                                    15.7                16.6               16.2
Selling, general and administrative expenses                    10.4                 9.0                8.4
Earnings from operations                                         5.3                 7.7                7.8
Interest expense                                                 1.8                 3.7                2.8
Other income                                                     0.1                   -                  -
Earnings before income taxes and extraordinary loss              3.6                 3.9                4.9
Extraordinary loss                                                 -                   -                0.1
Net earnings                                                     2.2                 2.4                2.9

1996 VS. 1995

         Net Sales. Net sales were $490.7 million in 1996, representing an increase of $15.8 million or 3.3% as compared to $474.9 million in 1995. This increase reflected strong bed pillow sales which have increased by $19.8 million, mattress pad sales which are up by $6.7 million, and fashion bedding sales which have increased by $7.6 million. These increases were partially offset by lower sales in the other product areas, the largest of which was blankets from Beacon Division due to a weak retail climate for blankets.

         Gross Profit. Gross profit margins decreased to 16.2% in 1996 from 16.6% in 1995 due primarily to a highly competitive pricing environment in blankets, lower blanket sales, and start-up operational issues at the Company's Newton cotton yarn spinning facility, which negatively impacted margins throughout the first half of 1996. However, margins began to show improvement on a year-over-year basis during the second half of 1996.

         SG&A. Selling, general, and administrative ("SG&A") expenses fell by $1.1 million to $41.4 million in 1996, from $42.5 million in 1995, and, as a percentage of sales, SG&A expenses decreased to 8.4% from 9.0% in the respective periods. These decreases reflected the Company's continuing success at reducing these costs, of which the largest category to decline was advertising expense.

         Interest. Interest expense decreased to $14.0 million in 1996, from $17.5 million in 1995. Interest expense fell due to lower borrowings and decreased average interest rates.

         Taxes. The effective tax rate for 1996 decreased to 39.1% compared to 39.6% for 1995, primarily due to lower state taxes.

         Extraordinary Loss. An extraordinary loss of $0.6 million was recorded in 1996 related to the write-off of deferred finance costs for the Company's term loan, which was retired with a portion of the proceeds from the private offering of the Notes.

         Net Earnings. Net earnings increased to $14.1 million in 1996, from $11.5 million in 1995. As a percentage of sales, net earnings increased to 2.9% in 1996, from 2.4% in 1995.

1995 VS. 1994

         Net Sales. Net sales were $474.9 million in 1995, representing an increase of $125.4 million or 35.9% as compared to sales of $349.5 million in 1994. This increase resulted primarily from the inclusion of 12 months of sales of blankets from Beacon during 1995. Due to generally weak retail buying conditions, sales of the Company's core product lines were largely flat.

         Gross Profit. Gross profit margins increased to 16.6% in 1995, from 15.7% in 1994. Margins were supported by product price increases implemented in 1995 and increased operating productivity at the Company's manufacturing facilities, the latter of which resulted from efficiencies achieved through the further successful integration of the blanket plants acquired in 1993 and 1994. Margin increases were offset in part by a sales mix change that included a greater percentage of blanket sales in 1995, which generally carry lower margins than the Company's other products, by increases in raw material prices, and by a higher percentage of closeout goods in the sales mix.

         SG&A. SG&A expenses grew by $6.1 million to $42.5 million in 1995, from $36.4 million in 1994, due primarily to the acquisition in December 1994 of Beacon. As a percentage of sales, however, SG&A expenses fell significantly, to 9.0% in 1995, from 10.4% in 1994. This decrease was the result of the study and implementation of a comprehensive cost cutting plan throughout the Company, including expenses related to the integration of the blanket plants acquired in 1993 and 1994, as well as reductions in salaries, travel, advertising, professional fees, and other general administrative expenses. The changes were necessary to bring the Company's cost structure in line with the expectations of management.

         Interest. Interest expense increased to $17.5 million in 1995, from $6.4 million in 1994, due to increased debt levels and interest rates. Higher borrowings related to the acquisition of Beacon in 1994 and the inventory carrying costs resulting from earlier purchases of certain imported products in expectation of closure of quota categories applicable to certain goods imported from China.

         Taxes. The effective tax rate in 1995 grew to 39.6%, compared to 38.1% in 1994, due to the expiration of certain tax credits and to a reduction in tax-exempt earnings.

         Net Earnings. Net earnings increased to $11.5 million in 1995, from $7.7 million in 1994, as a result of improved gross margins and marked decreases in SG&A expenses, partially offset by increased interest expense.

LIQUIDITY AND CAPITAL RESOURCES

         The primary uses of cash by the Company have historically been to provide funds for operations, make expenditures for capital improvements, equipment, and facilities, repay indebtedness, pay cash dividends to shareholders, repurchase shares of common stock, and make acquisitions. In 1997, the Company's most significant capital commitments include the payment of interest, royalty payments under license agreements, capital improvement expenditures, and operating lease payments.

         The Company's principal capital resources included cash flow generated by operations and borrowings under the Company's $175 million revolving bank credit facilities (the "Credit Agreement").

         The Company consummated the private offering of the Notes in November 1996, resulting in proceeds to the Company, net of $3.3 million in financing costs, of approximately $121.7 million. The Company used these net proceeds (i) to retire the indebtedness outstanding under the Company's previously existing term loan of $70.4 million, (ii) to finance the acquisition of certain assets of Fieldcrest's blanket operations for approximately $28.3 million, (iii) to temporarily reduce indebtedness under the revolving credit facility (the "Revolver") by approximately $14.6 million, and (iv) to acquire a warehouse facility in Mauldin, S.C. for approximately $8.4 million.

         Concurrently with the private offering of the Notes, the Company amended and restated the Revolver under its Credit Agreement. The Credit Agreement provides for borrowings in an aggregate principal amount of up to $175.0 million. Indebtedness under the Credit Agreement is guaranteed by each domestic subsidiary of the Company and is secured by the Company's accounts receivable and inventory and by (i) 100% of the capital stock of the Company's domestic subsidiaries and (ii) 65% of the capital stock of the Company's foreign subsidiaries. Loans made pursuant to the Credit Agreement may be borrowed, repaid, and reborrowed from time to time until the fifth anniversary of the establishment of the Credit Agreement, subject to satisfaction of certain conditions on the date of any such borrowing. As of December 28, 1996, the outstanding principal balance of the Revolver was $61.0 million. Letters of credit were outstanding under the Revolver with an aggregate undrawn face amount of $11.6 million, and unused availability under the Revolver was $102.4 million.

         Amounts outstanding under the Credit Agreement bear interest at a rate based, at the Company's option, upon (i) either NationsBank of Texas, N.A.'s ("NationsBank") base rate or LIBOR (the London Interbank Offered Rate) plus 0.875% or (ii) NationsBank's reserve-adjusted CD rate plus 1.000%. These rates are subject to decrease based upon the Company's achievement of (i) certain senior unsecured debt ratings or (ii) certain ratios of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The weighted average annual interest rate on outstanding borrowings under the Credit Agreement during 1996 was 7.02%, and the effective rate at December 28, 1996 was 6.39%.

         The Company from time to time enters into interest rate swap agreements in order to minimize the risk of fluctuations in interest rates. The Company currently has interest rate swap agreements in place covering approximately $215.0 million of indebtedness which expire at various dates, with some extending through November 2000, with an average interest rate of 6.24%.

         The Credit Agreement contains a number of financial, affirmative, and negative covenants that regulate the Company's operations. Financial covenants require maintenance of certain ratios of current assets to current liabilities, funded debt to EBITDA, and minimum cash flow coverages, and require the Company to maintain a minimum tangible net worth. Negative covenants restrict, among other things, the incurrence of debt, the existence of liens, transactions with affiliates, loans, advances, and investments by the Company, payment of dividends and other distributions to shareholders, dispositions of assets, mergers, consolidations, and dissolutions, contingent liabilities, changes in business, and acquisitions. As of December 28, 1996, the Company was in compliance with all covenants under the Credit Agreement.

         In 1995, the Company's capital expenditures were $12.4 million, including a total of $8.7 million for improvements and equipment purchases related to the blanket production facilities and approximately $0.3 million related to Torfeaco. For 1996, the Company's capital expenditures were $21.0 million, most of which were used to upgrade the physical plants and purchase machinery and equipment for the blanket facilities, including $6.3 million for equipment purchased from Fieldcrest. In addition, the Company purchased a warehouse in Mauldin, South Carolina, for approximately $8.4 million, to replace certain warehouse facilities leased by Beacon. The Company expects to spend approximately $12.9 million in 1997, including approximately $10.9 million at the blanket facilities in North Carolina, South Carolina, and Tennessee. The balance of the capital expenditures for 1997 will be used for regular maintenance and improvements at the Company's other manufacturing facilities and to continue the upgrade of the Company's computer system.

         On each of March 27, 1996, June 26, 1996, September 26, 1996, and December 16, 1996, the Company paid a cash dividend to shareholders of record on March 13, 1996, June 12, 1996, September 11, 1996, and December 2, 1996, respectively, of $.05 per share.

         Historically, a significant portion of the Company's net sales has been generated during the second half of the year. During each of the past three years, sales and earnings from operations during the second half of the year averaged 60.9% and 72.2%, respectively, of the Company's total sales and earnings from operations. Consequently, working capital requirements and, therefore, total debt levels, reach their highest levels as net sales peak in the third and fourth quarters of the year.

         The Company believes that cash flow generated from operations and funds provided by the Notes and available under the Revolver will be adequate to meet its working capital and related financing needs for the foreseeable future.

RECENT ACCOUNTING STANDARDS

         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which specifies the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock for both interim and annual periods ending after December 15, 1997. The management of the Company does not expect the impact from adopting the provisions of Statement No. 128 in fiscal year 1997 to be material.

         In June 1996, the Financial Accounting Standards Board issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Statement No. 125 has been amended by Statement No. 127, which amends the effective date of certain provisions for these transactions occurring after December 31, 1997. The management of the Company does not believe that the impact from adopting the provisions of Statement No. 125 in fiscal year 1998 will be material.

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                                     F-13

                             PILLOWTEX CORPORATION

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 27, 1997

         The following discussion should be read in conjunction with the unaudited consolidated financial statements and notes thereto for the quarterly period ended September 27, 1997, and with the Company's audited consolidated financial statements and notes thereto for the fiscal year ended December 28, 1996.

RESULTS OF OPERATIONS

         Net Sales. Net sales were $151,977,000 for the three months ended September 27, 1997 representing an increase of $8,186,000 or 5.7% compared to $143,791,000 for the three months ended September 28, 1996. Net sales for the nine months ended September 27, 1997 increased $34,863,000 or 10.4% to $370,633,000 as compared to $335,770,000 for the same period in 1996. These increases reflected strong bed pillow, mattress pad, fashion bedding, and blanket sales, due in part to the inclusion of the newly acquired Fieldcrest blanket business. The largest increase in sales comes from the blanket business which was $6,273,000 higher for the three months and $24,638,000 higher for the nine months ended September 27, 1997 when compared to the same periods for 1996.

         Gross Profit. The gross profit percentage for the third quarter ended September 27, 1997 increased to 17.5% from 16.9% for the third quarter of 1996. For the nine months ended September 27, 1997, the gross profit increased to 17.5% from 16.5% for the same period in 1996. The gross margin improvement resulted primarily from lower raw material costs and greater efficiencies through improved utilization of plant capacities, generated by continued capital investments in machinery and facilities. The Company also successfully continued its cost reduction initiatives. There are no significant items for the third quarter that stand out when compared to the prior year but for the nine months ended September 27, 1997 the gross margin improved by $3,535,000 as a result of lower raw material costs.

         SG&A. Selling, general, and administrative ("SG&A") expenses for the three months ended September 27, 1997 decreased to $10,112,000 from $10,614,000 for the same period in 1996, and decreased as a percentage of sales to 6.7% in the third quarter of 1997 from 7.4% for the same period in 1996. For the nine months ended September 27, 1997, SG&A expenses increased to $33,728,000 from $31,170,000 for the same period in 1996. SG&A expenses as a percentage of sales decreased to 9.1% for the nine-month period ended September 27, 1997 as compared to 9.3% for the first nine months in 1996. SG&A for the three-month period ended September 27, 1997 remained flat when compared to the same period in 1996. SG&A for the nine-month period increased when compared with the same period in 1996 due primarily to higher compensation and travel costs. These increases were due in part to the filling of new staff positions and positions which were vacant in 1996. SG&A as a percent of sales for the three- and nine-month periods ended September 27, 1997 continued to improve when compared to the same periods in 1996 reflecting the Company's commitment to containing these costs.

         Interest. Interest expense for the third quarter of 1997 increased by $1,257,000 or 34.3% to $4,921,000 from $3,664,000 for the same period in 1996.
Interest expense for the nine months ended September 27, 1997 increased by $3,678,000 or 35.8% to $13,957,000 from $10,279,000 for the nine months ended
September 28, 1996, principally due to higher borrowings associated with seasonal inventory increases, installation of new equipment, capital improvements, and increased average interest rates.

         Taxes. The effective tax rate for the three months ended September 27, 1997 decreased to 38.8% compared to 39.0% for the three months ended September 28, 1996. The effective tax rate for the nine months ended September 27, 1997 decreased to 38.8% from 39.1% for the nine months ended September 28, 1996, primarily due to lower state taxes.

         Net Earnings. Net earnings for the three months ended September 27, 1997 increased $928,000 or 15.2% to $7,050,000 or $.66 per share, compared to net earnings of $6,122,000 or $.58 per share for the same period in 1996. As a percentage of sales, net earnings for the three months ended September 27, 1997 increased to 4.7% from

4.3% for the same period in 1996. Net earnings for the nine months ended September 27, 1997 increased $2,018,000 or 23.6% to $10,572,000 or $.99 per share, from $8,554,000 or $.81 per share for the same period in 1996.

LIQUIDITY AND CAPITAL RESOURCES

         As of September 27, 1997, the outstanding principal balance under the Company's $175,000,000 secured revolving credit facility was $86,350,000, with $9,861,000 committed to outstanding letters of credit, and $78,789,000 available for other needs. The increase in borrowings in the third quarter of 1997 was due primarily to the seasonal expansion of inventories and the installation of new equipment and capital improvements at our production facilities.

         The Company enters into interest rate swap agreements to minimize the risk of fluctuations in interest rates. The Company currently has interest rate swap agreements in place covering approximately $125,000,000 of indebtedness which expire in November 2000, with an average interest rate of 9.62%.

         On September 29, 1997, the Company paid a dividend of $.06 per share to shareholders of record on September 15, 1997.

         In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, which specifies the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock for both interim and annual periods ending after December 15, 1997. Management of the Company does not expect the impact from adopting the provisions of Statement No. 128 in fiscal year 1997 to be material.

         As previously announced by the Company in its press release dated September 11, 1997 and its Form 8-K dated September 10, 1997, on September 10, 1997, the Company, a wholly owned subsidiary of the Company ("Newco"), and Fieldcrest Cannon, Inc. ("Fieldcrest") entered into an agreement pursuant to which, on the terms and subject to the conditions set forth therein, Newco will be merged with and into Fieldcrest (the "Merger"), and Fieldcrest will thereby become a wholly owned subsidiary of the Company. The Merger, and the financing thereof, will have a significant impact on the capitalization of the Company.

GOVERNMENT REGULATIONS

         As of July 1, 1996, quota restrictions on down comforter shells imported from China were eliminated, allowing the Company to import shells on an unlimited and as-needed basis.

         Products that the Company imports from China currently receive preferential tariff treatment accorded goods from countries granted "most favored nation" status. Under the Trade Act of 1974, the President of the United States is authorized, upon making specified findings, to waive certain restrictions that would otherwise render China ineligible for most favored nation treatment. The President has waived these provisions each year since 1979; however, no assurance can be given that China will continue to enjoy this status. Raw materials and finished products entering the United States from China without the benefit of most favored nation treatment would be subject to significantly higher duty rates. However, the Company believes that the loss of China's most favored nation status is not likely to have a material adverse effect on the Company's business, financial condition, or results of operations.

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                                     F-16

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholders
Pillowtex Corporation:


         We have audited the consolidated financial statements of Pillowtex Corporation and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pillowtex Corporation and subsidiaries as of December 30, 1995 and December 28, 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 28, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



/s/ KPMG Peat Marwick LLP


KPMG Peat Marwick LLP



Dallas, Texas
February 6, 1997

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 30, 1995 AND DECEMBER 28, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT FOR PAR VALUE)



                                                                   1995           1996
                                                                 ---------      ---------
ASSETS
Current assets:
  Cash and cash equivalents .................................... $     411      $      20
  Receivables (note 8):
    Trade, less allowance for doubtful accounts of $2,195 in
      1995 and $2,346 in 1996 ..................................    71,684         78,482
    Other ......................................................     2,284          4,480
  Inventories (notes 4 and 8) ..................................   107,404        133,495
  Deferred income taxes (note 9) ...............................     2,419          2,567
  Prepaid expenses .............................................     1,644          2,613
                                                                 ---------      ---------
              Total current assets .............................   185,846        221,657

Property, plant and equipment, net (notes 5 and 8) .............    84,567         94,267
Intangible assets, at cost less accumulated amortization
  of $2,500 in 1995 and $3,843 in 1996 .........................    51,779         57,113
Other assets ...................................................     2,518          2,677
                                                                 ---------      ---------
                                                                 $ 324,710      $ 375,714
                                                                 =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable (note 6) .................................... $  42,090      $  45,481
  Accrued expenses (note 6) ....................................    21,137         22,156
  Current portion of long-term debt (note 8) ...................    11,916          1,868
  Income taxes payable .........................................       575          1,646
                                                                 ---------      ---------
              Total current liabilities ........................    75,718         71,151

Long-term debt, net of current portion (note 8) ................   153,472        194,851
Deferred income taxes (note 9) .................................     7,530          9,708

Shareholders' equity (notes 8 and 10):
  Preferred stock, $0.01 par value; authorized 20,000,000
   shares; none issued and outstanding .........................        --             --
  Common stock, $0.01 par value; authorized 30,000,000
   shares; 10,617,722 shares issued and outstanding ............       106            106
  Additional paid-in capital ...................................    58,427         58,427
  Retained earnings ............................................    29,666         41,665
  Currency translation adjustment ..............................      (209)          (194)
                                                                 ---------      ---------
              Total shareholders' equity .......................    87,990        100,004
Commitments and contingencies (notes 7 and 12)
                                                                 $ 324,710      $ 375,714
                                                                 =========      =========



          See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF EARNINGS
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                                                                      1994           1995          1996
                                                                   ---------      ---------     ---------
Net sales .......................................................  $ 349,520      $ 474,899     $ 490,655
Cost of goods sold ..............................................    294,714        395,922       411,048
                                                                   ---------      ---------     ---------
  Gross profit ..................................................     54,806         78,977        79,607

Selling, general and administrative expenses ....................     36,399         42,508        41,445
                                                                   ---------      ---------     ---------
  Earnings from operations ......................................     18,407         36,469        38,162

Interest expense ................................................      6,361         17,491        13,971
Other income, net ...............................................       (379)            --            --
                                                                   ---------      ---------     ---------
                                                                       5,982         17,491        13,971
                                                                   ---------      ---------     ---------
  Earnings before income taxes and extraordinary loss ...........     12,425         18,978        24,191

Income taxes (note 9) ...........................................      4,736          7,509         9,459
                                                                   ---------      ---------     ---------
  Earnings before extraordinary loss ............................      7,689         11,469        14,732

Extraordinary loss, net of income tax benefit of $391 (note 8) ..         --             --          (609)
                                                                   ---------      ---------     ---------
  Net Earnings ..................................................  $   7,689      $  11,469     $  14,123
                                                                   =========      =========     =========

Earnings per common share before extraordinary loss .............  $    0.73      $    1.08     $    1.39
Extraordinary loss ..............................................         --             --         (0.06)
                                                                   ---------      ---------     ---------
Earnings per common share .......................................  $    0.73      $    1.08     $    1.33
                                                                   =========      =========     =========



          See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996

               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)




                                              COMMON STOCK
                                  -------------------------     ADDITIONAL                     CURRENCY          TOTAL
                                     NUMBER         PAR          PAID-IN        RETAINED      TRANSLATION     SHAREHOLDERS'
                                   OF SHARES       VALUE         CAPITAL        EARNINGS      ADJUSTMENT         EQUITY
                                  ----------     ----------     ----------     ----------      ----------      ----------
Balances at December 31, 1993 ... 10,590,224     $      106     $   58,044     $   11,179      $       --      $   69,329

Exercise of stock options .......     27,498             --            352             --              --             352

Dividends declared (note 11) ....         --             --             --           (140)             --            (140)

Currency translation changes ....         --             --             --             --            (752)           (752)

Net earnings ....................         --             --             --          7,689              --           7,689
                                  ----------     ----------     ----------     ----------      ----------      ----------
Balances at December 31, 1994 ... 10,617,722            106         58,396         18,728            (752)         76,478

Other ...........................         --             --             31             --              --              31

Dividends declared ($.05
  per share) ....................         --             --             --           (531)             --            (531)

Currency translation changes ....         --             --             --             --             543             543

Net earnings ....................         --             --             --         11,469              --          11,469
                                  ----------     ----------     ----------     ----------      ----------      ----------
Balances at December 30, 1995 ... 10,617,722            106         58,427         29,666            (209)         87,990

Dividends declared ($.20
  per share) ....................         --             --             --         (2,124)             --          (2,124)

Currency translation changes ....         --             --             --             --              15              15

Net earnings ....................         --             --             --         14,123              --          14,123
                                  ----------     ----------     ----------     ----------      ----------      ----------
Balances at December 28, 1996 ... 10,617,722     $      106     $   58,427     $   41,665      $     (194)     $  100,004
                                  ==========     ==========     ==========     ==========      ==========      ==========



          See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996

                             (DOLLARS IN THOUSANDS)



                                                                                 1994           1995           1996
                                                                               ---------      ---------      ---------
Cash flows from operating activities:
  Net earnings ..............................................................  $   7,689      $  11,469      $  14,123
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
  Depreciation and amortization .............................................      6,365         11,994         12,775
  Deferred income taxes .....................................................       (174)         3,635          2,030
  Loss (gain) on disposal of property, plant and equipment ..................        (39)            74             40
  Changes in operating assets and liabilities, net of businesses acquired:
      Trade receivables .....................................................     11,362            714         (7,040)
      Inventories ...........................................................    (13,526)          (172)       (26,107)
      Accounts payable ......................................................      4,585         (3,698)         6,267
      Other assets and liabilities ..........................................       (198)         1,869         (1,374)
                                                                               ---------      ---------      ---------
        Net cash provided by operating activities ...........................     16,064         25,885            714
                                                                               ---------      ---------      ---------

Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment .......................        156            119             19
  Purchases of property, plant and equipment ................................    (10,538)       (12,448)       (21,040)
  Purchase of other assets ..................................................       (951)            --             --
  Payments for businesses purchased, net of cash acquired ...................   (116,253)            --             --
  Other .....................................................................        (42)        (2,235)        (4,112)
                                                                               ---------      ---------      ---------
        Net cash used in investing activities ...............................   (127,628)       (14,564)       (25,133)
                                                                               ---------      ---------      ---------

Cash flows from financing activities:
  Increase (decrease) in checks not yet presented for payment ...............        853          8,155         (2,526)
  Proceeds from issuance of bonds ...........................................         --             --        125,000
  Retirement of long-term debt ..............................................     (6,884)        (5,056)       (89,357)
  Borrowings on revolving credit loans ......................................    103,350         47,150         62,000
  Repayments of revolving credit loans ......................................    (49,510)       (61,500)       (66,600)
  Proceeds from long-term debt ..............................................     64,750            645            635
  Debt issuance costs .......................................................     (3,107)          (350)        (3,000)
  Proceeds from exercise of stock options ...................................        352             --             --
  Dividends paid ............................................................       (244)          (531)        (2,124)
                                                                               ---------      ---------      ---------
        Net cash provided by (used in) financing activities .................    109,560        (11,487)        24,028
                                                                               ---------      ---------      ---------

Effect of exchange rate changes on cash and cash equivalents ................        (11)             6             --
                                                                               ---------      ---------      ---------

Net change in cash and cash equivalents .....................................     (2,015)          (160)          (391)
Cash and cash equivalents at beginning of year ..............................      2,586            571            411
                                                                               ---------      ---------      ---------
Cash and cash equivalents at end of year ....................................  $     571      $     411      $      20
                                                                               =========      =========      =========



          See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)



(1)   GENERAL


      Pillowtex Corporation and subsidiaries ("the Company") operate primarily in one industry segment which includes the design, manufacture and marketing of bed pillows, mattress pads, down comforters, blankets, throws and other bedroom textile furnishings. Virtually all of the Company's assets are located in North America. The Company supplies its products primarily to customers in the retail sector, including department stores, mass merchants, wholesale clubs, specialty retail stores, catalogs and institutions.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Principles of Consolidation

            The consolidated financial statements include the financial statements of Pillowtex Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      (b)   Fiscal Year

            Beginning in 1995, the Company's fiscal year ends on the Saturday closest to December 31. The fiscal year-ends for the consolidated financial statements presented are December 31, 1994, December 30, 1995 and December 28, 1996.

      (c)   Statements of Cash Flows

            For purposes of reporting cash flows, the Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

            Supplemental disclosures of cash flow information for the years ended December 31, 1994, December 30, 1995 and December 28, 1996 follow:



                                                 1994              1995               1996
                                              ---------         ---------          ---------
Interest paid............................     $   5,134         $  15,632          $  15,234
                                              =========         =========          =========

Income taxes paid........................     $   5,451         $   3,793          $   6,483
                                              =========         =========          =========

      (d)   Inventories

            Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


      (e)   Property, Plant and Equipment

            Depreciation is provided generally using the straight-line method in amounts sufficient to amortize the cost of the assets over their estimated useful lives as follows:


                                                                 ESTIMATED USEFUL LIFE
                                                                 ---------------------
Buildings and improvements                                            10-30 years
Machinery and equipment                                               5-12 years
Data processing equipment                                             5 years
Furniture and fixtures                                                5 years

            Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the remaining term of the lease using the straight-line method. Interest costs of $273,000 incurred during the year ended December 28, 1996, for the purchase and construction of long-term assets were capitalized and are being amortized over the related assets' estimated useful lives. Renewals and betterments are capitalized and depreciated over the remaining life of the specific property unit.

      (f)   Intangibles

            Intangible assets consist primarily of goodwill ($48,079,000 and $46,667,000 as of December 30, 1995 and December 28, 1996,
            respectively) recorded in connection with the Company's acquisitions (see note 3). Goodwill represents the excess of purchase price over net identifiable tangible and intangible assets acquired. Additions to goodwill during 1995 were primarily related to the finalization of purchase price allocations for previous acquisitions. Amortization is provided using the straight-line method, the majority of which is over the estimated useful life of 40 years.

            Other intangible assets consist principally of deferred loan costs, trademarks and noncompete agreements amortized over periods ranging from 2 to 20 years.

            The Company assesses the recoverability of goodwill by determining whether the amortization of the asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows.

      (g)   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
            Of

            The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on December 31, 1995, the first day of fiscal year 1996. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


      (h)   Income Taxes

            Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

      (i)   Stock Option Plan

            Prior to fiscal year 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. At the beginning of fiscal year 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

      (j)   Revenue Recognition

            Revenue is recognized upon shipment of products. Reserves for sales returns and allowances are recorded in the same accounting period as the related revenues.

      (k)   Advertising Expenses

            The Company expenses advertising costs as incurred. Advertising expense was approximately $3,899,000, $3,004,000 and $3,223,000 during the years ended December 31, 1994, December 30, 1995 and December 28, 1996, respectively.

      (l)   Earnings Per Share

            Earnings per share for 1994, 1995 and 1996 are based on 10,603,660 weighted average shares of common stock outstanding in 1994 and 10,617,722 weighted average shares of common stock outstanding in 1995 and 1996. Common share equivalents in the form of stock options are excluded from the earnings per share calculations since they have no material dilutive effect.

      (m)   Foreign Currency Translation and Transactions

            The Company's foreign subsidiaries use the local currency as the functional currency. The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using current exchange rates and revenues and expenses are translated at average monthly exchange rates. The resulting translation adjustments are recorded in a separate component of shareholders' equity. Foreign currency

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


            transaction gains and losses are included in the consolidated statements of earnings and were not material in any of the years presented.

      (n)   Use of Estimates

            The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
            Actual results could differ from those estimates.

(3)   ACQUISITIONS

      Businesses Acquired

      On August 19, 1994, the Company, through its subsidiary, Torfeaco Industries, Ltd. ("Torfeaco"), purchased certain business assets including receivables, inventory and fixed assets of Imperial Feather Company of Canada ("Imperial") for approximately $3,600,000. Imperial was a family-owned and long-established producer of high quality bedding products, including natural fill and synthetic bed pillows, down comforters and comforter covers. The funds for the acquisition were provided by the Company's revolving credit facility.

      On December 1, 1994, the Company purchased substantially all of the net assets of Beacon Manufacturing Company ("Beacon"), for a purchase price of $100,823,000 in cash, plus the assumption of approximately $11,028,000 in liabilities, which were repaid at the time of acquisition. Beacon is a manufacturer of cotton and synthetic blankets and throws headquartered in Swannanoa, North Carolina. The funds for this acquisition were provided primarily from borrowings under a $240,000,000 Credit Facility with NationsBank of Texas, N.A., which was modified in conjunction with the acquisition.

      These acquisitions have been accounted for as purchases and, accordingly, results of operations of the acquired companies have been included in the consolidated statements of earnings since the acquisition dates.

      A summary of the assets acquired and liabilities assumed for the year ended December 31, 1994 follows:


Current assets............................................   $   60,746
Property, plant and equipment.............................       36,566
Intangible assets.........................................       32,372
Other assets..............................................           28
Current liabilities.......................................      (13,459)
                                                             ----------
   Cash paid, net of cash acquired........................   $  116,253
                                                             ==========

      Assets Acquired

      On November 18, 1996, the Company purchased certain assets of Fieldcrest Cannon's blanket operations for a purchase price of $28,304,000 in cash. The acquisition included selected equipment ($6,300,000), inventory ($18,004,000) and an exclusive long-term license for the use of certain trademarks and tradenames ($4,000,000). The funds for the acquisition were provided by the Company's private offering of Senior Subordinated Notes (see note 8).

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(4)   INVENTORIES

      Inventories consist of the following at December 30, 1995 and December 28, 1996:


                                                                  1995               1996
                                                               ---------          ---------
Finished goods.............................................    $  37,670          $  56,085
Work-in-process............................................       35,980             33,436
Raw materials..............................................       31,851             41,955
Supplies...................................................        1,903              2,019
                                                               ---------          ---------
                                                               $ 107,404          $ 133,495
                                                               =========          =========

      Inventory balances are net of inventory reserves of approximately $2,525,000 and $3,285,000 at December 30, 1995 and December 28, 1996,
      respectively.

(5)   PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are stated at cost and consist of the following at December 30, 1995 and December 28, 1996:


                                                                  1995               1996
                                                               ---------          ---------
Land.......................................................    $   1,504          $   2,847
Buildings and improvements.................................       35,676             44,713
Machinery and equipment....................................       69,364             74,580
Data Processing equipment..................................        4,342              6,714
Furniture and fixtures.....................................        3,006              2,070
Leasehold improvements.....................................        1,205              1,403
Projects in progress.......................................        2,881              5,660
                                                               ---------          ---------
                                                                 117,978            137,987
Less accumulated depreciation and amortization.............      (33,411)           (43,720)
                                                               ---------          ---------
                                                               $  84,567          $  94,267
                                                               =========          =========

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(6)   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable includes $11,757,000 at December 30, 1995 and $9,231,000 at December 28, 1996 of checks not yet presented for payment on zero balance disbursement accounts.

      Accrued expenses consist of the following at December 30, 1995 and December 28, 1996:



                                                                  1995               1996
                                                               ---------          ---------
Accrued customer rebates...................................    $   3,477          $   5,220
Employee-related compensation and benefits.................        5,166              4,159
Accrued advertising........................................        2,875                927
Accrued royalties and commissions..........................        3,560              4,831
Accrued insurance and workers' compensation
  reserves ................................................        1,095              2,117
Accrued interest and commitment fees.......................        3,085              1,831
Other accrued expenses.....................................        1,879              3,071
                                                               ---------          ---------
                                                               $  21,137          $  22,156
                                                               =========          =========


(7)   PENSION PLAN

      The Company has a defined benefit pension plan covering substantially all of its non-union employees. The Company's funding policy provides for annual contributions of an amount between the minimum required and maximum amount that can be deducted for federal income tax purposes. Pension plan assets consist primarily of investments in publicly traded corporate common stocks and bonds, as well as U.S. government obligations.

      Net pension expense includes the following components for the years ended December 31, 1994, December 30, 1995 and December 28, 1996:


                                                        1994            1995            1996
                                                   --------------  --------------  ---------
Service cost......................................    $  339          $  585          $  766
Interest cost on projected benefit obligation.....       381             402             523
Actual (return) loss on plan assets...............       163          (1,041)           (564)
Net amortization and deferral.....................      (518)            684             133
                                                      ------          ------          ------
   Net pension expense............................    $  365          $  630          $  858
                                                      ======          ======          ======

      A reconciliation of the funded status of the pension plan at December 30, 1995 and December 28, 1996 follows:


                                                                         1995               1996
                                                                      ---------         ---------
Actuarial present value of accumulated benefit obligations:
  Vested benefit obligation......................................     $   5,032         $   5,492
  Nonvested benefit obligation...................................           226               421
                                                                      ---------         ---------
    Accumulated benefit obligation...............................     $   5,258         $   5,913
                                                                      =========         =========

Projected benefit obligation for services rendered
  to date........................................................        (6,441)           (7,286)
Pension plan assets at fair value................................         5,338             6,275
                                                                      ---------         ---------
    Pension plan assets less than projected
      benefit obligation.........................................        (1,103)           (1,011)
Unrecognized net asset at March 1, 1987 being
  recognized over 17 years.......................................           (68)              (60)
Unrecognized prior service costs.................................           278               243
Amortization and deferral of net (gains) and losses..............           293               (88)
                                                                      ---------         ---------
    Net pension liability included in accrued expenses...........     $    (600)        $    (916)
                                                                      =========         =========

The following assumptions were used in determining the actuarial present value of the projected benefit obligation and net pension expense:


                                                                     1994            1995            1996
                                                                --------------  --------------  -------------
Discount rate..................................................    8.75%            7.25%           7.75%
Rate of increase in future compensation........................    5.0              4.0             4.0
Expected long-term rate of return on assets....................    8.5              8.5             8.5

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(8)   LONG-TERM DEBT

      Long-term debt consists of the following at December 30, 1995 and December 28, 1996:


                                                                                    1995            1996
                                                                                  ---------      ---------
10% Senior Subordinated Notes due 2006 .......................................... $      --      $ 125,000
Revolver ........................................................................    65,600         61,000
Term loan .......................................................................    87,500             --
Deed of trust note, collateralized by land and buildings, with interest at
  10.5% per annum, payable in monthly installments
  of approximately $49, maturing on July 1, 1998 ................................     3,039          2,762
Industrial revenue bonds - Pennsylvania Economic Development Financing
  Authority (PEDFA), collateralized by land and building, with variable rate interest (7.35% to 7.85% per annum) maturing serially in annual amounts ranging from $355
  to $640 through April 1, 2002 .................................................     3,645          3,235
Industrial revenue bonds - Mississippi Business Finance Corporation, collateralized by land, building and equipment, with variable rate interest
  (2.75% to 4.5% per annum) payable monthly and annual principal payments of
  $460 beginning
  July 1, 1995 and maturing on July 1, 2004 .....................................     4,140          3,680
Other ...........................................................................     1,464          1,042
                                                                                  ---------      ---------
                                                                                    165,388        196,719
Less current portion ............................................................   (11,916)        (1,868)
                                                                                  ---------      ---------
                                                                                  $ 153,472      $ 194,851
                                                                                  =========      =========


      On November 12, 1996, the Company completed a private offering of $125,000,000 of 10% Senior Subordinated Notes (the "Notes") due November 15, 2006 with interest payable semiannually, commencing May 15, 1997. The Company used the proceeds to retire the outstanding indebtedness under the Company's previously existing term loan, to finance the acquisition of certain assets of Fieldcrest Cannon's blanket operations (see note 3), to temporarily reduce indebtedness under the Revolver and to acquire a warehouse facility. In connection with the retirement of the term loan, the Company charged the related unamortized deferred loan costs to expense resulting in an extraordinary loss on debt extinguishment of $609,000, net of related income taxes of $391,000.

      The Notes do not have a mandatory redemption; however, the Company may redeem the Notes on or after November 15, 2001 in whole or in part. The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness, including borrowings under the credit facility described below. Upon a change in control, the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase.

      The Notes are unconditionally guaranteed on a senior subordinated basis by each of the existing and future domestic subsidiaries of the Company and each other subsidiary of the Company that guarantees the Company's obligations under the credit facility described below (see note 15). The guarantees are subordinated in right of payment to all existing and future senior indebtedness of the relevant guarantor.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


      The Notes are subject to certain covenants which restrict, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, incur liens to secure subordinated indebtedness, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the Notes, merge or consolidate with any other person, sell stock of subsidiaries or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. As of December 28, 1996, the Company was in compliance with all covenants under the Notes.

      Concurrently with the private offering of the Notes, the Company entered into an Amended and Restated Credit Facility (the "Facility") with a group of banks for which NationsBank of Texas, N.A. ("NationsBank") acts as Agent. The Facility replaced a prior credit agreement with NationsBank and a syndicate of banks, and provides for a $ 175,000,000 revolving credit line (the "Revolver") with a term of five years expiring November 11, 2001. As of December 28, 1996, letters of credit were outstanding under the Revolver with an aggregate undrawn face amount of $11,645,000 and unused availability under the Revolver was $102,355,000.

      Amounts outstanding under the Facility bear interest at a rate based, at the Company's option, upon (i) either NationsBank's base rate or LIBOR (the London Interbank Offered Rate) plus 0.875% or (ii) NationsBank's reserve-adjusted CD rate plus 1.000%. These rates are subject to decrease based upon the Company's achievement of (i) certain senior unsecured debt ratings or (ii) certain ratios of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The weighted average annual interest rate on outstanding borrowings under the Credit Agreements during 1996 was 7.02% and the effective rate at December 28, 1996 was 6.39%.

      The Company enters into interest rate swap agreements to minimize the risk of fluctuations in interest rates. The Company currently has interest rate swap agreements in place covering approximately $215,000,000 of indebtedness which expire at various dates with some extending through November 2000, with an average interest rate of 6.24%.

      The Facility is secured by a pledge of the receivables and inventory of the Company and its domestic subsidiaries, 100% of the present and future capital stock of all of the Company's present and future direct and indirect domestic subsidiaries, and approximately 65% of the present and future capital stock of all of the Company's present and future foreign subsidiaries.

      The Facility contains a number of financial, affirmative and negative covenants which, among other things, require maintenance of certain ratios of current assets to current liabilities, funded debt to EBITDA, and cash flow coverages, and require the Company to maintain a minimum tangible net worth. Negative covenants restrict, among other things, the incurrence of debt, the existence of liens, transactions with affiliates, loans, advances and investments by the Company, payment of dividends and other distributions to shareholders, dispositions of assets, mergers, consolidations and dissolutions, contingent liabilities, changes in business and acquisitions. As of December 28, 1996, the Company was in compliance with all covenants under the Facility.

      The interest rates on the deed of trust note and industrial revenue bonds differ from current market rates. The fair value of these financial instruments, estimated by discounting the future cash flows using rates currently available, is approximately $9,654,000 and $9,492,000 at December 30, 1995 and December 28, 1996, respectively. Other debt is at current market rates; therefore, the fair value approximates carrying value.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)



    Aggregate maturities of long-term debt for each of the five years following December 28, 1996 and thereafter, assuming the unpaid principal balance at December 28, 1996 under the Revolver remains unchanged, are as follows:

Year Ending                              Amount
-----------                              ------

     1997                                    $1,868
     1998                                     3,672
     1999                                     1,084
     2000                                     1,015
     2001                                    62,060
     Thereafter                             127,020

(9) INCOME TAXES

    The components of income tax expense are as follows:

                                                                 1994          1995          1996
                                                                 ----          ----          ----
U.S. federal - current  . . . . . . . . . . . . . . . . . .      $4,159       $2,632        $6,604
U.S. federal - deferred . . . . . . . . . . . . . . . . . .         (40)       3,412         1,793
State and foreign taxes - current . . . . . . . . . . . . .         751        1,242           825
State and foreign taxes - deferred  . . . . . . . . . . . .        (134)         223           237
                                                                   ----          ---           ---
                                                                 $4,736       $7,509        $9,459
                                                                 ======       ======        ======

    A reconciliation of income tax expense computed using the U.S. federal statutory income tax rate of 35% of earnings before income taxes and extraordinary loss to the actual provision for income taxes follows:

                                                                 1994          1995          1996
                                                                 ----          ----          ----
Expected tax at U.S. statutory rate . . . . . . . . . . . .         $4,349       $6,642        $8,467
State and foreign taxes, net of federal benefit . . . . . .            414          652           555
Nondeductible meals and entertainment expenses  . . . . . .            170          162           166
Other . . . . . . . . . . . . . . . . . . . . . . . . . . .          (197)           53           271
                                                                     ----            --           ---
                                                                    $4,736       $7,509        $9,459
                                                                    ======       ======        ======

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 30, 1995 and December 28, 1996 are presented below:

                                                               1995            1996
                                                               ----            ----
Net deferred tax assets:
  Inventory costs and reserves  . . . . . . . . . . . .             $760           $1,113
  Accrued employee benefits . . . . . . . . . . . . . .              287              422
  Allowance for doubtful accounts . . . . . . . . . . .              266              544
  State deferred taxes  . . . . . . . . . . . . . . . .            1,106              488
                                                                   -----              ---
    Current deferred tax asset  . . . . . . . . . . . .            2,419            2,567
                                                                   -----            -----

Net deferred tax liabilities:
  Package design costs  . . . . . . . . . . . . . . . .              141              336
  Depreciable assets  . . . . . . . . . . . . . . . . .          (5,830)          (9,057)
  State deferred income taxes . . . . . . . . . . . . .          (1,008)            (562)
  Goodwill  . . . . . . . . . . . . . . . . . . . . . .            (633)            (565)
  Other . . . . . . . . . . . . . . . . . . . . . . . .            (200)              140
                                                                   ----               ---
    Noncurrent deferred tax liability . . . . . . . . .          (7,530)          (9,708)
                                                                 ------           ------
    Net deferred tax liability  . . . . . . . . . . . .         $(5,111)         $(7,141)
                                                                =======          =======

(10)     STOCK OPTIONS

         Effective February 17, 1993, the Company established a stock option plan, under which options may be granted to eligible employees and nonemployee directors of the Company. Under the stock option plan, the Board of Directors may grant either nonqualified stock options or incentive stock options. Additionally, the plan provides for the reservation and issuance of up to 1,200,000 shares of the Company's common stock.

         At December 28, 1996, there were 689,135 additional shares available for grant under the stock option plan. The per share weighted-average fair value of stock options granted during 1995 and 1996 was $2.75 and $4.65, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted- average assumptions:

                                                               1995            1996
                                                               ----            ----
Expected dividend yield . . . . . . . . . . . . . . . .            1.14%             1.14
Stock price volatility  . . . . . . . . . . . . . . . .           38.82%            38.82
Risk-free interest rate . . . . . . . . . . . . . . . .            6.66%             6.16
Expected option term  . . . . . . . . . . . . . . . . .          5 years          5 years

    The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)



                                                               1995            1996
                                                               ----            ----
Net earnings:
  As reported . . . . . . . . . . . . . . . . . . . . .          $11,469          $14,123
  Pro forma . . . . . . . . . . . . . . . . . . . . . .           11,443           13,986

Earnings per share:
  As reported . . . . . . . . . . . . . . . . . . . . .             1.08             1.33
  Pro forma . . . . . . . . . . . . . . . . . . . . . .             1.08             1.32

    Pro forma net earnings reflects only options granted in 1995 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings amounts presented above because compensation cost is reflected over the options' vesting period of four years and compensation cost for options granted prior to January 1, 1995 is not considered.

    All options are granted at an exercise price not less than the fair market value of the common stock at the date of grant. The option period may not be more than ten years from the date the option is granted and generally the options may be exercised ratably over a four-year period or as otherwise specified by the Board of Directors.

    A summary of option activity during 1994, 1995 and 1996 follows:

                                                            Shares           Exercise Price ($)
                                                            -------          ------------------
Outstanding at December 31, 1993
  (no shares exercisable) . . . . . . . . . . . .                   447,871        14.00 - 14.88
  Granted . . . . . . . . . . . . . . . . . . . .                    86,431        15.13 - 19.00
  Canceled  . . . . . . . . . . . . . . . . . . .                 (142,863)        14.00 - 14.88
  Exercised . . . . . . . . . . . . . . . . . . .                  (27,498)                14.00
                                                                   -------
Outstanding at December 31, 1994
  (69,378 shares exercisable) . . . . . . . . . .                   363,941        14.00 - 19.00
  Granted . . . . . . . . . . . . . . . . . . . .                   187,000         8.88 - 14.00
  Canceled  . . . . . . . . . . . . . . . . . . .                 (114,002)         8.88 - 19.00
                                                                  --------
Outstanding at December 30, 1995
  (130,719 shares exercisable)  . . . . . . . . .                   436,939         8.88 - 19.00
  Granted . . . . . . . . . . . . . . . . . . . .                   225,500        12.00 - 15.75
  Canceled  . . . . . . . . . . . . . . . . . . .                 (151,574)         8.88 - 19.00
                                                                  --------
Outstanding at December 28, 1996
  (176,345 shares exercisable)  . . . . . . . . .                   510,865         8.88 - 19.00
                                                                    =======

(11)     RELATED PARTY TRANSACTIONS

         Dividends payable to the former Subchapter S shareholders were declared and paid in 1994 to satisfy certain federal and state tax liabilities attributable to their share of earnings during the period that the Company was a Subchapter S corporation for tax purposes.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)



(12)     COMMITMENTS AND CONTINGENT LIABILITIES

         Manufacturing facilities at certain locations, a showroom and warehouse space are leased under noncancelable operating lease agreements. These leases generally require the Company to pay all executory costs such as maintenance and taxes. Rental expense for operating leases was approximately $1,928,000, $3,061,000 and $5,285,000 during 1994, 1995 and 1996, respectively.

         Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) which expire at various dates through 2005 are as follows:

Year Ending                              Amount
-----------                              ------
     1997                                    $5,381
     1998                                     4,510
     1999                                     3,660
     2000                                     2,904
     2001                                     2,391
     Thereafter                               5,606

         From time to time, the Company is a party to various legal proceedings arising in the ordinary course of business. While any proceeding or litigation has an element of uncertainty, management believes that the final outcome of all matters currently pending will not have a materially adverse effect on the Company's financial position or results of operations.

(13)     SEGMENT DATA AND CONCENTRATION OF CREDIT RISK

         The Company's customers are located primarily throughout the United States and Canada and concentration of credit risks with respect to the Company's unsecured trade receivables is considered to be limited. Although the Company closely monitors the creditworthiness of its customers, adjusting credit policies and limits as needed, a customers' ability to pay is largely dependent upon the retail industry's economic environment.

         The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company has trade receivables which are due from certain customers who are experiencing financial difficulties. However, in the opinion of management of the Company, the allowance for doubtful accounts is adequate and trade receivables are presented at net realizable value.

         Sales to the Company's two individual major customers, including their affiliated entities, accounted for approximately 13% each of net sales in 1994, 14% and 13% in 1995 and 14% and 13% in 1996. Sales to
         foreign customers were approximately 9% of net sales in 1994, 8% in 1995 and 7% in 1996.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)



(14)     SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following tables present unaudited financial data of the Company for each quarter of 1995 and 1996:


                                                               1995 quarter ended
                                                               ------------------              -----
                                            April 1          July 1       September 30     December 30
                                          ---------         -------       ------------     -----------
Net sales . . . . . . . . . . . . . .          $94,740          $90,788         $146,824         $142,547
Gross profit  . . . . . . . . . . . .           16,454           16,126           24,365           22,032
Net earnings  . . . . . . . . . . . .            1,162            1,088            4,738            4,481
Earnings per common share . . . . . .             0.11             0.10             0.45             0.42


                                                               1996 quarter ended
                                                               ------------------
                                           March 30         June 29       September 28     December 28
                                           --------         -------       ------------     -----------
Net sales . . . . . . . . . . . . . .         $100,794          $91,185         $143,791         $154,885
Gross profit  . . . . . . . . . . . .           15,568           15,615           24,315           24,109
Earnings before extraordinary loss  .              941            1,491            6,122            6,178
Net earnings  . . . . . . . . . . . .              941            1,491            6,122            5,569
Earnings per common share . . . . . .             0.09             0.14             0.58             0.52

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)
(15)     SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

    The following is summarized condensed consolidating financial information for the Company, segregating the Parent and guarantor subsidiaries from nonguarantor subsidiaries. The guarantor subsidiaries are wholly owned subsidiaries of the Company and guarantees are full, unconditional and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that these financial statements would not be material to investors.


                                                             December 30, 1995
                                                             -----------------
                                                                          Non-
                                                         Guarantor      Guarantor
                                           Parent      Subsidiaries   Subsidiaries    Eliminations
                                           ------      ------------   ------------    ------------
ASSETS:
Trade receivables                              $38,408       $28,445         $4,831              $--
Receivable from affiliates                     130,765            --             --        (130,765)
Inventories                                     47,744        47,966         11,694               --
Other current assets                             3,674         6,294          1,070          (4,280)
                                                 -----         -----          -----          ------
     Total current assets                      220,591        82,705         17,595        (135,045)

Property, plant and equipment, net              31,419        50,151          2,997               --
Intangibles                                      4,036        44,988          2,755               --
Other assets                                    48,816           132              1         (46,431)
                                                ------           ---              -         -------
     Total assets                             $304,862      $177,976        $23,348       $(181,476)
                                              ========      ========        =======       =========

LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Accounts payable and accrued
  liabilities                                  $39,588       $19,735         $3,904              $--
Payable to affiliates                               --       121,970          8,795        (130,765)
Other current liabilities                       16,650            82             39          (4,280)
                                                ------            --             --          ------
     Total current liabilities                  56,238       141,787         12,738        (135,045)

Noncurrent liabilities                         155,707         4,663            632               --
                                               -------         -----            ---               --
     Total liabilities                         211,945       146,450         13,370        (135,045)

Shareholders' equity                            92,917        31,526          9,978         (46,431)
                                                ------        ------          -----         -------
Total liabilities and shareholders'
  equity                                      $304,862      $177,976        $23,348       $(181,476)
                                              ========      ========        =======       =========

                                                                  December 28, 1996
                                                                  -----------------
                                                                         Non-
                                                      Guarantor       Guarantor
                                         Parent      Subsidiaries    Subsidiaries   Eliminations    Consolidated
                                         ------      ------------    ------------   ------------    ------------
ASSETS:
Trade receivables                               $--        $73,438          $5,044             $--        $78,482
Receivable from affiliates                  197,236             --              --       (197,236)             --
Inventories                                      --        125,803           7,692              --        133,495
Other current assets                             --          8,911             769              --          9,680
                                                 --          -----             ---              --          -----
     Total current assets                   197,236        208,152          13,505       (197,236)        221,657

Property, plant and equipment, net              714         90,664           2,889              --         94,267
Intangibles                                  10,103         44,331           2,679              --         57,113
Other assets                                 71,362            901              --        (69,586)          2,677
                                             ------            ---              --        -------           -----
     Total assets                          $279,415       $344,048         $19,073      $(266,822)       $375,714
                                           ========       ========         =======      =========        ========

LIABILITIES AND SHAREHOLDERS'
  EQUITY:
Accounts payable and accrued
  liabilities                                   $--        $64,501          $3,136             $--        $67,637
Payable to affiliates                            --        193,000           4,236       (197,236)             --
Other current liabilities                       306          3,041             167              --          3,514
                                                ---          -----             ---              --          -----
     Total current liabilities                  306        260,542           7,539       (197,236)         71,151

Noncurrent liabilities                      185,950         17,978             631              --        204,559
                                            -------         ------             ---              --        -------
     Total liabilities                      186,256        278,520           8,170       (197,236)        275,710

Shareholders' equity                         93,159         65,528          10,903        (69,586)        100,004
                                             ------         ------          ------        -------         -------
Total liabilities and shareholders'
  equity                                   $279,415       $344,048         $19,073      $(266,822)       $375,714
                                           ========       ========         =======      =========        ========


                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


                                                          Year Ended
                                                          ----------
                                                       December 31, 1994
                                                       -----------------
                                                           Non-
                                          Guarantor     Guarantor
                               Parent   Subsidiaries   Subsidiaries  Eliminations   Consolidated
                               ------   ------------   ------------  ------------   ------------
Net sales                     $279,625        $53,588        $27,396     $(11,089)       $349,520
Cost of goods sold             230,323         49,774         25,706      (11,089)        294,714
                               -------         ------         ------      -------         -------
     Gross profit               49,302          3,814          1,690            --         54,806

Selling, general and
   administrative expenses      27,510          7,618          1,271            --         36,399
                                ------          -----          -----            --         ------
     Earnings (loss) from
        operations              21,792        (3,804)            419            --         18,407

Interest expense and other,
   net                           3,883          2,486          (387)            --          5,982
                                 -----          -----          ----             --          -----
     Earnings (loss) before
       income taxes             17,909        (6,290)            806            --         12,425

Income taxes                     6,949        (2,255)             42            --          4,736
                                 -----        ------              --            --          -----
     Earnings (loss) before
       extraordinary item       10,960        (4,035)            764            --          7,689

Extraordinary loss                  --             --             --            --             --
                                    --             --             --            --             --
     Net earnings (loss)       $10,960       $(4,035)           $764           $--         $7,689
                               =======       =======            ====           ===         ======

                                                                Year Ended
                                                                ----------
                                                             December 30, 1995
                                                             -----------------
                                                                 Non-
                                                Guarantor     Guarantor
                                     Parent   Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                     ------   ------------   ------------  ------------   ------------
Net sales                           $278,052       $178,823        $37,241     $(19,217)       $474,899
Cost of goods sold                   226,842        154,124         34,173      (19,217)        395,922
                                     -------        -------         ------      -------         -------
     Gross profit                     51,210         24,699          3,068            --         78,977

Selling, general and
   administrative expenses            25,211         15,586          1,711            --         42,508
                                      ------         ------          -----            --         ------
     Earnings (loss) from
        operations                    25,999          9,113          1,357            --         36,469

Interest expense and other,
   net                                 4,161         13,321              9            --         17,491
                                       -----         ------              -            --         ------
     Earnings (loss) before
       income taxes                   21,838        (4,208)          1,348            --         18,978

Income taxes                           8,399        (1,298)            408            --          7,509
                                       -----        ------             ---            --          -----
     Earnings (loss) before
       extraordinary item             13,439        (2,910)            940            --         11,469

Extraordinary loss                        --             --             --            --             --
                                          --             --             --            --             --
     Net earnings (loss)             $13,439       $(2,910)           $940           $--        $11,469
                                     =======       =======            ====           ===        =======

                                                            Year Ended
                                                            ----------
                                                         December 28, 1996
                                                         -----------------
                                                               Non-
                                              Guarantor     Guarantor
                                 Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                 ------     ------------   ------------  ------------   ------------
Net sales                          $78,959       $403,386        $31,480     $(23,170)       $490,655
Cost of goods sold                  60,215        345,269         28,734      (23,170)        411,048
                                    ------        -------         ------      -------         -------
     Gross profit                   18,744         58,117          2,746            --         79,607

Selling, general and
   administrative expenses           8,831         30,938          1,676            --         41,445
                                     -----         ------          -----            --         ------
     Earnings (loss) from
        operations                   9,913         27,179          1,070            --         38,162

Interest expense and other,
   net                               5,017          8,973           (19)            --         13,971
                                     -----          -----           ---             --         ------
     Earnings (loss) before
       income taxes                  4,896         18,206          1,089            --         24,191

Income taxes                         1,921          7,329            209            --          9,459
                                     -----          -----            ---            --          -----
     Earnings (loss) before
       extraordinary item            2,975         10,877            880            --         14,732

Extraordinary loss                     609             --             --            --            609
                                       ---             --             --            --            ---
     Net earnings (loss)            $2,366        $10,877           $880           $--        $14,123
                                    ======        =======           ====           ===        =======


                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)





                                                             Year Ended
                                                             ----------
                                                         December 31, 1994
                                                         -----------------
                                                               Non-
                                              Guarantor     Guarantor
                                 Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                 ------     ------------   ------------  ------------   ------------
Net cash provided by
   (used in) operating
   activities                      $21,902         $2,498       $(8,347)           $--        $16,053
Net cash provided by
   (used in) investing
   activities                     (26,902)       (98,512)        (2,214)            --      (127,628)
Net cash provided by
   (used in) financing
   activities                        3,953         95,637          9,970            --        109,560
                                     -----         ------          -----            --        -------

Net change in cash and
   cash equivalents                (1,047)          (377)          (591)            --        (2,015)
Cash and cash equivalents
   at beginning of period            1,600            393            593            --          2,586
                                     -----            ---            ---            --          -----
Cash and cash equivalents
   at end of period                   $553            $16             $2           $--           $571
                                      ====            ===             ==           ===           ====

                                                             Year Ended
                                                             ----------
                                                          December 30, 1995
                                                          -----------------
                                                                Non-
                                               Guarantor     Guarantor
                                  Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                  ------     ------------   ------------  ------------   ------------
Net cash provided by
   (used in) operating
   activities                       $31,617       $(7,765)         $2,039           $--        $25,891
Net cash provided by
   (used in) investing
   activities                         (167)       (13,716)          (681)            --       (14,564)
Net cash provided by
   (used in) financing
   activities                      (31,600)         21,468        (1,355)            --       (11,487)
                                   --------         ------        -------            --       --------

Net change in cash and
   cash equivalents                   (150)           (13)              3            --          (160)
Cash and cash equivalents
   at beginning of period               552             17              2            --            571
                                        ---             --              -            --            ---
Cash and cash equivalents
   at end of period                    $402             $4             $5           $--           $411
                                       ====             ==             ==           ===           ====

                                                             Year Ended
                                                             ----------
                                                          December 28, 1996
                                                          -----------------
                                                                Non-
                                               Guarantor     Guarantor
                                  Parent     Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                  ------     ------------   ------------  ------------   ------------
Net cash provided by
   (used in) operating
   activities                        $(548)       $(8,977)         $6,239           $--       $(3,286)
Net cash provided by
   (used in) investing
   activities                      (16,140)        (4,421)          (572)            --       (21,133)
Net cash provided by
   (used in) financing
   activities                       16,286          13,406        (5,664)            --         24,028
                                   --------         ------        -------            --         ------

Net change in cash and
   cash equivalents                   (402)              8              3            --          (391)
Cash and cash equivalents
   at beginning of period               402              4              5            --            411
                                        ---              -              -            --            ---
Cash and cash equivalents
   at end of period                     $--            $12             $8           $--            $20
                                        ===            ===             ==           ===            ===

                                                                     SCHEDULE II

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
     YEARS ENDED DECEMBER 31, 1994, DECEMBER 30, 1995 AND DECEMBER 28, 1996
                             (DOLLARS IN THOUSANDS)


                                                             Additions
                                                             ---------
                                      Balance at       Charged         Charged                      Balance
                                       beginning       to costs       to other     Write-offs/      at end
            Description                of period     and expenses     Accounts     (recoveries)    of period
            -----------                ---------     ------------     --------     ------------    ---------
Allowance for doubtful accounts:
     Year ended December 31, 1994           $1,773            $390        $962(2)        $192(1)        $2,933
                                            ======            ====        ====           ====           ======

     Year ended December 30, 1995            2,933             685         176(3)       1,599(1)         2,195
                                             =====             ===         ===          =====            =====

     Year ended December 28, 1996            2,195             210           (89)        (30)(1)         2,346
                                             =====             ===           ===         ===             =====

Inventory reserves:
     Year ended December 31, 1994            2,711           1,335       1,916(2)             40         5,922
                                             =====           =====       =====                ==         =====

     Year ended December 30, 1995            5,922           1,416     (3,186)(4)          1,627         2,525
                                             =====           =====     ======              =====         =====

     Year ended December 28, 1996            2,525           2,130          --             1,370         3,285
                                             =====           =====          =====          =====         =====

_____________________________

(1) Accounts written off, less recoveries.

(2) Reserves for acquired companies as of the date of acquisition.

(3) Adjustments to the reserves for acquired companies after the date of acquisition.

(4) Charged against related inventory account.

                    [This page intentionally left blank.]

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 28, 1996 AND SEPTEMBER 27, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT FOR PAR VALUE)
                                  (UNAUDITED)

          ASSETS                                                                     1996             1997
                                                                                     ----             ----
Current assets:
  Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . .               $20              $34
  Receivables:
    Trade, less allowance for doubtful accounts of $2,346 in 1996
      and $2,428 in 1997  . . . . . . . . . . . . . . . . . . . . . . . . . .            78,482          100,376
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,480            3,977
  Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           133,495          150,084
  Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,613            4,150
  Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,567            2,699
                                                                                          -----            -----
         Total current assets . . . . . . . . . . . . . . . . . . . . . . . .           221,657          261,320

Property, plant and equipment, less accumulated depreciation of
  $43,720 and $52,065 in 1996 and 1997, respectively  . . . . . . . . . . . .            94,267           98,916
Intangible assets, at cost less accumulated amortization of $3,843
  and $4,988 in 1996 and 1997, respectively . . . . . . . . . . . . . . . . .            57,113           56,094
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,677            2,838
                                                                                          -----            -----
                                                                                       $375,714         $419,168
                                                                                       ========         ========
          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $45,481          $50,699
  Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            22,156           25,253
  Current portion of long-term debt . . . . . . . . . . . . . . . . . . . . .             1,868            1,553
  Income taxes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,646            2,581
                                                                                          -----            -----
         Total current liabilities  . . . . . . . . . . . . . . . . . . . . .            71,151           80,086

Long-term debt, net of current portion  . . . . . . . . . . . . . . . . . . .           194,851          218,806
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .             9,708            9,499

Shareholders' equity:
  Preferred stock, $0.01 par value; authorized 20,000,000 shares;
    none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . .                --               --
  Common stock, $0.01 par value; authorized 30,000,000 shares;
    10,617,722 and 10,786,819 shares issued and outstanding in
    1996 and 1997, respectively . . . . . . . . . . . . . . . . . . . . . . .               106              108
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . .            58,427           60,825
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41,665           50,316
  Currency translation adjustment . . . . . . . . . . . . . . . . . . . . . .             (194)            (472)
                                                                                          ----             ----
         Total shareholders' equity . . . . . . . . . . . . . . . . . . . . .           100,004          110,777
                                                                                        -------          -------
                                                                                       $375,714         $419,168
                                                                                       ========         ========



         See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
          THREE MONTHS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)


                                                                                     1996             1997
                                                                                     ----             ----
Net sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $143,791         $151,977
Cost of goods sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           119,476          125,425
                                                                                        -------          -------
    Gross profit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24,315           26,552

Selling, general and administrative expenses  . . . . . . . . . . . . . . . .            10,614           10,112
                                                                                         ------           ------
    Earnings from operations  . . . . . . . . . . . . . . . . . . . . . . . .            13,701           16,440

Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,664            4,921
                                                                                          -----            -----

    Earnings before income taxes  . . . . . . . . . . . . . . . . . . . . . .            10,037           11,519

Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,915            4,469
                                                                                          -----            -----

    Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $6,122           $7,050
                                                                                         ======           ======

Earnings per common share . . . . . . . . . . . . . . . . . . . . . . . . . .             $0.58            $0.66
                                                                                          =====            =====

Weighted average common shares  . . . . . . . . . . . . . . . . . . . . . . .            10,618           10,744
                                                                                         ======           ======

Dividends declared per common share . . . . . . . . . . . . . . . . . . . . .             $0.05            $0.06
                                                                                          =====            =====


         See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
          NINE MONTHS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)


                                                                                     1996             1997
                                                                                     ----             ----
Net sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $335,770         $370,633
Cost of goods sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           280,272          305,674
                                                                                        -------          -------
    Gross profit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            55,498           64,959

Selling, general and administrative expenses  . . . . . . . . . . . . . . . .            31,170           33,728
                                                                                         ------           ------
    Earnings from operations  . . . . . . . . . . . . . . . . . . . . . . . .            24,328           31,231

Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            10,279           13,957
                                                                                         ------           ------

    Earnings before income taxes  . . . . . . . . . . . . . . . . . . . . . .            14,049           17,274

Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5,495            6,702
                                                                                          -----            -----

    Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $8,554          $10,572
                                                                                         ======          =======

Earnings per common share . . . . . . . . . . . . . . . . . . . . . . . . . .             $0.81            $0.99
                                                                                          =====            =====

Weighted average common shares  . . . . . . . . . . . . . . . . . . . . . . .            10,618           10,669
                                                                                         ======           ======

Dividends declared per common share . . . . . . . . . . . . . . . . . . . . .             $0.15            $0.18
                                                                                          =====            =====



         See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          NINE MONTHS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                     1996            1997
                                                                                     ----            ----
Cash flows from operating activities:
    Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $8,554         $10,572
    Adjustments to reconcile net earnings to net cash
      used in operating activities:
          Depreciation and amortization . . . . . . . . . . . . . . . . . . .             9,440          10,642
          Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . .             1,447           (341)
          Provision for doubtful accounts . . . . . . . . . . . . . . . . . .              (11)             585
          Loss (gain) on disposal of property, plant and equipment  . . . . .                 5         (1,153)
          Changes in operating assets and liabilities:
              Trade receivables . . . . . . . . . . . . . . . . . . . . . . .          (21,371)        (22,535)
              Inventories . . . . . . . . . . . . . . . . . . . . . . . . . .          (28,075)        (17,659)
              Accounts payable  . . . . . . . . . . . . . . . . . . . . . . .             2,666           (258)
              Accrued expenses  . . . . . . . . . . . . . . . . . . . . . . .                49           3,244
              Other assets and liabilities  . . . . . . . . . . . . . . . . .           (1,134)         (1,297)
                                                                                        ------          ------
                  Net cash used in operating activities . . . . . . . . . . .          (28,430)        (18,200)
                                                                                       -------         -------

Cash flows from investing activities:
    Proceeds from sale of property, plant and equipment . . . . . . . . . . .                17           1,723
    Purchases of property, plant and equipment  . . . . . . . . . . . . . . .           (2,981)        (13,891)
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (112)               -
                                                                                          ----                -
                  Net cash used in investing activities . . . . . . . . . . .           (3,076)        (12,168)
                                                                                        ------         -------

Cash flows from financing activities:
    Increase in checks not yet presented for payment  . . . . . . . . . . . .             6,068           5,617
    Retirement of long-term debt  . . . . . . . . . . . . . . . . . . . . . .          (18,566)         (1,709)
    Borrowings on revolving credit loans  . . . . . . . . . . . . . . . . . .           110,000         104,450
    Repayments of revolving credit loans  . . . . . . . . . . . . . . . . . .          (64,800)        (79,100)
    Dividends paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (1,592)         (1,276)
    Proceeds from stock option exercises  . . . . . . . . . . . . . . . . . .                 -           2,400
                                                                                              -           -----
                  Net cash provided by financing activities . . . . . . . . .            31,110          30,382
                                                                                         ------          ------


Net change in cash and cash equivalents . . . . . . . . . . . . . . . . . . .             (396)              14
Cash and cash equivalents at beginning of period  . . . . . . . . . . . . . .               411              20
                                                                                            ---              --
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . . .               $15             $34
                                                                                            ===             ===

Supplemental disclosures of cash flow information:
    Cash paid during the period for:
        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $11,885         $10,721
                                                                                        =======         =======
        Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $2,928          $6,871
                                                                                         ======          ======




         See accompanying notes to consolidated financial statements.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)

(1) BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements of Pillowtex Corporation and subsidiaries (the "Company") include all adjustments, consisting only of normal, recurring adjustments and accruals, which are, in the opinion of management, necessary for fair presentation of the results of operations and financial position. The unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 1997 for the fiscal year ended December 28, 1996.

(2) INVENTORIES

    Inventories consisted of the following at December 28, 1996 and September 27, 1997:

                                  1996            1997
                                  ----            ----
Finished goods                      $56,085         $65,491
Work-in-process                      33,436          37,460
Raw materials                        41,955          44,005
Supplies                              2,019           3,128
                                      -----           -----
                                   $133,495        $150,084
                                   ========        ========

(3) EARNINGS PER COMMON SHARE

    Earnings per share is based on the weighted average number of common shares outstanding and equivalent shares from dilutive stock options, if any. As of September 28, 1996 and September 27, 1997, there were stock options outstanding for 510,865 and 570,390 common shares, respectively. Stock options are excluded from the calculations since they have no material dilutive effect on per share data.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)

(4) SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following is summarized condensed consolidating financial information for the Company, segregating Pillowtex Corporation (the "Parent") and guarantor subsidiaries from non-guarantor subsidiaries. The guarantor subsidiaries are wholly owned subsidiaries of the Company and guarantees are full, unconditional and joint and several. Separate financial statements of the guarantor subsidiaries are not presented because management believes that these financial statements would not be material to investors.


                                                                        December 28, 1996
                                                                        -----------------
                                                                              Non-
                                                          Guarantor         Guarantor
                                          Parent         Subsidiaries     Subsidiaries      Eliminations      Consolidated
                                          ------         ------------     ------------      ------------      ------------
ASSETS:
Trade receivables                                  $--          $73,438           $5,044                $--          $78,482
Receivable from affiliates                     197,236               --               --          (197,236)               --
Inventories                                         --          125,803            7,692                 --          133,495
Other current assets                                --            8,911              769                 --            9,680
                                                    --            -----              ---                 --            -----
     Total current assets                      197,236          208,152           13,505          (197,236)          221,657

Property, plant and equipment, net                 714           90,664            2,889                 --           94,267
Intangibles                                     10,103           44,331            2,679                 --           57,113
Other assets                                    71,362              901               --           (69,586)            2,677
                                                ------              ---               --           -------             -----
     Total assets                             $279,415         $344,048          $19,073         $(266,822)         $375,714
                                              ========         ========          =======         =========          ========

LIABILITIES AND SHAREHOLDERS'
    EQUITY:
Accounts payable and accrued
    liabilities                                    $--          $64,501           $3,136                $--          $67,637
Payable to affiliates                               --          193,000            4,236          (197,236)               --
Other current liabilities                          306            3,041              167                 --            3,514
                                                   ---            -----              ---                 --            -----
     Total current liabilities                     306          260,542            7,539          (197,236)           71,151

Noncurrent liabilities                         185,950           17,978              631                 --          204,559
                                               -------           ------              ---                 --          -------
     Total liabilities                         186,256          278,520            8,170          (197,236)          275,710

Shareholders' equity                            93,159           65,528           10,903           (69,586)          100,004
                                                ------           ------           ------           -------           -------
     Total liabilities and
       shareholders' equity                   $279,415         $344,048          $19,073         $(266,822)         $375,714
                                              ========         ========          =======         =========          ========


                                                                        September 27, 1997
                                                                        ------------------
                                                                               Non-
                                                          Guarantor         Guarantor
                                          Parent         Subsidiaries      Subsidiaries     Eliminations       Consolidated
                                          ------         ------------      ------------     ------------       ------------
ASSETS:
Trade receivables                                  $--          $96,823            $3,553               $--          $100,376
Receivable from affiliates                     193,856               --                --         (193,856)                --
Inventories                                         --          142,505             7,579                --           150,084
Other current assets                                --           10,383               477                --            10,860
                                                    --           ------               ---                --            ------
     Total current assets                      193,856          249,711            11,609         (193,856)           261,320

Property, plant and equipment, net                 618           95,834             2,464                --            98,916
Intangibles                                      9,815           43,691             2,588                --            56,094
Other assets                                   103,370              865                --         (101,397)             2,838
                                               -------              ---                --         --------              -----
     Total assets                             $307,659         $390,101           $16,661        $(295,253)          $419,168
                                              ========         ========           =======        =========           ========

LIABILITIES AND SHAREHOLDERS'
    EQUITY:
Accounts payable and accrued
    liabilities                                    $--          $72,284            $3,668               $--           $75,952
Payable to affiliates                               --          193,000               856         (193,856)                --
Other current liabilities                          731            3,110               293                --             4,134
                                                   ---            -----               ---                --             -----
     Total current liabilities                     731          268,394             4,817         (193,856)            80,086

Noncurrent liabilities                         211,350           16,542               413                --           228,305
                                               -------           ------               ---                --           -------
     Total liabilities                         212,081          284,936             5,230         (193,856)           308,391

Shareholders' equity                            95,578          105,165            11,431         (101,397)           110,777
                                                ------          -------            ------         --------            -------
     Total liabilities and
       shareholders' equity                   $307,659         $390,101           $16,661        $(295,253)          $419,168
                                              ========         ========           =======        =========           ========


                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)


(4)      SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)



                                                                                                 THREE MONTHS ENDED
                                                           SEPTEMBER 28, 1996
                                          --------------------------------------------------------------------
                                                                         NON-
                                                        GUARANTOR     GUARANTOR
                                          PARENT      SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          ------      ------------  ------------   ------------   ------------

Net Sales                                $  5,115       $137,800      $  6,714       $ (5,838)      $143,791
Cost of goods sold                          2,572        116,797         5,945         (5,838)       119,476
                                         --------       --------      --------       --------       --------
     Gross profit                           2,543         21,003           769           --           24,315

Selling, general and administrative
  expenses                                    587          9,576           451           --           10,614
                                         --------       --------      --------       --------       --------
     Earnings from operations               1,956         11,427           318           --           13,701

Interest expense and other, net             2,194          1,472            (2)          --            3,664
                                         --------       --------      --------       --------       --------
     Earnings (loss) before income
        taxes                                (238)         9,955           320           --           10,037

Income taxes                                  (83)         3,889           109           --            3,915
                                         --------       --------      --------       --------       --------
     Net earnings (loss)                 $   (155)      $  6,066      $    211       $   --         $  6,122
                                         ========       ========      ========       ========       ========


                                                                  THREE MONTHS ENDED
                                             ------------------------------------------------------------------
                                                                  SEPTEMBER 27, 1997
                                             ------------------------------------------------------------------
                                                                       NON-
                                                       GUARANTOR     GUARANTOR
                                             PARENT   SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                             ------    -----------  ------------   ------------    ------------

Net Sales                                  $  5,188     $145,839      $  8,141       $ (7,191)      $151,977
Cost of goods sold                            3,043      122,484         7,089         (7,191)       125,425
                                           --------     --------      --------       --------       --------
     Gross profit                             2,145       23,355         1,052           --           26,552

Selling, general and administrative
  expenses                                      767        8,977           368           --           10,112
                                           --------     --------      --------       --------       --------
     Earnings from operations                 1,378       14,378           684           --           16,440

Interest expense and other, net                 (34)       4,957            (2)          --            4,921
                                           --------     --------      --------       --------       --------
     Earnings (loss) before income
        taxes                                 1,412        9,421           686           --           11,519

Income taxes                                    494        3,883            92           --            4,469
                                           --------     --------      --------       --------       --------
     Net earnings (loss)                   $    918     $  5,538      $    594       $   --         $  7,050
                                           ========     ========      ========       ========       ========

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)


(4)      SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)



                                                              NINE MONTHS ENDED
                                         -------------------------------------------------------------------
                                                              SEPTEMBER 28, 1996
                                         -------------------------------------------------------------------
                                                                       NON-
                                                      GUARANTOR     GUARANTOR
                                          PARENT    SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                          ------    ------------  ------------   ------------   ------------
Net Sales                                $ 73,427      $255,882      $ 23,131       $(16,670)      $335,770
Cost of goods sold                         57,353       217,871        21,718        (16,670)       280,272
                                         --------      --------      --------       --------       --------
     Gross profit                          16,074        38,011         1,413           --           55,498

Selling, general and administrative
  expenses                                  7,971        21,955         1,244           --           31,170
                                         --------      --------      --------       --------       --------
     Earnings from operations               8,103        16,056           169           --           24,328

Interest expense and other, net             6,193         4,102           (16)          --           10,279
                                         --------      --------      --------       --------       --------
     Earnings before income
        taxes                               1,910        11,954           185           --           14,049

Income taxes                                  876         4,662           (43)          --            5,495
                                         --------      --------      --------       --------       --------
     Net earnings                        $  1,034      $  7,292      $    228            $--       $  8,554
                                         ========      ========      ========       ========       ========


                                                                  NINE MONTHS ENDED
                                         ---------------------------------------------------------------------
                                                                  SEPTEMBER 27, 1997
                                         ---------------------------------------------------------------------
                                                                        NON-
                                                       GUARANTOR     GUARANTOR
                                         PARENT      SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------      ------------  ------------    ------------   ------------

Net Sales                                $ 13,073       $354,728      $ 19,087       $(16,255)      $370,633
Cost of goods sold                          8,217        296,599        17,113        (16,255)       305,674
                                         --------       --------      --------       --------       --------
     Gross profit                           4,856         58,129         1,974           --           64,959

Selling, general and administrative
  expenses                                  2,550         30,097         1,081           --           33,728
                                         --------       --------      --------       --------       --------
     Earnings from operations               2,306         28,032           893           --           31,231

Interest expense and other, net              (679)        14,641            (5)          --           13,957
                                         --------       --------      --------       --------       --------
     Earnings before income
        taxes                               2,985         13,391           898           --           17,274

Income taxes                                1,045          5,565            92           --            6,702
                                         --------       --------      --------       --------       --------
     Net earnings                        $  1,940       $  7,826      $    806       $   --         $ 10,572
                                         ========       ========      ========       ========       ========

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (TABLES IN THOUSANDS OF DOLLARS)


(4)      SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)



                                                  NINE MONTHS ENDED SEPTEMBER 28, 1996
                                   ---------------------------------------------------------------------
                                                                 NON-
                                                 GUARANTOR     GUARANTOR
                                   PARENT      SUBSIDIARIES  SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ------      ------------  ------------    ------------   ------------

Net cash provided by (used in)
   operating activities               $ (5,240)      $(26,704)      $  3,514       $--       $(28,430)
Net cash provided by (used in)
   investing activities                (15,531)        12,480            (25)       --         (3,076)
Net cash provided by (used in)
   financing activities                 20,369         14,227         (3,486)       --         31,110
                                      --------       --------       --------       ----      --------

Net change in cash and cash
   equivalents                            (402)             3              3        --           (396)
Cash and cash equivalents at
   beginning of period                     402              4              5        --            411
                                      --------       --------       --------       ----      --------
Cash and cash equivalents at end
   of period                          $   --         $      7       $      8       $--       $     15
                                      ========       ========       ========       ====      ========

                                                    NINE MONTHS ENDED SEPTEMBER 27, 1997
                                      -----------------------------------------------------------------
                                                                  NON-
                                                  GUARANTOR     GUARANTOR
                                      PARENT     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                      ------     ------------  ------------  ------------  ------------

Net cash provided by (used in)
   operating activities               $ (2,720)    $(18,841)      $  3,361        $--       $(18,200)
Net cash provided by (used in)
   investing activities                (31,811)      19,714            (71)        --        (12,168)
Net cash provided by (used in)
   financing activities                 34,531         (859)        (3,290)        --         30,382
                                      --------     --------       --------        ----      --------

Net change in cash and cash
   equivalents                            --             14           --           --             14
Cash and cash equivalents at
   beginning of period                    --             12              8         --             20
                                      --------     --------       --------        ----      --------
Cash and cash equivalents at end
   of period                          $   --       $     26       $      8        $--       $     34
                                      ========     ========       ========        ====      ========


                      [This page intentionally left blank.]

                             FIELDCREST CANNON, INC.

                    SELECTED HISTORICAL FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         FISCAL YEAR                                        NINE MONTHS ENDED
                                 -------------------------------------------------------------------   ---------------------------
                                                                                                       SEPTEMBER 30, SEPTEMBER 30,
                                     1992          1993          1994          1995          1996          1996         1997
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                                                             (Unaudited)
STATEMENTS OF OPERATIONS DATA:
  Net sales ...................  $   981,773   $ 1,000,107   $ 1,063,731   $ 1,095,193   $ 1,092,496   $   812,995   $   820,635
  Cost of sales ...............      818,729       834,701       898,437       966,642       956,522       706,482       695,615
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Gross profit ................      163,044       165,406       165,294       128,551       135,974       106,513       125,020
  Selling, general and
    administrative expenses ...      102,189       101,843        94,756       108,194       105,405        78,406        85,563
  Restructuring charges .......         --          10,000          --          20,469         8,130         8,130          --
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Operating income (loss) .....       60,855        53,563        70,538          (112)       22,439        19,977        39,457
  Interest expense ............       34,149        27,659        23,268        27,630        26,869        21,496        18,708
  Other expense (income), net .          130          (975)          987            67        (5,604)          519        (2,021)
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------

  Income (loss) before
    income taxes ..............       26,576        26,879        46,283       (27,809)        1,174        (2,038)       22,770
  Income taxes ................       10,886        11,913        15,538       (12,084)          114          (764)        8,087
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Income (loss) from
    continuing operations
    before accounting changes .       15,690        14,966        30,745       (15,725)        1,060        (1,274)       14,683
  Income from discontinued
    operations ................        4,739         3,201          --            --            --            --            --
  Gain from disposition of
    discontinued operations ...         --           9,207          --            --            --            --            --
  Extraordinary charge - early
    retirement of debt ........       (5,179)         --            --            --            --            --            --
  Cumulative effect of
    accounting changes ........         --         (70,305)         --            --            --            --            --
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net income (loss) ...........       15,250       (42,931)       30,745       (15,725)        1,060        (1,274)       14,683
  Preferred dividends .........         --            (463)       (4,500)       (4,500)       (4,500)       (3,375)       (3,375)
                                 -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Earnings (loss) on common ...  $    15,250   $   (43,394)  $    26,245   $   (20,225)  $    (3,440)  $    (4,649)  $    11,308
                                 ===========   ===========   ===========   ===========   ===========   ===========   ===========

  Primary earnings (loss)
    per share .................  $      1.35   $     (3.70)  $      3.02   $     (2.28)  $     (0.38)  $     (0.52)  $      1.23
  Fully diluted earnings
    (loss) per share ..........         1.78          --            2.51          --            --           (0.52)         1.23
  Weighted average primary
    shares outstanding ........       11,256        11,733         8,696         8,875         9,024         9,003         9,204
  Weighted average fully
    diluted shares outstanding        14,083        11,733        14,086        14,265        14,414         9,004         9,247

OTHER DATA:
  Depreciation and amortization  $    31,370   $    31,539   $    29,828   $    31,746   $    36,678   $    26,979   $    26,241
  Capital expenditures ........       20,687        21,594        51,929        64,153        33,386        21,035        46,214

BALANCE SHEET DATA:
  Working capital .............  $   296,580   $   262,326   $   282,461   $   268,477   $   229,010   $   288,103   $   221,210
  Total assets ................      863,991       740,446       782,665       812,946       768,493       832,992       789,479
  Long-term debt ..............      353,419       294,611       317,744       365,262       311,496       373,748       308,820
  Stockholders' equity ........      284,478       193,330       231,202       215,431       215,755       213,689       229,321

                      [This page intentionally left blank.]

                             FIELDCREST CANNON, INC.

                    SELECTED QUARTERLY FINANCIAL INFORMATION
                                   (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    1995 QUARTER ENDED
                                               MACH 31          JUNE 30        SEPTEMBER 30       DECEMBER 31
                                          ---------------------------------- ----------------- --------------

Net sales................................      $250.0           $277.8            $285.2            $279.5
Gross profit.............................       34.9             36.0              35.7              29.4
Operating income.........................       6.1              11.0               2.9               2.5
Net income (loss)........................      (0.7)             2.1               (2.7)              2.3
Primary earnings (loss) per share........      (0.20)            0.11             (0.43)             0.13
Fully diluted earnings (loss) per share..      (0.20)            0.11             (0.43)             0.13


                                                                    1996 QUARTER ENDED
                                               MACH 31          JUNE 30        SEPTEMBER 30       DECEMBER 31
                                          ---------------------------------- ----------------- --------------

Net sales................................      $257.0           $273.1            $280.5            $284.6
Gross profit.............................       43.0             34.4              40.1              11.1
Operating income.........................       12.4             4.2                6.7             (23.4)
Net income (loss)........................       3.6             (1.6)               --              (17.7)
Primary earnings (loss) per share........       0.28            (0.30)            (0.13)            (2.11)
Fully diluted earnings (loss) per share..       0.28            (0.30)            (0.13)            (2.11)


                                                                        1997 QUARTER ENDED
                                              MARCH 31          JUNE 30        SEPTEMBER 30
                                          ---------------------------------- --------------

Net sales................................    $   262.9       $   270.7          $   287.5
Gross profit.............................         35.7            45.3               43.9
Operating income.........................          9.2            15.7               14.5
Net income ..............................          2.0             6.8                4.7
Primary earnings per share...............         0.10            0.62               0.51
Fully diluted earnings per share.........         0.10            0.55               0.47

                      [This page intentionally left blank.]

                             FIELDCREST CANNON, INC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

1996 COMPARED TO 1995

         Net sales for 1996 were $1,092.5 million compared to $1,095.2 million for 1995, a decrease of .2%. The decline was primarily due to the sale of the Blanket Division in November 1996. Net sales increased 1.3% after excluding Blanket Division sales for both periods. The increase in sales other than blankets was due primarily to volume increases. Gross profit margins increased from 11.7% in 1995 to 12.4% in 1996 primarily because of reduced manufacturing costs associated with the new towel weaving facility in Phenix City, Alabama and the outsourcing of the Bed Division yarn production. These cost reductions were partially offset by $4.1 million of equipment relocation and training costs related to the consolidation and closing of two towel facilities.


         Selling, general and administrative expenses as a percent of sales decreased from 9.9% in 1995 to 9.6% in 1996. The decrease was due primarily to lower advertising and other selling expenses. These lower expenses were partially offset by higher costs related to the outsourcing of the Company's information technology services and functions in August 1996.


         Operating income for 1996 was reduced $8.1 million by restructuring charges of $3.6 million for closing a towel weaving plant and a yarn manufacturing plant and $4.5 million for employee termination benefits and disposal costs related to the sale of certain Blanket Division assets. See Note 2 of the Notes to Consolidated Financial Statements. Before the restructuring charges, operating income in 1996 was $30.5 million, or 2.8% of sales, compared to $20.4 million, or 1.9% of sales, in 1995.

         Net interest expense decreased $.8 million in 1996. The decrease was primarily due to $2.1 million of interest income received with refunds of federal income taxes during 1996. Excluding the effects of the interest income, interest expense increased due to higher average debt and interest rates during 1996.

         Other income of $5.6 million related primarily to the sale of two warehouse distribution centers and a towel yarn facility that were no longer used by the Company.

         The effective income tax rate was 9.7% in 1996 compared to an effective income tax benefit of 43.5% in 1995. See Note 11 of the Notes to Consolidated Financial Statements.

         Net income was $1.1 million, or a loss of $.38 per share after $4.5 million of preferred dividends, in 1996 compared to a loss of $15.7 million, or $2.28 per share, in 1995. Excluding the effects of the restructuring charges, net income was $6.1 million, or $.18 per share, in 1996, compared to a loss of $3.6 million, or $.91 per share, in 1995.

1995 COMPARED TO 1994

         Net sales for 1995 were $1,095.2 million compared to $1,063.7 million for 1994, an increase of 3%. The $31.5 million increase includes $47.0 million of furniture coverings from the Sure Fit business acquired in January 1995. The 1.5% decrease in sales, after adjusting for the Sure Fit acquisition, was due to lower volumes which were only partially offset by price increases implemented in the last half of 1994 and during 1995. The volume decline occurred in the second half of the year and is attributed primarily to weakness in retail sales. Gross profit margins decreased from 15.5% in 1994 to 11.7% in 1995 primarily because of higher raw material prices and lower mill activity.


         Selling, general and administrative expenses as a percent of sales increased from 8.9% in 1994 to 9.9% in 1995. The increase was due primarily to increased advertising and other selling expenses.

         Operating income for 1995 was also reduced by $20.5 million of restructuring charges resulting from the reorganization of the Company's New York operations, which included severance and termination benefits for 54 employees, a related voluntary early retirement program, which was accepted by 87 employees, and closing two yarn mills. See Note 2 of the Notes to Consolidated Financial Statements. The reorganization of the New York office and related early retirement program are expected to reduce pre-tax annual costs by approximately $8 million. The Company has contracted to purchase yarn from outside vendors and expects annual pre-tax savings of $8 to $9 million. Before the restructuring charges, operating income in 1995 was $20.4 million, or 1.8% of sales, compared to $70.5 million, or 6.6% of sales, in 1994.

         Interest expense increased $4.3 million in 1995. The increase was due to higher rates under the revolver and an increase in average debt outstanding. Debt increased during 1995 because of the Sure Fit acquisition and the Company's increased level of capital expenditures. In 1994 the Company allocated $1.6 million of interest costs to the Amoskeag assets held for sale.


         An income tax benefit equal to 43.5% of the 1995 pre-tax loss was recognized in 1995, compared to an effective income tax rate of 33.6% on pre-tax income in 1994. A $1.7 million favorable settlement of prior years income taxes in 1994 reduced the 1994 effective tax rate by 3.7%. See Note 11 of the Notes to Consolidated Financial Statements.


         Net loss from continuing operations of $15.7 million, or $2.28 per share, was incurred in 1995 compared to net income of $30.7 million, or $3.02 per share, in 1994. The loss before restructuring charges was $3.6 million, or $.91 per share, in 1995 compared to income of $29.0 million, or $2.82 per share, in 1994 after excluding the favorable settlements of prior years income taxes of $1.7 million from 1994.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary capital requirements are for working capital, principally inventory and accounts receivable, and capital expenditures. The Company historically has financed these requirements, including its working capital requirements which follow a seasonal pattern, with funds generated from its operations and through borrowings under its revolving credit agreements. The table below summarizes the Company cash provided by operating and financing activities and cash provided by (used in) investing activities.


(Dollars in thousands)                                                 1996                 1995
                                                               --------------------  -----------
CASH PROVIDED (USED):
Net income (loss)                                                     $1,060              $(15,725)
Depreciation and amortization                                         36,678               31,746
Deferred income taxes                                                (2,184)               (2,384)
Working capital, excluding effects of acquisition of Sure
   Fit and sale of Blanket Division inventories                       8,256                12,613
Other                                                                (3,409)                1,597
Financial activities                                                 (53,164)              42,386
                                                                     -------               ------
TOTAL CASH PROVIDED (USED)                                           (12,763)              70,233
CASH USED FOR:
Additions to plant and equipment                                     (33,386)             (64,153)
Sale of plant and equipment                                           15,483                1,218
Proceeds from sale of Blanket
   Division inventories and equipment                                 26,189                  --
Proceeds from net assets held for sale                                  --                  23,241
Purchase of Sure Fit, net of cash acquired                              --                 (27,300)
TOTAL CASH PROVIDED BY
(USED IN) INVESTING ACTIVITIES                                        8,286               (66,994)
                                                                      -----               -------
INCREASE (DECREASE) IN CASH                                          $(4,477)              $3,239
                                                                     =======               ======

   Working capital requirements decreased in 1996 primarily because accounts receivables decreased $13.6 million in connection with the closing of the Blanket Division operations. Working capital requirements decreased in 1995 primarily because accounts receivables decreased $10.6 million.

   Total debt as a percent of total capitalization (long-term debt, short-term debt, and shareowners' equity) was 60% at December 31, 1996, compared to 63% at the end of 1995.

   Capital expenditures totaled $33.4 million in 1996 compared to $64.2 million spent in 1995. Capital expenditures for 1997 are expected to be approximately $70 million. Included in the 1995 capital expenditures is $37.2 million for a new weaving plant at the Company's Columbus, Ga./Phenix City, Ala. towel mill which was completed during 1996. It is anticipated that financing of future capital expenditures will be provided by cash flows from operations, borrowings under the Company's revolving credit facility, and, possibly, the sale of long-term debt or equity securities.

   The Company's revolving credit facility in place during 1996 allowed the Company to borrow up to $195 million through January 3, 1998. Effective January 30, 1997, the Company refinanced its existing revolving credit facility with a new revolving credit facility which allows the Company to borrow up to $200 million through January 30, 2002. Outstanding letters of credit reduce the availability under the revolving credit facility by $12.6 million. The Company uses its revolving credit facility for long-term debt purposes and its seasonal borrowing requirements during the year. Short-term borrowings are required during the year to finance seasonal increases in inventories and receivables.

   The new revolving credit facility requires, among other things, that the Company maintain certain financial ratios with regard to interest coverage and funded debt. It allows payment of $4.5 million of preferred dividends annually, but does not allow dividends on Common Stock. The agreement also places restrictions on the Company's ability to incur debt or liens, to make certain investments and to effect certain mergers, consolidations, sales of assets, or changes in control.

   At December 31, 1996, borrowings under the $195 million revolving term debt agreement totaled $95.7 million. Interest rates on the replaced revolving term debt were, at the Company's option, at the prime rate, or at a Euromarket-based rate plus 2.25%. The borrowing rate decreased to a Euromarket-based rate plus 2% on January 31, 1997 under the new facility.

   Annual earnings for 1996 were reduced by pre-tax restructuring charges of $8.1 million which reduced net income by $5.1 million or $.56 per share. Quarterly earnings for 1996 were reduced by restructuring charges of $3.6 million, or $.25 per share, and $4.5 million, or $.31 per share, for the first and third quarters, respectively. The restructuring charges in the first quarter were related to the closing of two towel mills. The third quarter charges were the result of closing the Blanket facilities in Eden, North Carolina. Net income in the fourth quarter was increased $3.8 million, or $.42 per share, by pre-tax gains of $6.1 million related primarily to sale of two warehouse distribution centers and a towel yarn facility that were no longer used by the Company.

   Annual earnings for 1995 were reduced by pre-tax restructuring charges of $20.5 million which increased the net loss by $12.1 million, or $1.37 per share. Quarterly earnings for 1995 were reduced by restructuring charges of $3.9 million, or $.28 per share; $4.5 million, or $.32 per share; $7.1 million, or $.53 per share; and $4.9 million or $.23 per share for the first, second, third, and fourth quarters, respectively. The restructuring charges during the first three quarters were related to the reorganization of the Company's New York operations and a related early retirement program. The fourth quarter charges were the result of closing two yarn mills.

   Quarterly earnings per share amounts presented for 1996 and 1995 do not equal the annual 1996 and 1995 earnings per share amount due to issuance of shares during the year.

                      [This page intentionally left blank.]

                             FIELDCREST CANNON, INC.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1997

CHANGES IN FINANCIAL CONDITION

   Debt (including the current portion of long-term debt) decreased $3.5 million during the first nine months of 1997. Capital expenditures totaled $46.2 million for the first nine months of 1997 compared to $21.0 million for the first nine months of 1996. Capital expenditures for 1997 are expected to be approximately $70 million. At September 30, 1997, approximately $87.5 million of the Company's $200 million revolving credit facility was available and unused. It is anticipated that financing of future capital expenditures will be provided by cash flows from operations and borrowings under the Company's revolving credit facility.

   On September 10, 1997, the Company entered into a merger agreement with Pillowtex Corporation under which Pillowtex will acquire the Company for a combination of cash and Pillowtex common stock. Under the agreement each share of Company common stock would be exchanged for $27 in cash and $7 in Pillowtex common stock and each share of preferred stock would be exchanged for $46.15 in cash and $11.97 in Pillowtex common stock. The merger is conditioned upon, among other things, approval of each company's shareholders and customary regulatory clearances, and is expected to be completed by the end of 1997.

CHANGES IN RESULTS OF OPERATIONS

Quarter Ended September 30, 1997 vs. Quarter Ended September 30, 1996

   Net sales for the third quarter of 1997 were $287.0 million compared to $285.2 million in the third quarter of 1996, an increase of 1%. Excluding the effects of the sales during 1996 of the Company's Blanket Division, sales in the third quarter of 1997 increased 8%. The increase in revenues was due primarily to volume increases.

   Gross profit margins increased from 12.5% in the third quarter of 1996 to 15.3% in the third quarter of 1997. The increase reflects lower raw material costs, the benefits of recently completed capital projects, and continued emphasis on cost reduction programs. Operating income for the third quarter of 1997 was adversely affected by $2.7 million of costs relating to lower labor productivity, lower mill activity and administrative costs in connection with union organizing efforts at the Kannapolis, N.C. area plants that occurred in August 1997 and $1.3 million for expenses related to stock appreciation rights plans. Operating income for the third quarter of 1996 was reduced $1.7 million by equipment relocation and employee training costs related to the consolidation and closing of two towel facilities.

   Selling, general, and administrative expenses increased as a percentage of sales from 9.9% to 10.2% in the third quarter of 1997 compared to the same quarter of 1996. The increase was due primarily to higher information technology expenses associated with implementation of new enterprise information systems and higher advertising expenses.

   In the third quarter of 1996 operating income was reduced by pre-tax restructuring charges of $4.5 million for employee termination benefits and facility disposal costs related to the sale of certain Blanket Division assets to Pillowtex Corporation.

   Interest expense decreased $1.0 million in the third quarter of 1997 as compared to the third quarter of 1996 due primarily to a decrease in average debt outstanding. Total debt declined $67.2 million from September 30, 1996 to September 30, 1997, as a result of the sale of the Blanket Division and lower inventory levels. Inventories at September 30, 1997 were $37.5 million lower than September 30, 1996, after excluding blanket inventories.

   The effective income tax rate was 33.1% for the third quarter of 1997 compared to 37.5% for the third quarter of 1996.


   Net income was $5.8 million, or $.51 per share after preferred dividends, in the third quarter of 1997, compared to a loss after the effect of the restructuring charges of $2.7 million, or $.43 per share after preferred dividends, in the third quarter of 1996.


Nine Months Ended September 30, 1997 vs. Nine Months Ended September 30, 1996

   Net sales for the first nine months of 1997 were $820.6 million compared to $813.0 million in the first nine months of 1996. Excluding the effects of the sales during 1996 of the Company's Blanket Division, sales in 1997 increased 6.5%. The increase in revenues was due primarily to volume increases.


   Gross profit margins increased from 13.1% in the first nine months of 1996 to 15.2% in the first nine months of 1997. The increase reflects lower raw material costs, the benefits of recently completed capital projects and continued emphasis on cost reduction programs. Operating income for the nine months ended September 30, 1996 was reduced $3.3 million by equipment relocation and employee training costs related to the consolidation and closing of two towel facilities.

   Selling, general and administrative expenses increased as a percentage of sales from 9.6% to 10.4% in the first nine months of 1997 compared to the first nine months of 1996. The increase was due primarily to higher information technology expenses associated with implementation of new enterprise information systems and higher advertising expenses.


   Pre-tax restructuring charges of $8.1 million in the first nine months of 1996 include $3.6 million for closing a towel weaving plant and a yarn manufacturing plant as a part of the Company's ongoing consolidation effort to utilize assets more effectively and $4.5 million for employee termination benefits and disposal costs related to sale of certain Blanket Division assets.

   Interest expense decreased $2.8 million the first nine months of 1997 as compared to the first nine months of 1996 due primarily to a decrease in average debt outstanding. The decreased debt resulted from the sale of the Blanket Division in 1996 and lower inventory levels.

   The effective income tax rate was 35.5% for the first nine months of 1997 compared to 37.5% for the first nine months of 1996.

   Net income for the first nine months of 1997 was $14.7 million, or $1.23 per share after preferred dividends, compared to a loss after the effect of the restructuring charges of $1.3 million, or a loss of $.52 per share after preferred dividends, for the first nine months of 1996.

   In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of earnings per share for these quarters is not expected to be material.

                      [This page intentionally left blank.]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Shareowners and
Board of Directors of
Fieldcrest Cannon, Inc.:

         We have audited the accompanying consolidated statement of financial position of Fieldcrest Cannon, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fieldcrest Cannon, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP


Greensboro, North Carolina
January 31, 1997

                             FIELDCREST CANNON, INC.

           CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                             YEAR ENDED DECEMBER 31
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          1996             1995            1994
                                                                     --------------- --------------------------

Net sales...........................................................   $1,092,496       $1,095,193      $1,063,731

Cost of sales (notes 2, 3)..........................................     956,522         966,642         898,437
Selling, general and administrative.................................     105,405         108,194          94,756
Restructuring charges (note 2)......................................      8,130           20,469           --
                                                                          -----           ------           --
    Total operating costs and expenses..............................    1,070,057       1,095,305        993,193
                                                                        ---------       ---------        -------

Operating income (loss).............................................     22,439           (112)           70,538
                                                                         ------           ----            ------

OTHER DEDUCTIONS (INCOME):

  Interest expense..................................................     26,869           27,630          23,268
  Other, net........................................................     (5,604)            67             987
                                                                         ------             --             ---
      Total other deductions........................................     21,265           27,697          24,255
                                                                         ------           ------          ------

  Income (loss) before income taxes.................................      1,174          (27,809)         46,283
  Federal and state income taxes (benefits) (note 11)...............       114           (12,084)         15,538
                                                                           ---           -------          ------
  Net income (loss).................................................      1,060          (15,725)         30,745
  Preferred dividends...............................................     (4,500)         (4,500)         (4,500)
                                                                         ------          ------          ------
  Earnings (loss) on common.........................................    $(3,440)        $(20,225)        $26,245
                                                                        ========        =========        =======

Amount added to (subtracted from) retained earnings.................    $(3,440)        $(20,225)        $26,245
Retained earnings, January 1........................................     99,055          119,280          93,035
                                                                         ------          -------          ------
Retained earnings, December 31......................................     $95,615         $99,055         $119,280
                                                                         =======         =======         ========

Primary earnings (loss) per common share............................     $(.38)          $(2.28)          $3.02
Fully diluted earnings (loss) per common share......................       $--              $--           $2.51

Average primary shares outstanding..................................    9,023,958       8,875,360       8,696,015
Average fully diluted shares outstanding............................   14,413,901       14,264,504      14,085,905





   The Notes to Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.

                             FIELDCREST CANNON, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                 AT DECEMBER 31,
                             (DOLLARS IN THOUSANDS)

                                                                                  1996                  1995
                                                                          --------------------  ------------
ASSETS

Cash....................................................................         $4,647                $9,124
Accounts receivable less allowances of $7,693 in 1996 and
  $8,162 in 1995, principally trade.....................................        154,511                168,112
Inventories (note 3)....................................................        216,165                228,167
Other prepaid expenses and current assets...............................         2,489                  3,446
                                                                                 -----                  -----
  Total current assets..................................................        377,812                408,849

Plant and equipment, net (notes 4, 7)...................................        323,838                342,285
Deferred charges and other assets.......................................         66,843                61,812
                                                                                 ------                ------
      Total assets......................................................        $768,493              $812,946
                                                                                ========              ========

LIABILITIES AND SHAREOWNERS' EQUITY

Accounts and drafts payable.............................................        $63,910                $54,274
Deferred income taxes...................................................         18,212                17,593
Accrued liabilities (note 5)............................................         61,172                67,725
Current portion of long-term debt.......................................         5,508                   780
                                                                                 -----                   ---
  Total current liabilities.............................................        148,802                140,372

Senior long-term debt (note 6)..........................................        107,746                155,262
Subordinated long-term debt (note 6)....................................        203,750                210,000
                                                                                -------                -------
  Total long-term debt..................................................        311,496                365,262
Deferred income taxes...................................................         38,291                40,475
Other non-current liabilities...........................................         54,149                51,406
                                                                                 ------                ------
  Total non-current liabilities.........................................        403,936                457,143
                                                                                -------                -------

    Total liabilities...................................................        552,738                597,515

Commitments (notes 7, 9, 10):
  Preferred Stock, $.01 par value (note 8), 10,000,000 authorized, 1,500,000 issued and outstanding (aggregate
    liquidation preference of $75,000)..................................           15                    15
  Common Stock, $1.00 par value (note 8), 25,000,000
    authorized, 12,738,894 issued and outstanding 1996;
    12,560,826 shares issued and outstanding 1995.......................         12,739                12,561
  Additional paid-in capital............................................        224,611                221,025
  Retained earnings.....................................................         95,615                99,055
  Excess purchase price for Common Stock acquired and held
    in treasury - 3,606,400 shares......................................       (117,225)              (117,225)
                                                                               --------               --------

    Total shareowners' equity...........................................        215,755                215,431
                                                                                -------                -------

      Total liabilities and shareowners' equity.........................        $768,493              $812,946
                                                                                ========              ========


   The Notes to Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.

                             FIELDCREST CANNON, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                             (DOLLARS IN THOUSANDS)


                                                                          1996            1995            1994
                                                                         --------      --------      --------
INCREASE (DECREASE) IN CASH Cash flows from operating activities:
  Net income (loss)                                                      $  1,060      $(15,725)     $ 30,745
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization                                          36,678        31,746        29,828
    Deferred income taxes                                                  (2,184)       (2,384)        7,677
    Other                                                                  (3,409)        1,597        (8,178)
  Change in current assets and liabilities, excluding effects of acquisition of Sure-Fit and sale of Blanket Division
    inventories:
    Accounts receivable                                                    13,601        10,579        (5,582)
    Inventories                                                           (10,004)        3,125        (4,160)
    Current deferred income taxes                                             619        (4,395)        7,189
    Other prepaid expenses and current assets                                 957           582        (1,302)
    Accounts payable and accrued liabilities                                3,083         4,990       (17,870)
    Federal and state income taxes                                             --        (2,268)        2,006
                                                                         --------      --------      --------
    Net cash provided by operating activities                              40,401        27,847        40,353
                                                                         --------      --------      --------

Cash flows from investing activities:
  Additions to plant and equipment                                        (33,386)      (64,153)      (51,929)
  Proceeds from disposal of plant and equipment                            15,483         1,218         1,815
  Proceeds from sale of Blanket Division inventories and
    equipment                                                              26,189            --            --
  Proceeds from sale of net assets held for sale                               --        23,241            --
  Purchase of Sure-Fit, net of cash acquired                                   --       (27,300)           --
                                                                         --------      --------      --------
    Net cash provided by (used in) investing activities                     8,286       (66,994)      (50,114)
                                                                         --------      --------      --------

Cash flows from financing activities:
  Increase (decrease) in revolving debt                                   (46,816)       48,298        17,798
  Proceeds from issuance of other long-term debt                            3,610            --        10,000
  Payments on long-term debt                                               (5,499)       (1,469)      (11,597)
  Proceeds from issuance of common stock                                       41            57            80
  Dividends paid on preferred stock                                        (4,500)       (4,500)       (4,500)
                                                                         --------      --------      --------
    Net cash provided by (used in) financing activities                   (53,164)       42,386        11,781
                                                                         --------      --------      --------

Net increase (decrease) in cash                                            (4,477)        3,239         2,020
Cash at beginning of year                                                   9,124         5,885         3,865
                                                                         --------      --------      --------
Cash at end of year                                                      $  4,647      $  9,124      $  5,885
                                                                         ========      ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the year for:
    Interest expense                                                     $ 26,150      $ 25,471      $ 23,871
                                                                         ========      ========      ========
    Income tax payments (refunds)                                        $ (5,958)     $  2,848      $  5,381
                                                                         ========      ========      ========


   The Notes to Consolidated Financial Statements are an integral part of the
                       Consolidated Financial Statements.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)

(1)      SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

         Basis of Presentation -- The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year items have been reclassified to conform to the 1996 presentation. The Company operates in the textile industry and is principally involved in the manufacture and sale of home furnishings products. These sales are primarily to domestic department stores, mass retailers, specialty stores and large chain stores. Sales to one customer (Wal-Mart Stores and its affiliates) represented 21.2%, 16.6% and 18.3% of total sales of the Company in 1996, 1995 and 1994, respectively.

         Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Inventories -- Inventories are valued at the lower of cost, determined principally on a last-in, first-out basis, or market.

         Depreciation -- Buildings, machinery and equipment are depreciated for financial reporting purposes on the straight line method over the estimated useful lives of these assets. Depreciation for tax purposes is provided on an accelerated basis.

         Revenue Recognition -- Revenue from product sales is recognized at the time ownership of the goods transfers to the customer.

         Deferred Financing Fees -- Debt financing fees are amortized over the term of the related debt.

         Income Per Common Share -- Primary earnings per common share is based on net income after preferred dividend requirements and the weighted average number of shares of Common Stock outstanding during the year and common stock equivalents attributable to outstanding stock options. Fully diluted earnings per common share are calculated assuming conversion, when dilutive, of the 6% convertible subordinated sinking fund debentures and the $3.00 Series A Convertible Preferred Stock. Fully diluted income per common share for 1996 and 1995 are not presented as effects are anti-dilutive.

         Accounting for Stock-Based Compensation -- The Company accounts for its stock-based compensation in accordance with Accounting Principles Board
         (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB 25, compensation expense is determined of the measurement date and compensation expense, if any, is measured based on the award's intrinsic value, the excess of the market price of the stock over the exercise price on the measurement date.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(2)      RESTRUCTURING CHARGES

         In March 1996 the Company announced the closing of a towel weaving facility and yarn manufacturing facility. In September 1996, the Company sold certain Blanket Division inventories and equipment to Pillowtex Corporation which resulted in closing the Blanket facilities in Eden, N.C. As a result of these actions the Company incurred restructuring charges of $8.1 million in 1996. The restructuring charges include $3.6 million for employee termination benefits, substantially all of which has been paid, and the write-down of weaving and yarn equipment associated with closing the towel facilities and $4.5 million for Blanket Division employee termination benefits and the write-down of certain Blanket Division real estate which the Company intends to dispose of during 1997.

         During 1995 the Company reorganized its New York operations and relocated sales, marketing and design personnel to Kannapolis, N.C. In conjunction with the reorganization, the Company offered a voluntary early retirement program to its salaried employees. In December 1995 the Company announced the closing of two yarn mills and agreed to sell a warehouse. As a result of these actions the Company incurred restructuring charges of $20.5 million in 1995. The restructuring charges include approximately $15.6 million primarily for severance and termination benefits for 54 employees, the voluntary early retirement program which was accepted by 87 employees and lease costs in connection with the New York reorganization and $4.4 million for the write-down of yarn equipment and $.5 million for termination benefits associated with closing the yarn mills. These charges increased the 1995 loss by $12.1 million, or $1.37 per share. At December 31, 1996, substantially all charges have been incurred.

(3)      INVENTORIES

         Inventories are valued at the lower of cost or market and consisted of the following at December 31:


                                              1996              1995
                                            --------          --------
Finished goods                              $104,092          $117,776
Work in progress                              68,668            72,315
Raw materials and supplies                    43,405            38,076
                                            --------          --------
     Total                                  $216,165          $228,167
                                            ========          ========

         Approximately 69% of the inventories at year-end 1996 and 73% at year-end 1995 were valued on the last-in, first-out method (LIFO). If the first-in, first-out method of accounting had been used, inventories would have been greater by approximately $45.0 million and $49.0 million at December 31, 1996 and 1995, respectively. The LIFO reserve decreased $3.4 million in 1996 and increased $9.2 million in 1995. In 1996, reduction in LIFO inventory quantities had the effect of increasing net income by approximately $0.6 million, of $0.07 per share.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)

(4)      PLANT AND EQUIPMENT

         Plant and equipment is stated at cost and consisted of the following at December 31:


                                    1996           1995
                                 ---------      ---------

Land                             $   2,794      $   5,376
Buildings                          207,909        213,205
Equipment                          383,118        404,277
Plant additions in progress         16,467         24,903
                                 ---------      ---------
  Total                            610,288        647,761
Accumulated depreciation          (286,450)      (305,476)
                                 ---------      ---------
     Net plant and equipment     $ 323,838      $ 342,285
                                 =========      =========


(5)      ACCRUED LIABILITIES

         Accrued liabilities were as follows at December 31:


                                       1996        1995
                                    -------     -------
Salaries and other compensation     $10,630     $ 9,749
Pension, medical and other
  employee benefit plans             15,672      22,937
Advertising expense                   3,579       4,301
Interest expense                      3,629       4,267
Other                                27,662      26,471
                                    -------     -------
     Total                          $61,172     $67,725
                                    =======     =======

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(6)      DEBT

         Long-term debt at December 31 was as follows:


                                                   1996         1995
                                               --------     --------
SENIOR LONG-TERM DEBT:
  Revolving term debt                          $ 95,706     $142,522
  Industrial development bonds, due 2021         10,000       10,000
  Industrial revenue bonds, due in
    installments through 2002                     2,740        3,520
                                               --------     --------
  Total senior long-term debt                   108,446      156,042

  Less current portion                              700          780
                                               --------     --------
  Net senior long-term debt                     107,746      155,262
                                               --------     --------

SUBORDINATED LONG-TERM DEBT:
  6% convertible subordinated sinking fund
    debentures due 1997 to 2012                 123,558      125,000
  11.25% senior subordinated debentures
    due 2002 to 2004                             85,000       85,000
                                               --------     --------
  Total subordinated long-term debt             208,558      210,000

Less current portion                              4,808           --
                                               --------     --------
Net subordinated long-term debt                 203,750      210,000
                                               --------     --------
  Total long-term debt                         $311,496     $365,262
                                               ========     ========


         The Company's revolving credit facility allowed the Company to borrow up to $195.0 million through January 3, 1998. Effective January 30, 1997, the Company replaced its existing revolving credit facility with a new revolving credit facility which allows the Company to borrow up to $200.0 million through January 30, 2002. Accordingly, borrowings under the revolving credit facility are classified as long-term debt. Interest rates on the replaced revolving term debt were, at the Company's option, at the prime rate fixed by The First National Bank of Boston, or at a Euromarket-based rate plus 2.25%. The borrowing rate decreased to a Euromarket-based rate plus 2% on January 31, 1997 under the new facility. The average interest rate on the revolving term debt was 7.8% on December 31, 1996.

         The new revolving credit facility is secured by a first lien on substantially all of the Company's accounts receivable, inventories and general intangibles and requires, among other things, that the Company maintain certain financial ratios with regard to interest coverage and funded debt. It allows payment of $4.5 million of preferred dividends annually, but does not allow dividends on Common Stock. The revolving term debt agreement also places restrictions on the Company's ability to incur debt or liens, to make certain investments and to effect certain mergers, consolidations or sales of assets or changes in control. The Company's 6% Convertible Sinking Fund Debentures are convertible into shares of Common Stock of the Company at a conversion price of $44.25 per share.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)

(6)      DEBT (CONTINUED)

         At December 31, 1996, the fair value of the Company's 6% Convertible Subordinated Debentures was $93.6 million compared to a carrying value of $123.6 million and the fair value of the 11.25% Subordinated Debentures was $88.2 million compared to a carrying value of $85.0 million. The fair value of the debentures is based on quoted market prices. Differences between fair value and carrying value of the Company's other debt were not significant. The aggregate principal and sinking fund payments required to be made on long-term debt during each of the five years subsequent to December 31, 1996 are: 1997, $5.5 million; 1998, $7.0 million; 1999, $6.6 million; 2000, $6.6 million;
         and 2001, $6.6 million.


(7)      LEASE OBLIGATIONS

         The Company leases certain real estate and equipment under various operating leases. Listed below are the future minimum rental payments required under these operating leases with noncancelable terms in excess of one year at December 31, 1996.


                                       REAL ESTATE            EQUIPMENT               TOTAL
1997                                     $5,596                $5,950               $11,546
1998                                      4,634                 5,847                10,481
1999                                      3,547                 5,077                 8,624
2000                                      3,017                 4,513                 7,530
2001                                      2,919                 3,393                 6,312
Subsequent years                         22,130                 4,520                26,650
                                        -------               -------               -------
Net minimum lease payments              $41,843               $29,300               $71,143
                                        =======               =======               =======

         Total rental expense for all operating leases was $20.6 million, $22.0 million, and $20.2 million for 1996, 1995 and 1994, respectively.


(8)      SHAREOWNERS' EQUITY

         In November 1993 the Company's shareowners authorized 10 million shares of undesignated preferred stock and the issuance of up to 1.8 million shares of preferred stock. On November 24, 1993, the Company sold 1.5 million shares of $3.00 Series A Convertible Preferred Stock ("$3.00 Preferred Stock") in a private offering and received net proceeds of $72.4 million. Each $3.00 Preferred Stock share is convertible into
         1.7094 shares of Common Stock, equivalent to a conversion price of $29.25 on the $50.00 offering price. Annual dividends are $3.00 per share and are cumulative. The $3.00 Preferred Stock may be redeemed at the Company's option on or after September 1, 2004, in whole or in part, at $50.00 per share plus accrued and unpaid dividends. In the event the Company's 11.25% Senior Subordinated Debentures are not outstanding or have been defeased the $3.00 Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at a redemption price of $51.50 per share beginning as of September 10, 1998 and at premiums declining to the $50.00 liquidation preference by September 2004.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)

(8)      SHAREOWNERS' EQUITY (CONTINUED)

         On November 24, 1993, the Board of Directors adopted a Stockholder Rights Plan and declared a dividend of one preferred stock purchase right ("right") for each outstanding share of the Company's Common Stock. Similar rights have been, and generally will be, issued in respect of Common Stock subsequently issued. Each right becomes exercisable, upon the occurrence of certain events, for one one-hundredth of a share of Series B Junior Participating Preferred Stock, $0.01 par value, at a purchase price of $80.00 or, in certain circumstances, Common Stock or other securities, cash or other assets having a then current market price (as defined and subject to adjustment) equal to twice such purchase price. Under the Stockholder Rights Plan, 500,000 shares of Series B Junior Participating Preferred Stock have been reserved. The rights currently are not exercisable and will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company's outstanding shares of Common Stock. The rights, which expire on December 6, 2003, are redeemable in whole, but not in part, at the Company's option at any time for a price of $0.02 per right.

         At December 31, 1996, the Company has the Employee Stock Option Plan and the Director Stock Option Plan. The Employee Stock Option Plan was adopted by the Board of Directors and approved by the shareowners in 1995. Under the Employee Plan, options granted may be either incentive or nonqualified stock options and are granted at not less than the fair market value of the Company's Common Stock at the time of grant. Options generally become exercisable in four equal annual installments commencing one year from the date of grant and expire ten years from such date. Under the plan, 435,000 shares of Common Stock have been reserved for awards. Any shares subject to an option which expires or is terminated unexercised as to such shares may again be subject to an option granted under the plan. During 1996 and 1995, respectively, options to purchase 37,500 and 400,400 shares of Common Stock were awarded at an average exercise price of $18.75 and $22.17. At December 31, 1996, there are 36,075 shares available for future grants.

         The Director Stock Option Plan was adopted by the Board of Directors and approved by the shareowners. Under the Director's plan, an annual grant of an option to purchase 2,000 shares of Common Stock is awarded to each non-employee Director on the fifth business day after the annual meeting of shareowners. Options to non-employee Directors are nonqualified options. The price per share is the fair market value of the Company's Common Stock on the grant date. Options vest when awarded and expire seven years from the grant date, but no option may be exercised during the six-month period following its grant except in the case of death or disability. Under the plan, 500,000 shares of Common Stock have been reserved for awards. During 1996 and 1995, respectively, options to purchase 14,000 and 16,000 shares of Common Stock were awarded at an exercise price of $20.625 and $22.125. At December 31, 1996, there are 418,000 shares available for future grants.

         The Company accounts for these plans in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations instead of the alternative fair value accounting provided for under FASB No. 123, "Accounting for Stock-Based Compensation." Because the exercise price of the stock options is not less than the market price of the underlying stock on the date of grant, no compensation expense is recognized under APB 25. Had compensation costs for the Company's two Plans been determined based on the fair value at the grant dates for awards under those Plans consistent with the method of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(8)      SHAREOWNERS' EQUITY (CONTINUED)


                                   1996            1995
Net income (loss):
  As reported                 $   1,060      $  (15,725)
  Pro forma                           6         (16,553)
Earnings per share:
  As reported                     (0.38)          (2.28)
  Pro forma                       (0.50)          (2.37)

         The above pro forma amounts have been determined as if all grants after December 31, 1994 have been accounted for on the fair value method. The following schedule summarizes the Plans' stock option activity for the three years ended December 31, 1996:


                                                   WEIGHTED
                                   NUMBER OF       AVERAGE
                                    SHARES      EXERCISE PRICE

Outstanding, January 1, 1994         27,000      $   16.17
  Awarded                             8,000          25.63
  Exercised                          (5,000)         16.05
                                    -------

Outstanding, January 1, 1995         30,000          18.70
  Awarded                           416,400          22.17
  Exercised                          (4,000)         14.16
  Cancelled                          (9,800)         22.67
                                    -------

Outstanding, January 1, 1996        432,600          22.16
  Awarded                            51,500          19.26
  Exercised                          (2,000)         20.63
  Cancelled                         (36,175)         22.36
                                    -------

Outstanding, December 31, 1996      445,925          21.74
                                    =======

Options exercisable:
  December 31, 1994                  30,000
  December 31, 1995                  40,000
  December 31, 1996                 149,750


         Weighted average fair value of options granted during the year:

                  1995              $12.43
                  1996              $ 9.12

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(8)      SHAREOWNERS' EQUITY (CONTINUED)

         The Black-Scholes option pricing model was used to calculate the fair value of each option based on the following assumptions for 1995 and 1996, respectively; risk-free interest rates 6.8 and 6.0 percent; no dividend yield for both years; expected lives of 6 and 6 years; and volatility of 48.0 and 40.0 percent. As of December 31, 1996, the 445,925 options outstanding under the Plans have exercise prices between $13.00 and $25.63 and a weighted average remaining contractual life of 7.5 years.

         On September 11, 1991, the Board of Directors approved the grant of a nonqualified stock option to purchase 20,000 shares of Common Stock to the Company's chief executive officer. The per share price is $14.875, the fair market value on that date. This option became exercisable on January 1, 1992, and expires on September 10, 1998.

         The Company has a Long-Term Incentive Plan (the Plan). Under the Plan, employees who are senior executives of the Company may be awarded shares of Common Stock without cost to the employee. The fair market value of the shares at the date of award is accounted for as deferred compensation and is amortized over the restricted period. At December 31, 1996, unamortized deferred compensation of $0.2 million is included in shareowners' equity as a reduction of additional paid-in capital. Awards under the Plan are vested after the employee completes four years of continuous employment beginning with the year for which the award is made. Vesting occurs prior to completion of four years of employment if the employee dies while employed, reaches normal retirement or becomes disabled. Under the Plan, 650,000 shares of Common Stock have been reserved for awards. The following is an analysis of shares of restricted stock under the Long-Term Incentive
         Plan:


                                              1996          1995          1994
Number of Shares:
  Outstanding at beginning of year           141,146       151,111       111,674
  Awarded                                         --        70,000        70,000
  Cancelled                                   (4,241)       (5,460)           --
  Issued                                     (52,030)      (74,505)      (30,563)
                                            --------      --------      --------
  Outstanding at end of year                  84,875       141,146       151,111
                                            ========      ========      ========

Available for grant at end of year           194,249       190,008       254,548
Market value on date of grant for
   shares granted during year                     --      $  22.00      $ 28.625

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(8)      SHAREOWNERS' EQUITY (CONTINUED)

         Transactions with respect to common stock and additional paid-in capital during the three years ended December 31, 1996 were as follows:

                                                                                 ADDITIONAL
                                                                                   PAID-IN
                                               COMMON STOCK                        CAPITAL
                                     ---------------------------------           -----------
                                       SHARES                AMOUNT                AMOUNT
                                     -----------           -----------           -----------
Balance 12/31/93                      12,186,167           $    12,186           $   212,799
                                     -----------           -----------           -----------

Shares issued to employee
  savings plans                           99,085                    99                 2,571
Restricted shares award                   70,000                    70                   (70)
Earned compensation,
  restricted stock                            --                    --                 1,431
Preferred stock issuance
  expense                                     --                    --                   (73)
Director stock options
  exercised                                5,000                     5                   114
                                     -----------           -----------           -----------
Balance 12/31/94                      12,360,252                12,360               216,772
                                     -----------           -----------           -----------

Shares issued to employee
  savings plans                          132,034                   132                 2,563
Restricted shares awarded                 70,000                    70                   (70)
Restricted shares cancelled               (5,460)                   (5)                    5
Earned compensation,
  restricted stock                            --                    --                 1,684
Director stock options
  exercised                                4,000                     4                    71
                                     -----------           -----------           -----------
Balance 12/31/95                      12,560,826                12,561               221,025
                                     -----------           -----------           -----------

Shares issued to employee
  savings plans                          180,309                   180                 2,959
Restricted shares cancelled               (4,241)                   (4)                 (104)
Earned compensation,
  restricted stock                            --                    --                   692
Director stock options
  exercised                                2,000                     2                    39
                                     -----------           -----------           -----------
Balance 12/31/96                      12,738,894           $    12,739           $   224,611
                                     ===========           ===========           ===========


         Total shares of Common Stock outstanding as of December 31, 1996 are reduced to 9,132,494 shares by 3,606,400 shares of treasury stock acquired with the acquisition of Amoskeag. The $117.2 million cost of the treasury stock reduces total shareowners' equity.

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(9)      EMPLOYEE PENSION AND SAVINGS PLANS

         The Company has trusteed pension plans covering essentially all employees. The plans provide pension benefits that are based on the employees' compensation and service. The Company's policy is to fund amounts required by applicable regulations.

         Pension expense amounted to $5.6 million in 1996, $8.2 million in 1995 and $6.9 million in 1994. Net pension expense for 1996, 1995 and 1994 consisted of the following components:


                                         1996               1995               1994
                                       --------           --------           --------
Service cost (benefits earned
  during the period)                   $  8,103           $  6,530           $  8,076
Interest cost on projected
  benefit obligation                     19,034             17,572             16,668
Actual return on assets                 (33,209)           (52,465)             4,845
Net amortization and deferral            11,637             34,197            (22,703)
Special termination benefits                 --              2,359                 --
                                       --------           --------           --------
Net pension cost                       $  5,565           $  8,193           $  6,886
                                       ========           ========           ========


         The Company recognized special termination benefits from a voluntary early retirement program in 1995. The table below sets forth the plans' funded status at December 31:

                                                 1996                1995
Projected benefit obligation:
  Vested benefits                             $ 250,242           $ 243,767
  Non-vested benefits                             7,075               6,265
                                              ---------           ---------
  Accumulated benefit obligation                257,317             250,032
  Additional amounts related to
    projected compensation levels                 7,507               8,121
                                              ---------           ---------
    Total projected benefit
      obligation                                264,824             258,153

Plan assets at fair value, primarily
  publicly traded stocks and bonds              278,376             253,378
                                              ---------           ---------

Plan assets over (under) projected
  benefit obligation                             13,552              (4,775)
Unrecognized net loss                            15,442              31,752
Unrecognized net transition assets                 (534)             (1,556)
Unrecognized prior service cost                   2,141               2,470
                                              ---------           ---------
  Net pension asset recognized in
   the Consolidated Statement of
   Financial Position                         $  30,601           $  27,891
                                              =========           =========

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(9)      EMPLOYEE PENSION AND SAVINGS PLANS (CONTINUED)

         Assumptions used in determining the funded status of the pension plans were as follows:


                                       1996              1995             1994
                                       ----              ----             ----
Discount rate                             7.75%             7.25%            8.6%
Increase in compensation
  levels                                  4.5%              4.5%             4.5%
Expected long-term rate of
  return on assets                        9%                9%               9%

         The Company also sponsors employee savings plans which cover substantially all employees. The Company provides a match of 70% of employee contributions up to 2% of compensation and a match of 20% of employee contributions for the next 2% of compensation. The matching formula may be changed yearly at the discretion of the Company. The match is contributed quarterly in Common Stock of the Company. Expense of the Company match was $3.1 million in 1996, $2.7 million in 1995 and $2.7 million in 1994.

(10)     POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

         The Company provides medical insurance premium assistance and life insurance benefits to retired employees. The medical premium assistance payments are at a fixed dollar amount based on the retiree's years of service. Essentially all of the Company's employees become eligible for these benefits when they reach retirement age while working for the Company. The Company's policy is to fund the plans as benefits are paid.

         The table below sets forth the plans' combined status at December 31:


                                                 1996              1995
                                              -------          --------
Accumulated postretirement benefit
obligation -
  Retirees                                    $26,089          $ 25,057
  Fully eligible active participants            7,441             8,892
  Other active participants                     4,802             5,838
                                              -------          --------
      Total                                    38,332            39,787

Unrecognized net gain (loss)                      225            (1,422)
                                              -------          --------
Accrued postretirement benefit cost
  recognized in the Consolidated
  Statement of Financial Position at
  December 31                                 $38,557          $ 38,365
                                              =======          ========

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(10)     POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS (CONTINUED)

         The discount rate used in determining the accumulated postretirement benefit obligation was 7.75% as of December 31, 1996 and 7.25% as of December 31, 1995. Medical premium assistance payments are at a fixed dollar amount based on the retiree's years of service and, therefore, the plan is not affected by a health care cost trend rate assumption.

         Net periodic postretirement benefit cost for 1996, 1995 and 1994 included the following components:

                                        1996             1995             1994
                                       ------          -------           ------
Service cost (benefits earned
  during the period)                   $  903          $   818           $  979
Interest cost on projected
  obligation                            2,748            2,945            2,820
Net amortization and deferral             109             (171)             206
                                       ------          -------           ------
Net periodic postretirement
  benefit cost                         $3,760          $ 3,592           $4,005
                                       ======          =======           ======

(11)     INCOME TAXES

         At December 31, 1996, the Company had $51.6 million of deferred tax assets and $108.1 million of deferred income tax liabilities which have been netted for presentation purposes. The significant components of these amounts as shown on the balance sheet are as follows:

                                             DECEMBER 31, 1996                    DECEMBER 31, 1995
                                     ---------------------------------            -------------------------
                                         CURRENT        NONCURRENT            CURRENT           NONCURRENT
                                        LIABILITY        LIABILITY           LIABILITY          LIABILITY
                                        --------           --------           --------           --------
Depreciation                            $    576           $ 52,574           $    636           $ 52,899
Inventory valuation                       36,882                 --             35,924                 --
Deferred compensation                         --             (5,400)              (360)            (5,031)
Accruals and allowances                  (16,264)            (1,123)           (16,401)            (4,129)
Operating loss and credit
  carryforwards                           (4,973)                --             (2,155)                --
Other                                      1,991             (7,760)               (51)            (3,264)
                                        --------           --------           --------           --------

Total deferred tax liabilities          $ 18,212           $ 38,291           $ 17,593           $ 40,475
                                        ========           ========           ========           ========

                             FIELDCREST CANNON, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (TABLES IN THOUSANDS OF DOLLARS, EXCEPT FOR PER SHARE DATA)


(11)     INCOME TAXES (CONTINUED)

         The provision for income taxes included in the Consolidated Statement of Income and Retained Earnings consisted of the following:


                                        1996              1995              1994
                                  ----------------- ----------------- ----------
Current
  Federal                             $  (1,582)        $  (5,611)        $   5,397
  State                                     131               306                56
Deferred
  Federal                                 2,055            (3,977)            8,327
  State                                    (490)           (2,802)            1,758
                                      ---------         ---------         ---------
Total income taxes on income          $     114         $ (12,084)        $  15,538
                                      =========         =========         =========


         The income tax effect of items which altered the Company's effective income tax rate from the statutory federal rate were as follows:

                                           1996                           1995                          1994
                              ------------------------------- ----------------------------- ----------------
                                  AMOUNT          PERCENT         AMOUNT         PERCENT       AMOUNT         PERCENT
Tax at statutory rate              $ 411           35.0%       $ (9,733)          35.0%      $ 16,199           35.0%
State taxes, net                    (233)         (19.8)         (1,623)           5.8          2,037            4.4
Tax credits                          (36)          (3.1)           (543)           2.0           (567)          (1.2)
Prior years tax settlements           --           --                --           --           (1,714)          (3.7)
Other                                (28)          (2.4)           (185)           0.7           (417)          (0.9)
                                   -----         ----          --------         ----         --------         ----
Net taxes                          $ 114            9.7%       $(12,084)          43.5%      $ 15,538           33.6%
                                   =====         ====          ========         ====         ========         ====


         At December 31, 1996, the Company had net operating loss carryforwards of $51.2 million for state income tax purposes that expire in 2000 through 2011 and alternative minimum tax credit carryforwards of $2.7 million.

                      [This page intentionally left blank.]

                             FIELDCREST CANNON, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                             (DOLLARS IN THOUSANDS)


                                                                                      SEPTEMBER 30,      DECEMBER 31,
                                                                                         1997              1996
                                                                                 ----------------------  ------------
                                                                                     (UNAUDITED)
ASSETS

Cash ..........................................................................        $   5,475         $   4,647
Accounts receivable ...........................................................          170,071           154,511
Inventories (note 3) ..........................................................          202,064           216,165
Other prepaid expenses and current assets .....................................            2,218             2,489
                                                                                       ---------         ---------
  Total current assets ........................................................          379,828           377,812
                                                                                       ---------         ---------

Plant and equipment, net ......................................................          342,392           323,838
Deferred charges and other assets .............................................           67,259            66,843
                                                                                       ---------         ---------

  Total assets ................................................................        $ 789,479         $ 768,493
                                                                                       =========         =========

LIABILITIES AND SHAREOWNERS' EQUITY

Accounts and drafts payable ...................................................        $  63,893         $  63,910
Deferred income taxes .........................................................           20,593            18,212
Accrued liabilities ...........................................................           69,435            61,172
Current portion of long-term debt .............................................            4,697             5,508
                                                                                       ---------         ---------
  Total current liabilities ...................................................          158,618           148,802
                                                                                       ---------         ---------

Senior long-term debt .........................................................          111,320           107,746
Subordinated long-term debt ...................................................          197,500           203,750
                                                                                       ---------         ---------
Total long-term debt ..........................................................          308,820           311,496
Deferred income taxes .........................................................           39,758            38,291
Other non-current liabilities .................................................           52,962            54,149
                                                                                       ---------         ---------

  Total liabilities ...........................................................          560,158           552,738

Shareowners' equity:
  Preferred Stock, $.01 par value, 10,000,000 authorized, 1,500,000 issued and outstanding September 30, 1997 and December 31, 1996 (aggregate liquidation
    preference of $75,000) ....................................................               15                15
  Common Stock, $1 par value, 25,000,000 authorized,
    12,850,002 issued September 30, 1997 and 12,738,894
    December 31, 1996 .........................................................           12,850            12,739
  Additional paid in capital ..................................................          226,758           224,611
  Retained earnings ...........................................................          106,923            95,615
  Excess purchase price for Common Stock
    acquired and held in treasury -
    3,606,400 shares ..........................................................         (117,225)         (117,225)
                                                                                       ---------         ---------

  Total shareowners' equity ...................................................          229,321           215,755
                                                                                       ---------         ---------

    Total liabilities and shareowners' equity .................................        $ 789,479         $ 768,493
                                                                                       =========         =========


          See accompanying notes to consolidated financial statements.

                             FIELDCREST CANNON, INC.

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    FOR THE THREE MONTHS                   FOR THE NINE MONTHS
                                                     ENDED SEPTEMBER 30                    ENDED SEPTEMBER 30
                                            ------------------------------------ ----------------------------
                                                  1997               1996               1997                1996
                                            ----------------- ------------------ ------------------- -----------
                                                         (UNAUDITED)                           (UNAUDITED)

Net sales.................................      $  286,966        $  285,221         $  820,635          $  812,995
                                                ----------        ----------         ----------          ----------

Cost of sales.............................         243,060           249,568            695,615             706,482
Selling, general and administrative.......          29,395            28,253             85,563              78,406
Restructuring charges.....................              --             4,500                 --               8,130
                                                ----------        ----------         ----------          ----------
Total operating costs and
  expenses................................         272,455           282,321            781,178             793,018
                                                ----------        ----------         ----------          ----------

Operating income..........................          14,511             2,900             39,457              19,977
                                                ----------        ----------         ----------          ----------

Other deductions (income):
  Interest expense........................           6,150             7,160             18,708              21,496
  Other, net..............................            (347)               97             (2,021)                519
                                                ----------        ----------         ----------          ----------
Total other deductions....................           5,803             7,257             16,687              22,015
                                                ----------        ----------         ----------          ----------

Income (loss) before income taxes.........           8,708            (4,357)            22,770              (2,038)
Federal and state income
  taxes (benefit).........................           2,884            (1,634)             8,087                (764)
                                                ----------        ----------         ----------          ----------

Net income (loss).........................           5,824            (2,723)            14,683              (1,274)
Preferred dividends.......................          (1,125)           (1,125)            (3,375)             (3,375)
                                                ----------        ----------         ----------          ----------
Earnings (loss) on common.................           4,699            (3,848)            11,308              (4,649)
                                                ----------        ----------         ----------          ----------

Amount added to (subtracted from)
  retained earnings.......................           4,699            (3,848)            11,308              (4,649)
Retained earnings, beginning of
  period..................................         102,224            98,254             95,615              99,055
                                                ----------        ----------         ----------          ----------
Retained earnings, end of period..........      $  106,923        $   94,406         $  106,923          $   94,406
                                                ==========        ==========         ==========          ==========

Net income (loss) per common share........      $     0.51        $    (0.43)        $     1.23          $    (0.52)
Fully diluted income (loss)
  per common share........................      $     0.47        $    (0.43)        $     1.23          $    (0.52)

Average primary shares
 outstanding..............................       9,275,112         9,044,250          9,204,171           9,002,815
Average fully diluted shares
  outstanding.............................      14,595,551         9,044,250          9,247,477           9,003,562



          See accompanying notes to consolidated financial statements.

                             FIELDCREST CANNON, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                        NINE MONTHS
                                                                                    ENDED SEPTEMBER 30
                                                                                1997                   1996
                                                                       ----------------------  ------------
                                                                                        (unaudited)
Increase (decrease) in cash Cash flows from operating activities:

  Net income (loss)...................................................      $    14,683             $    (1,274)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization.....................................           26,241                  26,979
    Deferred income taxes.............................................            1,467                  (2,732)
    Other.............................................................           (2,319)                  8,625
  Change in current assets and liabilities:
    Accounts receivable...............................................          (15,560)                  4,156
    Inventories.......................................................           14,101                 (36,219)
    Other prepaid expenses and current assets.........................              271                   2,369
    Accounts payable and accrued liabilities..........................            8,246                   7,210
    Deferred income taxes.............................................            2,381                    (616)
                                                                            -----------             -----------

  Net cash provided by operating activities...........................           49,511                   8,498
                                                                            -----------             -----------

Cash flows from investing activities:
  Additions to plant and equipment....................................          (46,214)                (21,035)
  Proceeds from disposal of plant and equipment.......................            3,277                   3,911
                                                                            -----------             -----------

    Net cash (used in) investing activities...........................          (42,937)                (17,124)
                                                                            -----------             -----------

Cash flows from financing activities:
  Increase in revolving debt..........................................            4,294                  11,826
  Proceeds from issuance of long-term debt............................               --                   3,610
  Payments on long-term debt..........................................           (6,665)                   (800)
  Proceeds from sale of common stock..................................               --                      41
  Dividends paid on preferred stock...................................           (3,375)                 (3,375)
                                                                            -----------             -----------

    Net cash provided by (used in) financing activities...............           (5,746)                 11,302
                                                                            -----------             -----------

Increase in cash......................................................              828                   2,676
Cash at beginning of year.............................................            4,647                   9,124
                                                                            -----------             -----------
Cash at end of period.................................................      $     5,475             $    11,800
                                                                            ===========             ===========


          See accompanying notes to consolidated financial statements.

                             FIELDCREST CANNON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997
                        (TABLES IN THOUSANDS OF DOLLARS)

1.       BASIS OF PRESENTATION

         The consolidated financial statements are unaudited. In the opinion of management all adjustments, consisting only of normal recurring items, have been made which are necessary to show a fair presentation of the financial position of the Company at September 30, 1997 and the related results of operations for the three and nine months ended September 30, 1997 and 1996. The unaudited consolidated financial statements should be read in conjunction with the Company's Form 10-K for the year ended December 31, 1996.

2.       INVENTORIES

         Inventories are classified as follows:


                                                SEPTEMBER 30,        DECEMBER 31,
                                                    1997                 1996
                                            -------------------- ------------
                                                         (IN THOUSANDS)

Finished goods............................      $   92,655           $  104,092
Work in process...........................          65,718               68,668
Raw materials and supplies................          43,691               43,405
                                                ----------           ----------
                                                $  202,064           $  216,165
                                                ==========           ==========


         At September 30, 1997 approximately 65% of the inventories were valued on the last-in, first-out method (LIFO).

                      [This page intentionally left blank.]

                                                                      Appendix A

================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                     among

                             PILLOWTEX CORPORATION

                            PEGASUS MERGER SUB, INC.

                                      and

                            FIELDCREST CANNON, INC.


                         dated as of September 10, 1997

================================================================================

                               TABLE OF CONTENTS


                                                                                               Page

ARTICLE I - THE MERGER........................................................................ A-4

         SECTION 1.     The Merger............................................................ A-4
         SECTION 1.2    Closing............................................................... A-4
         SECTION 1.3    Effective Time........................................................ A-4
         SECTION 1.4    Effects of the Merger................................................. A-4
         SECTION 1.5    Certificate of Incorporation; By-laws................................. A-4
         SECTION 1.6    Directors; Officers................................................... A-5

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL
             STOCK OF THE CONSTITUENT CORPORATIONS............................................ A-5

         SECTION 2.1    Effect on Capital Stock............................................... A-5
         SECTION 2.2    Stock Options......................................................... A-6
         SECTION 2.3    Share Purchase Rights................................................. A-7
         SECTION 2.4    Failure To Approve Share Issuance..................................... A-7
         SECTION 2.5    Stock Appreciation Rights............................................. A-7

ARTICLE III - PAYMENT FOR SHARES.............................................................. A-7

         SECTION 3.1    Payment For Shares.................................................... A-7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES................................................... A-9

         SECTION 4.1    Representations and Warranties of Company............................. A-9
         SECTION 4.2    Representations and Warranties of Parent and
                        Purchaser............................................................. A-16

ARTICLE V - COVENANTS......................................................................... A-20

         SECTION 5.1    Conduct of Business of Company and Parent............................. A-20

ARTICLE VI - ADDITIONAL AGREEMENTS............................................................ A-21

         SECTION 6.1    Preparation of the Proxy Statement and the
                        Form S-4; Accountant's Letters........................................ A-21
         SECTION 6.2    Stockholders Meetings................................................. A-22
         SECTION 6.3    Access to Information; Confidentiality................................ A-22
         SECTION 6.4    Reasonable Best Efforts............................................... A-22
         SECTION 6.5    Indemnification; Directors' and Officers Insurance.................... A-22
         SECTION 6.6    Public Announcements.................................................. A-23
         SECTION 6.7    No Solicitation; Acquisition Proposals................................ A-24
         SECTION 6.8    Consents, Approvals and Filings....................................... A-24
         SECTION 6.9    Board Action Relating to Stock Option Plans........................... A-25
         SECTION 6.10   Employment and Employee Benefit Matters............................... A-25
         SECTION 6.11   Affiliates and Certain Stockholders................................... A-26
         SECTION 6.12   NYSE Listing.......................................................... A-26
         SECTION 6.13   Certain Company Indebtedness.......................................... A-26

ARTICLE VII - CONDITIONS PRECEDENT............................................................. A-26

         SECTION 7.1    Conditions to Each Party's Obligation to Effect the Merger............. A-26
         SECTION 7.2.   Conditions to Obligations of Parent and  Purchaser..................... A-27
         SECTION 7.3.   Conditions to Obligation of Company.................................... A-27

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER............................................... A-28

         SECTION 8.1    Termination............................................................ A-28
         SECTION 8.2    Effect of Termination.................................................. A-29
         SECTION 8.3    Amendment.............................................................. A-29
         SECTION 8.4    Extension; Waiver...................................................... A-29
         SECTION 8.5    Procedure for Termination, Amendment, Extension or Waiver.............. A-29

ARTICLE IX - GENERAL PROVISIONS................................................................ A-29

         SECTION 9.1    Nonsurvival of Representations and Warranties.......................... A-29
         SECTION 9.2    Fees and Expenses...................................................... A-29
         SECTION 9.3    Definitions............................................................ A-30
         SECTION 9.4    Notices................................................................ A-30
         SECTION 9.5    Interpretation......................................................... A-31
         SECTION 9.6    Counterparts........................................................... A-31
         SECTION 9.7    Entire Agreement; Third-Party Beneficiaries............................ A-31
         SECTION 9.8    Governing Law.......................................................... A-31
         SECTION 9.9    Assignment............................................................. A-31
         SECTION 9.10   Enforcement............................................................ A-31
         SECTION 9.11   Severability........................................................... A-32

    AGREEMENT AND PLAN OF MERGER, dated as of September 10, 1997, among PILLOWTEX CORPORATION, a Texas corporation ("Parent"), PEGASUS MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), and FIELDCREST CANNON, INC., a Delaware corporation ("Company").


                              W I T N E S E T H :

    WHEREAS, the respective Boards of Directors of Parent, Purchaser and Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire Company, by means of a merger of Purchaser with and into Company (the "Merger"), pursuant and subject to the terms and conditions set forth in this Agreement; and

    WHEREAS, Parent, Purchaser and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:
                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accord ance with the General Corporation Law of the State of Delaware (the "DGCL"), the Merger shall be effected and Purchaser shall be merged with and into Company at the Effective Time (as hereinafter defined in Section 1.3). At the Effective Time, the separate existence of Purchaser shall cease and Company shall continue as the surviving corporation (sometimes herein referred to as the "Surviving Corporation").

    SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver (to the extent permissible) of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the fifth business day following satisfaction or waiver (to the extent permissible) of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.3 Effective Time. The parties hereto will file with the Secretary of State of the State ofDelaware (the "Delaware Secretary of State") on the date of the Closing (or on such other date as Parent and Company mayagree)a certificate of merger or other appropriate documents,executed in accordance with the relevant provisions ofthe DGCL, and make all other filings or recordings requiredunder the DGCL in connection with the Merger. The Mergershall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

    SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.5 Certificate of Incorporation; By-laws. At the Effective Time, the certificate of incorporation of Purchaser as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and

\applicable law. At the Effective Time, the by-laws of Purchaser as in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

    SECTION 1.6 Directors; Officers. From and after the Effective Time, (a) the directors of Purchaser shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of Company shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

    SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company's common stock, $1.00 par value per share (the "Shares"), or any other capital stock of Company or any shares of capital stock of Purchaser:

       (a) Common Stock of Purchaser. Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

       (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share and each share of Company's $3.00 Series A Convertible Preferred Stock (individually, a "Preferred Share" and collectively the "Preferred Shares") issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary of Company or by Parent, Purchaser or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

       (c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Merger Consideration (as defined below) upon surrender of the certificate formerly representing such Share in accordance with this Agreement.

       (d) Conversion of Preferred Shares. Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than Preferred Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares) shall be converted into the right to receive the Preferred Merger Consideration (as defined below) upon surrender of the certificate formerly representing such Preferred Share in accordance with this Agreement.

       (e)   Merger Consideration; Preferred Merger Consideration.  (i)
"Merger Consideration" shall mean, subject to Section 2.4 below, (A) a cash payment in an amount equal to $27.00 and (B) a number of fully paid and nonassessable shares of Parent's common stock, $0.01 par value per share ("Parent Common Stock"), equal to the Conversion Number, meaning the quotient, rounded to the third decimal place, obtained by dividing $7.00 by the average of the closing sales prices of Parent Common Stock as reported on the NYSE (as hereinafter defined in Section 9.3) Composite Transactions List for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Closing Date (the "Determination Price"); provided, that if the actual quotient obtained thereby is less than 0.269, the Conversion Number shall be
0.269 and if the actual quotient obtained thereby is more than 0.333, the Conversion Number shall be 0.333; provided, further that if the Determination Price is less than $21.00, Parent shall have the right to give written notice to Company (a "Top-Up Intent Notice") that Parent elects to increase the cash portion of the Merger Consideration and/or the Conversion Number such that the sum of (i) the cash portion of the Merger Consideration and (ii) the product of the Conversion Number and the Determination Price shall equal $34.00. Any Top-Up Intent Notice shall be delivered to Company no later than 2:00 p.m. New York City time on the third business day prior to the Closing Date. If, in such case, Parent does not deliver a Top-Up Intent Notice, Company shall have the right to give written notice to Parent (a "Termination Notice") that Company elects to terminate this Agreement. Any Termination Notice shall be delivered to Parent no later than 2:00 p.m. New York City time on the business day prior to the Closing Date.

          (ii)  "Preferred Merger Consideration" shall mean, subject to Section
2.4 below, (A) a cash payment equal to the product of (1) the cash portion of the Merger Consideration and (2) 1.7094 and (B) a number of fully paid and nonassessable shares of Parent Common Stock equal to the product of (1) the Conversion Number and (2) 1.7094.


       (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares or Preferred Shares issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such Shares or Preferred Shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share or Preferred Share of such holder shall be treated as a Share or Preferred Share that had been converted as of the Effective Time into the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, in accordance with this Section 2.1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for appraisal of Shares or Preferred Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

    SECTION 2.2 Stock Options. (a) Each holder of a then outstanding option to purchase Shares (collectively, "Options") under Company's Director Stock Option Plan, 1995 Employee Stock Option Plan or Stock Option Agreement, dated as of September 11, 1991, with James M. Fitzgibbons (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, may elect, prior to the Effective Time, in settlement thereof, to receive from Company immediately prior to the Effective Time for each Share subject to such Option an amount in cash equal to the difference between $34.00 and the per share exercise price of such Option, to the extent $34.00 is greater than the per share exercise price of such Option (such excess amount, the "Option Consideration").

       (b) At the Effective Time, each outstanding Option other than Options for which an election to receive cash in settlement thereof has been made pursuant to Section 2.2(a), shall be assumed by Parent and shall constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including, without limitation, term, exercisability, status as an "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and termination provisions, the number of shares of Parent Common Stock, rounded up to the nearest whole share, determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by the Option Conversion Number at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Shares subject to such Option divided by the Option Conversion Number; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. "Option Conversion Number" shall mean the quotient, rounded to the third decimal place, obtained by dividing $34.00 by the Determination Price; provided, that if the actual quotient obtained thereby is less than 1.308, the Option Conversion Number shall be 1.308, and if the actual quotient obtained thereby is more than 1.619, the Option Conversion Number shall be 1.619; provided, further, that if a Top-Up Intent Notice has been delivered to Company pursuant to Section 2.1(e), the Option Conversion Number shall be increased such that the product of the Option Conversion Notice and the Determination Price shall equal $34.00.

       (c) Not later than 30 days prior to the Effective Time, Company shall provide each holder of an Option an election form pursuant to which each such holder may make the election specified in Section 2.2(a). Company also shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options under the Stock Option

Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 2.2 and, with respect to the Options for which an election to receive cash in settlement thereof has been made, to cause each such Option to be surrendered to Company and canceled, whether or not any Option Consideration is payable with respect thereto, at the Effective Time. The surrender of an Option to Company shall be deemed a release of any and all rights the holder had or may have had in such Option, other than the right to receive the Option Consideration in respect thereof.

       (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of substitute Options pursuant to the terms set forth in Section 2.2(b). As soon as practicable after the Effective Time, the shares of Parent Common Stock subject to Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statements for so long as the substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common stock subject to Options to be listed on the NYSE and such other exchanges as Parent shall determine.

    SECTION 2.3 Share Purchase Rights. Each reference in this Article II and in Article III to a "Share" is a reference to such Share together with the Right (as hereinafter defined in Section 4.1(b)), if any, associated with such Share.

    SECTION 2.4 Failure To Approve Share Issuance. If Parent's stockholders fail to approve the Share Issuance (as hereinafter defined in Section 4.2(c)) at the Parent Stockholders Meeting (as hereinafter defined in Section 6.2(b)), then, notwithstanding anything set forth herein to the contrary, (i) the Merger Consideration shall be a cash payment in an amount equal to $34.00, (ii) the Preferred Merger Consideration shall be a cash payment in an amount equal to $58.12, (iii) the provisions of Section 2.2(a) shall apply to all Options outstanding immediately prior to the Effective Time and the provisions of
Section 2.2(b) shall have no further force or effect, and (iv) Sections 7.1(a)(ii) and 7.1(c) hereof shall be deemed to be deleted.

    SECTION 2.5 Stock Appreciation Rights. At or immediately prior to the Effective Time, Company shall pay to each holder of a stock appreciation right issued by Company pursuant to the Director Stock Option Plan or its salary reduction plan a cash amount equal to the product of (i) the difference between $34.00 and the grant price of such stock appreciation right and (ii) the number of shares subject to such stock appreciation right.


                                  ARTICLE III
                               PAYMENT FOR SHARES

    SECTION 3.1 Payment For Shares. (a) Payment Fund. Concurrently with the Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to Company (the "Paying Agent"), for the benefit of the holders of Shares and Preferred Shares, (i) certificates for the shares of Parent Common Stock representing the aggregate stock portion of the Merger Consideration and the Preferred Merger Consideration and (ii) cash in an aggregate amount sufficient to pay the aggregate cash portion of the Merger Consideration and the Preferred Merger Consideration (hereinafter collectively referred to as the "Payment Fund").

       (b) Letters of Transmittal; Surrender of Certificates. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Purchaser or any of their Subsidiaries) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding Shares or Preferred Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof (A) a certificate representing that number of whole

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shares of Parent Common Stock (and cash in lieu of fractional shares of Parent
Common Stock as contemplated by this Section 3.1) which the aggregate number of Shares or Preferred Shares, as applicable, previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 3.1 of this Agreement and (B) cash in an amount equal to the product of (1) the number of Shares or Preferred Shares, as applicable, theretofore represented by such Certificate and (2) the cash portion of the Merger Consideration or the Preferred Merger Consideration, as applicable, and, in either case, the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration or the Preferred Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such tax has been paid or is not applicable.

       (c) Cancellation and Retirement of Shares; No Further Rights. As of the Effective Time, all Shares and Preferred Shares (other than Shares and Preferred Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares if applicable) issued and outstanding immediately prior to the Effective Time, shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate theretofore representing any such Shares or Preferred Shares shall cease to have any rights with respect thereto (including, without limitation, the right to vote), except the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, without interest, upon surrender of such Certificate in accordance with this Article III, and until so surrendered, each such Certificate shall represent for all purposes only the right, subject to
Section 2.1(f), if applicable, to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, without interest. The Merger Consideration or the Preferred Merger Consideration, as applicable, paid upon the surrender for exchange of Certificates in accordance with the terms of this
Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares or Preferred Shares theretofore represented by such Certificates.

       (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares or Preferred Shares which have been converted pursuant to
Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.


          (ii) In lieu of any such fractional shares, each holder of Shares or Preferred Shares who would otherwise have been entitled to a fraction of a Parent Common Stock upon surrender of Certificates for exchange pursuant to this Section 3.1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the per share closing price on the NYSE of Parent Common Stock (as reported on the NYSE Composite Transactions
List) on the date on which the Effective Time occurs (or, if Parent Common Stock does not trade on the NYSE on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective Time) by (B) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Paying Agent, Parent will make available to the Paying Agent the cash necessary for this purpose.

       (e) Investment of Payment Fund. The Paying Agent shall invest the cash portion of the Payment Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent; provided, however, that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration or the Preferred Merger Consideration, as applicable, or otherwise impair such holders' respective rights hereunder.

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       (f)   Termination of Payment Fund.  Any portion of the Payment Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration or Preferred Merger Consideration, as applicable.

       (g) No Liability. None of Parent, Purchaser, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or Preferred Merger Consideration, as applicable, in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any amounts payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

       (h) Withholding Rights. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Preferred Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.1 Representations and Warranties of Company. Company represents and warrants to Parent and Purchaser as follows:

       (a) Organization, Standing and Corporate Power. Each of Company and each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined in Section 9.3) on Company. Company has delivered to Parent complete and correct copies of the certificate of incorporation and by-laws or comparable governing documents of Company and each of its Subsidiaries, in each case as amended to the date of this Agreement.

       (b) Capital Structure. The authorized capital stock of Company consists of (i) 25,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), (ii) 15,000,000 shares of class B common stock, $1.00 par value per share, and (iii) 10,000,000 shares of preferred stock, $.01 par value per share. At the close of business on September 5, 1997: (i) 9,224,258 shares of Common Stock were issued and outstanding, (ii) 435,300 shares of Common Stock were reserved for issuance pursuant to outstanding Options under the Stock Option Plans, (iii) 2,564,100 shares of Common Stock were reserved for issuance pursuant to conversion of Preferred Shares, (iv) 2,632,248 shares of Common Stock were reserved for issuance pursuant to conversion of Company's 6% Convertible Subordinated Debentures due 2012 (the "Convertible Debentures"),
(v) 1,500,000 Preferred Shares were issued and outstanding and (vi) 500,000 shares of Company's Series B Junior Participating Preferred Stock were authorized for issuance solely pursuant to the exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 24, 1993, between Company and The First National Bank of Boston, as rights agent (the "Company Rights Agreement"). Except as set forth in the immediately preceding sentence, at the close of business on September 5, 1997, no shares of capital stock (including, without limitation, class B common stock or preferred

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stock) or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as referred to above, no bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Company or any Subsidiary of Company may vote are issued or outstanding. No adjustment to the conversion price at which Preferred Shares are convertible into Shares or the conversion price at which Convertible Debentures are convertible into Shares has been made since the respective date of the first issuance of such securities, and there are no accrued and unpaid dividends, whether or not declared, on the Preferred
Shares.    Except as disclosed in Section 4.1(b) of the disclosure schedule delivered by each party to the other simultaneously with the execution of this Agreement (the "Disclosure Schedule"), all the outstanding shares of capital stock of each Subsidiary of Company have been validly issued and are fully paid and nonassessable and are owned by Company, by one or more Subsidiaries of Company or by Company and one or more such Subsidiaries, free and clear of Liens (as hereinafter defined in Section 9.3). Except as set forth above or in
Section 4.1(b) of the Disclosure Schedule, neither Company nor any Subsidiary of Company has or, at or after the Effective Time will have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, repurchase, redeem or otherwise acquire any shares, of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries or (iii) relates to the voting of any shares of Company or any of its Subsidiaries.

       (c) Authority; Noncontravention. Company has the requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the approval of this Agreement by its stockholders as set forth in Section 6.2(a). This Agreement has been duly executed and delivered by Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Purchaser, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. Except as disclosed in Section 4.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the restated certificate of incorporation (including the provisions of any certificate of designations which constitute a part of such restated certificate of incorporation) or by-laws of Company or the comparable documents of any Subsidiary of Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a Material Adverse Effect on Company. No consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing with the SEC of (A) a joint proxy statement relating to the approval and adoption by the stockholders of Company of this Agreement and approval by the stockholders of Parent of the Share Issuance (as hereinafter defined in Section 4.2(c)) (such joint proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 4.1(c) of the Disclosure Schedule and (v) any other

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
filings, authorizations, consents or approvals the failure to make or obtain which, individually or in the aggregate, would not have a Material Adverse Effect on Company.

       (d) SEC Documents. (i) Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

       (e) Information Supplied. None of the information supplied or to be supplied by Company specifically for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance by Parent of shares of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, at the time it is mailed to the stockholders of Company and Parent and at the time of the Company Stockholders Meeting referred to in Section 6.2(a) and the Parent Stockholders Meeting referred to in Section 6.2(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser specifically for inclusion or incorporation by reference in such documents.

       (f) Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

           (i) Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in
Section 4.1(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (A) any change, event or occurrence particular to Company and its Subsidiaries (excluding industry, economic, financial and other matters generally affecting businesses other than and in addition to Company and its Subsidiaries) which has had or would have, individually or in the aggregate, a Material Adverse Effect on Company; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, other than dividends on the Preferred Shares in accordance with their terms, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in

                                     A-11
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the ordinary course of business; (F) any change by Company in accounting methods, principles or practices except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof which write-off, write-down, or determination exceeds $5 million individually or $15 million in the aggregate; or (H) any agreements by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (G) other than as expressly contemplated or provided for herein.

          (ii) Except as set forth in or disclosed in the Filed SEC Documents or Section 4.1(f) of the Disclosure Schedule and liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed SEC Documents, as of the date hereof, there are no liabilities of Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which would have, individually or in the aggregate, a Material Adverse Effect on Company.

       (g) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 4.1(g) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or amended or agreed to adopt or amend in any material respect any collective bargaining agreement or any Benefit Plan (as defined in Section 4.1(h)).

       (h) Benefit Plans. With respect to all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (the Company ERISA Plans and such plans being referred to as the "Company Plans"), except as set forth in Section 4.1(h) of the Disclosure Schedule:

           (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

          (ii) none of the Company Plans promises or provides retiree life insurance benefits to any person;

         (iii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

          (iv) neither the Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new Company Plan or, except as required by law, the amendment of an existing Company Plan;

           (v) each Company ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

          (vi) each Company Plan has been operated in accordance with its terms and the requirements of all applicable law;

         (vii) neither the Company nor any of its Subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company ERISA Plan or other retirement plan or arrangement, and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such liability;

        (viii) the aggregate accumulated benefit obligations of each Company ERISA Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company ERISA Plan and based on a discount rate of 7.75%, the rate used in such valuation) do not exceed the fair market value of the assets of such Company ERISA Plan (as of the date of such valuation); and

          (ix) the Company is not aware of any claims relating to the Company Plans;

provided, however, that the failure of the representations set forth in clauses
(v), (vi), (vii) and (ix) to be true and correct shall not be deemed to be a breach of any such representation unless such failures, individually or in the aggregate, would have a Material Adverse Effect on Company.


       (i)   Taxes.  Except as set forth in Section 4.1(i) of the Disclosure
Schedule:

       (A) Except where the failure to do so would not have a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (1) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as defined below) and has caused such Returns as so filed to be true, complete and correct, (2) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (3) timely withheld and paid over to the proper governmental authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

       (B) (1) There has been no taxable period since 1991 for which a Return of Company or any of its Subsidiaries has been examined by the Internal Revenue Service ("IRS"), (2) all examinations described in clause (1) have been completed without the assertion of material deficiencies, and (3) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which, individually or in the aggregate, could have a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

       (C) Neither Company nor any of its Subsidiaries has executed or entered into with the IRS or any other taxing authority (1) any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (2) any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (3) requested any extension of time to be granted to file after the Effective Date any return required by applicable law to be filed by it.

       (D) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

       (E) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

       (F) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

       (G) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

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       For purposes of this Agreement, "Taxes" shall mean all Federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

       (j) Voting Requirements. Assuming Parent is not an interested stockholder for purposes of Section 203 of the DGCL, the affirmative vote of two-thirds of the votes entitled to be cast by the holders of Shares entitled to vote thereon at the Company Stockholders Meeting described in Section 6.2(a) with respect to the approval and adoption of this Agreement is the only vote of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company.

       (k) Compliance with Applicable Laws. All federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits," including, without limitation, Permits required under Environmental Laws) necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in Section 4.1(k) of the Disclosure Schedule, Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Company.

       (l) Written Opinion of Financial Advisor. Company has received the written opinion of Credit Suisse First Boston Corporation ("CSFB"), dated September 10, 1997 (a true and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date hereof, the consideration to be received by the holders of Shares in the Merger was fair to such stockholders from a financial point of view, and such opinion has not been withdrawn or modified.

       (m) Brokers. No broker, investment banker, financial advisor or other person, other than CSFB, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission <PAin connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

       (n)   Litigation, etc.  As of the date hereof, except as disclosed in
Section 4.1(n) of the Disclosure Schedule, (i) there is no suit, claim, action or proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses (i) and (ii), has had or would have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

       (o) Environmental Laws. (i) For purposes of this Agreement, the following terms shall have the following meanings: (A) "Hazardous Substances" means (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (B) "Environmental Laws" means any federal, state or local law relating to (1) releases or threatened releases of Hazardous Substances or materials containing

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Hazardous Substances; (2) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (3) otherwise relating to pollution of the environment or the protection of human health.

          (ii) To the knowledge of Company, except as disclosed in Section 4.1(o) of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect on Company: (A) neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (B) none of the properties owned or leased by Company or any of its Subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (C) neither Company nor any of its Subsidiaries is liable for any off-site contamination;
(D) neither Company nor any of its Subsidiaries has any liability or remediation obligation under any Environmental Law; (E) no assets of Company or any of its Subsidiaries are subject to pending or threatened Liens under any Environmental Law; (F) Company and its Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); and (G) Company and its Subsidiaries are in compliance with their respective Environmental Permits.

       (p) Material Contracts. There have been made available to Parent, its affiliates and their representatives true and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "Material Contracts"): (i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts for the sale of any of the assets of Company or any of its Subsidiaries other than contracts relating to non-operating property or entered into in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets other than inventory in the ordinary course of business; (iii) contracts containing covenants of Company or any of its Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) material indentures, credit agreements, mortgages, promissory notes, and all contracts relating to the borrowing of money; and (v) all other agreements, contracts or instruments entered into outside of the ordinary course of business and which, in the reasonable opinion of Company, are material to Company. The Company has discussed with Parent the Company's purchase orders for raw materials (including cotton and polyester), supplies, expense items, and equipment, and the purchase orders from the Company's customers as well as the Company's acknowledgments of those orders, but the Company has not provided copies of all of these documents to Parent. Except as set forth on Schedule 4.1(p), all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Section 4.1(p) of the Disclosure Schedule, neither Company nor any Subsidiary is in default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in default thereunder in any material respect.

       (q) Labor Matters. (i) Except as set forth on Section 4.1(q)(i) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any employment, labor or collective bargaining agreement (excluding consulting agreements with independent contractors entered into in the ordinary course of business), and there are no employment, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the (A) employment agreements listed on Section 4.1(q)(i) of the Disclosure Schedule and (B) labor or collective bargaining agreements listed on such Schedule, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

          (ii) Except as set forth in Section 4.1(q)(ii) of the Disclosure Schedule, no employees of Company or any of its Subsidiaries are represented by any labor organization; to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of Company, there are no organizing activities involving Company

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or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

         (iii) Except as set forth on Section 4.1(q)(iii) of the Disclosure Schedule, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, would, individually or in the aggregate, have a Material Adverse Effect on Company, or
(B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, would, individually or in the aggregate, have a Material Adverse Effect on Company.

       (r) Rights Plan Matters. The Company's Board of Directors has approved and Company will enter into an amendment to the Company Rights Agreement so that (i) the execution and delivery of this Agreement, the public announcement or consummation of the transactions contemplated hereby and the other matters provided for herein will not result in (A) Parent or Purchaser or any of their respective Affiliates or Associates being an Acquiring Person, (B) the occurrence of a Distribution Date, a Stock Acquisition Date or a Triggering Event or (C) the Rights becoming exercisable (the terms "Acquiring Person," "Affiliate," "Associate," "Distribution Date," "Stock Acquisition Date," and "Triggering Event" having the respective meanings ascribed thereto in the Company Rights Agreement) and (ii) the common stock, $0.01 par value per share, of the Surviving Corporation will not constitute "Common Stock" within the meaning of Section 1(g) of the Company Rights Agreement. A true, correct and complete copy of the Company Rights Agreement (including all amendments thereto) is included in the Filed SEC Documents.

       (s) Real Property; Other Assets. (i) Section 4.1(s)(i) of the Disclosure Schedule sets forth all of the real property owned in fee by Company and its Subsidiaries (the "Owned Real Property"). Each of Company and its Subsidiaries has good and marketable title to each parcel of Owned Real Property free and clear of all Liens except (A) those reflected or reserved against in the latest balance sheet of Company included in the Filed SEC Documents, (B) taxes and general and special assessments not in default and payable without penalty and interest, and (C) Liens of record and other Liens which individually or in the aggregate would not have a Material Adverse Effect on Company (collectively "Permitted Liens").

          (ii) Company has heretofore made available to Parent true, correct and complete lists of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property") (including all modifications, amendments and supplements thereto). Except in each case where the failure individually or in the aggregate would not have a Material Adverse Effect on Company (A) each Real Property Lease is valid and binding on Company and in full force and effect, (B) all rent and other sums and charges payable by Company and its Subsidiaries as tenants thereunder are current in all material respects, and (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease. Except as would not individually or in the aggregate have a Material Adverse Effect on Company, each of Company and its Subsidiaries has a good and valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens, except for Permitted Liens.

    SECTION 4.2 Representations and Warranties of Parent and Purchaser. Parent and Purchaser represent and warrant to Company as follows:

       (a) Organization, Standing and Corporate Power. Each of Parent and Purchaser and each other Subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Purchaser and each other Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has delivered to Company

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true and complete copies of the restated articles of incorporation and by-laws of Parent and certificate of incorporation and by-laws of Purchaser, as amended to the date of this Agreement.

       (b) Capital Structure. The authorized capital stock of Parent consists of (i) 30,000,000 shares of Parent Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $.01 per share. At the close of business on September 5, 1997, (i) 10,751,497 shares of Parent Common Stock were issued and outstanding and (ii) 613,390 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Parent Common Stock granted under Parent's stock option plans. Except as set forth in the immediately preceding sentence, at the close of business on September 5, 1997, no shares of capital stock or other equity securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Purchaser consists of 100 shares of common stock, $0.01 par value per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent. No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote are issued or outstanding. Except as set forth above, Parent does not have any outstanding option, warrant, subscription or other right, agreement or commitment which (i) obligates Parent to issue, sell or transfer, repurchase, redeem or otherwise acquire any shares of the capital stock of Parent, (ii) restricts the transfer of Parent Common Stock or (iii) relates to the voting of Parent Common Stock.

       (c) Authority; Noncontravention. Parent and Purchaser have the requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Purchaser and have been duly approved by Parent as sole stockholder of Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to the issuance of Parent Common Stock as required by the terms of this Agreement or upon conversion of the Company's 6% Convertible Subordinated Debentures after the Effective Time and the issuances of equity securities of Parent contemplated by Section 4.2(g) (collectively, the "Share Issuance"), the approval and adoption of the Share Issuance by the affirmative vote of the holders of a majority of the shares of Parent Common Stock entitled to vote on the matter, present in person or represented by proxy at the meeting of Parent's stockholders called for such purpose. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes the valid and binding agreement of Company, constitutes a valid and binding obligation of each of Parent and Purchaser, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principals of equity. Except as disclosed in Section 4.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the restated articles of incorporation or by-laws of Parent or certificate of incorporation or by-laws of Purchaser, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, singly or in the aggregate, would have a Material Adverse Effect on Parent. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Purchaser in connection with the execution and delivery of this Agreement by Parent or Purchaser or the consummation by Parent or Purchaser, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of (A) the Form S-4 and (B) such other reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of other states in which Company

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is qualified to do business, (iv) state "blue-sky" filings, (v) NYSE approvals,
(vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 4.2(c) of the Disclosure Schedule and (vii) any other applicable filings, authorizations, consents or approvals the failure to make or obtain which, in the aggregate, would not have a Material Adverse Effect on Parent.

       (d) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

       (e) Information Supplied. None of the information supplied or to be supplied by Parent or Purchaser specific ally for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that it is amended or supplemented, mailed to the stockholders of Company and Parent and at the time of the Company Stockholders Meeting referred to in Section 6.2(a) and the Parent Stockholders Meeting referred to in Section 6.2(b), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Purchaser with respect to statements made or incorporated by reference in such documents based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

       (f) Absence of Certain Changes of Events; No Undisclosed Material Liabilities. (i) Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in Section 4.2(f) of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (A) any change, event or occurrence particular to Parent and its Subsidiaries (excluding industry, economic, financial and other matters generally affecting businesses other than and in addition to Parent and its Subsidiaries) which has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent, (B) any declaration, setting aside or payment of any dividend or distribution in respect of any of Parent's outstanding capital stock (other than regular quarterly cash dividends of $.05 per share on Parent Common Stock in accordance with usual record and payment dates and in accordance with the Parent's present dividend policy) or any redemption or other acquisition by Parent of any shares of its capital stock, (C) any entry into any agreement, commitment or transaction by Parent or any of its Subsidiaries which is material to Parent and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business, (D) any change by Parent in accounting methods, principles or practices except as required or permitted by generally accepted accounting principles or (E) any agreements by Parent or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (D) other than as expressly contemplated or provided for herein.

          (ii) Except as set forth in or disclosed in the Filed Parent SEC Documents or Section 4.2(f) of the Disclosure Schedule and liabilities incurred in the ordinary course of business since the date of the most recent financial statements

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included in the Filed Parent SEC Documents, as of the date hereof, there are no liabilities of Parent or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

       (g) Purchaser; Financing. (i) Parent owns all of the outstanding capital stock of Purchaser. At all times prior to the Effective Time, no person other than Parent has owned, or will own, any of the outstanding capital stock of Purchaser. Purchaser was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement. Except as contemplated by this Agreement, Purchaser has not incurred, and will not incur, directly or through any Subsidiary, any liabilities or obligations for borrowed money or otherwise, except incidental liabilities or obligations not for borrowed money incurred in connection with its organization and except in connection with obtaining financing in connection with the Merger. Except as contemplated by this Agreement, Purchaser has not engaged, directly or through any Subsidiary, in any business activities of any type or kind whatsoever.

          (ii) Parent has received written commitments (collectively, the "Financing Commitments") (copies of which are attached as Section 4.2(g) of the Disclosure Schedule) from financial institutions and investors to provide, subject to the terms and conditions of such commitments, debt and equity financing sufficient, together with other funds available to Parent, to effect the Merger and the other transactions contemplated hereby and to pay all related fees and expenses.

       (h) Brokers. No broker, investment banker, financial advisor or other person, other than those identified in Section 4.2(h) of the Disclosure Schedule, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

       (i) Compliance with Applicable Laws. Each of Parent and its Subsidiaries has in effect all Permits including, without limitation, Permits required under Environmental Laws necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a Material Adverse Effect on Parent. Except as disclosed in the Filed Parent SEC Documents or in Section 4.2(i) of the Disclosure Schedule, Parent and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Parent.

       (j) Environmental Laws. To the knowledge of Parent, except as disclosed in Section 4.2(j) of the Disclosure Schedule and except as would not have a Material Adverse Effect on Parent: (i) neither Parent nor its Subsidiaries has violated or is in violation of any Environmental Law; (ii) none of the properties owned or leased by Parent or any of its Subsidiaries (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) neither Parent nor its Subsidiaries is liable for any off-site contamination; (iv) neither Parent nor its Subsidiaries has any liability or remedial obligation under any Environmental Law; (v) no assets of Parent or its Subsidiaries are subject to pending or threatened Liens; (vi) Parent and its Subsidiaries have all Environmental Permits; and (vii) Parent and its Subsidiaries are in compliance with their respective Environmental Permits.

       (k)   Litigation, etc.  As of the date hereof, except as disclosed in
Section 4.2(k) of the Disclosure Schedule, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (ii) neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, order, decree or arbitration award or order that, in any such case described in clauses (i) and (ii), has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent. As of the date hereof, there are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Parent, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

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                                  ARTICLE V

                                  COVENANTS

    SECTION 5.1 Conduct of Business of Company and Parent. Except as contemplated by this Agreement (or, in the case of Parent and its Subsidiaries, as contemplated by the Financing Commitments), during the period from the date of this Agreement to the Effective Time, Company and Parent shall, and shall cause their respective Subsidiaries to, act and carry on their respective businesses only in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them, and to that end, without limiting the generality of the foregoing, Parent and Company shall not, and shall not permit their respective Subsidiaries to, without the prior consent of the other:

           (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock (other than as provided in Section 4.1(f)(i)(B) and 4.2(f)(i)(B) above and, with respect to a Subsidiary, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) with respect to Company and its Subsidiaries only, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares except, in the case of clause (C), for the acquisition of shares from holders of options in full or partial payment of the exercise price payable by such holder upon exercise of options;

          (ii) with respect to Company and its Subsidiaries only, issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities other than upon the exercise of options issued pursuant to employee benefit plans or pursuant to Company's "matching obligations" under and in accordance with its 401(k) savings plan or, in respect of Company, conversion of Preferred Shares and Convertible Debentures;

         (iii) amend its articles or restated certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) with respect to Company and its Subsidiaries only, directly or indirectly acquire, make any investment in, or make any capital contributions to, any person (other than any direct or indirect wholly-owned Subsidiary) other than in the ordinary course of business;

           (v) with respect to the Company and its Subsidiaries only, directly or indirectly sell or otherwise dispose of any of its properties or assets that are material to its business, except for sales or dispositions in the ordinary course of business;

          (vi) with respect to Company and its Subsidiaries only, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Company or any direct or indirect wholly-owned Subsidiary of Company or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly-owned Subsidiary of Company and other than routine advances to employees, except, in the case of clause (A) for borrowings under existing credit facilities described in the Filed SEC Documents in the ordinary course of business;

         (vii) with respect to Company and its Subsidiaries only, grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Employee Benefit Plans, except as may be required under existing agreements (including collective bargaining agreements) or normal, regularly scheduled increases in nonofficer employees consistent with past practices or as required by law;


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        (viii)  with respect to Company and its Subsidiaries only, enter into or amend any employment, consulting, severance or similar agreement with any individual except with respect to new hires in the ordinary course of business consistent with past practice;

          (ix) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (other than as expressly permitted pursuant to this Agreement);

           (x) with respect to Company and its Subsidiaries only, make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $1 million;

          (xi) with respect to Company and its Subsidiaries only, make any change in any method of accounting or accounting practice or policy except as required by any changes in generally accepted accounting principles;

         (xii) with respect to Company and its Subsidiaries only, enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business, except for any such agreement, understanding or commitment entered into in the ordinary course of business consistent with past practice; or

        (xiii) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 5.1.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

    SECTION 6.1 Preparation of the Proxy Statement and the Form S-4; Accountant's Letters. (a) As soon as practic able following the date hereof:

           (i) Company and Parent shall jointly prepare for inclusion in the Form S-4, as soon as practicable after the date hereof, a proxy statement (the "Proxy Statement") relating to the Merger and the Share Issuance in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the transactions contemplated by this Agreement. Company, Parent and Purchaser shall cooperate with each other in the preparation of the Proxy Statement. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the stockholders of Company and Parent at the earliest practicable date after the Form S-4 is declared effective by the SEC.

          (ii) Parent shall prepare and file with the SEC, as soon as practicable after the date hereof, the Form S-4. Each of Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of the Shares as may be reasonably requested in connection with any such action.

       (b) Company shall use its best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, and a letter of Ernst & Young LLP, dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

       (c) Parent shall use its best efforts to cause to be delivered to Company a letter of KPMG Peat Marwick LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4

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shall become effective and a letter of KPMG Peat Marwick LLP, dated a date within two business days before the Closing Date, each addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 6.2 Stockholders Meetings. (a) Subject to Company's right to terminate this Agreement pursuant to Section 8.1(a)(v), Company shall take all action necessary, in accordance with the DGCL, the Exchange Act and other applicable law, the rules of the NYSE, and its certificate of incorporation and by-laws, to convene a special meeting of the stockholders of Company (the "Company Stockholders Meeting") as promptly as practicable after the effectiveness of the Form S-4 for the purpose of considering and voting upon this Agreement. Subject to Company's right to terminate this Agreement pursuant to Section 8.1(a)(v), the Board of Directors of Company shall recommend that the holders of the Shares vote in favor of the approval and adoption of this Agreement at the Company Stockholders Meeting and such recommendation shall be included in the Proxy Statement. At the Company Stockholders Meeting, Parent and Purchaser shall vote all Shares beneficially owned by them in favor of the adoption and approval of this Agreement.

       (b) Parent shall take all action necessary in accordance with Exchange Act and other applicable law, the rules of the NYSE, and its restated articles of incorporation and by-laws, to convene a special meeting of the stockholders of Parent (the "Parent Stockholders Meeting") as promptly as practicable after the effectiveness of the Form S-4 for the purpose of considering and voting upon the Share Issuance. The Board of Directors of Parent shall recommend that the holders of the Parent Common Stock vote in favor of and approve the Share Issuance at the Parent Stockholders Meeting.

    SECTION 6.3 Access to Information; Confidentiality. Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, counsel, financial advisors, financing providers (including counsel of such financing providers) and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its owned and leased properties, books, contracts, commitments, tax returns, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. Parent shall, and shall cause each of its Subsidiaries to, afford to Company and to Company's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its books, contracts, commitments, tax returns, personnel and records and during such period, parent shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Company such information concerning its business, properties, financial condition, operations and personnel as Company may from time to time reasonably request. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent and Company will hold, and will cause their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other party in confidence to the extent required by, and in accordance with the provisions of the letter agreements between Parent and Company with respect to confidentiality and other matters.

    SECTION 6.4 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VII.

    SECTION 6.5 Indemnification; Directors' and Officers Insurance. (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the restated certificate of incorporation and by-laws of Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.


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
       (b) Company shall, and from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent a corporation is permitted under the DGCL to indemnify its own directors or officers, as the case may be, and Parent or the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law).

       (c) Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel reasonably satisfactory to Company (or to Parent and the Surviving Corporation after the Effective Time) and Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) Company (or after the Effective Time, Parent and the Surviving Corporation) shall use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Company, Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Company (or after the Effective Time, Parent and the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.5 except to the extent such failure prejudices such party), and shall deliver to Company (or after the Effective Time, Parent and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Company, Parent and Purchaser agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

       (d) For a period of four years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time, provided that Parent shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

       (e) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Purchaser, Company and the Surviving Corporation.

    SECTION 6.6 Public Announcements. Parent and Purchaser, on the one hand, and Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such


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consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

    SECTION 6.7 No Solicitation; Acquisition Proposals. (a) Until the termination of this Agreement in accordance with Section 8.1, Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest, or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal after the date hereof, if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (a) such Acquisition Proposal would be more favorable to Company's stockholders than the Merger and (b) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions no less favorable to Company than the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section 6.3. Company shall promptly notify Parent if it is prepared to provide access to the properties, books or records of Company or any of its Subsidiaries to any person who has made an Acquisition Proposal, and Company shall at such time inform Parent of the material terms of any such Acquisition Proposal.

       (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement with Parent or Purchaser) involving
Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 33-1/3 percent or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

       (c) Nothing contained in this Section 6.7 shall prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Company's stockholders which, in the good faith judgment of the Board of Directors of Company based on the advice of outside counsel, is required under applicable law.

    SECTION 6.8  Consents, Approvals and Filings.

       (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, the Securities Act and the Exchange Act, with respect to the Merger and the other transactions contemplated herein (together, the "Transactions") and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

       (b) Parent hereby agrees to use its best efforts to obtain any government clearances required for completion of the Merger (including through compliance with the HSR Act), to respond to any government requests for information,

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and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Parent also hereby agrees to take any and all of the following actions to the extent necessary to obtain the approval of any governmental entity with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; entering into and performing agreements or submitting to judicial or administrative orders and selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of Parent, Company or any of their affiliates; provided, however, that notwithstanding the foregoing, Parent would not be required hereby to take any such action that would have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation) taken as a whole following the Effective Time. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law.

    SECTION 6.9 Board Action Relating to Stock Option Plans. As soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Options in accordance with Section 2.2 and shall make such other changes to Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

    SECTION 6.10  Employment and Employee Benefit Matters.

       (a) Parent shall, and shall cause its Subsidiaries following the Effective Time (including the Surviving Corporation) to:

           (i) honor and provide for payment of all obligations and benefits under all Company Plans in accordance with their terms;

          (ii) provide employee benefits which are substantially comparable in the aggregate to the level of employee benefits provided by the Company and its Subsidiaries under the Company ERISA Plans in effect as of the Closing Date for the benefit of employees or former employees who are or had been employees of the Company or any of its Subsidiaries on or before the Closing Date ("Covered Employees"), until the earlier of December 31, 1999 or the second anniversary of the Closing Date (the "Benefits Maintenance Period");

         (iii) honor and provide for the payment of all obligations and benefits under all employment or severance agreements between the Company and any Covered Employee in accordance with their terms; and

          (iv) provide until the first anniversary of the Closing Date for the benefit of Covered Employees who remain in the employ of the Surviving Corporation or Parent or any of its affiliates employee compensation that is in the aggregate at a level substantially comparable to the compensation (including base pay and incentive-type compensation) provided by the Company and its Subsidiaries under the compensation arrangements in effect as of the Closing Date.

       (b) Parent hereby agrees that the Surviving Corporation shall maintain the Company's Short-Term Incentive Compensation Plan without adverse change until the end of the 1997 calendar year.

       (c) Parent hereby agrees that the Surviving Corporation shall continue without adverse change the severance plan maintained by the Company and its Subsidiaries as of the date hereof until the first anniversary of the Closing Date.

       (d) If Covered Employees are included in any benefit plan (including without limitation, provision for vacation) of Parent or its Subsidiaries, Parent agrees that the Covered Employees shall receive credit as employees of the Company and its Subsidiaries for service prior to the Closing Date with the Company

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
and its Subsidiaries to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement and, with respect to vacation, disability and severance, benefit accrual. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in on the Closing Date, Parent agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan on the Closing Date, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

       (e) The parties acknowledge that nothing herein shall be deemed to be a commitment on the part of Parent or the Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 6.10, nothing herein shall be deemed to prevent Parent or the Surviving Corporation from amending or terminating any Company Plan in accordance with its terms.

    SECTION 6.11 Affiliates and Certain Stockholders. Prior to the Closing Date, Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of Company, "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall use its best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Parent shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates, and the certificates representing Parent Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions.

    SECTION 6.12 NYSE Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

    SECTION 6.13 Certain Company Indebtedness. At the Closing, (i) Company shall execute and deliver to the trustee under the Indenture pursuant to which the Convertible Debentures were issued a supplemental indenture, to become effective at the Effective Time, providing that the holder of each Convertible Debenture outstanding immediately following the Effective Time shall have the right thereafter, during the period such Convertible Debenture shall be convertible as specified in such Indenture, to convert such Convertible Debenture only into the amount of cash and Parent Common Stock receivable by reason of the Merger by a holder of the number of Shares into which such Convertible Debenture might have been converted immediately prior to the Effective Time (subject to subsequent adjustment as provided in such Indenture) and (ii) Parent shall execute and deliver to such trustee, as part of such supplemental indenture, an undertaking (A) to reserve and keep available out of its authorized but unissued capital stock, a number of shares of Parent Common Stock sufficient to permit the conversion of all outstanding Convertible Debentures and (B) to cause to be issued and delivered to Company for subsequent delivery by Company in accordance with such supplemental indenture and Indenture shares of Parent Common Stock upon the conversion of any Convertible Debenture.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

    SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

       (a) Stockholder Approvals. (i) This Agreement shall have been approved and adopted by the affirmative vote of the requisite number of stockholders of Company in the manner required pursuant to Company's restated certificate of incorporation and by-laws, the DGCL and other applicable law, and the rules of the NYSE.

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          (ii)  The Share Issuance shall have been approved by the affirmative vote of the requisite number of stockholders of Parent in the manner required pursuant to Parent's restated articles of incorporation and by-laws, the Texas Business Corporation Act and other applicable law and the rules of the NYSE.

       (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have complied with its obligations under
Section 6.8.

       (c) NYSE Listing. The shares of Parent Common Stock issuable to Company's stockholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

       (d) Form S-4. The Form S-4 shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

       (e) HSR Act. All necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been terminated.

    SECTION 7.2. Conditions to Obligations of Parent and Purchaser. The obligation of Parent and Purchaser to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

       (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, has not had or would not have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Purchaser shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

       (b) Performance of Obligations of Company. Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Purchaser shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

       (c) No Material Adverse Change. Since the date of this Agreement, Company and its Subsidiaries, taken as a whole, shall not have experienced any change, event or occurrence particular to them (excluding industry, economic, financial and other matters generally affecting businesses other than and in addition to Company and its Subsidiaries) that has had or would have a Material Adverse Effect on Company, other than resulting from any matter disclosed in any Filed SEC Document or in Section 7.2(c) of the Disclosure Schedule.

    SECTION 7.3. Conditions to Obligation of Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

       (a) Representations and Warranties. The representations and warranties of each of Parent and Purchaser contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date (except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, has not had a Material Adverse Effect on Purchaser), with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Purchaser by an authorized officer of Parent to such effect.

       (b) Performance of Obligations of Parent and Purchaser. Each of Parent and Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing

Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

       (c) No Material Adverse Change. Since the date of this Agreement, Parent and its Subsidiaries, taken as a whole, shall not have experienced any change or occurrence particular to them (excluding industry, economic, financial and other matters generally affecting businesses other than and in addition to Parent and its Subsidiaries), that has had or would have a Material Adverse Effect on Parent, other than resulting from any matter disclosed in any Parent SEC Document or in Section 7.3(c) of the Disclosure Schedule.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.1 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval and adoption thereof by the stockholders of Company, in any one of the following circumstances:

           (i) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

          (ii) By Parent or Company, if, without any material breach by such terminating party of its obligations under this Agreement, the Effective Time shall not have occurred on or before December 31, 1997.

         (iii) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this clause (iii) if it has not complied with its obligations under Section 6.8.

          (iv) By Parent or Company, if the Company Stockholders Meeting shall have been held and this Agreement shall not have been approved and adopted by the affirmative vote of the requisite number of stockholders of Company.

           (v) By Company, if it shall have received an Acquisition Proposal and shall have advised Parent in writing that Company's Board of Directors, after consultation with and based upon the advice of independent legal counsel, determined in good faith that failure to accept such Acquisition Proposal would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law; provided, however, that this Agreement shall not be terminated pursuant to this Section 8.1(a)(v) unless simultaneously with the termination Company shall have made the payment to Parent of the Fee required to be paid pursuant to Section 8.1(b).

          (vi) By Parent, if the Board of Directors of Company shall have (1) withdrawn, modified or amended in any adverse respect its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby, (2) approved, endorsed or recommended to its stockholders an Acquisition Proposal or (3) resolved to do any of the foregoing.

         (vii) By Parent or Company, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) a representation or warranty of the other party contained in this Agreement shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representation or warranty shall have been untrue has had or would have a Material Adverse Effect on such other party.

        (viii)  By Company pursuant to Section 2.1(e) hereof.

       (b)   If this Agreement is terminated pursuant to:

           (i)  Section 8.1(a)(v), or

          (ii)  Section 8.1(a)(vi);

then, in such event, Company shall pay to Parent prior to such termination, if such termination is pursuant to Section 8.1(a)(v), or promptly (but in no event later than three business days after the first of such events shall have occurred), if such termination is pursuant to Section 8.1(a)(vi), a fee of Fifteen Million Dollars ($15,000,000) (the "Fee"), which amount shall be payable in immediately available funds and upon payment of such Fee Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

    SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of the last sentence of Section 6.3, and Sections 4.1(m), 4.2(h), 6.6, this Section 8.2, Article IX and paragraph (b) of Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

    SECTION 8.3 Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval and adoption of this Agreement by the stockholders of Company, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share or Preferred Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Purchaser or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 9.2 Fees and Expenses. Except as provided otherwise in Section 8.1(b), whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, other than the expenses incurred in connection with printing and mailing proxy materials to stockholders, which shall be shared equally by Parent and

Company. The Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation or the stockholders of the Company by reason of the Merger.

    SECTION 9.3 Definitions. For purposes of this Agreement: (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

       (b) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

       (c) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

       (d) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

       (e) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations hereunder or consummate the transactions contemplated hereby or
(ii) the condition (financial or otherwise), assets, business, liabilities (actual or contingent) or operations of such person and its Subsidiaries taken as a whole;

       (f)   the "NYSE" means the New York Stock Exchange;

       (g) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

       (h) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

    SECTION 9.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (i)  if to Parent, to

                Pillowtex Corporation
                4111 Mint Way
                Dallas, Texas 75237
                Attention:  John H. Karnes, Jr., Esq.
                Telecopy:   (214) 467-0823

                with a copy (which shall not constitute notice) to:

                Jones, Day, Reavis & Pogue
                2300 Trammell Crow Center
                2001 Ross Avenue
                Dallas, Texas  75201
                Attention:  Mark E. Betzen, Esq.
                Telecopy:   (214) 969-5100

          (ii)  if to Company, to
                Fieldcrest Cannon, Inc.
                One Lake Circle Drive
                Kannapolis, North Carolina 28081
                Attention:  Mark R. Townsend, Esq.
                Telecopy:   (704) 939-4623

                with a copy (which shall not constitute notice) to:

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York 10153
                Attention:  Dennis J. Block, Esq.
                Telecopy:  (212) 310-8007

    SECTION 9.5 Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 9.7 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreements referenced in the last sentence of Section 6.3). This Agreement is not intended to confer upon any person (including, without limitation, any employees of Company), other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Sections 6.5 and 6.10 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefitted by, such provisions.

    SECTION 9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that Parent and/or Purchaser may assign this Agreement to any direct wholly-owned Subsidiary of Parent without the prior consent of Company; provided that Parent shall remain liable for all of its obligations and all obligations of any of its Subsidiaries or any of its assignees under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


                            [signature page follows]

    IN WITNESS WHEREOF, Parent, Purchaser and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                PILLOWTEX CORPORATION


                                By:  /s/ Charles M. Hansen, Jr.
                                   -------------------------------------
                                Name:    Charles M. Hansen, Jr.
                                Title:   Chairman of the Board and
                                            Chief Executive Officer


                                PEGASUS MERGER SUB, INC.


                                By:  /s/ Charles M. Hansen, Jr.
                                   --------------------------------------
                                Name:    Charles M. Hansen, Jr.
                                Title:   Chairman of the Board and
                                            Chief Executive Officer


                                FIELDCREST CANNON, INC.


                                By:  /s/ James M. Fitzgibbons
                                   ---------------------------------------
                                Name:    James M. Fitzgibbons
                                Title:   Chairman of the Board and
                                            Chief Executive Officer

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT, dated as of September 23, 1997 (this "Amendment"), to the Agreement and Plan of Merger, dated September 10, 1997 (the "Agreement"), among PILLOWTEX CORPORATION, a Texas corporation ("Parent"), PEGASUS MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and FIELDCREST CANNON, INC., a Delaware corporation (the "Company"). Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Agreement.

    WHEREAS, Parent, Purchaser and the Company have entered into the Agreement; and

    WHEREAS, Parent, Purchaser and the Company desire to amend the Agreement as set forth herein;

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 4.2(F). The reference to $.05 contained in Section 4.2(f) of the Agreement is hereby amended, retroactive to the time of the execution and delivery of the Agreement, to be a reference to $.06.

         SECTION 2. CONTINUED EFFECTIVENESS. Except as specifically amended hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 3. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                    *  *  *
         IN WITNESS WHEREOF, Parent, Purchaser and Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
                                         PILLOWTEX CORPORATION

                                         By: /s/ John H. Karnes
                                            ----------------------------------
                                                 Name:   John H. Karnes
                                                 Title:  Vice President

                                         PEGASUS MERGER SUB, INC.

                                         By: /s/ John H. Karnes
                                             ---------------------------------
                                                 Name:  John H. Karnes
                                                 Title:  Vice President

                                         FIELDCREST CANNON, INC.


                                         By: /s/ James M. Fitzgibbons
                                                 Name:  James M. Fitzgibbons
                                                 Title:  Chairman and CEO

                                                                     Appendix B


                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]


                               September 10, 1997



Board of Directors
Pillowtex Corporation
4111 Mint Way
Dallas, Texas  75237


Dear Sirs:

    We understand Pillowtex Corporation ("Pillowtex") and Fieldcrest Cannon, Inc. ("Fieldcrest") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a newly formed subsidiary of Pillowtex will be merged with and into Fieldcrest (the "Merger"). You have provided us a copy of the Merger Agreement together with the exhibits and schedules thereto in substantially final form. As a result of the Merger, each outstanding share of Common Stock, par value $1.00 per share, of Fieldcrest ("Fieldcrest Common Stock") will be converted into a right to receive total consideration valued at $34.00, consisting of (i) a cash payment in an amount equal to $27.00 and (ii) a number (the "Conversion Number") of shares of Common Stock , par value $.01 per share, of Pillowtex ("Pillowtex Common Stock") equal to the quotient obtained by dividing $7.00 by the average of the closing sales prices per share of Pillowtex Common Stock on the New York Stock Exchange for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the closing date for the Merger (the "Determination Price"), provided that the Conversion Number will not be more than 0.333 or less than 0.269, and provided further that, if the Determination Price is less than $21.00, Pillowtex will have the right to elect to increase the cash portion of such consideration and/or the Conversion Number such that the aggregate value of cash and Pillowtex Common Stock (valued at the Determination Price) comprising such consideration equals $34.00 and, if Pillowtex does not so elect, Fieldcrest will have the right to terminate the Merger Agreement. Additionally, as a result of the Merger, each outstanding share of $3.00 Series A Convertible Preferred Stock, par value $0.01 per share, of Fieldcrest ("Fieldcrest Preferred Stock"), other than shares converted into Fieldcrest Common Stock prior to the Merger, will be converted into a right to receive total consideration valued at $58.12, consisting of (i) a cash payment equal to the product of (a) the amount of the cash payment to be made on account of each share of Fieldcrest Common Stock converted in the Merger and (b) 1.7094 and (ii) a number of shares of Pillowtex Common Stock equal to the product of (a) the Conversion Number and (b) 1.7094. Total consideration to be received by each outstanding share of Fieldcrest Common Stock and each outstanding share of Fieldcrest Preferred Stock is herein defined as the "Consideration".

    You have asked us to render our opinion as to whether the Consideration is fair, from a financial point of view, to the shareholders of Pillowtex.

    In the course of our analyses for rendering this opinion, we have:

    1.  reviewed the Merger Agreement in substantially final form;

    2. reviewed Pillowtex's Annual Reports on Form 10-K for the years ended December 31, 1994 through December 28, 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 29 and June 28, 1997;

    3. reviewed Fieldcrest's Annual Reports on Form 10-K for the years ended December 31, 1994 through 1996, and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

    4. reviewed certain operating and financial information of Pillowtex and Fieldcrest, including projections and projected cost savings and operating synergies, provided to us by Pillowtex's and Fieldcrest's management relating to their respective businesses and prospects;

    5. met with certain members of Pillowtex's and Fieldcrest's senior management to discuss their respective operations, historical financial statements and future prospects and their views of the business, operational and strategic benefits, cost savings, potential synergies and other implications of the Merger;

    6. reviewed the historical prices and trading volumes of the Pillowtex Common Stock and the Fieldcrest Common Stock;

    7. reviewed publicly available financial data and stock market performance data of other publicly held companies that we deemed generally comparable to Pillowtex and Fieldcrest;

    8. reviewed the financial terms of recent acquisitions of companies that we deemed generally comparable to Fieldcrest; and

    9. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

    In the course of our review we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Pillowtex and Fieldcrest. With respect to Pillowtex's and Fieldcrest's projected financial results (including projected cost savings and operating synergies resulting from the Merger), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pillowtex and Fieldcrest as to the expected future performance of Pillowtex and Fieldcrest, respectively. We have also assumed that the Merger and financing thereof will not violate, result in a default under, or be in contravention of the terms of any material agreement, including without limitation any agreements evidencing indebtedness of Pillowtex to which any of Pillowtex, Fieldcrest, or their respective subsidiaries is a party. We have not assumed any responsibility for the independent verification of the information or the projections (including projected cost savings and operating synergies resulting from the Merger) provided to us and we have further relied upon the assurances of the managements of Pillowtex and Fieldcrest that they are unaware of any facts that would make the information or projections (including projected cost savings and operating synergies resulting from the Merger) provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Pillowtex or Fieldcrest. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

    Our opinion does not constitute a recommendation of the Merger or the related financing transaction or a recommendation to any shareholder of Pillowtex as to how any such shareholder should vote with respect to the approval of the issuance of the Pillowtex Common Stock and the Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Pillowtex in connection with the Merger. Further, we are not expressing any opinion as to what the value of Pillowtex or Fieldcrest common stock actually will be at the time of the Merger or the prices at which the Pillowtex common stock will trade during the period following announcement of the Merger or subsequent to the consummation of the Merger. Finally, our opinion does not address Pillowtex's underlying business decision to effect the Merger. We have not reviewed any proxy statement or similar document that may be distributed in connection with the Merger as such materials have not yet been completed.

    Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the shareholders of Pillowtex.

    We have acted as financial advisor to Pillowtex in connection with the Merger and will receive a fee for such advisory services, including the rendering of this opinion, payment of a significant portion of which is contingent upon consummation of the Merger.

                                        Very truly yours,



                                        BEAR, STEARNS & CO. INC.

                                                                      Appendix C


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]





The Board of Directors
Fieldcrest Cannon, Inc.
One Lake Circle Drive
Kannapolis, North Carolina  28081


September 10, 1997


To The Board of Directors:

    You have asked us to advise you with respect to the fairness to the holders of the common stock, par value $1.00 per share (the "Common Stock") of Fieldcrest Cannon, Inc. (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Pillowtex Corporation (the "Acquiror") and a wholly owned subsidiary of the Acquiror (the "Sub"). The Merger Agreement provides for the merger (the "Merger") of the Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Common Stock will be converted into the right to receive (i) $27.00 in cash (the "Cash Consideration") and (ii) a number of fully paid and nonassessable shares of Acquiror's common stock, par value $0.01 per share ("Acquiror Common Stock"), equal to the Conversion Number, meaning the quotient, rounded to the third decimal place, obtained by dividing $7.00 by the average closing sales price of Acquiror Common Stock as reported on the New York Stock Exchange Composite Transactions List for each of the 20 consecutive trading days immediately preceding the fifth trading day prior to the Effective Time (as defined in the Merger Agreement); provided that, if the actual quotient obtained thereby is less than 0.269, the Conversion Number will be 0.269, and if the actual quotient obtained thereby is more than 0.333, the Conversion Number will be 0.333 (together with the Cash Consideration, the "Consideration").

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as a draft dated September 9, 1997 of the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

    We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and the Acquiror and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of the Company and the Acquiror. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of the Acquiror Common Stock actually will be when issued to the Company's stockholders pursuant to the Merger or the prices at which such Acquiror Common Stock will trade subsequent to the Merger. In connection with our engagement, we approached third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date hereof. For purposes of this opinion, we have not considered other strategic alternatives to the sale of the Company that may be currently available to the Company.

    We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the past, we have performed certain investment banking services for the Company and have received customary fees for such services. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent, except that we hereby consent to the inclusion of this letter in its entirety as an appendix in the joint proxy statement/prospectus to be furnished to the holders of the Common Stock in connection with their consideration of the Merger Agreement.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Common Stock of the Company in the Merger is fair to such stockholders from a financial point of view.

Very truly yours,



CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                      Appendix D


                 DELAWARE GENERAL CORPORATION LAW Section  262


Section  262. APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection
(d) of this section with respect to such shares, who continuously holds such shares throughout the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section  263 or Section  264 of this title:

                (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of any amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d)     Appraisal rights shall be perfected as follow:

                (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger of consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consent to the merger or consolidation of the date that the merger or consolidation has become effective; or

                (2)     If the merger or consolidation was approved pursuant to
        Section 228, Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection.
        An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the date on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               [FORM OF PROXY]

                            PILLOWTEX CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF PILLOWTEX CORPORATION FOR USE AT THE SPECIAL MEETING
               OF SHAREHOLDERS TO BE HELD ON DECEMBER 19, 1997

The undersigned holder of shares of common stock of Pillowtex Corporation ("Pillowtex") hereby appoints Charles M. Hansen, Jr., Jeffrey D. Cordes, and John H. Karnes, Jr., and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of Pillowtex held of record by the undersigned on November 5, 1997 at the Pillowtex Special Meeting of Shareholders to be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1071 Avenue of the Americas, 10th Floor, New York, New York, and at any and all postponements and adjournments thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 5,600,000 SHARES OF COMMON STOCK OF PILLOWTEX AND OF 65,000 SHARES OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK OF PILLOWTEX, IN CONNECTION WITH THE ACQUISITION BY PILLOWTEX OF FIELDCREST CANNON, INC. AND RELATED FINANCING TRANSACTIONS.

                      (Continued, and to be dated and signed, on the other side)

[x]     Please mark your
        vote as in this example.

--------------------------------------------------------------------------------
THE DIRECTORS OF PILLOWTEX RECOMMEND A VOTE FOR THE APPROVAL OF THE ISSUANCE OF UP TO 5,600,000 SHARES OF COMMON STOCK OF PILLOWTEX AND OF 65,000 SHARES OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK OF PILLOWTEX, IN CONNECTION
WITH THE ACQUISITION BY PILLOWTEX OF FIELDCREST CANNON, INC. AND RELATED FINANCING TRANSACTIONS.
--------------------------------------------------------------------------------
     Proposal to approve the issuance of up to 5,600,000 shares of Common Stock of Pillowtex and of 65,000 shares of Series A Redeemable Convertible Preferred Stock of Pillowtex, in connection with the acquisition by Pillowtex of Fieldcrest Cannon, Inc. and related financing transactions.

        FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

--------------------------------------------------------------------------------
                                                 This proxy should be dated,
                                                 signed by the shareholder as
                                                 his or her name appears below,
                                                 and returned promptly in the
                                                 enclosed envelope.  Joint
                                                 owners should each sign
                                                 personally, and trustees and
                                                 others signing in a
                                                 representative capacity should
                                                 indicate the capacity in which
                                                 they sign.

                                                 Dated:
                                                       -------------------------


                                                 -------------------------------
                                                     Signature of Shareholder


                                                 -------------------------------
                                                     Signature of Shareholder

        USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND PROMPTLY RETURN
                    THIS PROXY CARD IN THE ENVELOPE PROVIDED

                                [FORM OF PROXY]

                            FIELDCREST CANNON, INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF FIELDCREST CANNON, INC.  FOR USE AT THE SPECIAL
           MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 1997

The undersigned holder of shares of common stock of Fieldcrest Cannon, Inc. ("Fieldcrest"), hereby appoints James M. Fitzgibbons and Mark R. Townsend, and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of Fieldcrest held of record by the undersigned on November 5, 1997 at the Fieldcrest Special Meeting of Stockholders to be held on Friday, December 19, 1997, at 8:00 a.m., Eastern Time, at 1271 Avenue of the Americas, New York, New York, and at any and all postponements and adjournments thereof (the "Fieldcrest Special Meeting").

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE OTHER SIDE HEREOF AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE FIELDCREST SPECIAL MEETING.




                       (Continued, and to be dated and signed,on the other side)

[x]     Please mark your
        vote as in this example.


--------------------------------------------------------------------------------
               THE DIRECTORS OF FIELDCREST CANNON, INC. RECOMMEND
                      A VOTE FOR THE FOLLOWING PROPOSALS.
================================================================================
     1. Approval and adoption of an Agreement and Plan of Merger, dated as of September 10, 1997, by and among Pillowtex Corporation, a Texas corporation ("Pillowtex"), Pegasus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pillowtex ("Sub"), and Fieldcrest Cannon, Inc., a Delaware corporation ("Fieldcrest"), pursuant to which Sub will be merged with and into Fieldcrest, with Fieldcrest continuing as the surviving corporation and becoming a wholly owned subsidiary of Pillowtex.

           FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

     2. If necessary, to approve any adjournment of the Fieldcrest Special Meeting without further notice except by announcement at the Fieldcrest Special Meeting.

           FOR [ ]               AGAINST [ ]              ABSTAIN [ ]
--------------------------------------------------------------------------------





                                                 This proxy should be dated,
                                                 signed by the stockholder as
                                                 his or her name appears below,
                                                 and returned promptly in the
                                                 enclosed envelope.  Joint
                                                 owners should each sign
                                                 personally, and trustees and
                                                 others signing in a
                                                 representative capacity should
                                                 indicate the capacity in which
                                                 they sign.

                                                 Dated:
                                                       -------------------------


                                                 -------------------------------
                                                     Signature of Shareholder


                                                 -------------------------------
                                                     Signature of Shareholder


        USING BLUE OR BLACK INK, PLEASE MARK, SIGN, AND PROMPTLY RETURN
                    THIS PROXY CARD IN THE ENVELOPE PROVIDED

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information set forth under the captions "Certain Corporate Governance Matters of Pillowtex--Indemnification" and "Comparison of Rights of Holders of Fieldcrest Common Stock and Pillowtex Common Stock--Indemnification of Officers and Directors--Pillowtex" in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement is incorporated herein by this reference.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)  EXHIBITS

     2.1         --  Agreement and Plan of Merger, dated as of September 10,
                     1997, by and among Pillowtex Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement)

     2.2         --  Amendment to Agreement and Plan of Merger, dated as of
                     September 23, 1997, by and among Pillowtex Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement)

    CERTIFICATE OF INCORPORATION AND BYLAWS OF PILLOWTEX CORPORATION (EXHIBITS
    3.1.1 THROUGH 3.1.2)

    3.1.1        --  Restated Articles of Incorporation, as amended
                     (incorporated by reference to Exhibit 3.1 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    3.1.2        --  Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 30,
                     1994)

    ARTICLES OF INCORPORATION AND BYLAWS OF FIELDCREST CANNON, INC. (EXHIBITS
    3.2.1 THROUGH 3.2.2)

    3.2.1        --  Restated Certificate of Incorporation, as amended
                     (incorporated by reference to Exhibit 3.1 to Fieldcrest Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-52325) filed on February 18, 1994)

    3.2.2        --  Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 of Fieldcrest Cannon, Inc.'s Current Report on Form 8-K dated November 24, 1993)

    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS OF PILLOWTEX CORPORATION (EXHIBITS 4.1.1 THROUGH 4.1.2)

    4.1.1        --  Specimen of Certificate evidencing Common Stock
                     (incorporated by reference to Exhibit 4.2 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    4.1.2        --  Indenture, dated November 12, 1996 (incorporated by
                     reference to Exhibit 4.1 to Pillowtex Corporation's Registration Statement on Form S-4 (No. 333-17731) filed on December 12, 1996)

    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS OF FIELDCREST CANNON, INC. (EXHIBITS 4.2.1 THROUGH 4.2.5)

    4.2.1        --  Rights Agreement, dated as of November 24, 1993
                     (incorporated by reference to Exhibit 1 to Fieldcrest Cannon, Inc.'s Registration Statement on Form 8-A filed on December 3, 1993)

    4.2.2        --  First Amendment, dated February 6, 1997 (incorporated by reference to Exhibit 4.2 to Fieldcrest Cannon's Annual Report on Form 10-K for the fiscal year ended December 31,
                     1996)

    4.2.3        --  Indenture, dated as of March 15, 1987 (incorporated by reference to Exhibit 4.9 to Fieldcrest Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-12436) filed on March 6, 1987)

    4.2.4        --  Indenture, dated as of June 1, 1992 (incorporated by
                     reference to Exhibit 4.7 of Amendment No. 1 to Fieldcrest Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-47348) filed on June 3, 1992)

    4.2.5        --  Credit Agreement, dated as of January 30, 1997
                     (incorporated by reference to Exhibit 4.5 to Fieldcrest Cannon's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    5.1          --  Opinion of Jones, Day, Reavis & Pogue regarding the
                     legality of securities to be issued*


    8.1          --  Opinion of Jones, Day, Reavis & Pogue as to tax matters

    8.2          --  Opinion of Weil, Gotshal & Manges L.L.P. as to tax matters

    9.1          --  Voting Agreement, dated as of October 2, 1997, by and
                     between Pillowtex Corporation and Charles M.  Hansen, Jr.*

    9.2          --  Voting Agreement, dated as of October 2, 1997, by and
                     between Pillowtex Corporation, on the one hand, and Mary
                     R. Silverthorne, the John H. Silverthorne Marital Trust B, and the John H. Silverthorne Family Trust A, on the other hand*

    CERTAIN CONTRACTS OF PILLOWTEX CORPORATION (EXHIBITS 10.1.1 THROUGH
    10.1.46)


    10.1.1       --  Commitment Letter, dated September 10, 1997, by and
                     between NationsBank of Texas, N.A. and Pillowtex Corporation (incorporated by reference to Exhibit 10.1 to Pillowtex Corporation's Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment No. 1) dated September 10, 1997)

    10.1.2       --  Preferred Stock Purchase Agreement, dated as of September
                     10, 1997, by and among Pillowtex Corporation, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.2 to Pillowtex Corporation's Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment No. 1) dated September 10, 1997)

    10.1.3       --  Registration Rights Agreement, dated as of November 12,
                     1996, by and among Pillowtex Corporation, each domestic subsidiary of Pillowtex Corporation, and NationsBanc Capital Markets, Inc., and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (incorporated by reference to Exhibit
                     10.59 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.4       --  Restated Credit Agreement, dated as of November 12, 1996, by and among Pillowtex Corporation and NationsBank of Texas, N.A., as Agent for the Lenders specified therein

                     (excludes Schedules) (incorporated by reference to Exhibit
                     10.60 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.5       --  Form of Swing-Line Note, dated as of November 12, 1996, by and among Pillowtex Corporation and NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.61 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.6       --  Form of Revolving Note, by and among Pillowtex Corporation and NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.62 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.7       --  Form of Restated Guaranty, by and among Beacon
                     Manufacturing Company, Manetta Home Fashions, Inc., Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and Pillowtex Management Services Company as guarantors, NationsBank of Texas, N.A. as Agent, and Pillowtex Corporation as Borrower (incorporated by reference to Exhibit 10.63 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.8       --  Form of Restated Security Agreement, by and among
                     Pillowtex Corporation as Debtor/Borrower, NationsBank of Texas, N.A. as Secured Party, and Beacon Manufacturing Company, Manetta Home Fashions, Inc., Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and Pillowtex Management Services Company as Subsidiary Debtors (incorporated by reference to Exhibit 10.64 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.9       --  Asset Purchase Agreement, dated as of October 3, 1996, by and among Pillowtex Corporation and Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.65 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    10.1.10      --  Mississippi Business Finance Corporation Industrial
                     Development Variable Rate Demand Notes (Pillowtex Corporation Project) Series 1992 Loan Agreement, Indenture of Trust, Promissory Note, Remarketing and Interest Services Agreement, Placement Agreement, Deed of Trust and Security Agreement, Bond Fund Trustee Agreement, Reimbursement Agreement, and Lease Agreement (including First Amendment) (incorporated by reference to Exhibit
                     10.3 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.11      --  Second through Fourth Amendment to Mississippi Business
                     Finance Corporation Industrial Development Variable Rate Demand Notes (Pillowtex Corporation Project) Loan Agreement (incorporated by reference to Exhibit 10.4 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.12      --  Deed of Trust (with Security Agreement and Assignment of
                     Rents and Leases), dated as of July 15, 1988, between Pillowtex Corporation and Principal Mutual Life Insurance Company, as amended, Deed of Trust Note, and Loan Modification and Amendment Agreement (incorporated by reference to Exhibit 10.5 Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.13      --  Second Loan Agreement Modification and Amendment Agreement
                     dated as of January 19, 1993, between Pillowtex Corporation and Principal Mutual Life Insurance Company (incorporated by reference to Exhibit 10.6 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.14      --  Deed of Trust Note dated as of July 15, 1988, from
                     Pillowtex Corporation to Principal Mutual Life Insurance Company (incorporated by reference to Exhibit 10.7 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.15      --  Loan and Security Agreement dated April 6, 1992, between
                     MetLife Capital Corporation and Pillowtex Corporation, as amended, and including Term Note dated June 5, 1992 (incorporated by reference to Exhibit 10.8 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.16      --  Pennsylvania Economic Development Financing Authority
                     ("PEDFA") Economic Development Revenue Bonds 1990 Series C (Silversen-Hanover Corporation Project), dated April 1, 1990, Indenture of Trust between PEDFA and First Pennsylvania Bank; Financing Agreement between PEDFA and Silversen-Hanover Corporation; Bond Placement Agreement among PEDFA, NCNB National Bank of North Carolina, and Silversen-Hanover Corporation; Reimbursement Agreement between Silversen-Hanover Corporation and NCNB National Bank of North Carolina; and Form of Bond (incorporated by reference to Exhibit 10.44 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.17      --  Distribution Agreement, dated February 1, 1995 by and
                     among Beacon Manufacturing Company, Manetta Home Fashions, Inc.,Tennessee Woolen Mills, Inc., NEMCOR, Inc., Norm McIntyre, Tim McIntyre, and Don McIntyre (incorporated by reference to Exhibit 10.35 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.18      --  The Priorities Agreement, dated February 27, 1995, between
                     Toronto Dominion Bank, Manetta Home Fashions, Inc., Tennessee Woolen Mills, Beacon Manufacturing Company, and NEMCOR, Inc. (incorporated by reference to Exhibit 10.36 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.19      --  A Guarantee, dated February 27, 1995, between Beacon
                     Manufacturing Company, Manetta Home Fashions, Inc., Tennessee Woolen Mills, Inc., and NEMCOR, Inc. (incorporated by reference to Exhibit 10.37 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 1994)

    10.1.20      --  Security Agreement, dated February 16, 1995, between
                     NEMCOR, Inc. and Manetta Home Fashions, Inc.
                     (incorporated by reference to Exhibit 10.38 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.21      --  Security Agreement, dated February 16, 1995, between
                     NEMCOR, Inc. and Tennessee Woolen Mills, Inc. (incorporated by reference to Exhibit 10.39 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.22      --  Security Agreement, dated February 16, 1995, between
                     NEMCOR, Inc. and Beacon Manufacturing Company (incorporated by reference to Exhibit 10.40 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.23      --  Amended and Restated Acquisition Agreement, dated as of
                     November 30, 1994, by and among David H. Murdock, Beacon Manufacturing Company, Wiscassett Mills Company, Pillowtex Corporation, Be-Ac, Inc., Realmac, Inc., and Wiscat, Inc. (incorporated by reference to Exhibit 10.41 to Pillowtex Corporation's Current Report on Form 8-K dated December 14, 1994)

    10.1.24      --  Purchase agreement between Coopers & Lybrand and Torfeaco
                     Industries Limited for certain assets, dated August 19, 1994 (incorporated by reference to Exhibit 10.42 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

    10.1.25      --  Indenture dated as of February 1, 1994, by and among
                     Torfeaco Industries Limited and Lodestone Investments Limited, Lese Holdings Limited, Golden Elms Limited, M. Swadron


                     Limited, and Helsinor Investments Limited (incorporated by reference to Exhibit 10.29 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.26      --  Sublicense Agreement, dated as of July 1, 1995, between
                     Pillowtex Corporation and the Ralph Lauren Home Collection (incorporated by reference to Exhibit 10 to Pillowtex Corporation's Quarterly on Form 10-Q for the quarter ended July 1, 1995)

    10.1.27      --  Lease Agreement, dated as of September 18, 1995, between
                     Pillowtex Corporation and Sanwa Business Credit Corp. (incorporated by reference to Exhibit 10.4 to Pillowtex Corporation's Quarterly Report on Form 10-Q, as amended for the quarter ended September 30, 1995)

    10.1.28      --  Agreement of Lease, dated May 23, 1995, between Ten
                     Seventy One Joint Venture and Pillowtex Corporation (incorporated by reference to Exhibit 10.66 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 1995)

    10.1.29      --  Lease, dated as of March 1, 1977, by and among Torfeaco
                     Industries Limited and Standa Investment Limited, and Sharon Construction Limited (incorporated by reference to
                     Exhibit 10.43 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.30      --  Industrial Lease, dated as of November 23, 1992, between
                     Angel and Jean Echevarria and Pillowtex Corporation (incorporated by reference to Exhibit 10.21 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.31      --  Form of Lease, dated as of October 12, 1988, between
                     Jimmie D. Smith, Jr. and Pillowtex Corporation (incorporated by reference to Exhibit 10.23 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.32      --  Form of Equipment Leasing Agreement between BTM Financial
                     & Leasing Corporation B-4 and Beacon Manufacturing Company, Manetta Home Fashions, Inc., and Tennessee Woolen Mills, Inc., dated as of June 14, 1996 (without Exhibits) (incorporated by reference to Exhibit 10 to Pillowtex Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996)

    10.1.33      --  Employment Agreement dated as of January 1, 1993, between
                     Pillowtex Corporation and Charles M. Hansen, Jr. (incorporated by reference to Exhibit 10.2 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.34      --  Amendment to Employment Agreement, dated as of July 26,
                     1993, between Pillowtex Corporation and Charles M. Hansen, Jr. (incorporated by reference to Exhibit 10.26 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.35      --  Forms of Employment Agreement dated as of September 1,
                     1995, between Pillowtex Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, and Scott E. Shimizu (incorporated by reference to Exhibits 10.1, 10.2, and 10.3 to Pillowtex Corporation's Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30,
                     1995)

    10.1.36      --  Forms of Change of Control Agreement, dated as of
                     September 1, 1995, between Pillowtex Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, and Scott E. Shimizu (incorporated by reference to Exhibits 10.5, 10.6, and 10.7 to Pillowtex Corporation's Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30,
                     1995)

    10.1.37      --  Form of Confidentiality and Noncompetition Agreement
                     (incorporated by reference to Exhibit 10.27 to Pillowtex Corporation's Registration Statement on Form-S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.38      --  Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.36 to Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

    10.1.39      --  Split Dollar Life Insurance Agreement between Pillowtex
                     Corporation and Charles M. Hansen, Jr. dated July 26, 1993 (incorporated by reference to Exhibit 10.32 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.1.40      --  Pillowtex Corporation 1993 Stock Option Plan (incorporated by reference to Appendix A to Pillowtex Corporation's Proxy Statement relating to its Annual Meeting of Shareholders held on May 8, 1997)

    10.1.41      --  Form of Employment Agreement entered into between
                     Pillowtex Management Services Company and each of Christopher N. Baker, Jeffrey D. Cordes, Scott E. Shimizu, and John H. Karnes (incorporated by reference to Exhibit
                     10.1 to Pillowtex Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)

    10.1.42      --  Form of Guaranty Agreement dated as of April 22, 1997, between Pillowtex Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, Scott E. Shimizu, Kevin M. Finlay, and John H. Karnes (incorporated by reference to
                     Exhibit 10.2 to Pillowtex Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)

    10.1.43      --  Form of Employment Agreement dated as of April 11, 1997, between Pillowtex Management Services Company and Kevin M. Finlay (incorporated by reference to Exhibit 10.3 to Pillowtex Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)

    10.1.44      --  Pillowtex Corporation Supplemental Executive Retirement
                     Plan, effective as of January 1, 1997*

    10.1.45      --  Pillowtex Corporation Management Incentive Plan
                     (incorporated by reference to Appendix B to Pillowtex Corporation's Proxy Statement relating to its Annual Meeting of Shareholders held on May 8, 1997)


    10.1.46      --  Amendment No. 1 to the Preferred Stock Purchase Agreement,
                     dated as of November 21, 1997, by and among Pillowtex Corporation, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.1 to Pillowtex Corporation's Current Report on Form 8-K dated November 21, 1997)


    CERTAIN CONTRACTS OF FIELDCREST CANNON, INC. (EXHIBITS 10.2.1 - 10.2.16)

    10.2.1       --  Amended and Restated Director Stock Option Plan of the
                     Registrant approved by the stockholders of the Corporation on April 28, 1992 (incorporated by reference to Exhibit A to Fieldcrest Cannon, Inc.'s Proxy Statement relating to its Annual Meeting of Stockholders held on April 28, 1992)

    10.2.2       --  Stock Option Agreement between Fieldcrest Cannon, Inc. and
                     James M. Fitzgibbons, dated as of September 11, 1991 (incorporated by reference to Exhibit 4.1 to Fieldcrest Cannon, Inc.'s Registration Statement on Form S-8 (No. 33-44703) filed on December 23, 1991)

    10.2.3       --  Employee Retention Agreement between Fieldcrest Cannon,
                     Inc. and James M. Fitzgibbons, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.2 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993)

    10.2.4       --  Instrument of Amendment, dated July 15, 1996 between
                     Fieldcrest Cannon, Inc. and James M. Fitzgibbons (incorporated by reference to Exhibit 10.4 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.2.5       --  Employee Retention Agreement between Fieldcrest Cannon,
                     Inc. and Robert E. Dellinger, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ending December 31, 1993)

    10.2.6       --  Instrument of Amendment, dated July 29, 1993 between
                     Fieldcrest Cannon, Inc. and Robert E. Dellinger (incorporated by reference to Exhibit 10.10 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ending December 31, 1993)

    10.2.7       --  Instrument of Amendment, dated July 15, 1996 between
                     Fieldcrest Cannon, Inc. and Robert E. Dellinger (incorporated by reference to Exhibit 10.7 Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.2.8       --  Employee Retention Agreement between Fieldcrest Cannon,
                     Inc. and Thomas R. Staab, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.8 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ending December 31, 1995)

    10.2.9       --  Instrument of Amendment, dated July 29, 1993 between
                     Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ending December 31, 1995)

    10.2.10      --  Instrument of Amendment, dated July 15, 1996 between
                     Fieldcrest Cannon, Inc. and Thomas R. Staab (incorporated by reference to Exhibit 10.10 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.2.11      --  Employee Retention Agreement between Fieldcrest Cannon,
                     Inc. and John Nevin, effective as of October 3, 1996 (incorporated by reference to Exhibit 10.11 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.2.12      --  Form of Employee Retention Agreement between Fieldcrest
                     Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc., effective as of July 9, 1993 (incorporated by reference to Exhibit 10.6 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993)

    10.2.13      --  Form of Instrument of Amendment, dated July 29, 1993
                     between Fieldcrest Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.7 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993)

    10.2.14      --  Form of Instrument of Amendment, dated July 15, 1996
                     between Fieldcrest Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.14 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    10.2.15      --  1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc.
                     (incorporated by reference to Exhibit 4.1 of Fieldcrest Cannon, Inc.'s Registration Statement of Form S-8 (No. 33-59145) filed on May 8, 1995)

    10.2.16      --  Yarn Purchase Agreement between Parkdale Mills,
                     Incorporated and Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

    11.1         --  Fieldcrest Cannon, Inc.'s Computation of Primary and Fully
                     Diluted Net Income Per Share (incorporated by reference to
                     Exhibit 11 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    11.2         --  Fieldcrest Cannon, Inc.'s Computation of Primary and Fully
                     Diluted Net Income Per Share (incorporated by reference to
                     Exhibit 11 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997)

    21.1         --  List of Pillowtex Corporation's Principal Operating
                     Subsidiaries (incorporated by reference to Exhibit 21.1 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

    21.2         --  List of Fieldcrest Cannon, Inc.'s Principal Operating
                     Subsidiaries (incorporated by reference to Exhibit 21 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

    23.1         --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                     5.1)

    23.2         --  Consent of KPMG Peat Marwick LLP

    23.3         --  Consent of Ernst & Young LLP

    23.4         --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                     8.1)

    23.5         --  Consent of Weil, Gotshal & Manges L.L.P. (included in
                     Exhibit 8.2)

    24.1         --  Powers of Attorney*

    99.1         --  Consent of Credit Suisse First Boston Corporation

    99.2         --  Consent of Bear, Stearns & Co. Inc.

------------------
* Previously filed.


    (b)  FINANCIAL STATEMENT SCHEDULE

         Schedule II -- Valuation and Qualifying Accounts of Pillowtex
Corporation


ITEM 22.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The undersigned registrant hereby undertakes that every prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement No. 333-36663 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on November 26, 1997.



                                       PILLOWTEX CORPORATION


                                       By /s/ CHARLES M. HANSEN, JR.
                                          --------------------------------------
                                          Charles M. Hansen, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 333-36663 has been signed below by the following persons in the capacities indicated on November 26, 1997.


Signatures                                                   Title
----------                                                   -----
/s/ CHARLES M. HANSEN, JR.            Chairman of the Board and Chief Executive Officer; Director
-------------------------------                   (Principal Executive Officer)
    Charles M. Hansen, Jr.

     JEFFREY D. CORDES*                     President and Chief Operating Officer; Director
-------------------------------               (Principal Financial and Accounting Officer)
     Jeffrey D. Cordes

    CHRISTOPHER N. BAKER*
-------------------------------                               Director
    Christopher N. Baker

      KEVIN M. FINLAY*
-------------------------------                               Director
      Kevin M. Finlay

      SCOTT E. SHIMIZU*
-------------------------------                               Director
      Scott E. Shimizu

    MARY R. SILVERTHORNE*
-------------------------------                               Director
    Mary R. Silverthorne

     WILLIAM B. MADDEN*
-------------------------------                               Director
     William B. Madden

     M. JOSEPH MCHUGH*
-------------------------------                               Director
     M. Joseph McHugh

     PAUL G. GILLEASE*
-------------------------------                               Director
     Paul G. Gillease

     RALPH LA ROVERE*
-------------------------------                               Director
     Ralph La Rovere


*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement No. 333-36663 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.




                                            /s/ JOHN H. KARNES, JR.
                                            -----------------------------------
                                            John H. Karnes, Jr.
                                            Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit No.                                                 Description
-----------                                                 -----------

      2.1                 Agreement and Plan of Merger, dated as of September 10, 1997, by and among Pillowtex
                          Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (included as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement)

      2.2                 Amendment to Agreement and Plan of Merger, dated as of September 23, 1997, by and among
                          Pillowtex Corporation, Pegasus Merger Sub, Inc., and Fieldcrest Cannon, Inc. (included as
                          Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration
                          Statement)

      CERTIFICATE OF INCORPORATION AND BYLAWS OF PILLOWTEX CORPORATION (EXHIBITS 3.1.1 THROUGH 3.1.2)

      3.1.1               Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to
                          Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22,
                          1993)

      3.1.2               Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Pillowtex
                          Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 1994)

      ARTICLES OF INCORPORATION AND BYLAWS OF FIELDCREST CANNON, INC. (EXHIBITS 3.2.1 THROUGH 3.2.2)

      3.2.1               Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to
                          Fieldcrest Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-52325) filed on
                          February 18, 1994)

      3.2.2               Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 of Fieldcrest
                          Cannon, Inc.'s Current Report on Form 8-K dated November 24, 1993)

      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS OF PILLOWTEX CORPORATION (EXHIBITS 4.1.1 THROUGH 4.1.2)

      4.1.1               Specimen of Certificate evidencing Common Stock (incorporated by reference to Exhibit 4.2 to
                          Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

      4.1.2               Indenture, dated November 12, 1996 (incorporated by reference to Exhibit 4.1 to Pillowtex
                          Corporation's Registration Statement on Form S-4 (No. 333-17731) filed on December 12, 1996)

      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS OF FIELDCREST CANNON, INC. (EXHIBITS 4.2.1 THROUGH 4.2.5)

      4.2.1               Rights Agreement, dated as of November 24, 1993  (incorporated by reference to Exhibit 1 to
                          Fieldcrest Cannon, Inc.'s Registration Statement on Form 8-A filed on December 3, 1993)

      4.2.2               First Amendment, dated February 6, 1997 (incorporated by reference to Exhibit 4.2 to Fieldcrest
                          Cannon's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

      4.2.3               Indenture, dated as of March 15, 1987 (incorporated by reference to Exhibit 4.9 to Fieldcrest
                          Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-12436) filed on March 6, 1987)

      4.2.4               Indenture, dated as of June 1, 1992 (incorporated by reference to Exhibit 4.7 of Amendment
                          No. 1 to Fieldcrest Cannon, Inc.'s Registration Statement on Form S-3 (No. 33-47348) filed on
                          June 3, 1992)

      4.2.5               Credit Agreement, dated as of January 30, 1997 (incorporated by reference to Exhibit 4.5 to
                          Fieldcrest Cannon's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

      5.1                 Opinion of Jones, Day, Reavis & Pogue regarding the legality of securities to be issued*


      8.1                 Opinion of Jones, Day, Reavis & Pogue as to tax matters

      8.2                 Opinion of Weil, Gotshal & Manges L.L.P. as to tax matters

      9.1                 Voting Agreement, dated as of October 2, 1997, by and between Pillowtex Corporation and
                          Charles M. Hansen, Jr.*

      9.2                 Voting Agreement, dated as of October 2, 1997, by and between Pillowtex Corporation, on the one hand, and Mary R. Silverthorne, the John H. Silverthorne Marital Trust B, and the John H.
                          Silverthorne Family Trust A, on the other hand*

    CERTAIN CONTRACTS OF PILLOWTEX CORPORATION (EXHIBITS 10.1.1 THROUGH 10.1.46)


     10.1.1               Commitment Letter, dated September 10, 1997, by and between NationsBank of Texas, N.A. and
                          Pillowtex Corporation (incorporated by reference to Exhibit 10.1 to Pillowtex Corporation's
                          Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment
                          No. 1) dated September 10, 1997)

     10.1.2               Preferred Stock Purchase Agreement, dated as of September 10, 1997, by and among Pillowtex
                          Corporation, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo
                          (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.2 to Pillowtex Corporation's
                          Current Report on Form 8-K dated September 10, 1997, as amended by a Form 8-K/A (Amendment
                          No. 1) dated September 10, 1997)

     10.1.3               Registration Rights Agreement, dated as of November 12, 1996, by and among Pillowtex
                          Corporation, each domestic subsidiary of Pillowtex Corporation, and NationsBanc Capital
                          Markets, Inc., and Merrill Lynch, Pierce, Fenner & Smith, Incorporated (incorporated by reference to Exhibit 10.59 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on
                          December 12, 1996)

     10.1.4               Restated Credit Agreement, dated as of November 12, 1996, by and among Pillowtex Corporation and NationsBank of Texas, N.A., as Agent for the Lenders specified therein (excludes Schedules)
                          (incorporated by reference to Exhibit 10.60 to Pillowtex Corporation's Form S-4 (No. 333-17731)
                          filed on December 12, 1996)

     10.1.5               Form of Swing-Line Note, dated as of November 12, 1996, by and among Pillowtex Corporation and
                          NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.61 to Pillowtex
                          Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

     10.1.6               Form of Revolving Note, by and among Pillowtex Corporation and NationsBank of Texas, N.A.
                          (incorporated by reference to Exhibit 10.62 to Pillowtex Corporation's Form S-4 (No. 333-17731)
                          filed on December 12, 1996)

     10.1.7               Form of Restated Guaranty, by and among Beacon Manufacturing Company, Manetta Home Fashions,
                          Inc., Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and Pillowtex
                          Management Services Company as guarantors, NationsBank of Texas, N.A. as Agent, and Pillowtex
                          Corporation as Borrower (incorporated by reference to Exhibit 10.63 to Pillowtex Corporation's
                          Form S-4 (No. 333-17731) filed on December 12, 1996)

     10.1.8               Form of Restated Security Agreement, by and among Pillowtex Corporation as Debtor/Borrower,
                          NationsBank of Texas, N.A. as Secured Party, and Beacon Manufacturing Company, Manetta Home
                          Fashions, Inc., Tennessee Woolen Mills, Inc., Pillowtex, Inc., PTEX Holding Company, and
                          Pillowtex Management Services Company as Subsidiary Debtors (incorporated by reference to
                          Exhibit 10.64 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

     10.1.9               Asset Purchase Agreement, dated as of October 3, 1996, by and among Pillowtex Corporation and
                          Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.65 to Pillowtex Corporation's
                          Form S-4 (No. 333-17731) filed on December 12, 1996)

     10.1.10              Mississippi Business Finance Corporation Industrial Development Variable Rate Demand Notes
                          (Pillowtex Corporation Project) Series 1992 Loan Agreement, Indenture of Trust, Promissory
                          Note, Remarketing and Interest Services Agreement, Placement Agreement, Deed of Trust and
                          Security Agreement, Bond Fund Trustee Agreement, Reimbursement Agreement, and Lease Agreement
                          (including First Amendment) (incorporated by reference to Exhibit 10.3 to Pillowtex
                          Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

     10.1.11              Second through Fourth Amendment to Mississippi Business Finance Corporation Industrial
                          Development Variable Rate Demand Notes (Pillowtex Corporation Project) Loan Agreement
                          (incorporated by reference to Exhibit 10.4 to Pillowtex Corporation's Annual Report on Form
                          10-K for the fiscal year ended December 31, 1993)

     10.1.12              Deed of Trust (with Security Agreement and Assignment of Rents and Leases), dated as of
                          July 15, 1988, between Pillowtex Corporation and Principal Mutual Life Insurance Company, as
                          amended, Deed of Trust Note, and Loan Modification and Amendment Agreement (incorporated by reference to Exhibit 10.5 Pillowtex Corporation's Registration Statement on Form S-1
                          (No. 33-57314) filed on January 22, 1993)

     10.1.13              Second Loan Agreement Modification and Amendment Agreement dated as of January 19, 1993, between Pillowtex Corporation and Principal Mutual Life Insurance Company (incorporated by reference to Exhibit 10.6 to Pillowtex Corporation's Registration Statement on Form S-1 (No.
                          33-57314) filed on January 22, 1993)

     10.1.14              Deed of Trust Note dated as of July 15, 1988, from Pillowtex Corporation to Principal Mutual
                          Life Insurance Company (incorporated by reference to Exhibit 10.7 to Pillowtex Corporation's
                          Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

     10.1.15              Loan and Security Agreement dated April 6, 1992, between MetLife Capital Corporation and
                          Pillowtex Corporation, as amended, and including Term Note dated June 5, 1992 (incorporated by reference to Exhibit 10.8 to Pillowtex Corporation's Registration Statement on Form S-1 (No.
                          33-57314) filed on January 22, 1993)

     10.1.16              Pennsylvania Economic Development Financing Authority ("PEDFA") Economic Development Revenue
                          Bonds 1990 Series C (Silversen-Hanover Corporation Project), dated April 1, 1990, Indenture of
                          Trust between PEDFA and First Pennsylvania Bank; Financing Agreement between PEDFA and Silversen-
                          Hanover Corporation; Bond Placement Agreement among PEDFA, NCNB National Bank of
                          North Carolina, and

                          Silversen-Hanover Corporation; Reimbursement Agreement between Silversen-Hanover Corporation and NCNB National Bank of North Carolina; and Form of Bond (incorporated by reference to
                          Exhibit 10.44 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended
                          December 31, 1993)

     10.1.17              Distribution Agreement, dated February 1, 1995 by and among Beacon Manufacturing Company,
                          Manetta Home Fashions, Inc.,Tennessee Woolen Mills, Inc., NEMCOR, Inc., Norm McIntyre, Tim
                          McIntyre, and Don McIntyre (incorporated by reference to Exhibit 10.35 to Pillowtex
                          Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

     10.1.18              The Priorities Agreement, dated February 27, 1995, between Toronto Dominion Bank, Manetta Home
                          Fashions, Inc., Tennessee Woolen Mills, Inc., Beacon Manufacturing Company, and NEMCOR, Inc.
                          (incorporated by reference to Exhibit 10.36 to Pillowtex Corporation's Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1994)

     10.1.19              A Guarantee, dated February 27, 1995, between Beacon Manufacturing Company, Manetta Home
                          Fashions, Inc., Tennessee Woolen Mills, Inc., and NEMCOR, Inc. (incorporated by reference to
                          Exhibit 10.37 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended
                          December 30, 1994)

     10.1.20              Security Agreement, dated February 16, 1995, between NEMCOR, Inc. and Manetta Home Fashions,
                          Inc. (incorporated by reference to Exhibit 10.38 to Pillowtex Corporation's Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1994)

     10.1.21              Security Agreement, dated February 16, 1995, between NEMCOR, Inc. and Tennessee Woolen Mills,
                          Inc. (incorporated by reference to Exhibit 10.39 to Pillowtex Corporation's Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1994)

     10.1.22              Security Agreement, dated February 16, 1995, between NEMCOR, Inc. and Beacon Manufacturing
                          Company (incorporated by reference to Exhibit 10.40 to Pillowtex Corporation's Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1994)

     10.1.23              Amended and Restated Acquisition Agreement, dated as of November 30, 1994, by and among David
                          H. Murdock, Beacon Manufacturing Company, Wiscassett Mills Company, Pillowtex Corporation, Be-
                          Ac, Inc., Realmac, Inc., and Wiscat, Inc. (incorporated by reference to Exhibit 10.41 to
                          Pillowtex Corporation's  Current Report on Form 8-K dated December 14, 1994)

     10.1.24              Purchase agreement between Coopers & Lybrand and Torfeaco Industries Limited for certain assets, dated August 19, 1994 (incorporated by reference to Exhibit 10.42 to Pillowtex
                          Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

     10.1.25              Indenture dated as of February 1, 1994, by and among Torfeaco Industries Limited and Lodestone
                          Investments Limited, Lese Holdings Limited, Golden Elms Limited, M. Swadron Limited, and
                          Helsinor Investments Limited (incorporated by reference to Exhibit 10.29 to Pillowtex
                          Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     10.1.26              Sublicense Agreement, dated as of July 1, 1995, between Pillowtex Corporation and the Ralph
                          Lauren Home Collection (incorporated by reference to Exhibit 10 to Pillowtex Corporation's
                          Quarterly on Form 10-Q for the quarter ended July 1, 1995)

     10.1.27              Lease Agreement, dated as of September 18, 1995, between Pillowtex Corporation and Sanwa
                          Business Credit Corp. (incorporated by reference to Exhibit 10.4 to Pillowtex Corporation's
                          Quarterly Report on Form 10-Q, as amended for the quarter ended September 30, 1995)

     10.1.28              Agreement of Lease, dated May 23, 1995, between Ten Seventy One Joint Venture and Pillowtex
                          Corporation (incorporated by reference to Exhibit 10.66 to Pillowtex Corporation's Annual
                          Report on Form 10-K for the fiscal year ended December 30, 1995)

     10.1.29              Lease, dated as of March 1, 1977, by and among Torfeaco Industries Limited and Standa
                          Investment Limited, and Sharon Construction Limited (incorporated by reference to Exhibit 10.43 to Pillowtex Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
                          1993)

     10.1.30              Industrial Lease, dated as of November 23, 1992, between Angel and Jean Echevarria and
                          Pillowtex Corporation (incorporated by reference to Exhibit 10.21 to Pillowtex Corporation's
                          Registration Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

     10.1.31              Form of Lease, dated as of October 12, 1988, between Jimmie D. Smith, Jr. and Pillowtex
                          Corporation (incorporated by reference to Exhibit 10.23 to Pillowtex Corporation's Registration
                          Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

     10.1.32              Form of Equipment Leasing Agreement between BTM Financial & Leasing Corporation B-4 and Beacon
                          Manufacturing Company, Manetta Home Fashions, Inc., and Tennessee Woolen Mills, Inc., dated as of June 14, 1996 (without Exhibits) (incorporated by reference to Exhibit 10 to Pillowtex
                          Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996)

     10.1.33              Employment Agreement dated as of January 1, 1993, between Pillowtex Corporation and Charles M.
                          Hansen, Jr. (incorporated by reference to Exhibit 10.2 to Pillowtex Corporation's Registration
                          Statement on Form S-1 (No. 33-57314) filed on January 22, 1993)

     10.1.34              Amendment to Employment Agreement, dated as of July 26, 1993, between Pillowtex Corporation and
                          Charles M. Hansen, Jr. (incorporated by reference to Exhibit 10.26 to Pillowtex Corporation's
                          Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     10.1.35              Forms of Employment Agreement dated as of September 1, 1995, between Pillowtex Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, and Scott E. Shimizu (incorporated by reference to Exhibits 10.1, 10.2, and 10.3 to Pillowtex Corporation's Quarterly Report on
                          Form 10-Q, as amended, for the quarter ended September 30, 1995)

     10.1.36              Forms of Change of Control Agreement, dated as of September 1, 1995, between Pillowtex
                          Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, and Scott E. Shimizu
                          (incorporated by reference to Exhibits 10.5, 10.6, and 10.7 to Pillowtex Corporation's
                          Quarterly Report on Form 10-Q, as amended, for the quarter ended September 30, 1995)

     10.1.37              Form of Confidentiality and Noncompetition Agreement (incorporated by reference to
                          Exhibit 10.27 to Pillowtex Corporation's Registration Statement on Form-S-1 (No. 33-57314)
                          filed on January 22, 1993)

     10.1.38              Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.36 to
                          Pillowtex Corporation's Registration Statement on Form S-1 (No. 33-57314) filed on January 22,
                          1993)

     10.1.39              Split Dollar Life Insurance Agreement between Pillowtex Corporation and Charles M. Hansen, Jr.
                          dated July 26, 1993 (incorporated by reference to Exhibit 10.32 to Pillowtex Corporation's
                          Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     10.1.40              Pillowtex Corporation 1993 Stock Option Plan (incorporated by reference to Appendix A to
                          Pillowtex Corporation's Proxy Statement relating to its Annual Meeting of Shareholders held on
                          May 8, 1997)

     10.1.41              Form of Employment Agreement entered into between Pillowtex Management Services Company and each of Christopher N. Baker, Jeffrey D. Cordes, Scott E. Shimizu, and John H. Karnes
                          (incorporated by reference to Exhibit 10.1 to Pillowtex Corporation's Quarterly Report on
                          Form 10-Q for the quarter ended June 28, 1997)

     10.1.42              Form of Guaranty Agreement dated as of April 22, 1997, between Pillowtex Corporation and each of Christopher N. Baker, Jeffrey D. Cordes, Scott E. Shimizu, Kevin M. Finlay, and John H.
                          Karnes (incorporated by reference to Exhibit 10.2 to Pillowtex Corporation's Quarterly Report
                          on Form 10-Q for the quarter ended June 28, 1997)

     10.1.43              Form of Employment Agreement dated as of April 11, 1997, between Pillowtex Management Services
                          Company and Kevin M. Finlay (incorporated by reference to Exhibit 10.3 to Pillowtex
                          Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 1997)


     10.1.44              Pillowtex Corporation Supplemental Executive Retirement Plan, effective as of January 1, 1997*


     10.1.45              Pillowtex Corporation Management Incentive Plan (incorporated by reference to Appendix B to
                          Pillowtex Corporation's Proxy Statement relating to its Annual Meeting of Shareholders held on
                          May 8, 1997)


     10.1.46              Amendment No. 1 to the Preferred Stock Purchase Agreement, dated as of November 21, 1997, by and among Pillowtex Corporation, Apollo Investment Fund III, L.P., Apollo Overseas Partners
                          III, L.P., and Apollo (UK) Partners III, L.P. (incorporated by reference to Exhibit 10.1 to
                          Pillowtex Corporation's Current Report on Form 8-K dated November 21, 1997)


    CERTAIN CONTRACTS OF FIELDCREST CANNON, INC. (EXHIBITS 10.2.1 - 10.2.16)

     10.2.1               Amended and Restated Director Stock Option Plan of the Registrant approved by the stockholders of the Corporation on April 28, 1992 (incorporated by reference to Exhibit A to Fieldcrest
                          Cannon, Inc.'s Proxy Statement relating to its Annual Meeting of Stockholders held on April 28,
                          1992)

     10.2.2               Stock Option Agreement between Fieldcrest Cannon, Inc. and James M. Fitzgibbons, dated as of
                          September 11, 1991 (incorporated by reference to Exhibit 4.1 to Fieldcrest Cannon, Inc.'s
                          Registration Statement on Form S-8 (No. 33-44703) filed on December 23, 1991)

     10.2.3               Employee Retention Agreement between Fieldcrest Cannon, Inc. and James M. Fitzgibbons, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.2 to Fieldcrest Cannon,
                          Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1993)

     10.2.4               Instrument of Amendment, dated July 15, 1996 between Fieldcrest Cannon, Inc. and James M.
                          Fitzgibbons (incorporated by reference to Exhibit 10.4 to Fieldcrest Cannon, Inc.'s Annual
                          Report on Form 10-K for the fiscal year ended December 31, 1996)

     10.2.5               Employee Retention Agreement between Fieldcrest Cannon, Inc. and Robert E. Dellinger, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s
                          Annual Report on Form 10-K for the fiscal year ending December 31, 1993)

     10.2.6               Instrument of Amendment, dated July 29, 1993 between Fieldcrest Cannon, Inc. and Robert E.
                          Dellinger (incorporated by reference to Exhibit 10.10 to Fieldcrest Cannon, Inc.'s Annual
                          Report on Form 10-K for the fiscal year ending December 31, 1993)

     10.2.7               Instrument of Amendment, dated July 15, 1996 between Fieldcrest Cannon, Inc. and Robert E.
                          Dellinger (incorporated by reference to Exhibit 10.7 Fieldcrest Cannon, Inc.'s Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1996)

     10.2.8               Employee Retention Agreement between Fieldcrest Cannon, Inc. and Thomas R. Staab, effective as of July 9, 1993 (incorporated by reference to Exhibit 10.8 to Fieldcrest Cannon, Inc.'s Annual
                          Report on Form 10-K for the fiscal year ending December 31, 1995)

     10.2.9               Instrument of Amendment, dated July 29, 1993 between Fieldcrest Cannon, Inc. and Thomas R.
                          Staab (incorporated by reference to Exhibit 10.9 to Fieldcrest Cannon, Inc.'s Annual Report on
                          Form 10-K for the fiscal year ending December 31, 1995)

     10.2.10              Instrument of Amendment, dated July 15, 1996 between Fieldcrest Cannon, Inc. and Thomas R.
                          Staab (incorporated by reference to Exhibit 10.10 to Fieldcrest Cannon, Inc.'s Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1996)

     10.2.11              Employee Retention Agreement between Fieldcrest Cannon, Inc. and John Nevin, effective as of
                          October 3, 1996 (incorporated by reference to Exhibit 10.11 to Fieldcrest Cannon, Inc.'s Annual
                          Report on Form 10-K for the fiscal year ended December 31, 1996)

     10.2.12              Form of Employee Retention Agreement between Fieldcrest Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc., effective as of July 9, 1993 (incorporated by reference to
                          Exhibit 10.6 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                          September 30, 1993)

     10.2.13              Form of Instrument of Amendment, dated July 29, 1993 between Fieldcrest Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.7 to
                          Fieldcrest Cannon, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30,
                          1993)

     10.2.14              Form of Instrument of Amendment, dated July 15, 1996 between Fieldcrest Cannon, Inc. and other executive officers of Fieldcrest Cannon, Inc. (incorporated by reference to Exhibit 10.14 to
                          Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31,
                          1996)

     10.2.15              1995 Employee Stock Option Plan of Fieldcrest Cannon, Inc. (incorporated by reference to
                          Exhibit 4.1 of Fieldcrest Cannon, Inc.'s Registration Statement of Form S-8 (No. 33-59145)
                          filed on May 8, 1995)

     10.2.16              Yarn Purchase Agreement between Parkdale Mills, Incorporated and Fieldcrest Cannon, Inc.
                          (incorporated by reference to Exhibit 10 to Fieldcrest Cannon, Inc.'s Quarterly Report on
                          Form 10-Q for the quarter ended March 31, 1996)

     11.1                 Fieldcrest Cannon, Inc.'s Computation of Primary and Fully Diluted Net Income Per Share
                          (incorporated by reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s Annual Report on
                          Form 10-K for the fiscal year ended December 31, 1996)

     11.2                 Fieldcrest Cannon, Inc.'s Computation of Primary and Fully Diluted Net Income Per Share
                          (incorporated by reference to Exhibit 11 to Fieldcrest Cannon, Inc.'s Quarterly Report on Form
                          10-Q for the quarter ended September 30, 1997)

     21.1                 List of Pillowtex Corporation's Principal Operating Subsidiaries (incorporated by reference to
                          Exhibit 21.1 to Pillowtex Corporation's Form S-4 (No. 333-17731) filed on December 12, 1996)

     21.2                 List of Fieldcrest Cannon, Inc.'s Principal Operating Subsidiaries (incorporated by reference to Exhibit 21 to Fieldcrest Cannon, Inc.'s Annual Report on Form 10-K for the fiscal year ended
                          December 31, 1996)

     23.1                 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

     23.2                 Consent of KPMG Peat Marwick LLP

     23.3                 Consent of Ernst & Young LLP

     23.4                 Consent of Jones, Day, Reavis & Pogue (included in Exhibit 8.1)

     23.5                 Consent of Weil, Gotshal & Manges L.L.P. (included in Exhibit 8.2)

     24.1                 Powers of Attorney*

     99.1                 Consent of Credit Suisse First Boston Corporation

     99.2                 Consent of Bear, Stearns & Co. Inc.


------------------
* Previously filed.